Exhibit 96.3

SAYONA

North American Lithium DFS Technical Report Summary – Quebec, Canada

SAYONA

North American Lithium DFS Technical Report Summary – Quebec, Canada

DATE AND SIGNATURE PAGE

This Technical Report Summary is effective as of the 31st of December 2023.

Name: Sylvain Collard, P.Eng.

Signature: [Signed and Sealed] Date: February 27, 2024

Name: Jarrett Quinn, P.Eng.

Signature: [Signed and Sealed] Date: February 27, 2024

Name:	Ehouman N'Dah, P.Geo.	
Signature:	[Signed and Sealed]	Date: February 27, 2024

Name:	Philippe Chabot, P.Eng.	
Signature:	[Signed and Sealed]	Date: February 27, 2024

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SAYONA

North American Lithium DFS Technical Report
Summary – Quebec, Canada

TABLE OF CONTENTS

DATE AND SIGNATURE PAGE 2

1. Executive Summary 24

1.1 Introduction 24

1.2 Forward Looking Notice 24

1.3 Background 25

1.4 Property Description and Ownership 26

1.4.1 Surface Rights 28

1.4.2 Property History 28

1.5 Geology and Mineralization 29

1.5.1 Geology 29

1.5.2 Mineralization 30

1.6 Exploration Status 31

1.6.1 Historical Drilling 31

1.6.2 Quality Assurance and Quality Control (QA/QC) 32

1.7 Mineral Reserve Estimates 32

1.8 Mineral Resource Estimate 33

1.9 Material Development and Operations 35

1.10 Mine Design 36

1.11 Recovery Methods 38

1.11.1 Metallurgical Testing 38

1.12 Project Infrastructure 39

1.13 Capital and Operating Cost Estimates 40

1.13.1 Capital Costs 40

1.13.2 Operating Costs 40

1.14 Market Studies 41

1.14.1 Price Forecast 41

1.14.2 Spodumene Price Forecast 42

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North American Lithium DFS Technical Report
Summary – Quebec, Canada

1.14.3 Carbonate Price Forecast 42
1.15 Environmental, Social and Permitting 43
1.15.1 Environmental Studies 43
1.15.2 Status of Negotiations with Shareholders 43
1.15.3 Permitting 43
1.15.4 Reclamation and Closure 44
1.16 Economic Analysis 44
1.17 Conclusions and QP Recommendations 45
1.17.1 Key Outcomes 46
1.17.2 QP Recommendations 48
1.18 Revision Notes 48
2. Introduction 49
2.1 Terms of Reference and Purpose of the Report 49
2.2 Qualifications of Qualified Persons/Firms 50
2.2.1 Contributing Authors 50
2.2.2 Site Visit 51
2.3 Source of information 53
2.4 Units of Measure & Glossary of Terms 53
3. Property Description 59
3.1 Property Location, Country, Regional and Government Setting 59
3.2 Mineral Tenure, Agreement and Royalties 62
3.2.1 Surface Rights 62
3.2.2 Mineral Rights and Permitting 64
3.2.3 Agreements and Royalties 65
3.3 Environmental Liabilities and Other Permitting Requirements 65
3.4 Mineral and Surface Purchase Agreements 66
3.5 Other Significant Factors and Risks 67
4. Accessibility, Climate, Physiography, Local Resources, and Infrastructure 68
4.1 Accessibility 68
4.2 Topography, Elevation, Vegetation and Climate 69

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North American Lithium DFS Technical Report Summary – Quebec, Canada 5 4.2.1 Physiography ....................................................................................................................... 69 4.2.2 Climate ................................................................................................................................ 73 4.2.3 Vegetation ........................................................................................................................... 73 4.3 Local Infrastructure and Resources ............................................................................................ 74 4.3.1 Airports, Rail Terminals, and Bus Services .......................................................................... 74 4.3.2 Local Workforce .................................................................................................................. 74 4.3.3 Additional Support Services ................................................................................................ 74 5. History ................................................................................................................................................ 76 5.1 General ........................................................................................................................................ 76 5.2 Historical Exploration and Drill Programs ................................................................................... 78 5.3 Historical Production .................................................................................................................. 79 5.3.1 Ownership and Activities .................................................................................................... 79 5.3.2 Historical Production........................................................................................................... 80 5.3.3 2021 Acquisition to Present ................................................................................................ 83 6. Geological Setting, Mineralization and Deposit ................................................................................. 84 6.1 Regional Geology ........................................................................................................................ 84 6.2 Local Geology .............................................................................................................................. 84 6.2.1 Malartic and Kinojevis Groups – Basaltic Lavas .................................................................. 84 6.2.2 Kewagama Group – Biotite Schist ....................................................................................... 86 6.2.3 Metaperidotite .................................................................................................................... 86 6.2.4 La Corne pluton ................................................................................................................... 87 6.2.5 Proterozoic Gabbro / Diabase Dykes .................................................................................. 89 6.2.6 Manneville Fault.................................................................................................................. 89 6.3 Property Geology ........................................................................................................................ 89 6.3.1 Volcanics ............................................................................................................................. 90 6.3.2 Granodiorite ........................................................................................................................ 91 6.3.3 Pegmatite Dykes ................................................................................................................. 91 6.4 Mineralization ............................................................................................................................. 94 6.5 Deposit Types .............................................................................................................................. 96 6.5.1 Rare-Element Pegmatites of the Superior Province ........................................................... 96 North American Lithium DFS Technical Report Summary – Quebec, Canada 6 6.5.2 La Corne Pluton Rare-Element Pegmatites ......................................................................... 97 7. Exploration ......................................................................................................................................... 99 8. Sample Preparation, Analyses and Security ..................................................................................... 100 8.1 Reverse Circulation Procedures, Sample Preparation and Analyses ........................................ 100 8.1.1 Sampling and Preparation Procedures ............................................................................. 100 8.1.2 Laboratories Procedures ................................................................................................... 100 8.2 QA / QC Procedures and Results ............................................................................................... 100 8.3 Core Logging and Handling, Sample Shipment and Security .................................................... 101 8.3.1 Historical Data (Pre-1965) ................................................................................................. 102 8.3.2 2009 Canada Lithium Corp. ............................................................................................... 102 8.3.3 2010 Canada Lithium Corp. ............................................................................................... 102 8.3.4 2011 Canada Lithium Corp. ............................................................................................... 102 8.3.5 2016 North American Lithium Corp. ................................................................................. 103 8.3.6 2019 North American Lithium Corp. ................................................................................. 103 8.4 Specific Gravity Measurements ................................................................................................ 105 8.5 Historic Drill Holes ..................................................................................................................... 105 8.5.1 Pre-1985 ............................................................................................................................ 105 8.5.2 Canada Lithium Corp. ........................................................................................................ 106 8.5.3 North American Lithium Corp. .......................................................................................... 107 8.5.4 Drilling Procedure ............................................................................................................. 109 8.5.5 Sampling Procedure .......................................................................................................... 110 8.5.6 Qualified Person’s Opinion ............................................................................................... 114 9. Data Verification............................................................................................................................... 115 9.1 Site Visit..................................................................................................................................... 115 9.2 Quality Control Program ........................................................................................................... 117 9.2.1 Drilling and Sampling Procedure ....................................................................................... 117 9.2.2 Log and Core Box Validation ............................................................................................. 117 9.3 Verification of QC Program ....................................................................................................... 118 9.3.1 Sample Preparation Review .............................................................................................. 118 9.3.2 Drillhole Database Check .................................................................................................. 118 North American Lithium DFS Technical Report Summary – Quebec, Canada 7 9.3.3 Qualified Person’s Opinion ............................................................................................... 120 10. Mineral Processing and Metallurgical Testing .............................................................................. 121 10.1 InTRODUCTION ......................................................................................................................... 121 10.2 North American Lithium – Historical Process Plant Operations ............................................... 121 10.2.1 Québec Lithium Concentrator Operations 2013-2014 ..................................................... 121 10.2.2 North American Lithium – Operations 2017-2019 ........................................................... 122 10.3 Metallurgical Laboratory TestWork Program ........................................................................... 124 10.3.1 North American Lithium Testwork Review ....................................................................... 124 10.3.2 Optical Ore Sorting Test Program – 2011 ......................................................................... 126 10.3.3 Historical Plant Operating Data – 2014 ............................................................................. 127 10.4 NAL 2016 Re-start Metallurgical Testing .................................................................................. 128 10.5 Authier Metallurgical Testwork Review .................................................................................... 130 10.5.1 Historical Authier Testwork .............................................................................................. 130 10.5.2 Feasibility-level Authier Testwork (2018) ......................................................................... 132 10.6 Blended Ore (NAL and Authier) Testwork review ..................................................................... 141 10.6.1 Preliminary Testwork (2019) ............................................................................................. 141 10.7 Qualified Person’s Opinion ....................................................................................................... 159 11. Mineral Resource Estimates ......................................................................................................... 160 11.1 Data Used for Ore Grade Estimation ........................................................................................ 161 11.2 Resource Estimate Methodology, Assumptions and Parameters ............................................ 162 11.2.1 Geological Interpretation and Modelling.......................................................................... 162 11.2.2 Exploration Data Analysis.................................................................................................. 164 11.3 Mineral Grade Estimation ......................................................................................................... 172 11.3.1 Block Model ...................................................................................................................... 172 11.3.2 Estimation Methodology................................................................................................... 173 11.3.3 Block Model Statistical Validation ..................................................................................... 178 11.4 Mineral Resource Classification ................................................................................................ 182 11.5 Classified Mineral Resource Estimates ..................................................................................... 183 11.5.1 Mineral Resource Statement ............................................................................................ 184 11.6 Potential Risks in Developing the Mineral Resource ................................................................ 186 North American Lithium DFS Technical Report Summary – Quebec, Canada 8 12. Mineral Reserves Estimates .......................................................................................................... 187 12.1 Reserve Estimate Methodology, Assumptions, and Parameters.............................................. 187 12.2 Mine and Plant Production Scenarios ....................................................................................... 189 12.2.1 Pit Optimization Methodology .......................................................................................... 189 12.2.2 Pit Optimization Parameters ............................................................................................. 189 12.2.3 Analysis of Pit Optimization Results .................................................................................. 191 12.2.4 Mine Design and Production ............................................................................................. 195 12.2.5 Plant Production ............................................................................................................... 200 12.3 Mineral Reserve Estimate ......................................................................................................... 201 12.4 Permitting & Environmental Constraints .................................................................................. 203 12.5 Assumptions and Reserve Estimate Risks ................................................................................. 203 12.6 Material Development and Operations .................................................................................... 204 13. Mining Methods ............................................................................................................................ 205 13.1 Mine Design .............................................................................................................................. 205 13.1.1 Pit Phasing Strategy .......................................................................................................... 205 13.1.2 LOM Production Plan ........................................................................................................ 209 13.2 Geotechnical and Hydrological Considerations ........................................................................ 215 13.3 Mine Operating Strategy ........................................................................................................... 215 13.4 Mining Fleet and Manning ........................................................................................................ 217 13.4.1 Mine Equipment and Operations ...................................................................................... 217 13.4.2 Mine Personnel Requirements ......................................................................................... 218 13.5 Mine Plan and Schedule ............................................................................................................ 218 14. Processing and Recovery Methods ............................................................................................... 220 14.1 Process Design Criteria ............................................................................................................. 220 14.2 Process Flowsheet and Description .......................................................................................... 221 14.2.1 Concentrator Production Schedule ................................................................................... 221 14.2.2 Concentrator Operating Design Parameters .................................................................... 222 14.2.3 Concentrator Facilities Description ................................................................................... 222 14.2.4 Concentrator Consumables .............................................................................................. 227 14.2.5 Concentrator Process Water ............................................................................................. 228

North American Lithium DFS Technical Report Summary – Quebec, Canada 9 14.2.6 Concentrator Personnel .................................................................................................... 228 14.2.7 Utilities .............................................................................................................................. 229 14.3 Products and Recoveries ........................................................................................................... 230 14.4 Recommendations .................................................................................................................... 230 15. Infrastructure ................................................................................................................................ 232 15.1 Access Roads ............................................................................................................................. 233 15.1.1 Public Roads ...................................................................................................................... 233 15.1.2 Site Roads .......................................................................................................................... 234 15.1.3 Private Radio Antenna ...................................................................................................... 234 15.1.4 Rail ..................................................................................................................................... 235 15.2 Electrical Power Supply and Distribution .................................................................................. 235 15.2.1 Site Electrical Utility Supply .............................................................................................. 235 15.2.2 Site Electrical Distribution ................................................................................................. 235 15.2.3 Emergency Power Supply .................................................................................................. 235 15.3 Fuel Storage .............................................................................................................................. 236 15.4 Natural Gas And Propane.......................................................................................................... 236 15.5 Water Supply ............................................................................................................................. 236 15.5.1 Water Reclaim System and TSF Level Control .................................................................. 236 15.5.2 Water for Fire Protection .................................................................................................. 237 15.5.3 Potable Water ................................................................................................................... 237 15.5.4 Sewage and Waste ............................................................................................................ 237 15.6 ON/OFF and ROM Pads ............................................................................................................. 237 15.7 Tailings Storage/Disposal .......................................................................................................... 238 15.7.1 Tailings Storage Facility No. 2 (TSF-2) ............................................................................... 238 15.7.2 Waste rock pile 3 and Overburden Stockpiles .................................................................. 247 15.7.3 Site Water Management ................................................................................................... 249 15.8 Communications ....................................................................................................................... 256 15.9 Security and Access Point ......................................................................................................... 256 15.10 On-Site Infrastructure ........................................................................................................... 257 15.10.1 General, Green, And Regulated Waste Management ...................................................... 257 North American Lithium DFS Technical Report Summary – Quebec, Canada 10 15.10.2 Explosives Magazines ........................................................................................................ 257 15.10.3 Administration Office ........................................................................................................ 257 15.10.4 Mine Garage ...................................................................................................................... 257 15.10.5 Process Plant Building ....................................................................................................... 258 15.10.6 Assay Lab ........................................................................................................................... 258 15.10.7 Filtration building .............................................................................................................. 258 15.11 Risks and Uncertainties ......................................................................................................... 259 15.11.1 Tailings .............................................................................................................................. 259 15.11.2 Site Water Management ................................................................................................... 259 16. Market Studies and Contracts....................................................................................................... 260 16.1 Market Balance ......................................................................................................................... 260 16.2 Product Pricing .......................................................................................................................... 261 16.2.1 Spodumene Price Forecast ............................................................................................... 261 16.2.2 Carbonate Price Forecast .................................................................................................. 262 16.2.3 Spodumene Price forecast – Relatively to carbonate price .............................................. 263 16.3 Contract Sales ........................................................................................................................... 264 16.3.1 Other Contracts ................................................................................................................. 265 16.4 Market Analysis ......................................................................................................................... 265 16.4.1 Refined Lithium Demand by Product ................................................................................ 265 16.4.2 Refined Lithium Demand by End Use Segment ................................................................ 266 16.4.3 Type of Ore Processed from Hard Rock to Supply Lithium ............................................... 267 16.4.4 Refined Production Capacity by Final Product .................................................................. 268 16.4.5 Refined Production by Raw Materials .............................................................................. 269 16.5 Packaging and Transportation .................................................................................................. 270 16.6 Risks and Uncertainties ............................................................................................................. 271 16.7 Opportunities ............................................................................................................................ 271 17. Environmental Studies, Permitting, Social or Community Impacts .............................................. 272 17.1 Environmental Baseline and Impact Studies ............................................................................ 272 17.1.1 Physical Environment ........................................................................................................ 272 17.1.2 Biological Environment ..................................................................................................... 275 North American Lithium DFS Technical Report Summary – Quebec, Canada 11 17.1.3 Social Considerations ........................................................................................................ 277 17.2 Project Permitting ..................................................................................................................... 279 17.2.1 Ministry of Environment, Fight Against Climate Change, Fauna, and Parks (MELCCFP) .. 279 17.2.2 Ministry of Natural Resources and Forests (MRNF) - Lands Sector .................................. 280 17.2.3 Ministry of Natural Resources and Forests (MRNF) - Forestry Sector .............................. 280 17.2.4 Department of Fisheries and Oceans of Canada (DFO) .................................................... 280 17.3 Other Environmental Concerns ................................................................................................ 281 17.3.1 Waste Rock, Tailings and Water Management ................................................................. 281 17.3.2 Regulatory Context ........................................................................................................... 281 17.4 Social and Community Impacts ................................................................................................. 284 17.4.1 Consultation Activities ...................................................................................................... 284 17.4.2 Monitoring Committee ..................................................................................................... 284 17.5 Mine Closure and Reclamation Plan ......................................................................................... 285 17.5.1 Financial Commitment for Mine Closure .......................................................................... 286 18. Capital and Operating Costs .......................................................................................................... 287 18.1 Summary of Capital Cost Estimate ............................................................................................ 287 18.2 Mine Capital Expenditure ......................................................................................................... 289 18.2.1 Mine Equipment Capital Cost ........................................................................................... 289 18.2.2 Mine Development Capital ............................................................................................... 289 18.3 Plant Capital Expenditure.......................................................................................................... 289 18.4 Infrastructure Capital Cost ........................................................................................................ 289 18.4.1 Pre-Approved Projects ...................................................................................................... 289 18.4.2 Estimated Projects ............................................................................................................ 290 18.4.3 Direct Costs ....................................................................................................................... 290 18.4.4 Indirect Costs .................................................................................................................... 295 18.4.5 Closure and Rehabilitation ................................................................................................ 296 18.5 Summary of Operating Cost Estimate ....................................................................................... 297 18.6 Mine Operating Cost ................................................................................................................. 299 18.7 Plant Operating Cost ................................................................................................................. 300 18.7.1 Personnel .......................................................................................................................... 301 North American Lithium DFS Technical Report Summary – Quebec, Canada 12 18.7.2 Power ................................................................................................................................ 301 18.7.3 Grinding Media ................................................................................................................. 301 18.8 G&A ........................................................................................................................................... 304 18.9 Product Transport and Logistics ............................................................................................... 304 19. Economic Analysis ......................................................................................................................... 305 19.1 Economic Inputs, Assumptions & Key Metrics ......................................................................... 305 19.2 Products Considered in the Cash Flow Analysis ........................................................................ 309 19.2.1 Spodumene Concentrate Production ............................................................................... 309 19.3 Taxes, Royalties and Other Fees ............................................................................................... 310 19.3.1 Royalties ............................................................................................................................ 310 19.3.2 Working Capital ................................................................................................................. 310 19.3.3 Salvage Value .................................................................................................................... 310 19.3.4 Taxation ............................................................................................................................. 310 19.4 Contracts ................................................................................................................................... 311 19.5 Indicative Economics, Base Case Sensitivity Analysis ............................................................... 312 19.5.1 Positive Financials ............................................................................................................. 312 19.5.2 Sensitivity Analysis ............................................................................................................ 312 19.6 Alternative Cases / Sensitivity Models ...................................................................................... 314 20. Adjacent Properties ...................................................................................................................... 315 21. Other Relevant Data and Information .......................................................................................... 317 21.1 Execution Plan ........................................................................................................................... 317 21.1.1 Completion of Crushed Ore Dome .................................................................................... 317 21.1.2 Additional Waste and Tailings Management Facilities ..................................................... 318 21.1.3 Project Organization Going Forward ................................................................................ 319 21.2 Project Risks .............................................................................................................................. 320 21.3 Project Opportunities................................................................................................................ 322 22. Interpretation and Conclusions .................................................................................................... 324 22.1 Project Summary ....................................................................................................................... 324 22.1.1 Key Outcomes ................................................................................................................... 324 22.2 Geology and Resources ............................................................................................................. 324

North American Lithium DFS Technical Report Summary – Quebec, Canada 13 22.2.1 Geology ............................................................................................................................. 324 22.3 Mining and Reserves ................................................................................................................. 325 22.3.1 Reserves ............................................................................................................................ 325 22.3.2 Mining ............................................................................................................................... 325 22.4 Metallurgy and Processing ........................................................................................................ 326 22.5 Infrastructure and Water Management ................................................................................... 327 22.6 Market Studies .......................................................................................................................... 327 22.7 Project Costs and Financial Evaluation ..................................................................................... 328 22.7.1 Capital Costs ...................................................................................................................... 328 22.7.2 Operating Costs ................................................................................................................. 328 22.7.3 Project Economics ............................................................................................................. 330 23. Recommendations ........................................................................................................................ 332 23.1 Project Summary ....................................................................................................................... 332 23.2 Geology and Resources ............................................................................................................. 332 23.3 Mining and Reserves ................................................................................................................. 333 23.4 Metallurgy and Processing ........................................................................................................ 334 23.5 Infrastructure ............................................................................................................................ 334 23.6 Market Studies .......................................................................................................................... 335 23.7 Environmental and Social Recommendations .......................................................................... 335 23.8 Project Costs and Financial Evaluation ..................................................................................... 336 24. References .................................................................................................................................... 337 24.1 General Project ......................................................................................................................... 337 24.2 Geology and Resources ............................................................................................................. 338 24.3 Mining ....................................................................................................................................... 340 24.4 Mineral Resources and Metallurgy ........................................................................................... 340 25. Reliance on Information supplied by Registrant ........................................................................... 342 25.1 General ...................................................................................................................................... 342 25.2 Mineral Claims and Surface Rights............................................................................................ 342 North American Lithium DFS Technical Report Summary – Quebec, Canada 14 LIST OF TABLES Table 1-1 – Mining titles list and details. .................................................................................................... 27 Table 1-2 – NAL Mineral Reserve Statement at effective date of December 31, 2023 based on USD $1,352/t Li₂O. ............................................................................................................................................................. 33 Table 1-3 – NAL Mineral Resource statement at effective date of December 31, 2022 based on USD $1,273/t Li₂O, inclusive of Mineral Reserves. ............................................................................................. 34 Table 1-4 – NAL Mineral Resource statement at effective date of December 31, 2022 based on USD $1,273/t Li₂O exclusive of Mineral Reserves. ............................................................................................. 35 Table 1-5 – Capital costs summary by major area. ..................................................................................... 40 Table 1-6 – Operating cost summary by area. ............................................................................................ 41 Table 1-7 – NAL operation including Authier ore supply – Financial analysis summary. ........................... 45 Table 1-8 – Major plant upgrades. .............................................................................................................. 47 Table 2-1 – Chapter responsibility. ............................................................................................................. 50 Table 2-2 – List of Abbreviations and Units of Measurement. ................................................................... 54 Table 3-1 – Mining titles list and details. .................................................................................................... 63 Table 3-2 – NAL Public land leases. ............................................................................................................. 67 Table 5-1 – Summary of ownership and historic activities. ........................................................................ 76 Table 5-2 – Details of historic drilling. ........................................................................................................ 78 Table 5-3 – Mine production statistics. ...................................................................................................... 81 Table 8-1 – Specific gravity used for the MRE. ......................................................................................... 105 Table 8-2 – Summary of Canada Lithium Corp. drillholes. ........................................................................ 106 Table 8-3 – Summary of North American Lithium Corp holes. ................................................................. 107 Table 9-1 – Geological intervals inspected during site visit. ..................................................................... 118 Table 9-2 – Percentage of certificates received by drilling campaigns. .................................................... 119 Table 9-3 – Drilling data used in the new geological model and current MRE. ........................................ 120 Table 10-1 – Example mineralogy of NAL host rock types........................................................................ 125 Table 10-2 – Example assays of NAL host rock types. .............................................................................. 125 Table 10-3 – Recent Authier metallurgical testing programs. .................................................................. 131 North American Lithium DFS Technical Report Summary – Quebec, Canada 15 Table 10-4 – Chemical compositions of the pilot plant feed samples. ..................................................... 133 Table 10-5 – Semi-quantitative XRD results (Rietveld analysis). .............................................................. 133 Table 10-6 – Summary of grindability results. .......................................................................................... 134 Table 10-7 – Reagent dosages for selected batch tests............................................................................ 136 Table 10-8 – Reagent dosages for the locked-cycle batch tests. .............................................................. 138 Table 10-9 – Reagent dosages for selected pilot plant tests. ................................................................... 139 Table 10-10 – Assays of ore samples tested. ............................................................................................ 142 Table 10-11 – Overview of feed samples tested. ...................................................................................... 143 Table 10-12 – Final spodumene concentrate grade (3-stages of cleaning). ............................................. 144 Table 10-13 – Assays of the pegmatite and host rock samples. ............................................................... 144 Table 10-14 – Mineralogy of the pegmatite and host rock samples. ....................................................... 145 Table 10-15 – Blended ore assays. ............................................................................................................ 146 Table 10-16 – Reagent dosages for optimized tests. ................................................................................ 146 Table 10-17 – Final spodumene concentrate assays. ............................................................................... 147 Table 10-18 – Composite sample assays of the pegmatite and host rock samples. ................................ 149 Table 10-19 – Mineralogy of the pegmatite and host rock samples. ....................................................... 150 Table 10-20 – Blended feed assays. .......................................................................................................... 151 Table 10-21 – Variability sample description. ........................................................................................... 152 Table 10-22 – NAL Variability sample assays: pegmatite and host rock. .................................................. 152 Table 10-23 – NAL Variability sample mineralogy: pegmatite and host rock. .......................................... 153 Table 10-24 – NAL blended variability sample assays. ............................................................................. 153 Table 10-25 – Final spodumene concentrate assays. ............................................................................... 155 Table 10-26 – Variability test conditions. ................................................................................................. 156 Table 10-27 – Final spodumene concentrate assays. ............................................................................... 157 Table 10-28 – Testwork conditions. .......................................................................................................... 158 Table 11-1 – Basic statistics of the raw data – Li2O. ................................................................................. 164 Table 11-2 – Basic statistics of composites used for estimation – Li2O. .................................................. 167 Table 11-3 – Search ellipsoids. .................................................................................................................. 172 Table 11-4 – Variogram parameters used for each dyke. ......................................................................... 172 North American Lithium DFS Technical Report Summary – Quebec, Canada 16 Table 11-5 – Block model parameters used in Leapfrog Edge™. .............................................................. 173 Table 11-6 – Summary of the suggested parameters from the KNA analysis. ......................................... 173 Table 11-7 – Summary of parameters used for Li2O grade interpolation. ............................................... 174 Table 11-8 – Comparison of global grades for estimation method by mineralized zones. ...................... 181 Table 11-9 – Reasonable extraction factors. ............................................................................................ 183 Table 11-10 – NAL Mineral Resource statement at effective date of December 31, 2022 based on USD $1,273/t Li₂O, inclusive of Mineral Reserves. ........................................................................................... 184 Table 11-11 – NAL Mineral Resource statement at effective date of December 31, 2023 based on USD $1,273/t Li₂O exclusive of Mineral Reserves. ........................................................................................... 185 Table 12-1 – Deswik.SO input parameters. .............................................................................................. 188 Table 12-2 – Open pit optimization parameters (base case). ................................................................... 190 Table 12-3 – Pit optimization results (blue line is maximum NPV pit, brown line is RF=1.0 pit). ............. 193 Table 12-4 – Discounted Cash Flows. ........................................................................................................ 194 Table 12-5 – Ultimate pit design parameters. .......................................................................................... 198 Table 12-6 – Haul Road design criteria. .................................................................................................... 198 Table 12-7 – COG calculation parameters. ............................................................................................... 201 Table 12-8 – NAL Mineral Reserve Statement at effective date of December 31, 2023 based on USD $1,352/t Li₂O. ............................................................................................................................................ 202 Table 12-9 – Environmental and/or permitting constraints affecting mineral reserves. ......................... 203 Table 13-1 – Material quantities by phase1. ............................................................................................. 206 Table 13-2 – LOM production plan and material movement. .................................................................. 210 Table 13-3 – Typical blast patterns. .......................................................................................................... 216 Table 13-4 – Mining equipment description and maximum number of units. ......................................... 218 Table 14-1 – Grade and recoveries over LOM. ......................................................................................... 221 Table 14-2 – General process design criteria – concentrator. .................................................................. 222 Table 14-3 – Concentrator reagents. ........................................................................................................ 227 Table 14-4 – Grinding media. .................................................................................................................... 227 Table 14-5 – Concentrator salaried manpower. ....................................................................................... 228 Table 14-6 – Concentrator hourly manpower. ......................................................................................... 229 Table 14- – Grade and recoveries over LOM. ........................................................................................... 230

North American Lithium DFS Technical Report Summary – Quebec, Canada 17 Table 15-1 – Tailings yearly production and filling rate. ........................................................................... 241 Table 15-2 – Summary of the tailings storage facility capacity (tailings and waste rock). ....................... 243 Table 15-3 – Shear strength parameters used in slope stability analysis. ................................................ 246 Table 15-4 – Factor of safety of slope stability analysis. .......................................................................... 247 Table 15-5 – Waste storage capacity. ....................................................................................................... 248 Table 15-6 – Storage capacity detailed per waste dump. ......................................................................... 248 Table 15-7 – Crest elevations. ................................................................................................................... 252 Table 15-8 – Typical cross-section to be used for the TSF-2 ditches. ....................................................... 253 Table 15-9 – Typical cross-section to be used for the WRP-3 ditches. ..................................................... 253 Table 15-10 – Typical cross-section to be used for WRP-2 and OBP-2 (in progress). ............................... 253 Table 15-11 – Typical dimensions of pumping basins. ............................................................................. 254 Table 15-12 – OURANOS projections for temperature and precipitation. ............................................... 256 Table 17-1 – Provincial and federal acts and regulations. ........................................................................ 282 Table 18-1 – Capital cost estimate contributors. ...................................................................................... 287 Table 18-2 – Capital costs summary by major area ($M CAD). ................................................................ 287 Table 18-3 – Capital costs over LOM ($M CAD). ....................................................................................... 288 Table 18-4 – Design growth. ..................................................................................................................... 293 Table 18-5 – Labor rate summary (Phase 2). ............................................................................................ 294 Table 18-6 – Labor productivity factors (Phase 2). ................................................................................... 294 Table 18-7 – NAL Operating Costs per year ($M CAD) .............................................................................. 298 Table 18-8 – General rate assumptions. ................................................................................................... 299 Table 18-9 – Mine operating costs. .......................................................................................................... 299 Table 18-10 – Concentrator operating costs. ........................................................................................... 300 Table 18-11 – Average LOM media wear and consumption rates. .......................................................... 302 Table 18-12 – Tailings operating costs. ..................................................................................................... 303 Table 19-1 – NAL operation including Authier ore supply – Financial analysis summary. ....................... 307 Table 19-2 – NAL operation including Authier ore supply – Cashflow over LOM. ................................... 308 Table 21-1 – Major activities for the Project. ........................................................................................... 317 Table 21-2 – Project risks. ......................................................................................................................... 320 North American Lithium DFS Technical Report Summary – Quebec, Canada 18 Table 21-3 – Project opportunities. .......................................................................................................... 322 Table 22-1 – Major plant upgrades. .......................................................................................................... 326 Table 22-2 – Projected metallurgical recoveries. ..................................................................................... 327 Table 22-3 – NAL CAPEX Summary. .......................................................................................................... 329 Table 22-4 – Operating cost summary by area. ........................................................................................ 329 Table 22-5 – NAL operation including Authier ore supply - Financial analysis summary. ........................ 329 North American Lithium DFS Technical Report Summary – Quebec, Canada 19 TABLE OF FIGURES Figure 1-1 – Map showing NAL mineral titles. ............................................................................................ 28 Figure 1-2 – Multiple exposure of pegmatite dykes in the pit (face looking west). ................................... 30 Figure 1-3 – North American Lithium ultimate pit design – Plan view. ...................................................... 37 Figure 2-1 – View of the open pit visited during the site tour. ................................................................... 51 Figure 2-2 – Core storage facility at the Project site. .................................................................................. 51 Figure 2-3 – Core review at the core storage facility. ................................................................................. 52 Figure 3-1 – NAL property location coordinates (Source: Google Earth). .................................................. 59 Figure 3-2 – Approximate Property Location. ............................................................................................. 60 Figure 3-3 – Property Overview Map. ......................................................................................................... 61 Figure 3-4 – Map showing NAL mineral titles. ............................................................................................ 64 Figure 4-1 – Location of the NAL Property (Source: Google Earth). ........................................................... 69 Figure 4-2 – General arrangement of existing and planned infrastructure at the mine site. .................... 70 Figure 4-3 – View looking northwesterly across the plant and mine site................................................... 71 Figure 4-4 – View looking southeasterly showing the plant facilities in the foreground of the tailings impoundment area. .................................................................................................................................... 72 Figure 5-1 – Québec Lithium Project open pit mine operations at peak in 20145452. .............................. 82 Figure 6-1 – Local geology map. ................................................................................................................. 85 Figure 6-2 – Stratigraphy of the NAL Project. ............................................................................................. 86 Figure 6-3 – History of La Motte and La Corne plutons (Modified from Mulja et al., 1995b). ................... 88 Figure 6-4 – Property geology map. ............................................................................................................ 90 Figure 6-5 – General geological cross-section looking northwest. ............................................................. 91 Figure 6-6 – Coarse-grained pegmatitic dyke in hole NAL-16-16. .............................................................. 93 Figure 6-7 – Spodumene megacrystals perpendicular to PEG2 contact zone in hole QL-S09-026. ........... 93 Figure 6-8 – Preferential orientation of spodumene crystals in hole NAL-16-024. .................................... 94 Figure 6-9 – Multiple exposure of pegmatite dykes in the pit (face looking west). ................................... 95 Figure 6-10 – Coarse- to fine-grained spodumene mineralization in hole NAL-16-024. ............................ 95 Figure 6-11 – Pegmatitic dyke zoning and alteration in hole NAL-16-036. ................................................ 96 North American Lithium DFS Technical Report Summary – Quebec, Canada 20 Figure 6-12 – Chemical evolution of lithium-rich pegmatites over distance (London, 2008). ................... 98 Figure 8-1 – Core logging facilities at RNC exploration office in Amos, a 35 km drive to the mine site. . 104 Figure 8-2 – Core storage sheds and facilities at the NAL’s mine site. ..................................................... 104 Figure 8-3 – Infill and extension drilling campaign (late 2016). ................................................................ 108 Figure 8-4 – Drillholes plan view (2009 to 2019). ..................................................................................... 110 Figure 9-1 – View of the open pit visited during the site tour. ................................................................. 115 Figure 9-2 – Core storage facility at the Project site. ................................................................................ 116 Figure 9-3 – Core review at the core storage facility. ............................................................................... 116 Figure 10-1 – Monthly spodumene concentrate production. .................................................................. 123 Figure 10-2 – Concentrate grade and lithium recovery (monthly averages). ........................................... 123 Figure 10-3 – Ore sorting test program material (pegmatite upper left, granodiorite upper right, basalt lower). ....................................................................................................................................................... 126 Figure 10-4 – Example images of sorted products. .................................................................................. 127 Figure 10-5 – Magnetic and non-magnetic fractions from test conducted at 8,000 gauss. ..................... 127 Figure 10-6 – Iron rejection and Li loss to magnetic concentrate for pegmatite with 10% granodiorite (left) and 10% basalt (right). .............................................................................................................................. 129 Figure 10-7 – Optimized flotation test results. ......................................................................................... 129 Figure 10-8 – Drillhole locations for the various metallurgical testing samples....................................... 132 Figure 10-9 – Optimized batch flowsheet. ................................................................................................ 135 Figure 10-10 – Batch test grade-recovery curves. .................................................................................... 137 Figure 10-11 – Locked-cycle flowsheet (Composite 1). ............................................................................ 138 Figure 10-12 – Pilot plant flowsheet (PP-06). ........................................................................................... 140 Figure 10-13 – Grade – recovery curves. .................................................................................................. 142 Figure 10-14 – Fe2O3 vs. Li2O in the concentrate. ..................................................................................... 143 Figure 10-15 – Grade – recovery curves. .................................................................................................. 147 Figure 10-16 – Comparison of WHIMS performance with basalt vs. granodiorite host rock. .................. 148 Figure 10-17 – Composite samples – Effect of grind size. ........................................................................ 154 Figure 10-18 – Effect of collector (FA-2) dosage on flotation performance. ............................................ 155 Figure 10-19 – Example of the impact of dilution on flotation performance. .......................................... 156

North American Lithium DFS Technical Report Summary – Quebec, Canada 21 Figure 10-20 – Example of the impact of dilution on flotation performance. .......................................... 157 Figure 10-21 – Testwork analysis: grade-recovery correlation................................................................. 158 Figure 11-1 – 2023 MRE mineralized zone locations. ............................................................................... 160 Figure 11-2 – 3D view looking north of the pegmatite dykes and drillhole. ............................................ 161 Figure 11-3 – 3D Interpretation of pegmatite dyke. ................................................................................. 163 Figure 11-4 – Lithology model. ................................................................................................................. 163 Figure 11-5 – Historical mining voids adjusted to fit pegmatite dykes, shown with semi-transparent pegmatite dykes. ....................................................................................................................................... 164 Figure 11-6 – Distribution of the length before (left) and after (right) compositing. ............................... 167 Figure 11-7 – Capping analysis for Dyke A; capping at 2.3% Li2O. ............................................................ 169 Figure 11-8 – Variography study in Edge (example from one zone). ....................................................... 170 Figure 11-9 – Variography study in Supervisor (example from one zone). .............................................. 171 Figure 11-10 – Visual inspection on a cross-section looking to the west. Note that discrepancy between drillholes intercepts and modelled dykes are due to the 50 m clipping of the section view; all intercepts are snapped to drillholes. ......................................................................................................................... 179 Figure 11-11 – Swath plot for mineralized dyke A - direction Y. .............................................................. 180 Figure 11-12 – Classification distribution on a longitudinal section looking northwest. Connecting blue and red blocks mathematically meet 80 m and 150 m drill spacings, respectively. The blue and red outlines represent the manual classification. ......................................................................................................... 182 Figure 12-1 – Cross section illustrating stope solids in various geological settings. ................................. 188 Figure 12-2 – Cross-section view – 10 m envelope surrounding underground workings for pit optimization. Topography shown as green line, stopes and workings as dark shaded area, 10 m offset as yellow polylines. .................................................................................................................................................................. 191 Figure 12-3 – Pit optimization results. ...................................................................................................... 195 Figure 12-4 – Single-lane in-pit haul ramp design. ................................................................................... 199 Figure 12-5 – Dual-lane in-pit haul ramp design. ...................................................................................... 199 Figure 12-6 – Ultimate pit – plan view. ..................................................................................................... 200 Figure 13-1 – Isometric view of Phase 1. .................................................................................................. 206 Figure 13-2 – Isometric view of Phase 2. .................................................................................................. 207 Figure 13-3 – Isometric view of Phase 3. .................................................................................................. 207 Figure 13-4 – Isometric view of Phase 4. .................................................................................................. 208 North American Lithium DFS Technical Report Summary – Quebec, Canada 22 Figure 13-5 – Isometric view of Phase 5. .................................................................................................. 208 Figure 13-6 – Isometric view of Phase 6. .................................................................................................. 209 Figure 13-7 – LOM Summary. ................................................................................................................... 211 Figure 13-8 – 2023 mined area isometric view. ........................................................................................ 212 Figure 13-9 – 2024 mined areas isometric view. ...................................................................................... 212 Figure 13-10 – 2025 mined areas isometric view. .................................................................................... 213 Figure 13-11 – 2030 mined areas isometric view. .................................................................................... 213 Figure 13-12 – 2035 mined areas isometric view. .................................................................................... 214 Figure 13-13 – 2040 mined areas isometric view. .................................................................................... 214 Figure 13-14 – Ultimate Pit isometric view. .............................................................................................. 215 Figure 13-15 – Section view of mining method. ....................................................................................... 217 Figure 14-1 – Simplified process flowsheet – concentrator. .................................................................... 223 Figure 15-1 – NAL Projected project site layout at end of life of mine. ................................................... 233 Figure 15-2 – Tailings Storage Facility No. 2 (TSF-2) layout. ..................................................................... 239 Figure 15-3 – Illustration of tailings production assumptions. ................................................................. 240 Figure 15-4 – General cross-section of the tailings and waste rock facility.............................................. 242 Figure 15-5 – Critical section for slope stability analysis – Profile 1 (TSF-2). ............................................ 244 Figure 15-6 – Critical section for slope stability analysis – Profile 2 (Basin BO-13). ................................. 245 Figure 15-7 – Critical section for slope stability analysis – Profile 3 (Basin BO-12). ................................. 246 Figure 15-8 – Project watersheds under present conditions.................................................................... 251 Figure 15-9 – Project watersheds in updated conditions. ........................................................................ 252 Figure 15-10 – Flow Diagram at NAL site – current operating conditions. ............................................... 255 Figure 16-1 – et balance (supply vs demand) for battery grade lithium, 2020-2040 (Source: Lithium-Price- Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis). ....................................................... 260 Figure 16-2 – Spodumene concentrate price forecast 2020-2040. .......................................................... 262 Figure 16-3 – Battery-Grade Lithium Carbonate Price Forecast 2022-2040. ........................................... 263 Figure 16-4 – Spodumene price forecast (as % of carbonate price) 2020-2040. ..................................... 264 Figure 16-5 – Refined demand by product, 2020-2040 (Source: Lithium-Price-Forecast-Q4-2022- Benchmark-Mineral-Intelligence, PwC Analysis). ..................................................................................... 266 North American Lithium DFS Technical Report Summary – Quebec, Canada 23 Figure 16-6 – Lithium demand by end use, 2020-2040 (Sources: Lithium-Price-Forecast-Q4-2022- Benchmark-Mineral-Intelligence, PwC Analysis). ..................................................................................... 267 Figure 16-7 – Mine capacity by type, 2020-2040 (kt LCE) (Sources: Lithium-Price-Forecast-Q4-2022- Benchmark-Mineral-Intelligence, PwC Analysis). ..................................................................................... 268 Figure 16-8 – Refined production capacity by product, 2020-2040 (kt LCE) (Sources: Lithium-Price- Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis). ....................................................... 269 Figure 16-9 – Refined Production by Raw Material, 2020-2040 (kt LCE) (Sources: Lithium-Price-Forecast- Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis). ...................................................................... 270 Figure 18-1 – Concentrator operating costs. ............................................................................................ 301 Figure 18-2 – Tailings operating cost breakdown. .................................................................................... 304 Figure 19-1 – Production of spodumene concentrate of the LOM........................................................... 309 Figure 19-2 – NAL open pit production profile and Authier ore supply. .................................................. 310 Figure 19-3 – Average annual spodumene price sensitivities. ................................................................. 313 Figure 19-4 – DFS Sensitivity analysis on NPV @ 8%. ............................................................................... 313 Figure 20-1 – Local metallic deposits and showings. ................................................................................ 315 Figure 20-2 – Claim map of adjacent properties (Supplied by Sayona, March 27, 2023). ....................... 316 North American Lithium DFS Technical Report Summary – Quebec, Canada 24 1. EXECUTIVE SUMMARY 1.1 INTRODUCTION This S-K §229.1304 compliant Technical Report Summary (the Report) was prepared at the request of Piedmont Lithium Inc (Piedmont) by Sayona Quebec, based on an existing Technical Report compiled according to the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) reporting guidelines as used in National Instrument 43-101 standards (NI 43-101), which has been previously published and filed by Sayona Mining Limited (Sayona Mining or Sayona). The North American Lithium (NAL) property is wholly owned and operated by Sayona Quebec Inc (Sayona Quebec), with Sayona owning 75% and Piedmont 25% of Sayona Quebec in a Joint Venture agreement. Sayona, the registrant of the original NI 43-101 compliant Technical Report, engaged the services of BBA Inc., Synectiq Inc. and SGS Canada Inc., supporting qualified firms staffed with professional engineers, geologists, and process engineers, to prepare the Technical Report at the Definitive Feasibility Study (DFS) level; using data gathered by the Qualified Persons (QPs) to the disclosure requirements for the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) reporting guidelines as used in National Instrument 43-101 standards (NI 43-101) to compile said report. Piedmont serves as the registrant of this S-K §229.1304 compliant Technical Report Summary. The statement is based on information provided by Sayona Quebec and reviewed by various professionals and Qualified Persons from Sayona Quebec, or references to information in this Report may not be used without the written permission of Sayona Quebec. Qualified professionals who contributed to the drafting of this report meet the definition of Qualified Persons (QPs), consistent with the requirements of the SEC. The information in this Report related to ore resources and mineral reserves is based on, and fairly represents, information compiled by the QPs as of the effective date of the report. The NAL property is considered material to Piedmont. This report has an effective date of December 31, 2023. The NAL project is being mined through surface mining methods by the sole proprietor, Sayona Quebec. 1.2 FORWARD LOOKING NOTICE Sections of the report contain estimates, projections and conclusions that are forward-looking information within the meaning of applicable securities laws. Forward-looking statements are based upon the responsible QP’s opinion at the time that they are made but, in most cases, involve significant risk and

SAYONA
North American Lithium DFS Technical
Report Summary – Quebec, Canada

uncertainty. Although the responsible QP has attempted to identify factors that could cause actual events or results to differ materially from those described in this report, there may be other factors that cause events or results to not be as anticipated, estimated, or projected. None of the QPs undertake any obligation to update any forward-looking information. There can be no assurance that forward-looking information in any section of the report will prove to be accurate in such statements or information.

Accordingly, readers should not place undue reliance on forward-looking information.

This report also includes methodologies behind the derivation of mineral resources and ore reserves, as defined under the United States Securities and Exchange Commission (SEC), through the consideration of geological, mining, and environmental factors. Probable ore reserves, derived from an indicated resource, both of which are assessed in this report, ultimately contribute to revenues and profits in a hypothetical business plan which aligns with Sayona Quebec's mining plan of the subject property as of December 31, 2023, the effective date of this report. Certain information set forth in this report contains "forward-looking information", including production of reserves, associated productivity rates, operating costs, capital costs, sales prices, and other assumptions. These statements are not guarantees of future performance and undue reliance should not be placed on them. The assumptions used to develop the forward-looking information and the risks that could cause the actual results to differ materially are detailed in the body of this report.

By definition, "Indicated" and "Probable" terminology carries a lower level of geological and engineering confidence than that which would be reflected through the derivation of "Measured" resources and "Proven" reserves. "Indicated" definitions provide a confidence level to support broad estimates of Mineral Resource quantity and grade adequate for long-term mine planning to support "Probable" Reserve definitions. Resource and reserve estimations, and their impacts on production schedules, processing recoveries, saleable product tonnages, costs, revenues, profits, and other results presented in this report align with the definition and accuracy of indicated resources and probable reserves. Through future exploration campaigns, geological and engineering studies, Sayona Quebec desires to elevate classifications of resources and reserves in due time.

1.3 BACKGROUND

Sayona Quebec Inc. (Sayona Quebec) a joint venture between Sayona Mining Limited (ASX code: SYA; OTCQB: SYAXF) (75%) and Piedmont Lithium Inc. (Nasdaq: PLL, ASX: PLL) (25%) acquired the North American Lithium Inc. (NAL) mine and concentrator in La Corne, Québec, in August 2021. The operation, which was placed on care and maintenance in 2019, and has restarted since Fall 2022, includes an open pit hard rock mine, exploiting lithium-bearing pegmatite dykes, with mineral processing and lithium carbonate production facilities.

This report (the Report) has been prepared at the request of Piedmont, the registrant, to present the Definitive Feasibility study (DFS) outcomes for the North American Lithium Project (NAL).

25

SAYONA
North American Lithium DFS Technical Report Summary – Quebec, Canada

The Project's property (the "Property") has seen historic production from an underground mine (1950s-1960s) with production of spodumene concentrate and lithium chemicals. More recently the mine and concentrator operated under Québec Lithium (2013-2014) and North American Lithium (2017-2019). Since acquisition August 26, 2021, Sayona Quebec has undertaken considerable work in an effort to resume open-pit mining and restart concentrator operations, which occurred respectively in Fall 2022 and Q1-2023.

1.4 PROPERTY DESCRIPTION AND OWNERSHIP

The Property is situated in La Corne Township in the Abitibi-Témiscamingue region, approximately 38 km southeast of Amos, 15 km west of Barraute and 60 km north of Val-d'Or, in Québec, Canada. It is accessible by provincial highway 111, connecting Val-d'Or and Amos, or, alternatively, by provincial highway 397, connecting Val-d'Or and Barraute. Val-d'Or and Rouyn-Noranda are serviced daily by regional air carriers; the closest all-weather landing strip and helipad is located at Amos.

A Canadian National (CN) railway line runs through Barraute, a CN section town, and passes approximately 11 km to the north of the Property, but there is no spur line running to the site.

On August 26, 2021, Sayona Québec ("Sayona"), a subsidiary company of Sayona Mining Ltd., acquired NAL. At the time, all claims (19) were registered in the name of NAL for a total area of 583.51 ha. The mining lease (BM1005) is also under NAL's name and covers an area of 116.4 Ha.

Since the acquisition of the Project, NAL acquired 20 claims spanning roughly 750 ha from Resources Jourdan Inc. and two claims with a total area of 42.3 ha from Lise Daigle. Refer Table 1-1.

The author has not verified the legal titles to the Property or any underlying agreement(s) that may exist concerning the licenses or other agreement(s) between third parties.

There are no royalties applicable to any mineral substances extracted from the lands subject to the aforementioned mining titles. The author did not verify the legality or terms of any underlying agreement(s) that may exist concerning the Project ownership, permits, offtake agreements, license agreements, royalties, or other agreement(s) between NAL / Sayona Québec and any third parties. Table 1-1 and Figure 1-1 present the mining titles of interest.

26

SAYONA

North American Lithium DFS Technical
Report Summary – Quebec, Canada

Table 1-1 – Mining titles list and details.

Claim Name	Claim Status	Issue Date	Anniversary Date	Area (ha)	Owner	Work Required for Renewal
BM 1005	Active	May 29, 2012	May 28, 2032	116.39	Lithium Amérique du Nord Inc. 100%	$0
CDC 2145325	Active	Mar 17, 2008	Nov 24, 2024	31.25	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2145326	Active	Mar 17, 2008	Nov 24, 2024	32.12	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2145327	Active	Mar 17, 2008	Nov 24, 2022	42.85	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2145328	Active	Mar 17, 2008	Nov 24, 2024	41.64	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2145329	Active	Mar 17, 2008	Nov 24, 2024	16.76	Lithium Amérique du Nord Inc. 100%	$1,000
CDC 2145330	Active	Mar 17, 2008	Nov 24, 2024	23.81	Lithium Amérique du Nord Inc. 100%	$1,000
CDC 2145331	Active	Mar 17, 2008	Nov 24, 2024	15.29	Lithium Amérique du Nord Inc. 100%	$1,000
CDC 2145332	Active	Mar 17, 2008	Nov 24, 2024	22.75	Lithium Amérique du Nord Inc. 100%	$1,000
CDC 2145333	Active	Mar 17, 2008	Nov 24, 2024	46.94	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2145334	Active	Mar 17, 2008	Nov 24, 2024	17.59	Lithium Amérique du Nord Inc. 100%	$1,000
CDC 2145335	Active	Mar 17, 2008	Nov 24, 2024	1.53	Lithium Amérique du Nord Inc. 100%	$1,000
CDC 2145336	Active	Mar 17, 2008	Nov 24, 2024	35.92	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2154760	Active	May 26, 2008	May 25, 2023	41.71	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2154761	Active	May 26, 2008	May 25, 2023	41.64	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2154987	Active	May 26, 2008	Feb 2, 2023	42.15	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2154988	Active	May 26, 2008	Feb 2, 2023	42.15	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2154989	Active	May 26, 2008	Feb 2, 2023	42.68	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2154990	Active	May 26, 2008	Feb 2, 2023	42.65	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2154991	Active	May 26, 2008	Feb 2, 2023	42.67	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2154992	Active	May 26, 2008	Feb 2, 2023	21.45	Lithium Amérique du Nord Inc. 100%	$1,000
CDC 2154993	Active	May 26, 2008	Feb 2, 2023	21.31	Lithium Amérique du Nord Inc.100%	$1,000
CDC 2167933	Active	Jul 28, 2008	Jul 27, 2023	43.07	Lithium Amérique du Nord Inc.100%	$2,500
CDC 2167934	Active	Jul 28, 2008	Jul 27, 2023	42.63	Lithium Amérique du Nord Inc.100%	$2,500
CDC 2167935	Active	Jul 28, 2008	Jul 27, 2023	42.67	Lithium Amérique du Nord Inc.100%	$2,500
CDC 2167936	Active	Jul 28, 2008	Jul 27, 2023	42.71	Lithium Amérique du Nord Inc.100%	$2,500
CDC 2167937	Active	Jul 28, 2008	Jul 27, 2023	42.71	Lithium Amérique du Nord Inc.100%	$2,500
CDC 2167938	Active	Jul 28, 2008	Jul 27, 2023	42.71	Lithium Amérique du Nord Inc.100%	$2,500
CDC 2444462	Active	May 11, 2016	May 10, 2023	21.66	Lithium Amérique du Nord Inc.100%	$500
CDC 2444463	Active	May 11, 2016	May 10, 2023	13.53	Lithium Amérique du Nord Inc.100%	$500
CDC 2490652	Active	Apr 25, 2017	Apr 24, 2024	4.21	Lithium Amérique du Nord Inc.100%	$500
CDC 2490653	Active	Apr 25, 2017	Apr 24, 2024	10.67	Lithium Amérique du Nord Inc. 100%	$500
CDC 2490654	Active	Apr 25, 2017	Apr 24, 2024	37.72	Lithium Amérique du Nord Inc. 100%	$1,200
CDC 2490655	Active	Apr 25, 2017	Apr 24, 2024	26.5	Lithium Amérique du Nord Inc. 100%	$1,200
CDC 2490656	Active	Apr 25, 2017	Apr 24, 2024	44.59	Lithium Amérique du Nord Inc. 100%	$1,200
CDC 2520959	Active	Jul 19, 2018	Jul 18, 2023	42.99	Lithium Amérique du Nord Inc. 100%	$1,200
CDC 2521244	Active	Jul 20, 2018	Jul 19, 2023	57.2	Lithium Amérique du Nord Inc. 100%	$1,200
CDC 2521245	Active	Jul 20, 2018	Jul 19, 2023	57.2	Lithium Amérique du Nord Inc. 100%	$1,200
CDC 2521246	Active	Jul 20, 2018	Jul 19, 2023	57.2	Lithium Amérique du Nord Inc. 100%	$1,200
CDC 2521247	Active	Jul 20, 2018	Jul 19, 2023	37.03	Lithium Amérique du Nord Inc. 100%	$1,200
CDC 2569722	Active	Jun 23, 2020	Jun 22, 2023	20.53	Lithium Amérique du Nord Inc. 100%	$500
CDC 2569723	Active	Jun 23, 2020	Jun 22, 2023	21.78	Lithium Amérique du Nord Inc. 100%	$500
Total				**1,492.56**		**$68,100**

27

SAYONA

North American Lithium DFS Technical
Report Summary – Quebec, Canada


N
2490655
2490656
2154989
2154990
2154991
2154992
2154993
2145336
2490653
2490654
2490652
2520959
32 C/05
2145335
2145331
2145332
2145333
2145334
2444463
2569723
2154987
2154988
2145330
BM 1005
2154760
2154761
2444462
2569722
2145325
2145326
2145327
2145328
2145329
2521244
2521245
2521246
2521247
2167933
2167934
2167935
2167936
2167937
2167938
Claim LAN
Adjacent properties
Entreprises Minières Globex 100 %
First Energy Metals limited 100 %
Glenn Griesbach 100 %
Frédéric Bergeron 100 %
Musk Metals Corp. 100 %
Mines Abcourt inc. 100 %
Ressources Jourdan inc. 100 %
1 km

Figure 1-1 – Map showing NAL mineral titles.

1.4.1 Surface Rights

The NAL property consists of a contiguous group of 42 mineral titles (41 claims, 1 mining lease). The mining lease was granted to Quebec Lithium Corp. (QLI) on 29 May 2012, on the basis of a PFS filed at the time in support of the application to be granted such a lease. The mining lease has an initial term of 20 years, expiring on 28 May 2032.

1.4.2 Property History

The original discovery of spodumene-bearing pegmatite on the Property was made in 1942; the site was first put into production in 1955 by QLI, who had acquired the Property in 1954. At the end of 1955, two stopes were in operation that contained approximately 136,000 metric tonnes of ore grading 1.2% Li_2O. The original mine ran from 1955 until 1959, and intermittently after that until 1965, with altogether 938,292 t of ore milled from 1,084,738 t mined from underground operations. In the first few years of

28

North American Lithium DFS Technical Report Summary – Quebec, Canada 29 operation, QLI sold spodumene concentrate to Lithium Corporation of America Inc., but by mid-1959, this contract had been cancelled and refining facilities were built and operated at site, producing lithium chemicals, including lithium carbonate, lithium hydroxide monohydrate and lithium chloride; however, owing to the combination of a strike and depressed market conditions, the operation was finally shut down in 1965, but not for a lack of resources. The Property underwent a number of changes in ownership, but in 1987, Cambior Inc. acquired all assets of QLI. Through 1990-1991 the site underwent rehabilitation, and the mining facilities were once again sold. In May 2008, Canada Lithium Corp. (CLC) acquired the Property. Under their ownership, a program of metallurgical testwork was completed to produce battery-grade lithium carbonate and in 2010, a pre- feasibility study was completed for the development of an open-pit mine and lithium carbonate plant that was intended to operate for 15 years. In December 2010, CLC issued a feasibility study to further advance the Project, with a decision taken to proceed to construction that would begin in September 2011. The Project operated from late 2012 until September 2014, when it faced commissioning issues and mounting commercial and financial difficulties. The plant was placed on care and maintenance in November 2014 and remained so until July 2016, when it was acquired by NAL, who proceeded to carry out additional infill diamond drilling and updated studies, along with engineering works to recommission the Project to resume production in 2017. NAL operated from 2017 to 2019 and was put on care and maintenance in March 2019 due to poor market conditions. Following Sayona’s acquisition of the NAL project in La Corne, Québec, in August 2021, historical geological, mining and process data was reviewed to fully evaluate the project. The data review process allowed for the update of the Ore Reserves Estimate and increased concentrator mill throughput, from 3,800 tonnes per day (tpd) to 4,200 tpd to produce a 6% Li2O spodumene concentrate. 1.5 GEOLOGY AND MINERALIZATION 1.5.1 Geology The Property is comprised of granodiorite of the Lacorne batholith, volcanics and some biotite schists as well as the pegmatite dykes that mainly intrude the granodiorite and the volcanics. Volcanic rocks on the Property are represented by dark green mafic metavolcanics and medium-grey silicified intermediate volcanics. Both mafic and intermediate volcanic rocks are affected by moderate- North American Lithium DFS Technical Report Summary – Quebec, Canada 30 to-strong pervasive silicification, minor chloritization and patchy-to-pervasive lithium alteration. There is alteration of the green hornblende in proximity to the spodumene pegmatite. Locally, granodiorite contains fragments of the same composition, or that are slightly enriched in muscovite. It contains patchy-to-pervasive lithium and/or chlorite alteration, weak epidote alteration and locally pervasive potassic alteration. Over 49 spodumene-bearing dykes have been interpreted on the Property, some of which were successfully traced in surface exposures over more than 700 m along strike and nearly 70 m vertically down pit walls. The dykes intrude the granodiorite from the La Corne batholith and the mafic volcanics. They are dominantly bearing south-easterly and dipping steeply to the SW with splays, splits and bends that were observed, mapped, and correlated from bench to bench in the pit. This main structural trend is locally confronted with a secondary structural orientation striking east westerly with dykes and splays developing as conjugated sets. The dykes were found to be geometrically relatively continuous once exposed over long distances and across several benches in the pit. Figure 1-2 shows dykes exposed in the pit. The spodumene dykes can vary in width from tens of centimeters, up to 90 m and are interpreted to extend for several hundred meters in length. Most of the dykes greater than approximately 3 m in width are spodumene-bearing. Occurrences of spodumene are widely, yet variably, spread throughout the dykes in swarms, displaying faint greenish shades, when present, and sometimes locally revealing large centimetric to decimetric crystal gradation in clusters. Figure 1-2 – Multiple exposure of pegmatite dykes in the pit (face looking west). 1.5.2 Mineralization Over 49 spodumene-bearing dykes have been interpreted on the Property, some of which were successfully traced in surface exposures over more than 700 m along strike and nearly 70 m vertically North American Lithium DFS Technical Report Summary – Quebec, Canada 31 down pit walls. The dykes intrude the granodiorite from the La Corne batholith and the mafic volcanics. They are dominantly bearing south easterly and dipping steeply to the SW with splays, splits and bends that were observed, mapped, and correlated from bench to bench in the pit. This main structural trend is locally confronted with a secondary structural orientation striking east westerly with dykes and splays developing as conjugated sets. The dykes were found to be geometrically relatively continuous once exposed over long distances and across several benches in the pit. The current interpreted mineralized system extends more than 2 km in the NW-SE direction, over a width of approximately 800 m, and remains largely open at depth. There appears to be one persistent subset of dykes that strike obliquely, east westerly, to this main orientation. 1.6 EXPLORATION STATUS 1.6.1 Historical Drilling The Project database is current, as of December 31, 2022, and consists of 600 surface-collared and 652 underground-collared diamond drillholes (DDH) with a cumulative length of 119,328 m. A subset of 247 DDH were used to build the model, and includes drillhole information from the 2009, 2010, 2011, 2016 and 2019 diamond drilling programs. Historical underground drillholes and previous historical drilling programs were used for reference purposes only as they were missing critical information and/or the level of confidence in the data quality was insufficient. Sayona Quebec has not completed any drilling on the Project at the time of the release of the DFS but carried out a sampling program of historical core in 2002. The purpose of the program was to: • Sample intervals falling within the new 3D modelled pegmatite dykes. In most cases, the core had been described as pegmatite, but had not been sampled • Sample pegmatite intervals to obtain a valid Fe content database for pegmatites. • Sample host rock intervals to obtain a valid Fe content database for each host rock lithologies (Granodiortie, Volcanics, Gabbro). • Sample all lithologies (Pegmatite, Granodiorite, Volcanics, Gabbro) to obtain a valid density database. • Chosen core samples were invariably sawn in half, with one half of the sample interval submitted for lithium, iron and density analysis, and the remainder kept for future testing and/or reference. Lengths were adjusted as necessary to reflect geological and/or mineralization contacts. For Li2O % and Fe %, a total of 574 core samples were collected from 129 drillholes. For density measurements, a total of 600 core samples were collected from 97 drillholes. Samples were delivered by Sayona Quebec personnel to SGS Laboratories, for sample preparation and primary analysis. Coarse rejects were returned to the mine site for storage and reference. North American Lithium DFS Technical Report Summary – Quebec, Canada 32 Since the publication of the DFS, a drilling campaign has been conducted by Sayona (Section see 7.0) It is the QP’s opinion that the drilling and logging procedures put in place by Canada Lithium Corp., North American Lithium Corp., and Sayona Quebec met acceptable industry standards at the time of sampling and that the information can be used for geological and resource modelling. 1.6.2 Quality Assurance and Quality Control (QA/QC) Quality assurance and quality control (QA/QC) procedures that conform to current industry standards were developed and implemented for the drilling programs from 2016 to 2019 and QA/QC data were reviewed by the QP. The QP reviewed the sample preparation, analytical and security procedures, as well as insertion rates and the performance of blanks, standards, and duplicates for historical drilling program and the 2022 sampling programs and concluded that the observed failure rates are within expected ranges and that no significant assay biases are present. The overall assay results of the drill programs are valid and could be relied upon for geological modelling and mineral resource estimation or other purposes. 1.7 MINERAL RESERVE ESTIMATES The North American Lithium (NAL) Mineral Reserves have been estimated for a total of 20.4 Mt of Proven and Probable Mineral Reserves at an average grade of 1.10% Li2O, which is comprised of 0.3 Mt of Proven Mineral Reserves at an average grade of 1.40% Li2O and 20.2 Mt of Probable Mineral Reserves at an average grade of 1.08% Li2O. The Mineral Reserve Estimate considers the open-pit constrained portion of the Mineral Resources. Table 1-2 below presents the NAL Mineral Reserve Estimate. In addition to the 20.4 Mt of ore, a total of 172.3 Mt of waste and 7.1 Mt of overburden must be mined, resulting in an overall LOM strip ratio of 8.3.

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Table 1-2 – NAL Mineral Reserve Statement at effective date of December 31, 2023 based on USD \$1,352/t Li_2O.

North American Lithium Project Ore Reserve Estimate (0.60% Li_2O cut-off grade)				
Category	Tonnes (Mt)	Grades (%Li_2O)	Cut-off Grade % Li_2O	Met Recovery %
Proven Ore Reserves	0.3	1.40	0.60	73.6
Probable Ore Reserves	20.2	1.08	0.60	73.6
Total Ore Reserves	**20.4**	**1.10**	**0.60**	**73.6**

1. Ore Reserves are measured as dry tonnes at the crusher above a diluted cut-off grade of 0.60% Li2O.
2. Mineral Reserves result from a positive pre-tax financial analysis based on a variable 5.4% to 5.82% Li2O spodumene concentrate average selling price of US\$1,352/t and an exchange rate of 0.75 US\$:1.00 C\$. The selected optimized pit shell is based on a revenue factor of 0.6 applied to a base case selling price of US\$1,352/tonne of concentrate.
3. Topographic surface as of December 31, 2022, and mining forecast and ramp-up data was used to adjust for December 31, 2023.
4. The reference point of the Mineral Reserves Estimate is the NAL crusher feed.
5. In-situ mineral resources are converted to Mineral Reserves based on pit optimization, pit design, mine scheduling and the application of modifying factors, all of which support a positive LOM cash flow model. According to SEC Definition Standards on Mineral Resources and Reserves, Inferred Resources cannot be converted to Mineral Reserves.
6. The waste and overburden to ore ratio (strip ratio) is 8.3.
7. The Mineral Reserves for the Project was originally estimated by Mélissa Jarry, P.Eng. OIQ #5020768, and subsequently reviewed by Philippe Chabot, P.Eng., who serves as the QP under S-K §229.1304.
8. Mineral Reserves are valid as of December 31, 2023.
9. Totals may not add up due to the rounding of significant figures.

The Mineral Reserves Estimates have been classified according to the underlying classification of the Mineral Resource Estimates and the status of the Modifying Factors. The status of the Modifying Factors is generally considered sufficient to support the classification of Proven Mineral Reserves when based upon Measured Mineral Resources, and Probable Mineral Reserves when based upon Indicated Mineral Resources.

1.8 MINERAL RESOURCE ESTIMATE

The Mineral Resource Estimate (MRE) was originally prepared by BBA Inc and subsequently reviewed by Ehouman N'Dah, P.Geo., who serves as the QP for this report. The effective date for the MRE is 31 December 2022. The Mineral Resource Estimate, which is inclusive of the mineral reserves, has been tabulated in Table 1-3.

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Table 1-3 – NAL Mineral Resource statement at effective date of December 31, 2022 based on USD \$1,273/t Li_2O, inclusive of Mineral Reserves.

NAL – Open-pit Constrained Mineral Resource Statement				
Category	Tonnes (MT)	Grade (% Li_2O)	Cut-Off Grade % Li2O	Met Recovery %
Measured	1	1.19	0.60	73.6
Indicated	24	1.23	0.60	73.6
Measured and Indicated	25	1.23	0.60	73.6
Inferred	22	1.20	0.60	73.6
NAL – Underground Constrained Mineral Resource Statement				
Category	Tonnes (Mt)	Grade (% Li_2O)	Cut-Off Grade % Li2O	Met Recovery %
Measured	-	-	0.60	73.6
Indicated	-	-	0.60	73.6
Measured and Indicated	-	-	0.60	73.6
Inferred	11	1.30	0.80	73.6
NAL – Total Open Pit and Underground Constrained Mineral Resource Statement				
Category	Tonnes (Mt)	Grade (% Li_2O)	Cut-Off Grade % Li2O	Met Recovery %
Measured	1	1.19	0.60	73.6
Indicated	24	1.23	0.60	73.6
Measured and Indicated	25	1.23	0.60	73.6
Inferred	33	1.20	0.67	73.6

1. The Mineral Resource was originally estimated by Pierre-Luc Richard, P.Geo., and subsequently reviewed by Ehouman N'Dah, P.Geo., who serves as the Qualified Person under S-K §229.1304 and assumes responsibility. The effective date of the estimate in the report remains December 31, 2022.
2. The Mineral Resource Estimate is inclusive of Mineral Reserves.
3. Mineral Resources are 100% attributable to the property. Sayona Quebec has 100% interest in North American Lithium.
4. These mineral resources are not mineral reserves as they do not have demonstrated economic viability. The quantity and grade of reported Inferred resources in this MRE are uncertain in nature and there has been insufficient exploration to define these resources as Indicated or Measured; however, it is reasonably expected that the majority of Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration.
5. Resources are presented undiluted, pit constrained and within stope shapes, and are considered to have reasonable prospects for eventual economic extraction. Although the calculated cut-off grade is 0.15% Li_2O for open pit, a cut-off grade of 0.60% Li_2O was used for the MRE due to processing limitations. The pit optimization was done using Deswik mining software. The constraining pit shell was developed using pit slopes of 46 to 53 degrees. The open-pit cut-off grade and pit optimization were calculated using the following parameters (amongst others): 5.40% Li_2O concentrate price = $1,273 USD per tonne; CAD:USD exchange rate = 1.32; Hard Rock and Overburden Mining cost = $5.12/t mined; Mill Recovery of 73.6%; Processing cost = $23.44/t processed; G&A = $6.00/t processed; Transportation cost = $118.39/t conc; Tailing Management Cost = $2.86/t processed, and Water treatment $0.18/t processed. The cut-off grade for underground resources was calculated at 0.62% Li_2O but rounded to 0.60% Li_2O; it used identical costs and recoveries, except for mining costs being at $100/t. Cut-off grades will be re-evaluated in light of future prevailing market conditions and costs.
6. The MRE was prepared using Leapfrog Edge™ and is based on 247 surface drillholes. The resource database was validated before proceeding to the resource estimation. Grade model resource estimation was interpolated from drillhole data using OK and ID2 interpolation methods within blocks measuring 5 m x 5 m x 5 m in size and subblocks of 1.25 m.

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7. The model comprises 49 mineralized dykes (which have a minimum thickness of 2 m, with rare exceptions between 1.5 m and 2 m).
8. High-grade capping was done on the composited assay data. Capping grades was fixed at 2.3% Li_2O. A value of zero grade was applied in cases where core was not assayed.
9. Fixed density values were established on a per unit basis, corresponding to the median of the SG data of each unit ranging from 2.70 g/cm³ to 3.11 g/cm³. A fixed density of 2.00 t/m³ was assigned to the overburden.
10. The MRE presented herein is categorized as Measured, Indicated and Inferred Resources. The Measured Mineral Resource is limited to 10 m below the current exposed pit. The Indicated Mineral Resource is defined for blocks that are informed by a minimum of two drillholes where drill spacing is less than 80 m. The Inferred Mineral Resource is defined where drill spacing is less than 150 m. Where needed, some materials have been either upgraded or downgraded to avoid isolated blocks and spotted-dog effects.
11. The number of tonnes (metric) and contained Li_2O tonnes were rounded to the nearest hundred thousand.

*Rounded to the nearest thousand.

Table 1-4 is presented to display the NAL Mineral Resource Statement exclusive of Mineral Reserves.

Table 1-4 – NAL Mineral Resource statement at effective date of December 31, 2022 based on USD $1,273/t Li_2O exclusive of Mineral Reserves.

NAL – Total Open Pit and Underground Constrained Mineral Resource Statement				
Category	Tonnes (Mt)	Grade (% Li_2O)	Cut-Off Grade % Li2O	Met Recovery %
Measured	0.7	1.00	0.6	73.6
Indicated	6.5	1.15	0.6	73.6
Measured and Indicated	7.3	1.14	0.6	73.6
Inferred	33.0	1.23	0.6	73.6

1.9 MATERIAL DEVELOPMENT AND OPERATIONS

NAL's mining site restarted the pit operations with a first mass blasting in November 2022. The process plant did start-up in March 2023. As of December 31, 2023, production targets have been met.

A drilling campaign was carried out in 2023 inside of the current pit with the aim of transferring the resources from the Inferred Category to the Indicated one. This zone has the potential to upgrade the current mineral resource estimate, however, with assay results still pending at the effective date of this report, this does not affect the current mineral resource estimate.

However, ramp-up mining operations have affected the mineral reserve estimate and this is reflected in the updated mineral reserve estimate presented in this Report as compared to the original DFS Reserve Statement.

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1.10 MINE DESIGN

The pit will be mined using two or three flitches per 10-metre bench for ore (depending on the heave height after blasting) and full 10-metre benches for waste. This methodology gives reasonable production efficiency while keeping dilution to a minimum. The proposed pit has been designed based on the geotechnical requirements and recommendations prepared by Golder – WSP Associates. The design outlines a pit of ~1,375 m in length, an average of 850 m width and down to a final pit depth of 240 m. Figure 1-3 present a plan view of the NAL pit.

Mining will be undertaken using phases, commencing with the development of the actual Phase 1 at the southeast limit of the deposit, advancing to the north and in depth in six phases to reach the ultimate designed pit.

A minimum mining width of 40 m has been applied in most areas and 20 m in some specific areas. Working widths are reduced in select instances, such as the final pit benches. A 60 m layback has been considered between the final pit and Lac Lortie. The pit design is not limited to the existing mining lease boundary. During the first three years of the LOM, mining will occur within the existing mining lease. All mine waste rock will be dumped external to the pit.

Previously mined-out workings from the historical underground operation exist on the site and mining in these areas will take place in the near term, requiring particular consideration in detailed mine planning and operations. Based on the current understanding of the geometries and locations of the existing underground (U/G) openings in relation to the planned pit design, all of the U/G openings will be within the pit, i.e., will not intercept the final pit wall.

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291,750E
292,000E
292,250E
292,500E
292,750E
5,366,100N
5,365,800N
5,365,500N
5,365,200N
1:8000
0
100
200

Figure 1-3 – North American Lithium ultimate pit design – Plan view.

Local modifications to the short-term design will be required for safe and stable excavations in areas where stopes intersect the pit phases wall or floor, or drifts run parallel to the pit wall. Slopes in these areas should be developed with care to ensure the safety of personnel and prevent equipment damage due to collapsing stopes and drifts.

Investigation and evaluation of hazards relating to those underground workings should be initiated during the detailed engineering design phase of the project and continued through the operating life of the mine. The total volume of the underground stopes, drifts and shaft is less than 1% of the total final pit volume, so these historical workings affect a relatively small portion of the overall operation.

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1.11 RECOVERY METHODS

Sayona Quebec has recently restarted the concentrator operation. The plant will first process the ore from the NAL deposit and, when the Authier mine comes into operation, a blend of ore from both deposits will be processed to produce a 5.82% Li_2O spodumene concentrate.

The feed will be composed of a 33% Authier and a 67% NAL ROM ore blend, with an average head grade of 1.04% Li_2O (including dilution). The crushing plant has a design production throughput of 4,588 tpd of blended ore. The crushing plant will process approximately 1.56 Mtpy of ROM ore and the concentrator will process approximately 1.43 Mtpy of ore at the rod mill. The optical sorters will reject roughly 132,000 tpy of waste material. The crushing circuit availability is estimated at 65%, while concentrator availability is estimated at 93%.

Several changes and improvements have either been made or are in progress to improve the treatment of NAL and Authier ore. Modifications include the following:

- Modifications to the dump pocket and installation of an apron feeder ahead of the primary crusher.
- Addition of an optical sorter in parallel to the existing secondary sorter.
- Installation of two (2) additional stack sizer screens.
- Installation of a low-intensity magnetic separator (LIMS).
- Addition of a second wet high-intensity magnetic separator (WHIMS).
- Upgrade of the existing high-density conditioning tank.
- Installation of a higher capacity spodumene concentrate filter.
- The addition of a crushed ore storage dome to increase ore retention capacity.

The designed concentrate production is estimated to be 184,511 tpy (dry) at 5.82% Li_2O, or the equivalent of 22.65 tph. The lithium recovery is estimated to be 66.3%. Concentrate will be trucked to Val-d'Or; from there it will be transloaded onto rail cars and transported by train to the Port of Québec, where it will be stored prior to being sold.

1.11.1 Metallurgical Testing

In recent history, the NAL concentrator operated from March 2013 to September 2014 (Québec Lithium Inc.), and June 2017 to March 2019 (North American Lithium Inc.).

Extensive metallurgical testwork has been undertaken on ore from the NAL deposit since 2008. More recent testwork (2016) focused on the impact of host rock type and the impact of dilution on metallurgical performance.

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Historical metallurgical testwork for the Authier project was undertaken as part of feasibility studies carried out for the mine and concentrator project in 2018 and 2019.

Once the Authier mine begins production, the NAL concentrator will be fed with blended ore comprising 33% Authier and 67% NAL run-of-mine (ROM) ore. Recent metallurgical testing has investigated the processing of blended feed combining the two ore types. As part of the DFS, two composite samples and five variability samples were tested. The variability samples were selected from NAL drill core (quarter core). The samples were selected to represent early years of production (years 1-10) and to include each major type of host rock (i.e., granodiorite, gabbro and volcanics).

The NAL concentrator mass balance was produced based on historical production data, testwork results, and the selected flowsheet with recent upgrades.

1.12 PROJECT INFRASTRUCTURE

The NAL property is located in an established mining district and supported by the city of Val d'Or (60 km to the south) and the city of Amos (35 km to the northwest). The project is readily accessible by the national highway and a high-quality rural road network. Other infrastructure in close proximity to the project includes:

- The Canadian National Railway has an extensive rail network throughout Canada. The rail network connects to Montréal and Québec City, and to the west through the Ontario Northland Railway and North American rail system.
- Québec is a major producer of electricity, as well as one of the largest hydropower generators in the world. Green and renewable energy is well distributed through a reliable power network.
- Val-d'Or is serviced several times daily by various airlines from Montréal.

Current site infrastructure includes:

- Open pit;
- Processing plant;
- ROM ore pad;
- Waste stockpile;
- Conventional tailings pond;
- Overburden stockpile;
- Administration facility, including offices and personnel changing area (dry);
- Workshop, tyre change, warehouse and storage areas;
- Fuel, lube, and oil storage facility; and

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- Reticulated services, including power, lighting and communications, raw water and clean water for fire protection, process water and potable water, potable water treatment plant, sewage collection, treatment, and disposal.

Proposed new site infrastructure includes:

- Expansion of the open pit.
- Upgrade to the processing plant, including additional ore sorter, crushed ore dome, crushing circuit upgrade, dedusting, additional WHIMS, and more.
- Additional tailings management facilities including dry-stacked tailings area and tailings filter plant.
- Additional waste stockpile area.
- Relocation of the fuel, lube, and oil storage facility.

1.13 CAPITAL AND OPERATING COST ESTIMATES

1.13.1 Capital Costs

The total estimated capital cost (-20% / +20%) of the Project facilities, including funding of closure and rehabilitation activities, is estimated at $363.5M CAD. This estimate includes the addition of required indirect costs and contingencies. Closure and Rehabilitation activities are estimated to total $34.9M CAD. Table 1-5 provides the capital cost summary by major area.

Table 1-5 – Capital costs summary by major area.

Cost Item	Capital Expenditures ($M)
Mining Equipment	$105.6
Dry Stack Mobile Equipment	$19.6
Pre-Approved Projects	$26.9
Tailings Filtration Plant and access Roads	$80.6
Various Civil Infrastructures	$37.6
Tailings Storage Facilities	$53.4
Truck Shop Expansion	$4.9
Reclamation & Closure	$34.9
Total CAPEX	**$363.5**

1.13.2 Operating Costs

The NAL DFS is based on an annual ore feed of circa 1.4 Mtpy to the process plant to deliver average annual output (steady state) of 184,511 tonnes annually of spodumene concentrate containing 5.82%

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Li_2O. The current LOM plan is based on a multi-stockpile strategy (low-grade, high-grade and Authier) to enable optimal blending of ore.

The operating cost is $597 CAD/t concentrate for a total of $2,268M CAD excluding the cost of ore purchased from Authier. A memorandum of understanding (MOU) has been concluded between the Authier operation and NAL, in which NAL agrees to buy 100% of the Authier ore material at a selling price of $120/t CAD of ore mined, delivered to the NAL ore pad area. Authier ore purchased amounts to $293/t CAD concentrate for a total of $1,220M CAD over the mine life. Table 1-6 provides the operating cost summary by major area.

Table 1-6 – Operating cost summary by area.

Operating Expenditures	C$ M	C$/t conc.
Open-pit Mining - Owner	$649	$171
Open-pit Mining - Contractor	$307	$81
Mineral Processing	$829	$218
Water Treatment	$9	$2
Tailings Transport and Placement	$79	$21
General and Administration (G&A)	$395	$104
Total On-site Operating Costs	**$2,268**	**$597**

1.14 MARKET STUDIES

According to Wood Mackenzie, the total lithium supply is projected to grow at a CAGR of 14% from 2020 to 2030. Although lepidolite production will increase from 2020 to 2025 and new processes such as jadarite, clay and zinnwaldite will be introduced starting in 2023, spodumene concentrate will remain the dominant mineral concentrate output. Depending on the period, spodumene concentrate is expected to account for 73% to 87% of the total capacity of the mine.

Lithium carbonate and lithium hydroxide will dominate refined production for lithium products. From 2020 to 2040, lithium hydroxide and lithium carbonate are projected to grow at a CAGR of 16% and 11% respectively.

1.14.1 Price Forecast

In 2021 Sayona Quebec and Piedmont Lithium entered into an offtake agreement where Piedmont holds the right to purchase the greater of 50% of spodumene concentrate for 113,000 tpy from North American Lithium at a floor price of $500/t and a ceiling price of $900/t (6.0% Li_2O equivalent) on a life-of-mine basis.

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For purposes of financial modeling and the Technical Report Summary sales from 2023 to 2026 are based on the greater of 113 kt of spodumene concentrate or 50% of spodumene concentrate sales at the Piedmont Lithium contract price and the remaining concentrate sales at BMI Q4 2022 spodumene market prices. From 2027 onwards, the entire concentrate sales are settled at BMI Q4 2022 spodumene market prices.

For the contracted volume to Piedmont Lithium, a price of $810 USD/t (from the reference of $900 USD/t @ 6.0% Li_2O to adjusted value of $810 USD/t assuming 5.4% Li_2O and applied 10% price discount from $900 USD/t for lower grade) assumed over 2023-26, while the remainder of the concentrate production uses market prices. From 2027 and beyond, Sayona Quebec is reverting back to market prices for the entire production as it seeks to pursue a lithium transformation project on-site, leveraging prior investments, in line with its commitments with the Government of Québec related to its acquisition of NAL.

The construction or completion of conversion facilities owned by Sayona Quebec remains subject to the approval of both Sayona and Piedmont and therefore the associated pricing assumptions used in this TRS for Piedmont's allocation of spodumene concentrate should be considered illustrative only.

1.14.2 Spodumene Price Forecast

The prices for spodumene concentrate and battery-grade lithium are expected to remain high relative to historic prices, driven mainly by the demand for lithium for EV batteries.

According to BMI, the price of spodumene concentrate (6.0%) is expected to increase significantly from 2020 to 2024, reaching a peak of $5,525 USD/t. However, by 2026, the market price of spodumene is expected to decrease to below $2,000 USD/t, and gradually stabilize at a long-term price of $1,050 USD/t from 2033 onwards.

1.14.3 Carbonate Price Forecast

According to BMI, the price for battery grade carbonate is expected to jump in 2023, driven by the fast growth of the EV industry. BMI price expectations imply a peak of $75,475 USD/t in 2024. After 2025, supply increase is projected to meet market demand, bringing down prices gradually through to 2032. From 2033 onwards, BMI projects an average carbonate price of $20,750 USD/t.

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1.15 ENVIRONMENTAL, SOCIAL AND PERMITTING

While the mine site was under care and maintenance, a skeleton staff remained to ensure integrity of the assets and protection of the environment. Over the past few years, environmental studies were conducted, and regulatory monitoring of operations was instituted.

1.15.1 Environmental Studies

Results from the geochemical studies showed that waste rocks are not acid rock drainage (ARD) or metals leaching (ML). Therefore, no special requirements are required by the Ministry of Environment, Fight Against Climate Change, Fauna, and Parks (MELCCFP) for stockpiling and water management. In fact, MELCCFP also allows use of waste rocks for mine construction purposes (road, lay-down areas, etc.).

At the end of 2017 and the beginning of 2018, only seven samples of tailings produced by the spodumene concentrate production have been analyzed. The results showed that tailings from spodumene concentrate production are not ARD nor ML.

1.15.2 Status of Negotiations with Shareholders

As part of the Monitoring Committee, over 15 meetings have been held since 2012. Discussions resumed in 2017 with the Lac-Simon and Pikogan communities for the ratification of an Impact Benefit Agreement (IBA).

1.15.3 Permitting

Sayona Quebec plans to restart NAL mining and ore treatment operations in accordance with existing approvals by provincial and federal authorities. The concentrator has approval for throughput of 3,800 tpd. A planned increase to 4,500 tpd has been submitted to the authorities for approval in January 2023. The proposed increase will not trigger federal or provincial environmental examination procedures.

At the provincial level, permits have been obtained for most project components. Some original permits were transferred to North American Lithium following acquisition of the site in 2017 and transferred again to Sayona Quebec following acquisition in 2021.

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1.15.4 Reclamation and Closure

As of June 20, 2014, the total commitment was estimated by MERN at $25,608,740 CAD. Sayona Quebec has already filled the guarantee fund for this estimated cost. The Closure and reclamation costs have been reviewed as part of the DFS.

1.16 ECONOMIC ANALYSIS

The project shows positive financials, the evaluation is as follows:

- The DFS's NPV and IRR were calculated based on the production of spodumene concentrate at a grade of 5.4% Li2O over the first four years, then at 5.82% Li2O for the following 16 years, for a 20-year life-of-mine.
- Pre-tax NPV (8% discount) estimated at $2,001M CAD with pre-tax IRR of 4,701 %.
- Post-tax NPV (8% discount) estimated at $1,367M CAD with post-tax IRR of 2,545 %.

The major inputs and assumptions used for the development of the financial model and the results of the economic analysis are presented in Table 1-7.

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Table 1-7 – NAL operation including Authier ore supply – Financial analysis summary.

Item	Unit	Value (US$)	Value (C$)
Mine life	year	20	
Strip Ratio	waste t: ore t	8	
Total NAL Mined Tonnage	Mt	201	
Total Crusher Feed Tonnage, including Authier	Mt	31	
Total Crusher Feed Grade, including Authier	%	1.04	
Revenue			
Average Concentrate Selling Price	$/t conc.	1,352	1,803
Exchange Rate	C$:US$	0.75	
Selling Cost			
Product Transport and Logistic Costs	$/t conc.	26	34
Project Costs			
Open Pit Mining	$/t conc.	189	252
Mineral Processing	$/t conc.	164	218
Water Treatment, Management and Tailings	$/t conc.	2	2
General and Administration (G&A)	$/t conc.	78	104
Authier Ore Purchase	$/t conc.	220	293
Project Economics			
Gross Revenue	$M	5,114	6,818
Authier Ore Purchased Cost	$M	834	1,114
Total Selling Cost Estimate	$M	98	130
Total Operating Cost Estimate	$M	1,701	2,268
Total Sustaining Capital Cost	$M	281	363
Undiscounted Pre-Tax Cash Flow	$M	2,225	2,966
Discount Rate	%	8	8
Pre-tax NPV @ 8%	$M	1,500	2,001
Pre-tax Internal Rate of Return (IRR)	%	4,701	4,701
After-tax NPV @ 8%	$M	1,026	1,367
After-tax IRR	%	2,545	2,545
Cash Cost, including Authier ore purchase	$/t conc.	691	817
All-In Sustaining Costs, excluding Authier	$/t conc.	740	987

1.17 CONCLUSIONS AND QP RECOMMENDATIONS

The study is based on an optimized mine plan and operations plan that will initially see the production and sale of lithium spodumene concentrate. The study indicates that the Project is technically feasible and commercially viable based on a selling price of agreement stated in Section 1.13.

An analysis of the results of the investigations has identified a series of risks and opportunities associated with each of the technical aspects considered for the development of the Project. The key risks include the following:

- The distribution of iron in the country rock could be improved in the block model as currently averages of a limited number of samples are applied for each lithological units without taking into consideration possible local variations.
- Considerable emphasis has been placed in recent work on reducing mine dilution, while also developing processing strategies for optimizing the spodumene concentrate grade from the concentrator, including ore sorting, improvements around the flotation process and the

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installation of a WHIMS unit. The expectation is that a concentrate grade of 5.82% Li_2O can be realized.

- Complicating TSF water management is the fact that the water contained in the TSF had been contaminated with concentrations of dissolved solids that rendered it toxic to certain aquatic life and potentially problematic for use in the concentrator's flotation circuit. Risk mitigation efforts have focused on developing methods for treating the water for either return to the process or release to the environment, while also developing the means of gradually recovering the dissolved solids from the pond water.

The key opportunities include:

- Converting Inferred resources into indicated resources, particularly through additional drilling under the existing workings.
- Further optimizing the mine site layout, including placement of waste rock dumps and the tailings, should lead to reduced operating costs; the possibility of an Owner-operated mine fleet should also be investigated.
- Developing methods for increasing lithium recoveries. Suggested ways of achieving this include developing specialized mining techniques to set aside and sort off-line the marginal material that might otherwise simply go to waste, e.g., material with small veins.

1.17.1 Key Outcomes

1.17.1.1 Mining

Key mining outcomes include:

- The North American Lithium (NAL) Mineral Reserves have been estimated for a total of 20.4 Mt of Proven and Probable Mineral Reserves at an average grade of 1.10% Li_2O, which is comprised of 0.3 Mt of Proven Mineral Reserves at an average grade of 1.40% Li_2O and 20.2 Mt of Probable Mineral Reserves at an average grade of 1.08% Li_2O.
- Development of a mine plan that provides sufficient ore to support an annual production rate of approximately 912kt at the rod mill coming from NAL. The remaining portion comes from Authier, at approximately 530kt, for a total annual feed to the NAL Rod Mill of 1,425kt on average.
- Development of a dilution model to ensure that potential run-of-mine (ROM) ore feed respects final product specifications.
- Detailed mine designs, including pit phasing and waste pile plans.
- Development of a life-of-mine (LOM) plan that results in a positive cash flow for the Project, which permits conversion of resources to reserves.

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1.17.1.2 Mineral Processing

Significant capital upgrades have been undertaken for the restart of the NAL concentrator and are detailed in the Table 1-8.

Table 1-8 – Major plant upgrades.

Major Upgrades	Results
Modifications to the dump pocket and installation of an apron feeder ahead of the primary crusher.	Implementation of more robust equipment to ensure a stable feed to the primary crusher.
Addition of an optical sorter in parallel to the existing secondary sorter.	Ore sorting is critical to remove waste rock from the pegmatite ore. In addition to meeting capacity requirements, the addition of a third sorter should allow for higher separation efficiency.
Installation of two additional stack sizer screens.	Testwork showed metallurgical performance is sensitive to grind size. Historical operational data showed screen overloading, resulting in high bypass of fines to the ball mill, which leads to a reduction in grinding rates. The addition of the two new screens will provide better separation.
Addition of a low-intensity magnetic separator (LIMS) prior to wet high-intensity magnetic separation (WHIMS). There was no LIMS in the previous flowsheet.	To remove grinding media chips to protect the downstream WHIMS.
Addition of a second WHIMS in series with the existing unit prior to flotation.	Magnetic separation is a critical step in the process to reject iron-bearing silicate minerals. In addition to meeting capacity requirements, a second WHIMS will allow for higher removal of iron prior to flotation.
Upgrade of the existing high-density conditioning tank.	Improve conditioning, thus flotation performance.
Installation of a higher capacity spodumene concentrate filter.	Increased concentrate filtration capacity will meet throughput requirements.
The addition of a crushed ore storage dome to increase ore retention capacity.	Increase ore retention capacity. The crushed ore pile will feed the rod mill feed conveyor during periods of crushing circuit maintenance.

1.17.1.3 Marketing and Sales

According to BMI, starting in 2028, lithium supply is projected to fall short of demand. Lithium market demand is expected to grow largely due to the increase in battery production from a global standpoint. Spodumene and lithium carbonate prices are expected to reach their highest price in 2024 and decline gradually to reach a steady state by 2033 of $1,050 USD/t of spodumene and $20,750 USD/t of lithium carbonate.

For the purpose of this Project, sales from 2023 to 2026 are based on the greater of 113 kt of spodumene concentrate or 50% of spodumene concentrate sales at the Piedmont Lithium contract price and the remaining concentrate sales at BMI Q4 2022 spodumene market prices. From 2027 onwards, the entire concentrate sales are settled at BMI Q4 2022 spodumene market prices.

1.17.1.4 Capital Cost

The total capital expenditure (CAPEX) proposed for the project was estimated at $363.5M CAD. It includes capital upgrades such as the filtration plant and dry stacking facilities. The present costs estimate

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pertaining to this study qualifies as Class 3 – Feasibility Study Estimate, as per AACE recommended practice R.P.47R-11. The accuracy of this CAPEX estimate has been assessed at ±20%.

1.17.1.5 Operating Cost

- Mining costs for combined ore and waste are $4.75 CAD /t mined.
- The total on-site operating cost to produce spodumene concentrate is estimated to be $27.00 CAD/t crushed ($220.27 CAD/t concentrate).
- Authier ore purchased for the process plant is $269.82 CAD/t concentrate.
- Selling costs, which are the Transport and Logistics of concentrate costs, are $102.44 CAD/t concentrate.

1.17.1.6 Project Economics

Positive DFS shows value of NAL operation, confirming technical and financial viability over the 20-year life of mine.

- The DFS's NPV and IRR were calculated based on the production of spodumene concentrate at a grade of 5.4% Li_2O over the first four years, then at 5.82% for the following 16 years, for a 20-year life-of-mine.
- Pre-tax net present value (NPV) (8% discount) estimated at $2,001M CAD with pre-tax internal rate of return (IRR) of 4,701%.
- Post-tax NPV (8% discount) estimated at $1,367M CAD with post-tax IRR of 2,545%.

1.17.2 QP Recommendations

Given the technical feasibility and positive economic results of this Report, it is recommended to continue to operate the North American Lithium mine complex.

1.18 REVISION NOTES

This individual Technical Report is the initial report to be issued under the S-K §229.1300 regulations, therefore, no revision note is attached to this individual Technical Report.

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2. INTRODUCTION

2.1 TERMS OF REFERENCE AND PURPOSE OF THE REPORT

This S-K §229.1304 compliant Technical Report Summary (the Report) was prepared at the request of Piedmont Lithium Inc (Piedmont) by Sayona Quebec, based on an existing Technical Report compiled according to the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) reporting guidelines as used in National Instrument 43-101 standards (NI 43-101), which has been previously published and filed by Sayona Mining Limited (Sayona Mining or Sayona).

This DFS Report was prepared to present the Definitive Feasibility study (DFS) outcomes for the North American Lithium Project (NAL). The North American Lithium (NAL) property is wholly owned and operated by Sayona Quebec Inc (Sayona Quebec), with Sayona owning 75% and Piedmont 25% of Sayona Quebec in a Joint Venture agreement.

Sayona, the registrant of the original NI 43-101 compliant Technical Report, engaged the services of BBA Inc. and Synectiq Inc., supporting qualified firms staffed with professional engineers, geologists, and process engineers, to prepare the Technical Report at the Definitive Feasibility Study (DFS) level; using data gathered by the Qualified Persons (QPs) to the disclosure requirements for the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) reporting guidelines as used in National Instrument 43-101 standards (NI 43-101) to compile said report.

Piedmont serves as the registrant of this S-K §229.1304 compliant Technical Report Summary. The statement is based on information provided by Sayona Quebec and reviewed by various professionals and Qualified Persons from Sayona Quebec and Synectic or references to information in this Report may not be used without the written permission of Sayona Quebec.

The purpose of this DFS was to present the Mineral Resources Estimate and Mineral Reserves Estimate, the concentrator metallurgical recoveries, and evaluate the impacts of the lithium market conditions to the Project's economics.

The DFS Report was based upon developing the Project over a 20-year production period, using a conventional open-pit truck and shovel operation and concentration of the ore in the NAL concentrator facility that was re-started in March 2023 with substantial upgrades to produce a spodumene concentrate (5.40% to 5.82% Li_2O).

The DFS Report includes the concentration of the Authier site ore material. The Authier run-of-mine (ROM) ore will be transported to the NAL site, blended with the NAL ore material, and fed to the crusher. In order to get the best overview of the integrated Authier/NAL, it is recommended to review the Updated Feasibility Study Report for the Authier Lithium Project (BBA, 2023).

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2.2 QUALIFICATIONS OF QUALIFIED PERSONS/FIRMS

2.2.1 Contributing Authors

Table 2-1 presents the Qualified Persons (QPs) responsible for each chapter of this Report. The QPs of this Report are in good standing with the appropriate professional institutions.

The QPs have supervised the preparation of this Report and take responsibility for the contents of the Report as set out in Table 2-1. Each QP has also contributed relevant figures, tables, and written information for Chapters 1 (Executive Summary), 21 (Other Relevant Data and Information), 22 (Interpretation and Conclusions), 23 (Recommendations), and 24 (References), 25 (Reliance on Information Supplied by the Registrant).

Table 2-1 – Chapter responsibility.

UDFS CHAPTERS		Qualified Persons
1	Executive Summary	All
2	Introduction	Sylvain Collard, P.Eng.
3	Project Property Description	Jarrett Quinn, P.Eng.
4	Accessibility, Climate, Local Resources, Infrastructure, Physiography	Jarrett Quinn, P.Eng.
5	History	Ehouman N'Dah, P.Geo.
6	Geological Setting and Mineralization and Deposit Types	Ehouman N'Dah, P.Geo.
7	Exploration	Ehouman N'Dah, P.Geo.
8	Sample Preparation, Analyses and Security	Ehouman N'Dah, P.Geo.
9	Data Verification	Ehouman N'Dah, P.Geo.
10	Mineral Processing and Metallurgical Testing	Jarrett Quinn, P.Eng.
11	Mineral Resource Estimates	Ehouman N'Dah, P.Geo.
12	Mineral Reserve Estimates	Philippe Chabot, P.Eng.
13	Mining Methods	Philippe Chabot, P.Eng.
14	Processing and Recovery Methods	Jarrett Quinn, P.Eng.
15	Project Infrastructure	Sylvain Collard, P.Eng.
16	Market Studies and Contracts	Sylvain Collard, P.Eng.
17	Environmental Studies, Permitting, and Social or Community Impact	Sylvain Collard, P.Eng.
18	Capital and Operating Costs	Sylvain Collard, P.Eng.
19	Economic Analysis	Sylvain Collard, P.Eng.
20	Adjacent Properties	Jarrett Quinn, P.Eng.
21	Other Relevant Data and Information	All
22	Interpretation and Conclusions	All
23	Recommendations	All
24	References	All
25	Reliance on Information Supplied by the Registrant	All

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2.2.2 Site Visit

During the initial DFS, the original QP visited the Project and its existing installations on July 18 and July 25, 2022, as part of its mandate.

The 2022 site visits included a field tour of the main geological features visible in the current open pit (Figure 2-1), a tour of the core storage facility (Figure 2-2), visual inspections of drill cores (Figure 2-3), and discussions with geologists and engineers of Sayona Quebec.



Figure 2-1 – View of the open pit visited during the site tour.



Figure 2-2 – Core storage facility at the Project site.

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SGS
SGS

Figure 2-3 – Core review at the core storage facility.

Selected drillhole collars in the field were also validated. The site visits also included a review of the sampling and assay procedures, QA/QC program, downhole survey methodologies, and the descriptions of lithologies, alteration and structures (Figure 2-3).

These site visits allowed the QP to make certain recommendations, mainly the need for a resampling program to obtain additional data (Li_2O% assays, Fe% content, density measurements) that was immediately initiated and included in the current database.

In relation to the current TRS, the QP's listed in Table 2-1 are responsible for the content of this Report. The QP's for the TRS reviewed all data from the DFS upon which the TRS is based and amended, altered, or updated the data for the purposes of currency and accuracy. All listed QP's are employees of Sayona Quebec or Synectiq.

The Sayona QP's visit frequently and work at the NAL site. They have actively participated in the design of the mine plan, geological monitoring, ore processing operations, budget and forecast. They are in constant communication with the DFS QP and as such they are involved in and around the property as part of their duties and therefore no specific site visit date is considered relevant.

52

North American Lithium DFS Technical Report Summary – Quebec, Canada 53 2.3 SOURCE OF INFORMATION The reports and documentation listed in Chapters 24 and 25 were used to support the preparation of the DFS Report on which the Technical Report is based. Additional information was sought from NAL personnel, where required. Sections from reports authored by other consultants may have been directly quoted or summarized in this Report and are so indicated, where appropriate. The Report has been completed using the aforementioned sources of information as well as available information contained in, but not limited to, the following reports, documents, and discussions: • Technical discussions with NAL and Sayona Quebec personnel; • Technical information provided by NAL and Sayona Quebec personnel; • Economic analysis provided by Philippe Pourreaux, PricewaterhouseCooper (PwC); • DFS Authors’ personal inspections of the Property; • Internal unpublished reports received from NAL; • Additional information from public domain sources. 2.4 UNITS OF MEASURE & GLOSSARY OF TERMS Unless otherwise specified or noted, this Report uses the following assumptions and units: • All measurements are in metric units. • Currency is in Canadian dollars (CAD or $). • Metal prices are expressed in Canadian dollars (CAD or $); selling prices are in USD. This Report includes technical information that required subsequent calculations to derive subtotals, totals, and weighted averages. Such calculations inherently involve a degree of rounding and consequently introduce a margin of error. Where these occur, the authors consider them immaterial. North American Lithium DFS Technical Report Summary – Quebec, Canada 54 Table 2-2 – List of Abbreviations and Units of Measurement. Abbreviations and Units of Measurement Abbreviation Description 3D Three dimensional AACE Association for the Advancement of Cost Engineering ActLabs Techni-Lab SGB Ag Silver AGAT AGAT Laboratories Ltd. Ai Abrasion index AISC All-in sustaining cost ALS ALS Laboratory Group AMC AMC Mining Consultants (Canada) Ltd. ARD Acid Rock Drainage ASX Australian Securities Exchange Ltd. BBA BBA Engineering Inc. BFA Bench face angles Bi Bismuth BM Block model BMI Benchmark Minerals Intelligence BO3 Borate BWi Ball mill work index CAD Canadian Dollar CAGR compound annual growth rate C-ALS Cavity autoscanning laser system Cambior Cambior Inc. CAPEX Capital expenditure CDA Canadian Dam Association CEAA Canadian Environmental Assessment Agency CIM Canadian Institute of Mining, Metallurgy and Petroleum CLC Canada Lithium Corp. CN Cyanide CN Canadian National COG Cut-off grade CRM Certified reference materials Cs Cesium CV Coefficient of variation CWI Crushing work index North American Lithium DFS Technical Report Summary – Quebec, Canada 55 DCF Discounted cash flow DDH Diamond drillhole DFO Department of Fisheries and Oceans of Canada DFS Definitive Feasibility Study DIL Diluvio deposit DMS Dense media separation DTM Digital terrain model EBITDA Earnings Before Interest, Taxes, Depreciation, and Amortization EDF Environmental Design Flood EFE Exceptional forest ecosystem EGM Engineering geology model EOY End of year EPCM Engineering, procurement and construction management EQA Environment Quality Act ESIA Environmental and Social Impact Assessment ESR Excellence in Social Responsibility ESS Energy storage systems EVs Electric vehicles Fe Iron FEL Front-end loader FOB Freight-on-board FOS Factor of safety FoS Factor of stability FS Feasibility Study FY Fiscal year G&A General and Administration Geo Labs Geoscience Laboratories GET Ground engaging tools GHG Greenhouse gas Golder Golder Associates GSC Geological Survey of Canada Hbl Hornblende HDPE High-density polyethylene H2O Water HLS Heavy-liquid separation IBA Impact Benefit Agreement ICP-AES Inductively coupled plasma – atomic emission spectroscopy North American Lithium DFS Technical Report Summary – Quebec, Canada 56 ICP-OES Inductively coupled plasma – optical emission spectrometry ID Inverse distance ID2 Inverse distance squared ID3 Inverse distance cubed InnovExplo InnovExplo Inc. IRA Inter-ramp angles IRR Internal rate of return IW Independent witness JBNQA James Bay and Northern Quebec Agreement JORC Joint Ore Reserves Committee JV Joint venture KE Kriging efficiency KNA Kriging neighbourhood analysis KPI Key production indicator kt LCE thousand tonnes lithium carbonate equivalent LAN Lithium Amérique du Nord LCE Lithium carbonate equivalent LCT Li-Cs-Ta (Lithium, cesium, tantalum) LG Low grade Li Lithium LIMS Low-intensity magnetic separator Li2O Lithium oxide LiOH.H2O Lithium hydroxide monohydrate LLDPE Linear low-density polyethylene LOM Life of mine LSB Loi sur la sécurité des barrages (The Dam Safety Law applied in Québec) LV Low voltage m.a.s.l. Metres above sea level MDMER Metal and Diamond Mining Effluent Regulations MELCC Ministère de l’Environnement, et de la Lutte contre les changements climatiques, (now MELCCFP) MELCCFP Ministère de l’Environnement, de la Lutte contre les changements climatiques,de la Faune et des Parcs (formerly MELCC) MFFP Ministry of Forest, Fauna and Parks MIBC Methyl isobutyl carbinol ML Metals leaching Mo Molybdenum. MRE Mineral resource estimate

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North American Lithium DFS Technical Report Summary – Quebec, Canada

MRNF	*Ministère des Resources naturelles et des Forêts (formerly MERN)*
MSO	Mine stope optimization
MSSO	MineSight Schedule Optimizer
MTOs	Material take-offs
MV	Medium voltage
Na_2CO_3	Soda ash
NAD	North American Datum
NAG	Non-acid Generating
NAL	North American Lithium
NaOH	Sodium hydroxide
Nb-Y-F (or NYF)	Niobium-yttrium-fluorine
NCF	Net cash flow
NIR	Near infrared
NN	Nearest neighbour
NPV	Net present value
NSR	Net smelter return
OBP-2	Overburden pile 2
OK	Ordinary kriging
OPEX	Operational expenditure
PCBs	Polychlorinated biphenyls
PEA	Preliminary economic assessment
PFS	Pre-feasibility study
PGA	Potential gravity acceleration
PMF	Probable maximum flood
PO_4	Phosphate ion
POV	Pre-operational verification
PwC	PricewaterhouseCoopers
Q1	First quarter
Q2	Second quarter
Q3	Third quarter
Q4	Fourth quarter
QA/QC	Quality Assurance / Quality Control
QLC	Quebec Lithium Corporation
Rb	Rubidium
REE	Rare earth elements
RNC	Royal Nickel Corporation
RNC Media	Radio Nord Communications Inc.

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ROM	Run of mine
ROMPad	Run of Mine pad
RPA	Roscoe, Postle & Associates
RQD	Rock quality designation
RSB	Régulation sur la sécurité des barrages
RTK	Real time kinematic
SAD	Abitibi RCM's territory development and activities plan
Sayona	Sayona Québec
SD	Standard deviation
SEC	Study of the environmental character
SG	Specific gravity
SGS	SGS Lakefield
Sn	Tin
Spd	Spodumene
SNC	Surveyor, Nenniger et Chênevert Inc.
std	Standard
ST-H	High-grade standard
ST-L	Low-grade standard
TMF	Tailings management facility
TSF	Tailings storage facility
TSF-1	Tailings Storage Facility 1 (Conventional tailings pond)
TSF-2	Tailings Storage Facility 2 (Dry-stacked tailings area)
TSS	Total suspended solids
UFCF	Unlevered free cash flow
U/G	Underground
URSTM	Unité de Recherche et de Service en Technologie Minérales
USD	United States dollar
WBS	Work breakdown structure
WHIMS	Wet high-intensity magnetic separation
WMP	Water Management Plan
WRP-2	Waste rock pile 2
WRP-3	Waste rock pile 3
XRD	X-ray diffraction

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3. PROPERTY DESCRIPTION

3.1 PROPERTY LOCATION, COUNTRY, REGIONAL AND GOVERNMENT SETTING

The Property is situated in La Corne Township in the Abitibi-Témiscamingue region, approximately 38 km southeast of Amos, 15 km west of Barraute and 60 km north of Val-d'Or in the Province of Québec, Canada (Figure 3-2). The site is approximately 550 km north of Montréal and is serviced by road, rail, and air. As of March 27, 2023, the North American Lithium (NAL) Property consists of a contiguous group of 42 mineral titles including 1 mining lease and 41 claims, covering 1,492.56 ha. The Property is centered near coordinates 291,964 m E and 5,365,763 m N (48°24'24"N, 77°49'50W, see Figure 3-1), Zone 18N as located on the NTS map sheet 32C5 (Figure 3-3).


Lithium Amérique du Nord

Figure 3-1 – NAL property location coordinates (Source: Google Earth).

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Amos
Barraute
La Corne
Val-d'Or
SAYONA
Saint-Mathieu
Vassan
Malartic
Senneterre
North American Lithium
395
397
386
113
111
117
0 5 10 20 km
N

Figure 3-2 – Approximate Property Location.

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-500000
0
500000
1500000
1000000
500000
NAL
ONTARIO
ÉTATS-UNIS
NOUVEAU-BRUNSWICK
Property Overview Map
Projection NAD83 / Quebec Lambert
SAYONA

Figure 3-3 – Property Overview Map.

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Canada is a North American country with its center of government in Ottawa located in the Province of Ontario. Canada is a constitutional monarchy which forms part of the British Commonwealth, and it is ruled by a parliamentary democratic government. The Crown assumes the roles of the executive, as the Crown-in-Council; the legislative, as the Crown-in-Parliament; and the judicial, as the Crown-on-the-Bench.

The country is politically stable, comprised of ten provinces and three territories, of which Québec is one. The Canadian Federation is currently governed by the elected Liberal Party of Canada, while the province of Québec is governed by the Coalition Avenir Québec.

3.2 MINERAL TENURE, AGREEMENT AND ROYALTIES

3.2.1 Surface Rights

In the province of Québec, the Mining Act governs the management of mineral resources and the granting of exploration rights for mineral substances during the exploration phase. It also deals with the granting of rights pertaining to the use of these substances during the mining phase. Finally, the act establishes the rights and obligations of the holders of mining rights to ensure maximum development of Québec's mineral resources.

Claim status was verified using GESTIM, the Québec government's online claim management system. As of March 27, 2023, the North American Lithium (NAL) Property consists of a contiguous group of 42 mineral titles (41 claims, 1 mining lease (Table 3-1 and Figure 3-4) covering 1,492.56 ha.

On August 26, 2021, Sayona Québec, a joint-venture of subsidiary company of Sayona Mining Limited (75%) and Piedmont Lithium Inc. (25%) Ltd., acquired NAL. At the time, all claims (19) were registered in the name of NAL for a total area of 583.51 ha. The mining lease (BM1005) is also under NAL's name and covers an area of 116.4 Ha. The mining lease was granted to Québec Lithium on May 29, 2012, on the basis of a prefeasibility study (PFS) pit filed at the time in support of the application to be granted such a lease. The mining lease has an initial term of 20 years, expiring on May 28, 2032.

Since the acquisition of the Project, NAL acquired 20 claims spanning roughly 750 ha from Resources Jourdan Inc. and two claims with a total area of 42.3 ha from Lise Daigle.

A detailed list of the NAL mining titles is presented in Table 3-1.

The author has not verified the legal titles to the Property or any underlying agreement(s) that may exist concerning the licenses or other agreement(s) between third parties.

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Table 3-1 – Mining titles list and details.

Claim Name	Claim Status	Issue Date	Anniversary Date	Area (ha)	Owner	Work Required for Renewal
BM 1005	Active	May 29, 2012	May 28, 2032	116.39	Lithium Amérique du Nord Inc. 100%	$0
CDC 2145325	Active	March 17, 2008	November 24, 2024	31.25	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2145326	Active	March 17, 2008	November 24, 2024	32.12	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2145327	Active	March 17, 2008	November 24, 2024	42.85	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2145328	Active	March 17, 2008	November 24, 2024	41.64	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2145329	Active	March 17, 2008	November 24, 2024	16.76	Lithium Amérique du Nord Inc. 100%	$1,000
CDC 2145330	Active	March 17, 2008	November 24, 2024	23.81	Lithium Amérique du Nord Inc. 100%	$1,000
CDC 2145331	Active	March 17, 2008	November 24, 2024	15.29	Lithium Amérique du Nord Inc. 100%	$1,000
CDC 2145332	Active	March 17, 2008	November 24, 2024	22.75	Lithium Amérique du Nord Inc. 100%	$1,000
CDC 2145333	Active	March 17, 2008	November 24, 2024	46.94	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2145334	Active	March 17, 2008	November 24, 2024	17.59	Lithium Amérique du Nord Inc. 100%	$1,000
CDC 2145335	Active	March 17, 2008	November 24, 2024	1.53	Lithium Amérique du Nord Inc. 100%	$1,000
CDC 2145336	Active	March 17, 2008	November 24, 2024	35.92	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2154760	Active	May 26, 2008	May 25, 2023	41.71	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2154761	Active	May 26, 2008	May 25, 2023	41.64	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2154987	Active	May 26, 2008	February 2, 2023	42.15	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2154988	Active	May 26, 2008	February 2, 2023	42.15	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2154989	Active	May 26, 2008	February 2, 2023	42.68	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2154990	Active	May 26, 2008	February 2, 2023	42.65	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2154991	Active	May 26, 2008	February 2, 2023	42.67	Lithium Amérique du Nord Inc. 100%	$2,500
CDC 2154992	Active	May 26, 2008	February 2, 2023	21.45	Lithium Amérique du Nord Inc. 100%	$1,000
CDC 2154993	Active	May 26, 2008	February 2, 2023	21.31	Lithium Amérique du Nord Inc.100%	$1,000
CDC 2167933	Active	July 28, 2008	July 27, 2023	43.07	Lithium Amérique du Nord Inc.100%	$2,500
CDC 2167934	Active	July 28, 2008	July 28, 2023	42.63	Lithium Amérique du Nord Inc.100%	$2,500
CDC 2167935	Active	July 28, 2008	July 29, 2023	42.67	Lithium Amérique du Nord Inc.100%	$2,500
CDC 2167936	Active	July 28, 2008	July 30, 2023	42.71	Lithium Amérique du Nord Inc.100%	$2,500
CDC 2167937	Active	July 28, 2008	July 31, 2023	42.71	Lithium Amérique du Nord Inc.100%	$2,500
CDC 2167938	Active	July 28, 2008	August 1, 2023	42.71	Lithium Amérique du Nord Inc.100%	$2,500
CDC 2444462	Active	May 11, 2016	May 10, 2023	21.66	Lithium Amérique du Nord Inc.100%	$500
CDC 2444463	Active	May 11, 2016	May 10, 2023	13.53	Lithium Amérique du Nord Inc.100%	$500
CDC 2490652	Active	April 25, 2017	April 24, 2024	4.21	Lithium Amérique du Nord Inc.100%	$500
CDC 2490653	Active	April 25, 2017	April 24, 2024	10.67	Lithium Amérique du Nord Inc. 100%	$500
CDC 2490654	Active	April 25, 2017	April 24, 2024	37.72	Lithium Amérique du Nord Inc. 100%	$1,200
CDC 2490655	Active	April 25, 2017	April 24, 2024	26.5	Lithium Amérique du Nord Inc. 100%	$1,200
CDC 2490656	Active	April 25, 2017	April 24, 2024	44.59	Lithium Amérique du Nord Inc. 100%	$1,200
CDC 2520959	Active	July 19, 2018	July 18, 2023	42.99	Lithium Amérique du Nord Inc. 100%	$1,200
CDC 2521244	Active	July 20, 2018	July 18, 2023	57.2	Lithium Amérique du Nord Inc. 100%	$1,200
CDC 2521245	Active	July 20, 2018	July 18, 2023	57.2	Lithium Amérique du Nord Inc. 100%	$1,200
CDC 2521246	Active	July 20, 2018	July 18, 2023	57.2	Lithium Amérique du Nord Inc. 100%	$1,200
CDC 2521247	Active	July 20, 2018	July 18, 2023	37.03	Lithium Amérique du Nord Inc. 100%	$1,200
CDC 2569722	Active	June 23, 2020	June 22, 2023	20.53	Lithium Amérique du Nord Inc. 100%	$500
CDC 2569723	Active	June 23, 2020	June 22, 2023	21.78	Lithium Amérique du Nord Inc. 100%	$500
Total				**1,492.56**		**$68,100**

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N
2490655
2490656
2154992
2154993
2154989
2154990
2154991
2145335
2145336
2490653
2490654
2490652
2520959
32 C/05
2145331
2145332
2145333
2145334
2444463
2569723
2154987
2154988
2145330
BM 1005
2444462
2569722
2145325
2145326
2145327
2145328
2145329
2154760
2154761
2521244
2521245
2521246
2521247
2167933
2167934
2167935
2167936
2167937
2167938
1 km
Claim LAN
Adjacent properties
Entreprises Minières Globex 100 %
First Energy Metals limited 100 %
Glenn Griesbach 100 %
Frédéric Bergeron 100 %
Musk Metals Corp. 100 %
Mines Abcourt inc. 100 %
Ressources Jourdan inc. 100 %

Figure 3-4 – Map showing NAL mineral titles.

3.2.2 Mineral Rights and Permitting

Permits are required for any exploration program that involves tree cutting (to create access roads or drill pads or, in preparation for mechanical outcrop stripping, for example). Permits are issued by the Ministère des Resources naturelles et des Forêts (MRNF). Permitting timelines are typically three to four weeks. Additional permitting requirements are needed when drilling on the historical tailings sites. Permits are also necessary for the exploitation of the mine. NAL operations have obtained all necessary permits from government agencies to allow for surface drilling on the NAL Property. All necessary regulatory permits required for the operation of the NAL mine since its construction are listed below.

Major existing permits and authorizations include:

- Ore treatment plant (concentrator) and refinery.
- Construction of tailings accumulation areas.
- Overburden stockpile #2.
- Operation of a spodumene surface mine in La Corne.

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- Operation of the concentrator and the refinery.
- Wastewater treatment system.
- Open pit mining.

A complete list of permits and authorizations for the Project can be found in Chapter 17.

3.2.3 Agreements and Royalties

There are no royalties applicable to any mineral substances extracted from the lands subject to the aforementioned mining titles.

The author did not verify the legality or terms of any underlying agreement(s) that may exist concerning the Project ownership, permits, offtake agreements, license agreements, royalties, or other agreement(s) between NAL / Sayona Québec and any third parties.

3.3 ENVIRONMENTAL LIABILITIES AND OTHER PERMITTING REQUIREMENTS

The author is not aware of any environmental liabilities, other than those mentioned here, to which the Property is subject, other than the normal licensing and permitting requirements that must be made prior to undertaking certain operations and environmental restrictions as set forth in the Provincial Mining Act and Regulations.

There were no outstanding liabilities on the old mining site prior to the resumption of operations in 2013 as a previous owner of the claims, Cambior Inc., had completed the full rehabilitation to the satisfaction of the MRNF and in conformity with provincial safety standards, as well as received confirmation from the authorities for the completion of the work. Such rehabilitation of the mine site included the complete removal of all underground and surface plant and equipment, the mine's head frame, the railway spur connecting to the Canadian National (CN) railway line, and all office buildings and other structures, which was completed from 1975 through 2001. The crown pillar was fenced off and all openings sealed.

Old tailings were stored within two dams located to the north of the mine area in a west-east trending valley between Lac Lortie and Lac Roy. There is an estimated 700,000-750,000 t of material stored there, mostly quartz and feldspar sand (Karpoff, 1993). Tailings rehabilitation included covering them with soil and vegetation.

In 2009, a study of the environmental character (SEC) of the Property was initiated by Genivar Inc. of Amos, Québec, which was then pursued and completed by Project personnel prior to resuming production mid-2013. The objective of the SEC was to outline all environmental concerns and constraints for the proposed development of an open-pit mining operation.

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An environmental baseline study for the Project, begun in October 2009, was incorporated into the final SEC report. This was the first step towards obtaining the permits and authorizations from regulatory authorities to permit the construction of new infrastructure and pre-stripping of the deposit in 2012. New office buildings, sheds, warehouse, and a processing plant, all located about 1 km west of the mining pit area, were permitted and constructed prior to launching open-pit operations in mid-2013. A tailings storage facility (TSF) with a five-year storage capacity was constructed some 500 m south of the processing plant, which now has approximately a year left of capacity in its actual state for the storage of Spodumene tailings.

TSF-1 is scheduled to be raised to elevation 407 m in Year 0. The membrane will be raised to an elevation of 403.5 m during this period. This represents 2.5 Mm3 of tailings storage capacity being created or two and a half (2.5) years of storage capacity for concentrator tailings at elevation 403.5. The membrane can further be raised to 407 m to accommodate an additional 2 years of deposition. Although not forming part of this feasibility study, should a conversion plant be planned, the lined facility could be used for the storage of conversion plant residues at the start of Year 1, providing sufficient LOM capacity in TSF-1 for conversion plant residues. This notwithstanding a second TSF will be required in the short- to medium-term for the storage of LOM concentrator tailings.

NAL also has two planned waste rock piles, currently located 1.5 km and 2.5 km from the pit. Both piles, as well as the dykes surrounding the TSF-2, have the capacity to store the required 172.7 Mt of waste rock over the LOM in their final expansion stage. Waste Rock Piles 2 and 3 expansions have been designed to reach the final required capacity and are currently undergoing the permitting process.

The only environmental liabilities are known contaminated soils. The other infrastructures are covered by the restoration plan and the financial guarantee deposited with the MRNF.

3.4 MINERAL AND SURFACE PURCHASE AGREEMENTS

In addition to the mining rights described above, NAL holds five surface leases on lands of the domain of the State (referred to below as Public Land Leases), which it rents or plans to rent from the Ministère des Resources naturelles et des Forêts (MRNF) for the utilization and rights shown in Table 3-2. A request for an extension of the leases for the waste stockpile 2 and the waste stockpile 3 has been sent to the MRNF as well as a request for a new lease for the future TSF 2.

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Table 3-2 – NAL Public land leases.

MRNF Lease #	Land Lease Description	Area (ha)
82373700	Public Land Lease – Surface Infrastructures	43.2
824391/41818908	Public Land Lease – Waste Stockpile 3	118.6
82439000	Public Land Lease – Overburden stockpile	30.8
82439400	Public Land Lease – Access Road and Mineral stockpile	96.3
82439200	Public Land Lease – TSF1	104.9
82438600	Public Land Lease – Lac Lortie North well (OW-11-03)	1.0
Total		**394.8**

3.5 OTHER SIGNIFICANT FACTORS AND RISKS

To the author's knowledge, there are no significant factors, risks or legal issues that may affect access, title, the right, or ability to perform work on the Property.

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4. ACCESSIBILITY, CLIMATE, PHYSIOGRAPHY, LOCAL RESOURCES, AND INFRASTRUCTURE

4.1 ACCESSIBILITY

The Property is located approximately 60 km north of Val-d'Or, Québec, and 38 km southeast of Amos, Québec, and is accessible by provincial Highway 111, connecting Val-d'Or and Amos, or alternatively by provincial Highway 397, connecting Val-d'Or and Barraute (Figure 4-1). An all-weather secondary road, known as Route du Lithium, connecting the site to the Val-d'Or – Amos highway, which was used to traverse the Property and factually caused constraint to the pit operations, has now been relocated to avoid the mining area. The site is also accessible from Mont-Vidéo, through an all-weather road that connects further east to the Val-d'Or – Barraute highway.

Val-d'Or and Rouyn-Noranda are serviced daily by regional air carriers, while small craft landing areas are also located in these towns and nearby Amos. The closest all-weather landing strip and helipad is located at Amos now that the small aircraft landing strip, once located at Mont-Vidéo to the east of the Property, was converted into the new all-weather gravel road circumventing the mine site.

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Amos
Landrienne
Saint-Marc-de-Figuery
Barraute
La Corne
Property
Roads
Railways
N
0 2 4 6 8 10 km

Figure 4-1 – Location of the NAL Property (Source: Google Earth).

4.2 TOPOGRAPHY, ELEVATION, VEGETATION AND CLIMATE

4.2.1 Physiography

The Property contains small hills and is located at a mean elevation of 400 masl, but the topography is generally flat with swamps, sand plains and an esker along its edge.

Granitic intrusions, which are part of the La Corne pluton, underlie nearly all of the hilly area (Figure 4-2 and Figure 4-3; Tremblay 1950). The volcanic rocks adjacent to this pluton have been altered to hornblende (Hbl) schists, which are very resistant to weathering and now form the highest hills (Figure 4-4; Tremblay 1950). In the early 1950s, the hills were covered with dense forest growth consisting mainly of hardwoods (Dawson 1966). Most of the outcrops of spodumene-bearing (Spd) pegmatite occur on the top of a ridge that rises to an elevation of approximately 150 ft (~45 m) above Lac Lortie. This ridge can be traced for approximately 2,000 ft (~610 m) in an east-west direction.

The eskers were originally covered by dense stands of jack pine with some areas of hardwoods (Dawson 1966). The lowlands represent a very gently rolling landform with relief that rarely reaches 100 ft (~30 m) above the adjoining waterways (Dawson 1966). They are dissected by shallow stream valleys and contain

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large muskegs where drainage is poor (Dawson 1966). Due to its even surface and clay bottom, this plain is a good farming area (Tremblay 1950). The lowlands were originally covered with dense stands of softwoods. Outcrops are very scarce as the showing is almost entirely covered by a thick growth of timber and a light mantle of sand and gravel (Tremblay, 1950).

The region's landscape typically features mixed forest to the south, while boreal forest covers the northern section, notably along the Amos – La Sarre corridor. Wholesale timber logging activities took place locally during the '50s and '60s, until the '80s, when reforestation was undertaken. As the mine is a recently reclaimed site and also because all timber had been cut earlier, vegetation is limited to spruce with jack pine and alders in regrowth near the site.

Figure 4-2 shows the main existing and planned site infrastructure for the Project. The highlighted features include the fully developed open pit, the existing and expanded tailings storage facilities, the waste rock, and overburden piles, as well as various other pads associated with the life of mine (LOM) pit plan, plant facilities, as well as the neighboring infrastructure, landscape, and roads.


290 000
292 000
N
PROPOSED TOPSOIL PILE 2
EXISTING WASTE PILE 2
PROPOSED TOPSOIL PILE 1
EXISTING LAYDOWN AREA
5 366 000
PROPOSED WASTE PILE 3
PROPOSED FUEL PAD
PROPOSED FINE ORE BIN BYPASS STORAGE SYSTEM
FINAL PIT
PROPOSED OVERBURDEN PILE #2
EXISTING PROCESS PLANT
EXISTING CRUSHER PLANT
EXISTING OVERBURDEN PILE 1
EXISTING PROCESS WATER POND
PROPOSED TAILINGS MANAGEMENT FACILITY #2
EXISTING TAILINGS MANAGEMENT FACILITY # 1
5 364 000
0 400 800 1200 1600 2000 m
PROPOSED FILTER PLANT

Figure 4-2 – General arrangement of existing and planned infrastructure at the mine site.

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Figure 4-3 and Figure 4-4 show the relief and vegetation of the property adjacent to the mine site, as well as the location of the mine and tailings facility in relation to the processing plant.





Figure 4-3 – View looking northwesterly across the plant and mine site.

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Figure 4-4 – View looking southeasterly showing the plant facilities in the foreground of the tailings impoundment area.

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4.2.2 Climate

The Val-d'Or area experiences a subarctic continental sub-humid climate, characterized by short, cool summers and long, cold winters. The nearest weather monitoring station with data on climate normals maintained by Environment Canada (climat.meteo.gc.ca) is the Amos station, approximately 38 km northwest of the Property. According to the available data collected at this weather station from 1981-2010, the average daily temperature for January was -17.2 °C and the daily average temperature in July was 17.4 °C. The record low during this period was -52.8 °C, and the record high was 37.2 °C.

Data collected from the Amos weather station from 1981 to 2010 indicates that the total annual precipitation was 929.0 mm, with peak rainfall occurring during July (112.1 mm average), August (98.3 mm average) and September (106.7 mm average). Snowfall is light to moderate, with an annual average of 253.3 cm. Snow typically accumulates from October to April, with a peak snowfall occurring in November (45.0 cm average), December (58.5 cm average) and January (55.6 cm average); during this period, snowpack averages 39 cm depth, with a maximum depth of approximately 142 cm. On average, the Property is frost-free for 97 days, though discontinuous permafrost exists in the area. Hours of sunlight vary from 15.5 hours at the summer solstice in June to 8.1 hours at the winter solstice in December.

The climatic conditions at the Property do not significantly impede the Project or hinder exploration or mining activities, beyond seasonal consideration for certain works (e.g., drilling muskeg swamps during winter freeze).

4.2.3 Vegetation

The regional study zone is located within the western balsam fir-yellow birch bioclimatic domain. The forest landscape is dominated by stands of pine and white spruce, intermingling with white birch trees. The regional study zone includes several open environments, e.g., farmer's fields, non-forest wetlands, recent logging areas, etc., but is nonetheless primarily comprised of forest. Conifer stands predominate, followed by mixed stands. Hardwood or deciduous stands are less frequent and consist almost solely of young stands or trees undergoing regeneration. The numerous disturbances of the late '70s, e.g., epidemics, logging, plantations, and windfall, all resulted in major occurrences of these types of stands.

According to the Centre de données sur le patrimoine naturel du Québec (CDPNQ), the sector concerned by the Project does not include any plant species designated as threatened, vulnerable or likely to be thus designated. Any special-status species have been observed in the ESIA baseline studies.

The sector contains no exceptional forest ecosystems (EFEs), forest stands with a phytosociological interest or biological refuges. Furthermore, the past few years have seen considerable logging activity.

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4.3 LOCAL INFRASTRUCTURE AND RESOURCES

4.3.1 Airports, Rail Terminals, and Bus Services

The town of Val-d'Or, with a population of approximately 33,870 residents (Statistics Canada, 2016), is located 60 km south of the Property, along the provincial Highway 111. Since Val-d'Or was founded in the 1920s, it has been a mining service centre. Val-d'Or is one of the largest communities in the Abitibi region and has all major services, including an airport with scheduled service from Montréal. Canadian National (CN) railway line is about 49 km east of the Property, connecting east through to Montréal and west to the North American rail network. Val-d'Or is a 6-hour drive from Montréal, and there are daily bus services between Montréal and the other cities and towns in the Abitibi region.

The town of Amos, with a population of roughly 13,000 residents, is located roughly 40 km northwest of the NAL site. Amos is served by highways 109, 111, and 395 and the Amos/Magny airport.

4.3.2 Local Workforce

According to the 2016 census prepared by Statistics Canada, the population of the MRC of La Vallée-de-l'Or was 43,226 people, with 66% of the residents aged 15-64, and an average of 41 years old. Male population accounts for 51% of the population, 49% is female, and 8.5% is Aboriginal. In 2016, 64.4% of the population participated in the labor force, with 14.2% of the labor force employed in the "mining, quarrying, and oil and gas extraction" category. This portion of the workforce is experienced in mining operations, as they are currently employed at exploration and gold mines located elsewhere in the Abitibi region. Local resources also include commercial laboratories, drilling companies, exploration service companies, engineering consultants, construction contractors and equipment suppliers.

4.3.3 Additional Support Services

Additional services within the town of Val-d'Or include the Val-d'Or Hospital, grocery stores, fuel stations, financial institutions, and hotels. Val-d'Or has a Canada Post office and additional shipping/freight services by several providers. Landline telephone, mobile service, high-speed internet, and satellite internet are available in town and the vicinity.

A high-voltage power line (120 kV) passes approximately 2 km to the west of the Property and a 25 kV electric line, running along the Route du Lithium, services the Mont-Vidéo ski and recreation area. An Astral Media Inc. radio tower was relocated off-property in 2012.

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The Lac Lortie, located immediately to the north of the pit area, has provided some water for drilling, and was once considered for use as a primary water source for the Project; however, most of the water for use for production purposes is now planned to be recycled from the TSF.

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5. HISTORY

5.1 GENERAL

There is a large amount of historical information relating to the exploration and mining activities on the Property, which has been summarized in the following reports:

- Stone, M. and Selway, J., Technical Report of December 2009.
- Stone, M. and Ilieva, T., Technical Report of April 2010.
- Lavery, M.E. and Stone, M., Technical Report of November 2010.
- Hardy, C.A. and al., Technical Report of August 2017 (unpublished).

The compilation work was assisted by published reports, internal reports, drill logs and available assessment files from the Ministère des Ressources naturelles et des Fôrets (MRNF). Historic annual mine reports are missing for the period of 1958 to 1962. Drilling information for all historic underground and some surface holes are incomplete or missing.

Table 5-1 summarizes ownership and historic exploration completed on the Property. A qualified person has not done sufficient work to classify the historical estimates or to verify their accuracy as presented in Table 5-1.

Table 5-1 – Summary of ownership and historic activities.

Year	Company/Ownership	Main Activity/Event	Main Result
1942	Sullivan	Prospecting.	Discovery of spodumene pegmatite.
1942-1943	Dumont	Diamond drilling.	17 holes (3,598.9 ft).
1946	Nepheline Products Ltd. and Great Lakes Carbon Corporation	Prospecting, trenching, diamond drilling bulk sampling.	Sufficient material discovered for mining, 6 holes (2,088 ft) - results encouraging.
1947	La Corne Lithium Mines Ltd.	Company was established.	
1950	Lakefield Research Ltd.	Nepheline Products Ltd. Changed name to Lakefield Research Ltd.	
1952-1953	La Corne Lithium Mines Ltd.	Diamond drilling.	+30,000 ft drilled; several spodumene pegmatites intersected.
1954	Québec Lithium Corp.	Acquires the Property, surface diamond drilling, shaft sinking mine and mill development.	
1955	Québec Lithium Corp.	Mine and mill development.	Shaft completed to 560 ft depth.
		Three underground levels (150 ft, 275 ft and 400 ft).	
		Underground drilling.	118 drillholes (+22,000 ft).
1956	Québec Lithium Corp.	Mining, underground drilling.	1,100 tons/d (~1,000 t/d); 325 drillholes totalling +53,000 ft (+16,150 m).
1957	Québec Lithium Corp.	Mining, surface diamond drilling totalling 58,920 ft.	1,250 tons/d (1,135 t/d), total 513,403 tons (465,750 t).
1959	Québec Lithium Corp.	Construction of lithium refinery commences.	

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Year	Company/Ownership	Main Activity/Event	Main Result
1960	Québec Lithium Corp.	Refinery operational.	
1963	Québec Lithium Corp.	Production of lithium hydroxide begins.	
1963-1964	Québec Lithium Corp.	Mining and refining.	76,856 tons (69,722 t) of ore hoisted; year-end reserves of broken ore were 198,998 tons (180,528 t).
1965-1966	Québec Lithium Corp.	Mining and refining.	62,479 tons (56,680 t) of ore hoisted; year-end reserves of broken ore were 249,842 tons (226,653 t).
1974	Sullivan Mining Group	FS on the re-opening of the Québec Lithium mine prepared, mining, processing, historic resource estimate.	LOM is 2 1/2 years at 1,000 t/d, 2,100 ft (640 m) of cross-cutting and 3,500 ft (1,067 m) of drifting, 17,347,000 t of ore estimated at 1.14% Li_2O.
1977	Sullivan Mining Group	1974 resource confirmed.	
1979	Sullivan Mining Group	Diamond drilling.	7 holes (5,320 ft (1,621 m)).
1985	Sullivan Mining Group	Diamond drilling.	2 holes (504 ft (154 m)).
1987	Cambior	Acquired the Property.	
1990-1991	Cambior	Mining facilities sold.	Site rehabilitated.
1993	Cambior	Report summarizing historic mining activities (Karpoff, 1993).	
2000	Cambior	Report approving the rehabilitation.	
2001	Cambior	Grab samples.	
2008	Canada Lithium Corp.	Metallurgical testwork to produce battery grade lithium carbonate. Drilling 8 holes.	Metallurgical testing results encouraging.
2009	Canada Lithium Corp.	Mine data digitally compiled, diamond drilling program, twinning and infill.	A first in-house resources estimate from historical compilation; 30-40 Mt at 1.1-1.2% Li_2O. Twinning and infill; 38 drillholes (9,648 m).
2010	Canada Lithium Corp.	New resource estimate by Caracle Creek, diamond drilling program.	Metallurgical testwork; 67 drillholes (1,010 m); Infill and extension drilling 45 drillholes (6,938 m); A new resource model and estimate is announced (CCIC): Measured & Indicated: 46.6 Mt at 1.19% Li_2O.
2011	Canada Lithium Corp.	PFS, diamond drilling program, RPA conduct independent review of the resources.	RPA downgrades the resources estimate; Infill and extension drilling 63 drillholes (12,003 m); AMC report updated resource estimate: Measured & Indicated: 32.24 Mt at 1.19% Li_2O.
2012	Canada Lithium Corp.	FS completed, construction of mine and plant commences and production launched late 2012.	Production: 20,600 t at 1.07% Li_2O mined; 1,316 t milled.
2013	Canada Lithium Corp.	Commissioning and ramp up in production.	Production: 303,200 t at 0.99% Li_2O mined; 259,834 t milled.
2014	Canada Lithium Corp. (Restructured)	Project delivery delays and financial difficulties; Ownership change: CLQ is restructured and becomes Québec Lithium Corp. (QLI); placed on care and maintenance.	Production: 349,000 t at 0.99% Li_2O mined and 278,922 t milled; halts production in September 2014.
2015	Québec Lithium Corp. (Restructured)	Ownership change; company restructuring; engineering studies.	Property placed in receivership; Interim production plan: Two years start-up pit plan; Project scheduling.
2016	North American Lithium Corp.	New ownership and Project management; Infill drilling launched; engineering studies; mill recommissioning.	Interim in-house resources estimate from new model and data; M+I: 34.4 Mt at 1.22% Li_2O. Additional infill drilling: 46 (+4 re-drill) drillholes (8,910.5 m).
2017	North American Lithium Corp.	Recommissioning of concentrator; engineering studies; Geotechnical drilling campaign.	Phase 1 hot commissioning and ramp-up started June 2, 2017. 22 geotechnical drillholes (956 m).
2019	North American Lithium Corp.	Drilling, exploration work and production shutdown.	42 drillholes (11,487 m) to define Phase 2 of the pit; Shutdown of production on February 19, 2019; Stripping work in summer 2019 permitted surface mapping of the dykes.
2021	Sayona Québec	Ownership change: Sayona Québec acquires North American Lithium Inc. on August 26, 2021.	Updated Resources were published on March 1, 2022.

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5.2 HISTORICAL EXPLORATION AND DRILL PROGRAMS

Diamond drilling was carried out by several operators over time. This activity has also been summarized in the earlier technical reports and is reproduced in Table 5-2, showing the total meters drilled.

Table 5-2 – Details of historic drilling.

Year	Company	Hole	Hole name	Metres [1]
Surface Diamond Drillholes				
1942/43	Dumont	17	S-1 to S-14	1,097
1946	Nepheline Products Ltd. and Great Lakes Carbon Corporation	6	1 to 6	636
1952	Lithium Exploration Company Ltd.	5	SB-15 to SB-19	152
1952	Québec Lithium Corp.	60	LV1 to LV-60	8,964
1952	Québec Lithium Corp.	14	SB-20 to SB-30, SB-32 to SB-34	1,096
1953	Québec Lithium Corp.	40	SB-47 to SB-86	5,323
1953	Québec Lithium Corp.	8	LB-1 to LB-8	1,182
1955	Tide Lake Lithium Mining Corp. Ltd.	18	T-1 to T-18	3,485
1956	Québec Lithium Corp.	10	LV61 to LV-70	646
1958	Québec Lithium Corp.	3	LV-71 to LV-73	46
1979	Sullivan Mining Group	7	LV-74 to LV-81	1,622
1985	Sullivan Mining Group	2	QL-85-1 and QL-85-2	154
Total		**190**		**24,403**
Underground Diamond Drillholes				
Level 1				
v	Québec Lithium Corp.	52	1-1 to 1-12, 1-14 to 1-20, 1-23 to 1-58	2,885
1956	Québec Lithium Corp.	190	1-58 to 1-246	8,612
1957	Québec Lithium Corp.	145	1-245 to 1-389	6,398
Level 2				
1955	Québec Lithium Corp.	64	2-1 to 2-19, 2-21 to 2-26, 2-28 to 2-38, 2-44 to 2-72	3,580
1956	Québec Lithium Corp.	135	2-72 to 2-206	7,604
1957	Québec Lithium Corp.	71	2-204, 2-207 to 2-276	2,944
Level 3				
1955	Québec Lithium Corp.	2	3-1 and 3-2	267
Total		**659**		**32,290**
Recent Surface Diamond Drillholes				
2008	Canada Lithium Corp.	8	Metallurgical sampling	-N/A
2009	Canada Lithium Corp.	39	Twinning and infill	9,294
2010	Canada Lithium Corp.	51	Metallurgical and infill	7,489
2010	Canada Lithium Corp.	8	Geotech drilling environment	1,158
2011	Canada Lithium Corp.	63	Infill and extension	12,025
2016	North American Lithium	50	Infill and extension (incl. re-drills)	8,911
2019	North American Lithium	42	Infill and extension	11,487
Total		**261**		**50,364**

[1] The number of meters is rounded to the nearest hundred. Any discrepancies are due to rounding.

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5.3 HISTORICAL PRODUCTION

5.3.1 Ownership and Activities

The original discovery of spodumene-bearing pegmatite on the Property was made in 1942, when three main spodumene dykes were intersected, along with several thinner ones. The owner at that time was Sullivan Mining Group and the Property went through several owners before being acquired by Québec Lithium Corporation (QLC) in 1954. QLC put the operation into production in 1955, after sinking a three-compartment shaft and establishing three working levels at 150 ft, 275 ft, and 400 ft. At the end of 1955, two stopes were in operation, which contained approximately 136,000 tons of ore grading 1.2% Li_2O.

In mid-1959, the contract for the sale of spodumene concentrate by QLC to Lithium Corporation of America Inc. was terminated. A refinery capable of producing lithium carbonate, lithium hydroxide monohydrate, and lithium chloride was constructed in Barraute and was operational by 1960. Production of lithium hydroxide monohydrate ($LiOH.H_2O$) began in June 1963.

In October 1965, operations were suspended on account of a strike and due to unfavorable market conditions. Altogether, from 1955 until 1965, a total of 938,292 t of ore were milled from 1,084,738 t mined from underground operations at the site. The production profile for the mine is presented in Section 5.3.2.

In 1974, the Sullivan Mining Group acquired the Property and contracted Surveyor, Nenniger et Chênevert Inc. (SNC), an engineering consulting firm, to table a feasibility report on the rehabilitation of the Québec Lithium mine (SNC, 1974). They investigated market conditions, alternative mining methods and metallurgical processes. They also recalculated the mining and property Li_2O reserves.

In October 1987, Cambior Inc. (Cambior) acquired all assets of QLC. In 1990-1991, the mining facilities were sold, infrastructures were demolished, and the site was completely levelled and rehabilitated (Karpoff, 1993).

In May 2008, Canada Lithium Corp. (CLC) acquired the Property and began a metallurgical testing program to produce spodumene concentrate and battery-grade lithium carbonate. In 2009, the historic mine data was digitally compiled and a 29-30 Mt exploration target for lithium, with a grade range of 1.1% - 1.2% Li_2O, was estimated. This potential tonnage was verified and expanded upon through a number of drill programs completed in 2009 and 2010. In October 2010, the mineral resource was updated to a Measured and Indicated resource of 46.6 Mt at 1.19% Li_2O.

In April 2010, CLC completed a prefeasibility study for the development of a battery-grade lithium carbonate mining and processing operation that would produce approximately 19,000 tpy of lithium carbonate equivalent (LCE) over a 15-year mine life. The feasibility study was completed in December 2010.

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On February 28, 2011, CLC announced the appointment of Roscoe, Postle & Associates (RPA) to undertake an independent review of the mineral resource estimate of October 2010, following an internal review that indicated a material reduction in the resources. In March 2011, CLC announced that RPA had confirmed that there were significant issues with the geological modelling that had produced the mineral resource estimate announced on October 28, 2010. CLC then appointed AMC Mining Consultants (Canada) Ltd. (AMC) to independently conduct a resource estimate of the Project and expeditiously prepare a new technical report in accordance with NI 43-101. AMC completed the first updated resource estimate in May 2011, filed on SEDAR on June 8, 2011 (Shannon et al., 2011).

Between June and August 2011, a 63-hole infill drilling program was carried out at the Project under CLQ, comprising 12,003 m of diamond core drilling. AMC subsequently carried out an updated mineral resource estimate using a rebuilt mineralized domain model, which incorporated the latest drilling data, in addition to data from CLQ's 2009 and 2010 drill programs, which included a certain amount of historical data. This updated resource estimate, dated December 5, 2011, reported a Measured and Indicated resource of 33.24 Mt at 1.19% Li_2O, on which BBA estimated a pit reserve of 17.1 Mt at 0.94% Li_2O (Shannon et al., 2011).

CLC completed a feasibility study in January 2011 (Hardie et al., 2011) and commenced construction of the Project in September 2011and its successor, Quebec Lithium Corp. (QLC), went on to operate the mine from late 2012 until September 30, 2014, extracting 676,800 t at 0.99% Li_2O from the pit. The concentrator processed some 551,695 t of ore at 1.03% Li_2O. Under CLC, the Project faced commissioning issues and mounting financial difficulties; it finally closed in November 2014 and went into receivership in January 2014.

The Project remained under care and maintenance until July 2016, when it was acquired by North American Lithium Inc., which proceeded to carry out additional infill diamond drilling and produced internal studies to recommission the Project. Plant upgrades were undertaken, and the mine and concentrator resumed operation in 2017. During 2018, the concentrator produced roughly 114,000 t of spodumene concentrate that averaged roughly 5.6% Li_2O. Due to financial difficulties, the mine and concentrator ceased operations in April 2019. The concentrator was put into care and maintenance.

5.3.2 Historical Production

Historical underground mine production lasted 10 years from 1955 to 1965 and peaked at 247,000 t hoisted in 1957; however, production was intermittent after 1959, when the contract for the sale of spodumene concentrate to Lithium Corporation of America Inc. was terminated. Mine production statistics can be seen in Table 5-3.

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Table 5-3 – Mine production statistics.

Year	Tonnes of ore hoisted	Tonnes of ore milled
1955	10,537	9,570
1956	240,732	216,190
1957	246,946	205,816
1958	170,739	142,511
1959	183,769	150,858
1960	4,765	3,351
1961	21,237	23,013
1962	16,566	12,825
1963	63,044	60,710
1964	69,723	63,614
1965	56,680	49,834
Total	**1,084,738**	**938,292**

While it is not known if there were some tonnage reconciliation adjustments contributing to the numbers above, it is noted that hand sorting activities were employed to remove non-dyke material and upgrade the mill feed during the course of historical operations. The total figures above suggest a difference of 13.5%, but it is postulated that sorting removed about 10% of the hoisted material.

5.3.2.1 2012 – 2014 Production

Open pit mining operations (Figure 5-1) took place from late 2012 until September 30, 2014, extracting 676,800 t at 0.99% Li_2O from the pit, while processing some 551,695 t at 1.03% Li_2O through the concentrator. Planned reserves that were mined were 540,072 t at 1.0% Li_2O while the concentrator reported 551,695 t at 1.03% Li_2O. Mine operational staff were mindful of grade and quality control, but overall dilution was relatively high at 28%.

CLC officially started concentrator production in November 2012, ramping-up from a modest 20,600 t in late 2012 to 349,000 t in 2014, until September 30, 2014. The process plant never reached nameplate capacity. The concentrator struggled to meet concentrate specification and typically produced concentrate grading between 3% and 4% Li_2O with iron typically ranging from 2% to 3%. The conversion plant operated intermittently and in batch mode during 2014 and produced a total of roughly 100 t of lithium carbonate. Based on the 2012-2014 operation, major challenges included:

- Higher-than-planned dilution in run-of-mine ore.
- Mining cost were higher than anticipated due to the narrow vein nature of the deposit.
- High levels of dilution led to processing issues and production of low-quality concentrate.
- Competition for skilled labor with other mines in the Abitibi-Témiscamingue region.

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Figure 5-1 – Québec Lithium Project open pit mine operations at peak in 20145452.

5.3.2.2 2017 – 2019 Operations

Plant upgrades were undertaken prior to restarting the mining and concentrator operation in 2017. Major plant upgrades included installation of a second ore sorter, modifications to the crushed ore silo, and addition of a wet high-intensity magnetic separator.

Efforts were made to improve operational procedures to better understand and manage dilution in the run-of-mine ore. Mining and processing worked closely together to establish upper specification limits on iron content in the feed to the mill. Geology, mining, and process teams worked in collaboration both on understanding sources of dilution and on aligning key production indicator (KPI) for operations.

The NAL mine and concentrator operated from June 2017 to March 2019. The aim was to maintain host rock dilution below 20%. During operation, roughly 1.5 Mt of ore was fed to the plant. The concentrator produced roughly 166,000 t of spodumene concentrate, typically ranging in grade from 5.5% to 6.0% Li_2O and 0.9% to 1.6% Fe. The plant never achieved nameplate capacity (3,800 tpd) and due to depressed spodumene concentrate prices, the plant was put into care and maintenance in April 2019.

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5.3.3 2021 Acquisition to Present

Sayona Québec acquired the NAL project in August 2021. A prefeasibility study was completed in May 2022 for the restart of mining and concentrator operations. Significant process plant upgrades were implemented to ensure production of high-quality chemical-grade spodumene concentrate at nameplate capacity. Mining operations at NAL commenced in November 2022. Operation of the concentrator commenced in February 2023.

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6. GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT

6.1 REGIONAL GEOLOGY

The Archean Preissac-La Corne batholith is a syn- to post-tectonic intrusion that was emplaced in the Southern Volcanic Zone of the Abitibi Greenstone Belt of the Superior Province of Québec. The batholith intruded along the La Pause anticline into the ultramafic to mafic lavas of the Kinojevis (2,718 Ma; Corfu 1993) and Malartic groups, and biotite schist of the Kewagama Group. The batholith is bounded to the north by the Manneville fault and to the south by the Cadillac fault and the eastward extension of the Porcupine-Destor fault. The batholith is a composite body comprising early metaluminous gabbro, diorite, monzonite, and granodiorite (ca. 2,650-2,760 Ma: Steiger and Wasserburg 1969, Feng and Kerrich 1991) and four late peraluminous monzogranitic plutons (Preissac, Moly Hill, La Motte and La Corne) and associated pegmatites and quartz veins (ca. 2,621-2,655 Ma: Gariépy and Allègre 1985, Feng and Kerrich 1991). The final intrusive activity in the area was the Proterozoic diabase dykes. The regional metamorphic grade is greenschist facies and close to the batholith is hornblende hornfels facies contact metamorphism.

6.2 LOCAL GEOLOGY

The geology of La Corne and Fiedmont Townships has been discussed in reports by Tremblay 1950, Dawson 1966 and Mulja et al., 1995, and is shown on the Geological Survey of Canada (GSC) map 999A (Tremblay, 1950) and GSC map 1179A (Dawson, 1966). The regional structure and the stratigraphic units are discussed below. The stratigraphy is discussed from oldest to youngest and Figure 6-1 shows a map of the local geology. Figure 6-2 illustrates the stratigraphic column of the local geology.

6.2.1 Malartic and Kinojevis Groups – Basaltic Lavas

The volcanic rocks are generally fine-grained and medium to dark green on fresh surfaces. The units are massive or locally exhibit structures such as pillows, flow breccia or amygdule. Under the microscope, the volcanic rocks are mainly green hornblende, plagioclase with minor amounts of quartz, epidote, biotite, and chlorite. The accessory minerals include titanite, apatite, magnetite, pyrite and an alteration product of ilmenite, leucoxene. The abundant green hornblende shows incipient alteration to chlorite or partial replacement by holmquistite.

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290000
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5366000
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W
E
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Legend
NAL - Property
Claims
BM (Mining Lease)
CDC (Designated Claim)
Geology
Diorite
Gabbro
Granodiorite
Intrusive felsic rocks
Mafic volcanic rocks
Pegmatite
Ultramafic/ultrabasic volcanic rocks
Sediment
UTM, Zone 18, NAD 83
0 0.3 0.6 1.2 Km

Figure 6-1 – Local geology map.

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Overburden
MAFIC VOLCANICS — Malartic and Kinojevis Group, mafic metavolcanics, silicified intermediate volcanics
INTRUSIVE FELSICS —
BIOTITE SCHIST — Kewagama group; quartz, plagioclase, biotite, horneblende and chlorite
QUARTZ VEIN —
PEGMATITE — spodumene-bearing dykes, feldspar, quartz
GRANODIORITE — plagioclase, amphibole, hornblende, mica, quartz, epidote, chlorite
Sayona Mining
North American Lithium Project
La Corne, Quebec, Canada
Stratigraphy of the NAL Lithium Project

Figure 6-2 – Stratigraphy of the NAL Project.

6.2.2 Kewagama Group – Biotite Schist

The biotite schists are conformably interbedded with the basaltic lavas. The schists are mainly sedimentary in origin, derived from greywacke, sandstone, and conglomerate. The biotite schist beds are up to 40 cm thick, fine-grained and are grey to black on fresh surfaces. They are foliated with the foliation parallel with either the contact or the foliation in the outcrops of the Preissac-La Corne batholith. Under the microscope, the biotite schist consists mainly of quartz, plagioclase, and biotite. Hornblende and chlorite are major components in a few beds. The common accessory minerals are apatite, epidote, tourmaline, pyrite, and magnetite.

6.2.3 Metaperidotite

The metaperidotite is interbedded with basaltic lavas and, less commonly, with biotite schists. Metaperidotite is fine-grained and black or dark green in color. The weathered surface is typically brown and exhibits a variety of textures, including polygonal fracture systems, pseudo-pillow structures and a

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platy structure, which is likely komatiite. The metaperidotite consists mainly of felted aggregates of chlorite flakes, acicular to prismatic actinolite, fibrous serpentine and talc flakes with accessory magnetite, carbonate, and pyrite. The platy structure consists of planar concentrations of chlorite and serpentine, alternating with similarly shaped concentrations of actinolite and magnetite. Primary olivine and/or pyroxene relicts are pseudomorphed by aggregates of chlorite, serpentine, talc, magnetite, and carbonate.

6.2.4 La Corne pluton

The La Corne pluton has been described by Mulja et al. (1995a). It is dominated by biotite monzogranite, which gives way inward to two-mica and muscovite monzogranite. The geology of the La Corne pluton is similar to that of the rest of the Preissac-La Corne batholith and shown diagrammatically in Figure 6-3 and explained briefly below:

A. Early side-wall crystallization produces marginal biotite monzogranite and less dense crystal-layer melts, which ascend to the roof of the magma chamber.
B. Fractional crystallization continues to form successive two-mica and muscovite monzogranite layers from more differentiated melts.
C. Expulsion of pegmatite-forming, volatile-rich magma from the chamber due to fluid overpressure, results in the emplacement of the beryl pegmatite in the overlying monzogranite.
D. Later contraction of the pluton on cooling reactivates fractures in the country rock and produces new fractures, into which the more evolved melts are intruded. This gives rise to the spodumene-beryl and spodumene pegmatites.

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A
Biotite monzogranite
B
MG dike
Muscovite
monzogranite
Residual melt
Biotite monzogranite
Two-mica monzogranite


C
Brl
Brl
D
Spd
Spd-Brl
Brl
Brl
Spd
Spd-Brl
Mo-Qtz
Mo-Ab
present
erosional surface

Figure 6-3 – History of La Motte and La Corne plutons (Modified from Mulja et al., 1995b).

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6.2.5 Proterozoic Gabbro / Diabase Dykes

There are post-batholithic gabbro/diabase dykes that outcrop in the batholith and nearby as tabular bodies up to 60 m wide and several kilometers long, striking either N25º E or N40º E and dipping vertically. The gabbro is fine- to medium-grained and tends to be ophitic.

6.2.6 Manneville Fault

The Manneville fault, which is a major strike fault, is occasionally exposed in the basaltic lava outcrops along the north side of the batholith. As a result of the strike of N80º W, the distance between the fault and the batholith varies from approximately 3.2 km north of Preissac to less than 1.6 km at Lac Roy. It contains some base metal sulfides, locally. The Manneville fault is believed to be a dip-slip fault, because the biotite schist band east of Lac Roy shows slight evidence of strike-slip displacement. Many of the lithium-bearing dykes occur less than 2.5 km SW of, and roughly parallel with, the Manneville fault zone.

6.3 PROPERTY GEOLOGY

A few spodumene pegmatites are exposed on the property following stripping work in 2019, but most of the information on the spodumene dykes was initially acquired by diamond drilling. Two of the spodumene dykes exposed in the trenches on the hill south of the old mine are considered as the original mineralized showing on the Property. Mining on the Property commenced in 1955 and, although the three-dimensional nature of the dykes became more evident, the characteristics originally identified during early exploration remained more or less the same; the rocks are split between granodiorite of the La Corne batholith, volcanics and some biotite schists, as well as the pegmatite dykes that mainly intrude the granodiorite and the volcanics. The principal units are discussed below, but a more complete description can be found in Lavery, M.E. and Stone, M. (2010). Figure 6-4 shows the Property geology displaying the surface projection of spodumene-bearing dykes as interpreted in that report. Figure 6-5 is a generalized geological cross-section of the Project.

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Legend
Resource Estimation Pit
Pegmatitic dykes
Granodiorite
Gabbro
Mafic Volcanic rocks
0
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Figure 6-4 – Property geology map.

6.3.1 Volcanics

Volcanic rocks on the Property are represented by dark green mafic metavolcanics and medium grey silicified intermediate volcanics. The mafic metavolcanic rocks are medium grey to dark grey green color and cryptocrystalline to very fine grained. The metavolcanic rocks are predominantly massive, but locally exhibit compositional banding, in which the amphibole is slightly coarser grained. Some mafic volcanic rocks are weakly to moderately foliated, with minor dark green amphibole-dominant bands and irregular patches that mainly follow the foliation. Overall, the mafic volcanic rocks are very hard to scratch and locally magnetic.

Both mafic and intermediate volcanic rocks are affected by moderate to strong pervasive silicification, minor chloritization and patchy to pervasive lithium alteration. There is alteration of the green hornblende in proximity to the spodumene pegmatite. There are also fine-grained, weakly foliated and dark green amphibolites. A salt-and-pepper appearance occurs locally where plagioclase is more dominant, and the amphibolite is hard to scratch. Amphibolites are affected by strong pervasive potassic alteration, visible as biotitization and pervasive or patchy lithium alteration.

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NAL-16-020
QL-S09-012
QL-S09-031
QL-S09-013
QL-S11-17
QL-S11-09
QL-S11-18
QL-S11-10
QL-S11-11
QL-S11-12
NAL-16-025
NAL-16-031
400
200
0
Legend
Granodiorite
Gabbro
Mafic Volcanic rocks
Overburden
Pegmatite
0m
300m
x: 291987
y: 5365178
x: 292201
y: 5365388
x: 292415
y: 5365598
x: 292630
y: 5365808

Figure 6-5 – General geological cross-section looking northwest.

6.3.2 Granodiorite

The granodiorite is massive, coarse-grained to porphyritic, medium grey to greenish grey in color and exhibits a salt-and-pepper appearance. Granodiorite locally contains fragments of the same composition or that are slightly enriched in muscovite. The main mineral constituents of granodiorite are light grey to greenish white plagioclase (40-45 vol%), dark green to black amphibole, most likely hornblende (15-20 vol%), mica (20 vol%), represented by biotite and muscovite, grey quartz (10-15 vol%) and minor epidote, chlorite and disseminated sulfides. The grain size ranges from 0.5 mm to 5 mm.

Granodiorite has patchy to pervasive lithium and/or chlorite alteration, weak epidote alteration, and locally pervasive potassic alteration.

6.3.3 Pegmatite Dykes

Three different types or facies of pegmatite dykes have been identified based on mineralogy and textures: PEG1, PEG2 and PEG3, which are described below. The main differences between the three types of

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pegmatite dykes are the amount of spodumene, feldspar and quartz, the texture of the pegmatite and the presence or absence of zoning.

PEG1 dykes are zoned. Five mineralogical/textural zones have been identified and are described as intersected in drill core from stratigraphic top to bottom:

1. ***Border zone***: 2 cm to 10 cm of medium-grained white to pale grey pegmatite, mainly composed of plagioclase and quartz without spodumene.
2. ***Spodumene zone***: Medium- to coarse-grained pegmatite, with 35-40 vol% quartz and 40-45 vol% plagioclase, and white to pale yellowish-green interstitial crystals of spodumene (5-20 vol%). Spodumene crystals are typically perpendicular to the dyke walls but can be randomly oriented. Spodumene content increases towards the center of the dyke. The width of the zone varies from several centimeters up to 25 m. Rocks with a medium-grained, more aplitic appearance are included in this spodumene-bearing zone; however, this aplitic rock could be a different generation of vein.
3. ***Quartz core***: 5 cm to 50 cm zone of massive, medium- to coarse-grained grey quartz, with very rare plagioclase or spodumene crystals. Spodumene near the quartz core is white, elongated, and crystals up to 10 cm long and 1 cm wide were observed in the outcrop.
4. ***Spodumene zone***: Medium- to coarse-grained pegmatite, 35-40 vol% quartz, 40-50 vol% plagioclase, with white euhedral and pale yellowish green interstitial crystals of spodumene (5 20 vol%) and rare aggregates of mica (biotite). The size of the spodumene crystals varies from 0.2 cm to 14 cm.
5. ***Border zone***: 1 cm to 10 cm fine-grained aplitic zone. Distinct change in grain size and color. The pegmatite becomes fine-grained and uniformly grey, mainly composed of quartz-plagioclase-K-feldspar.

Spodumene grain size can be highly variable within a zone and overall, through the entire intersection.

PEG2 dykes are not zoned and are coarse- to medium-grained, light grey and with pale yellowish-green crystals of spodumene (5-15 vol%), grey quartz (35-40 vol%), white megacrystals of plagioclase and K-feldspar (40-50 vol% and, most likely, albite and orthoclase), occasional millimeter-sized garnets, light colored mica that is possibly lepidolite, flakes of biotite, specks of molybdenite, very rare chalcopyrite surrounded by brownish anhedral mineral with resinous luster that is possibly sphalerite. The spodumene mineralization occurs from contact to contact with no apparent zonation; concentration varies from 2-3 vol% to approximately 20 vol%.

Spodumene crystals can be both tabular and needle-shaped within the same intersection. Euhedral crystals are common, while preferred orientations are exhibited by some spodumene crystals and can form both the matrix or fill the interstices between larger quartz, plagioclase, and K-feldspar grains, as observed in the 2016 drilling campaign and shown in Figure 6-6. In Figure 6-7, spodumene megacrystals in PEG2 are shown oriented perpendicular to the contact in drillhole QL-S09-026. Observed locally, Figure 6-8 shows a preferential orientation for spodumene crystalline clusters.

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PEG3 dykes are quartz dominant and contain less than 1% spodumene. They are medium- to coarse-grained, light pink grey to medium grey creamy pink color, with black or grey patches of mica, i.e., biotite and muscovite. Megacrystals of mica form up to 40% of the rock locally. PEG3 dykes are variable in width from 0.4 m to 8.0 m, contain small vugs and are very hard to scratch and cut.



Figure 6-6 – Coarse-grained pegmatitic dyke in hole NAL-16-16.



Figure 6-7 – Spodumene megacrystals perpendicular to PEG2 contact zone in hole QL-S09-026.

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Sharpie
FINE POINT
Permanent Marker

Figure 6-8 – Preferential orientation of spodumene crystals in hole NAL-16-024.

6.4 MINERALIZATION

Over 49 spodumene-bearing dykes have been interpreted on the Property, some of which were successfully traced in surface exposures over more than 700 m along strike and nearly 70 m vertically down pit walls. The dykes intrude the granodiorite from the La Corne batholith and the mafic volcanics. They are dominantly bearing south easterly and dipping steeply to the SW with splays, splits and bends that were observed, mapped, and correlated from bench to bench in the pit. This main structural trend is locally confronted with a secondary structural orientation striking east westerly with dykes and splays developing as conjugated sets. The dykes were found to be geometrically relatively continuous once exposed over long distances and across several benches in the pit. Figure 6-9 shows dykes exposed in the pit. The spodumene dykes can vary in width from tens of centimeters, up to 90 m and are interpreted to extend for several hundred meters in length. Most of the dykes greater than approximately 3 m in width are spodumene-bearing. Occurrences of spodumene are widely, yet variably, spread throughout the dykes in swarms, displaying faint greenish shades, when present, and sometimes locally revealing large centimetric to decimetric crystal gradation in clusters (Figure 6-10).

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Pegmatite
Dykes
50m spacing

Figure 6-9 – Multiple exposure of pegmatite dykes in the pit (face looking west).


Sharpie.
FINE POINT
Permanent Marker

Figure 6-10 – Coarse- to fine-grained spodumene mineralization in hole NAL-16-024.

In 1955, Karpoff, chief engineer and geologist for the Québec Lithium mine, stated that almost all of the complex pegmatites display zoning: 1) border zone; 2) wall zone; and 3) intermediate or inner zone, but this zoning is so insignificant and is not always completely revealed that he considered, for mining purposes, that the pegmatite dyke is spodumene-bearing from wall to wall. It was reported in later drilling programs that dykes showed variation in zoning (Figure 6-11).

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Figure 6-11 – Pegmatitic dyke zoning and alteration in hole NAL-16-036.

The current interpreted mineralized system extends more than 2 km in the NW-SE direction, over a width of approximately 800 m, and remains largely open at depth. There appears to be one persistent subset of dykes that strike obliquely, east westerly, to this main orientation.

6.5 DEPOSIT TYPES

6.5.1 Rare-Element Pegmatites of the Superior Province

Rare-element Li-Cs-Ta (LCT) pegmatites may host several types of minerals with potential economic significance, such as columbite-tantalite (tantalum and niobium minerals), tin (Sn) (cassiterite), lithium (Li) (ceramic-grade spodumene and petalite), rubidium (Rb) (lepidolite and K-feldspar), and cesium (Cs) (pollucite), collectively known as rare elements, strategic and energetic metals (Selway et al., 2005). Two families of rare-element pegmatites are common in the Superior Province: LCT enriched, and niobium-yttrium-fluorine (Nb-Y-F or NYF) enriched. LCT pegmatites are associated with S-type, peraluminous (aluminum-rich), quartz-rich granites referred to as two-mica granites. S-type granites crystallize from a magma produced by partial melting of pre-existing sedimentary source rock. They are characterized by the presence of biotite and muscovite, and the absence of hornblende. NYF pegmatites are enriched in rare earth elements (REE), uranium and thorium, in addition to Nb, Y, and F, and are associated with A-type, subaluminous to metaluminous (aluminum-poor), quartz-poor granites or syenites (Černý, 1991). Rare-element pegmatites derived from a fertile granite intrusion are typically distributed over a 10 km2

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to 20 km^2 area within 10 km of the fertile granite (Breaks and Tindle, 1997). A fertile granite is the parental granite to rare-element pegmatite dykes. The granitic melt first crystallizes several different granitic units, e.g., biotite granite to two-mica granite to muscovite granite, due to an evolving melt composition within a single parental fertile granite pluton. The residual melt enriched in incompatible elements, e.g., Rb, Cs, Nb, Ta, Sn, and volatiles, e.g., H_2O, Li, F, BO_3, and PO_4, and from such a pluton can then migrate into the host rock and crystallize pegmatite dykes (Figure 6-12). Volatiles promote the crystallization of a few large crystals from a melt and increase the ability of the melt to travel greater distances. This results in pegmatite dykes with coarse-grained crystals occurring in country rocks considerable distances from their parent granite intrusions. Figure 6-12 shows the chemical evolution of lithium-rich pegmatites with distance from the granitic source (London, 2008).

6.5.2 La Corne Pluton Rare-Element Pegmatites

The rare-element pegmatites associated with the La Corne pluton are LCT pegmatites, because they are enriched in Li and Ta, and they are associated with the S-type La Corne pluton, i.e., biotite to two-mica to muscovite monzogranite. The La Corne pluton is the fertile parental granite from which the pegmatites were derived. The presence of garnet, molybdenite, columbite-tantalite and sphalerite in the muscovite monzogranite indicates that the La Corne pluton is fertile granite rather than barren granite (Mulja et al. 1995a).

The pegmatites are regionally zoned from the La Corne pluton outwards: beryl pegmatites to spodumene-beryl pegmatites, spodumene pegmatites to molybdenite-bearing albitite to molybdenite-quartz veins.

These rare-element pegmatites show features like other rare-element pegmatites of the Superior Province:

- The pegmatites occur within the Abitibi Greenstone Belt near the contact with the Pontiac sub province. Many of the lithium dykes lie less than 2.5 km SW of, and approximately parallel to, the Manneville fault zone.
- The regional metamorphic grade is greenschist facies.
- The pegmatites are genetically derived from the fertile La Corne pluton.
- The pegmatites are hosted within mafic metavolcanic rocks, i.e., basaltic lavas of Kinojevis group.
- The mafic metavolcanic rocks have been metasomatized to produce Holmquistite along the contact with the La Corne pluton.
- The dominant lithium-bearing mineral is spodumene and the dominant tantalum-bearing mineral is columbite-tantalite. Cesium-bearing-minerals have not yet been found in pegmatites.
- The columbite-tantalite crystals occur in the albite.

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Li, Cs,
Be, Ta,
Nb
Li, Be,
Ta, Nb
Be, Nb,
Ta
Be
Barren
Granite
Increasing fractionation, volatile enrichment,
complexity of zoning, extent of replacements

Figure 6-12 – Chemical evolution of lithium-rich pegmatites over distance (London, 2008).

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7. EXPLORATION

From April to November 2023, Sayona carried out a surface drilling campaign on NAL property. In total 172 holes have been drilled, totaling over 45,535 meters. The objective of this drilling campaign was to increase the resources on the entire NAL property and more particularly to convert the inferred mineral resources into indicated mineral resources. The campaign targeted both the lateral and depth extensions of the known pegmatite dike swarms on the NAL deposit, to define extensions and perform infill holes. Logging and sampling have been completed. Lithium assay results are underway. The campaign was supervised by the geological team of Sayona Exploration's. The results of this campaign have not been incorporated into the resources model as of the effective date of this report.

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8. SAMPLE PREPARATION, ANALYSES AND SECURITY

8.1 REVERSE CIRCULATION PROCEDURES, SAMPLE PREPARATION AND ANALYSES

8.1.1 Sampling and Preparation Procedures

BBA produced a list of core intervals needed to be sampled. The sampling procedure was supervised by Mr. Roger Moar, P.Geo. for PLR, and sampling was completed by a technician.

Chosen core samples were invariably sawn in half, with one half of the sample interval submitted for lithium analysis and the remainder kept for future testing and/or reference.

The core was sawn in half with a diamond saw along its length. One half was put into a plastic sample bag and the other half was retained and kept in the core box for later reference. A sample assay tag was placed in the plastic sample bag and the bag tied off.

8.1.2 Laboratories Procedures

The laboratory was SGS, an independent entity from North American Lithium Corp. The samples were delivered to the lab where they were prepared and analyzed using a Fusion Method with ICP-AES finish (GO-ICP90) to determine the lithium content of the pulverized core samples.

Preparation of samples was performed at the SGS Lakefield site, Ontario. Samples were then sent to SGS Burnaby site, British Columbia for assaying. SGS is independent of North American Lithium Corp.

Samples were analyzed using a four-acid digestion with ICP-AES finish, Na_2O_2 Fusion and HNO_3 to determine %Li and Fe% content of the pulverized core samples. Coarse rejects and pulps were returned to the NAL mine site for storage and reference.

8.2 QA / QC PROCEDURES AND RESULTS

Quality assurance and quality control (QA/QC) procedures that conform to current industry standards were developed and implemented by NAL for the drilling programs from 2016 to 2019 and QA/QC data were reviewed as part of the development of the resource model. Despite a relatively small number of adverse check results, earlier conclusions about the satisfactory nature of the QA/QC programs, that were carried out previously, are supported. The sample preparation, security, analytical procedures, and results appear reasonable, executed diligently and in keeping with the industry-accepted practices (Prefeasibility Study Report for the North American Lithium Project, 2022).

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North American Lithium DFS Technical Report Summary – Quebec, Canada 101 A total of five low-grade (A), five medium grade (B), five high-grade (C) and five very high-grade (D) standards were submitted, along with 12 blanks, as part of the QA/QC program. The results are summarized below. Using the determined standard A low value of 0.488% Li2O, with an SD of 0.009% Li2O, all samples were within the tolerance specification. A control chart was not generated, as five samples do not constitute a large enough sample population to accurately chart the statistics. The determined standard B medium value of 1.03% Li2O, with an SD of 0.003% Li2O was used. A control chart was not generated, as five samples do not constitute a large enough sample population to accurately chart the statistics. The determined standard C high-grade value of 1.52% Li2O, with a standard deviation of 0.016% Li2O was used. A control chart was not generated, as five samples do not constitute a large enough sample population to accurately chart the statistics. The determined standard D very high-grade value of 2.21.03% Li2O, with a standard deviation of 0.034% Li2O was used. A control chart was not generated, as five samples do not constitute a large enough sample population to accurately chart the statistics. Additionally, 12 blanks were dispersed throughout the sample stream. All samples returned values at or below detection limit. A control chart was not generated, as five samples do not constitute a large enough sample population to accurately chart the statistics. 8.3 CORE LOGGING AND HANDLING, SAMPLE SHIPMENT AND SECURITY Sample preparation, analysis and security for core produced by previous operators has been described in previous technical reports, most recently in McCracken et al., (2022). Since acquiring the project, Sayona Quebec has not drilled the Project. However, in 2022, Sayona Quebec carried out a sampling program of historical core. The purpose of the sampling program was to: • Sample intervals falling within the new 3D modelled pegmatite dykes. In most cases, the core had been described as pegmatite, but had not been sampled. • Sample pegmatite intervals to obtain a valid Fe content database for pegmatites. • Sample host rock intervals to obtain a valid Fe content database for each host rock lithologies (Granodiortie, Volcanics, Gabbro). • Sample all lithologies (Pegmatite, Granodiorite, Volcanics, Gabbro) to obtain a valid density database. For %Li2O and %Fe, a total of 574 core samples were collected from 129 drillholes. For density measurements, a total of 600 core samples were collected from 97 drillholes. Samples were delivered by North American Lithium DFS Technical Report Summary – Quebec, Canada 102 Sayona Quebec personnel to SGS Laboratories, for sample preparation and primary analysis. Coarse rejects were returned to the mine site for storage and reference. 8.3.1 Historical Data (Pre-1965) There is no record in the available historical information that is specific to the sampling method of the underground or surface drillholes. A review of the drill logs indicates that sample intervals ranged from approximately 3 cm to 31 m, with an average value of approximately 2.4 m. 8.3.2 2009 Canada Lithium Corp. The following is a summary of the logging procedure used by Canada Lithium Corp.: • Sample security and chain of custody started with the removal of core from the core tube and boxing of drill core at the drill site; • Core was laid in wooden core boxes at the drill site, sealed with a lid and strapped with plastic bindings. The core was transported from the drill site by either the drill contractor or CLQ personnel to CLQ’s core facility in Val-d’Or; • The drill core was washed, photographed and logged prior to sampling; • Core logging was carried out by consulting geologists, one of whom was responsible for managing and supervising the 2009 on-site drill program. Geological geotechnical information was recorded directly into Coreview v.5.0.0 software (Visidata Pty Ltd.), which was exported and backed up nightly on a secure data server. 8.3.3 2010 Canada Lithium Corp. Canada Lithium Corp. built a new core facility in Val-d’Or in 2010 and all logging, sawing and storage equipment was moved to the new facility. The 2010 logging and sampling was supervised again by a CCIC senior geologist, with logging undertaken by two CCIC geologists. The same protocols for logging used during the 2009 drill program were repeated during the 2010 program. 8.3.4 2011 Canada Lithium Corp. The core shack in Val-d’Or was utilized during the 2011 program and all of the logging was completed at this facility. All of the core from the 2011 program that was stored with the previous years’ core at the C- North American Lithium DFS Technical Report Summary – Quebec, Canada 103 Lab core storage facility in Val-d’Or has now been transferred to NAL’s core storage facilities at the mine site. The 2011 logging was supervised by M.E. Lavery, P. Geo., and logging was completed by two independent contract geologists. The same protocols for logging used in the 2009 and 2010 drill programs were used in 2011. 8.3.5 2016 North American Lithium Corp. North American Lithium Corp. rented well-equipped, yet currently unused, core logging and sampling facilities from Royal Nickel Corporation (RNC), a local exploration company with a regional base of operations. Once geologists had logged and sampled the drill core, boxes were brought back to the mine site for long-term storage on sheltered racks. Core samples were placed in wooden boxes, respecting the drilling sequence, with wooden markers indicating depth. Once filled, lids were sealed on the boxes, which the contractors then delivered to North American Lithium Corp. personnel for transportation to the core shack located at Amos. The RNC core shack in Amos was utilized during the 2016 drilling program and all logging and sawing of core was completed at this facility (Figure 8-1). All core from the 2016 program is now stored at the mine site (Figure 8-2), along with core from previous years that was brought back from the C-Lab core storage facility located in Val-d’Or. The 2016 logging was supervised by Mr. R. Asselin, chief geologist for North American Lithium Corp. Logging was completed by two independent contract geologists using the Geotic data recording software. Protocols for the logging used in 2016 were consistent with the 2009 and 2010 drill programs, yet were more systematic and uniform, having adopted MERN geological rock coding. Photographs of the core were taken systematically after core boxes were opened and laid out on the platform and, prior to any marking or cutting taking place, rock quality designation (RQD) measurements were generally taken at regular intervals of 6 m, with the fracturing and recovery data being recorded. 8.3.6 2019 North American Lithium Corp. North American Lithium Corp. logged core on benches set up outside at mines’ core storage area Once geologists had logged and sampled the drill core, boxes were placed on sheltered racks. North American Lithium DFS Technical Report Summary – Quebec, Canada 104 Figure 8-1 – Core logging facilities at RNC exploration office in Amos, a 35 km drive to the mine site. Figure 8-2 – Core storage sheds and facilities at the NAL’s mine site.

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Core samples were placed in wooden boxes, respecting the drilling sequence, with wooden markers indicating depth. Once filled, lids were sealed on the boxes, which the contractors then delivered to North American Lithium Corp. personnel.

The 2019 logging was supervised by Mr. R. Asselin, chief geologist for North American Lithium Corp. Logging was completed by independent contract geologists using the Geotic data recording software. Protocols for the logging used in 2019 were consistent with the 2016 drill programs.

Photographs of the core were taken systematically after core boxes were opened and laid out on the platform and, prior to any marking or cutting taking place, RQD measurements were generally taken at regular intervals of 6 m, with the fracturing and recovery data being recorded.

8.4 SPECIFIC GRAVITY MEASUREMENTS

Specific Gravity (SG) is an important parameter used to estimate tonnage. According to North American Lithium's (NAL) previous reports, most of the SG measurements at the NAL pit were made during drilling campaigns. However, the raw data of these measurements were not provided to BBA.

In 2022, a list of 600 representative samples were selected to establish a specific gravity for the different type of rock on the project. The sample list was prepared by the QP, collected by Sayona Quebec, and sent to SGS Laboratories to take density measurement. Table 8-1 lists the median values used for each lithology.

Table 8-1 – Specific gravity used for the MRE.

Rock Type	Count	Min (g/cm3)	Max (g/cm3)	Median (g/cm3)
Gabbro	35	2.85	3.20	3.11
Granodiorite	30	2.63	3.16	2.77
Pegmatite	482	2.56	2.93	2.70
Volcanic	53	2.83	3.19	3.01

8.5 HISTORIC DRILL HOLES

8.5.1 Pre-1985

Several drilling programs on surface and underground have taken place between 1942 and 1985 by various operators. A summary of the drilling is included in Chapter 5 of this Report. These holes were not used in the mineral resource estimation disclosed in Chapter 11 of this Report.

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8.5.2 Canada Lithium Corp.

Three programs of exploration and resource definition drilling (2009, 2010, 2011) have been completed by Canada Lithium Corp. (CLQ) Metallurgical and geotechnical drilling had also been completed in the years prior to the commencement of open pit operations in mid-2013 and are briefly discussed in Chapter 5. Drilling carried out by Canada Lithium Corp. is summarized in Table 8-2.

Table 8-2 – Summary of Canada Lithium Corp. drillholes.

Year	Period	No. of Holes	Metres	Comments
2008	June	8	Unknown	Metallurgical samples
2009	October-December	38	9,646	Twinning and infill
2009-10	December-January	67	1,010	Metallurgical samples
2010	April-June	45	6,938	Infill and extension
2011	June-August	63	12,003	Infill and extension
Total		**221**	**29,597**	

8.5.2.1 2009 Drilling Program

In the 2009 drilling program, six main spodumene dykes were tested, and their locations confirmed. Information obtained in this program was used to support the historical resource estimate, the geological model, and the conceptual target. Part of the program was specifically designed to twin old (LV) holes. The descriptions of the rock types and the spodumene mineralization intersected by the 2009 drillholes have been summarized in Chapter 6 of this Report.

This program consisted of 38 NQ-sized diamond drillholes (DDH) and one wedge. Approximately 9,646 m were drilled, surveyed, and sampled. Nine holes were abandoned because of technical difficulties or inappropriate downhole deviation and were re-drilled (~ 470 m).

The holes were drilled on eight sections intersecting spodumene pegmatite dykes, approximately perpendicular to their strike; overall NW-SE, hole bearings were typically 18° or 45°. The dykes generally dip 70° to 75° toward the south or southwest.

There were no drilling, sampling or recovery factors that materially impacted the accuracy and reliability of the results. Twenty-four holes were drilled by Orbit Garant Drilling Inc. of Val-d'Or, QC and 14 holes were completed by Major Drilling of Val-d'Or, QC.

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8.5.2.2 2010 Drilling Program

The 2010 drilling program consisted of 45 NQ-sized DDH. Approximately 6,938 m were drilled, surveyed, and sampled during the second quarter of 2010. Additionally, eight geotechnical drillholes were drilled, surveyed, and sampled during the course of the summer.

The holes were drilled on 15 sections intersecting spodumene pegmatite dykes, approximately perpendicular to their strike (overall NW-SE); hole bearings were approximately 45°. The dykes generally dip 70° to 75° toward the south or southwest. Holes were again angled typically at -45° to cut the interpreted true width of the dyke.

Major Drilling of Val-d'Or, QC was hired as the drilling contractor. There were no drilling, sampling or recovery factors that materially impacted the accuracy and reliability of the results.

8.5.2.3 2011 Drilling Program

The 2011 drilling program consisted of 63 NQ-sized diamond drillholes totaling 12,003 m.

The holes were drilled on 14 sections intersecting spodumene pegmatite dykes, approximately perpendicular to their strike (overall NW-SE); hole bearings were approximately 45°. The dykes generally dip 65° to 75° toward the south or southwest. Holes were again angled typically at around -45° to cut the interpreted true width of the dyke.

Forage Roullier of Amos, QC was hired as the drilling contractor. There were no drilling, sampling or recovery factors that materially impacted the accuracy and reliability of the results.

8.5.3 North American Lithium Corp.

Two programs of exploration and resource definition drilling (2016 and 2019) were completed by North American Lithium Corp. (Table 8-3).

Table 8-3 – Summary of North American Lithium Corp holes.

Year	Period	No. of Holes	Metres	Comments
2016	October-December	46	8,911	Infill and extension
2019	May-July	42	11,487	Infill and extension
Total		**88**	**20,398**	

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8.5.3.1 2016 Drilling Program

Upon gaining ownership of the Property, North American Lithium Corp. launched an infill and extension drilling program in the fall of 2016. Forage Hebert Drilling, from Amos, QC, was hired as the drilling contractor, and mobilized two rigs on October 11, 2016, pulling out in December 2016 after completing the program (Figure 8-3).



Figure 8-3 – Infill and extension drilling campaign (late 2016).

Starting in October 2016 and ending shortly before the year end, this program consisted of 46 NQ-sized diamond drillholes, including four redrills, totaling approximately 8,911 m. The holes were drilled along nine sections targeting the Naud dyke, a new body of mineralization first encountered during the excavation of the pit in 2012-2014, and along 13 sections targeting dyke extensions to the eastern fringe of the deposit, where the pit could likely expand. Most holes intersected mineralization except for two drillholes designed as condemnation drillholes placed to test the southernmost portion of the system under a waste pile on the southern edge of the pit. The drillholes intersected several spodumene pegmatite dykes, which largely confirmed the revised interpretation, giving further credence and support to the geological model. The holes were invariably drilled on bearings of 45° and approximately perpendicular to the general strike and dip of the mineralized dyke bodies; overall NW-SE and generally dipping 70° to 75° south or southwest.

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There were no drilling, sampling or recovery factors that materially impacted the accuracy and reliability of the results.

8.5.3.2 2019 Drilling Campaign

North American Lithium Corp. launched a drilling campaign in May 2019 to define Phase 2 of the open pit. Orbit-Garant of Val-d'Or, QC was hired as the drilling contractor. The program consisted of 42 NQ-sized diamond drillholes totaling 11,487 m, shown on the plan in Figure 8-4. Of the 1,487 m drilled, surveyed, and logged, 3,976 samples, totaling approximately 4,471 m, were collected. Due to financial constraints only 308 samples were sent for analysis.

The most recent geological model was, largely, well supported by the results of the 2019 drilling. The deposit comprises a series of steeply-dipping, spodumene-bearing pegmatite dykes that bifurcate and coalesce in a pattern locally suggesting a broad conjugate fracture system. Dyke true thicknesses were found to range from decimetric to decametric as observed in outcrops and in the pit, where they were mapped systematically. Dyke bodies and intercepts less than 2 m wide were generally ignored in the interpretation and in resource estimation.

There were no drilling, sampling or recovery factors that materially impacted the accuracy and reliability of the results.

8.5.4 Drilling Procedure

8.5.4.1 Collar Survey

Canada Lithium Corp. and North American Lithium Corp. used a similar procedure for locating the drill collars.

The casings were left in place and were capped to allow for future downhole testing and/or extension. GPS coordinates of all collar locations were recorded and tied into the exploration grid. Starting in 2011, all land surveys were completed by personnel working for J.L. Corriveau & Associates.

8.5.4.2 Downhole Survey

Canada Lithium Corp. and North American Lithium Corp. used a similar procedure for downhole survey.

In 2009, Major Drilling used a Reflex EZ-Shot while Orbit use the Flexit single shot. From 2010 to 2012, the drilling contractors used the Reflex EZ-Shot.

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291500
291750
292000
292250
292500
292750
293000
293250
293500
293750
5366500
5366250
5366000
5365750
5365500
5365250
5365000
5364750
N
E
S
W
Legend
Resource Estimation Pit
2009 collar
2010 collar
2011 collar
2016 collar
2019 collar
Hole traces
Pegmatitic Dykes
NAL - Property
Claims
BM (Mining Lease)
CDC (Designated Claim)
0 0.125 0.25 0.5
Km

Figure 8-4 – Drillholes plan view (2009 to 2019).

In 2016 and 2019, the downhole survey was measured by the drill operators, approximately every 15 m, using a Flexit testing instrument while the hole was being drilled. Upon completion of the hole, Multishot tests were recorded every 3 m down the hole.

Readings were recorded by the driller and included the depth, azimuth (magnetic north), inclination, magnetic tool face angle, magnetic field strength, and temperature.

8.5.5 Sampling Procedure

8.5.5.1 Historical Data (Pre-1985)

There is no record in the available historical information that is specific to the sampling method of the underground or surface drillholes, nor the analytical method used to determine the Li_2O content. A review

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of the drill logs indicates that sample intervals ranged from approximately 3 cm to 31 m, with an average value of approximately 2.4 m. Assay values in %Li_2O are reported, typed, or handwritten on drill logs, but no original assay certificates are available to confirm these grades. A total of 806 assays are reported in 61 of the surface drillholes; some reported grades appear to be composites. There is no grade information available for the underground drilling.

8.5.5.2 2009 Canada Lithium Corp.

Core samples were sawn in half; one half of the sampled interval was submitted for analysis and the remainder was retained in the core box for reference and future testing and/or verification. The nominal sample interval was 1 m, or less, if the pegmatite was less than 1 m in width. Lengths were adjusted as necessary to reflect geological and/or mineralization contacts. Pegmatite veins that were 0.4 m to 1 m in thickness were also sampled if spodumene was visible. Longer sample lengths were taken of strongly sheared core or sections with poor core recoveries. A total of 2,342 core samples were collected from 38 drillholes.

After cutting, the core samples were sealed with a plastic cable tie in labelled plastic bags with their corresponding sample tag. The plastic sample bags were placed in large rice sacks and secured with tape and a plastic cable tie for shipping to the laboratory. The drillhole and sample numbers were also labelled on the outside of each rice sack and checked against the contents, prior to sealing the sacks. Standards and blanks were inserted into the sample sequence prior to shipping. Samples from individual holes constitute individual batches of samples sent to the laboratory.

8.5.5.3 2010 Canada Lithium Corp.

Core samples were sawn in half. One half of the sampled interval was submitted for lithium analysis. The nominal sample interval was 1 m with more than 99.7% of the samples being 1 m or less. Lengths were adjusted as necessary to reflect geological and/or mineralization contacts, which created the samples of less than 1 m length. A total of 1,454 core samples were collected from 41 drillholes. Core recovery was reportedly excellent for both programs and typically over 95%.

In 2010, due to a change of primary laboratory, samples were delivered by Canada Lithium Corp. personnel to the ALS Laboratory Group (ALS) preparation facility in Val-d'Or.

After cutting, the core samples were sealed with a plastic cable tie in labelled plastic bags with their corresponding sample tag. The plastic sample bags were placed in large rice sacks and secured with tape and a plastic cable tie for shipping to the laboratory. The drillhole and sample numbers were also labelled on the outside of each rice sack and checked against the contents, prior to sealing the sacks. Standards

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and blanks were inserted into the sample sequence prior to shipping. Samples from individual holes constitute individual batches of samples sent to the laboratory.

8.5.5.4 2011 Canada Lithium Corp.

The core shack in Val-d'Or was utilized during the 2011 program and all the sawing of core was completed at this facility. All the core from the 2011 program that was stored with the previous years' core at the C-Lab core storage facility in Val d'Or has now been transferred to NAL's core storage facilities at the mine site.

The 2011 sampling was supervised by M.E. Lavery, P. Geo., and sampling was completed by two independent contract geologists. The same protocols for core cutting and sampling used in the 2009 and 2010 drill programs were used in 2011. Core samples were sawn in half. One half of the sampled interval was submitted for lithium analysis. The nominal sample interval was 1 m with more than 93% of the samples being 1 m or less.

Lengths were adjusted as necessary to reflect geological and/or mineralization contacts, which created samples of less than 1 m in length. A total of 3,167 core samples were collected from 53 drillholes. In 2011, samples were delivered by Canada Lithium Corp. personnel to the ALS facility in Val-d'Or and the samples were then shipped to ALS facilities in either Timmins or Thunder Bay for preparation; prepared samples were then shipped to Vancouver, British Columbia, for analysis.

8.5.5.5 2016 North American Lithium Corp.

The 2016 sampling was supervised by Mr. R. Asselin, chief geologist for North American Lithium Corp., and sampling was completed by two independent contract geologists. Protocols for the core cutting and sampling that were used in 2016 were consistent with the 2009 and 2010 drill programs.

Chosen core samples were invariably sawn in half, with one half of the sample interval submitted for lithium analysis and the remainder kept for future testing and/or reference. The nominal sample interval was 1 m. Lengths were adjusted as necessary to reflect geological and/or mineralization contacts, which created the samples of less than 1 m length. Sample tags were fixed to core boxes. In 2016, to better quantify the background values, samples of the host rocks that were immediately adjacent to the contact with pegmatite dykes were collected systematically, as samples separate from the pegmatite.

A total of 2,367 core samples were collected from 46 completed drillholes. Samples were delivered by North American Lithium Corp. personnel to the Techni-Lab SGB (ActLabs) laboratory facility in Sainte-Germaine-Boulé, Québec, for sample preparation and primary analysis. Coarse rejects were returned to

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North American Lithium DFS Technical Report Summary – Quebec, Canada 113 the mine site for storage and reference, while the ALS Laboratory Group of Vancouver, British Columbia, was contracted for duplicate analyses of chosen pulp and rejects. 8.5.5.6 2019 North American Lithium Corp. The 2019 sampling was for North American Lithium Corp., and sampling was completed by independent contract geologists. Protocols for the core cutting and sampling that were used in 2019 were consistent with the 2016 drill program. Chosen core samples were invariably sawn in half, with one half of the sample interval submitted for lithium analysis and the remainder kept for future testing and/or reference. The nominal sample interval was 1 m. Lengths were adjusted as necessary to reflect geological and/or mineralization contacts, which created the samples of less than 1 m length. A total of 3,976 core samples were collected from 37 drillholes. Samples were delivered by North American Lithium Corp. personnel to the ActLabs laboratory facility in Sainte-Germaine-Boulé, Québec, for sample preparation and primary analysis. Coarse rejects were returned to the mine site for storage and reference, while the ALS of Vancouver, British Columbia, was contracted for duplicate analyses of chosen pulp and rejects. Due to financial constraints, not all pegmatite intervals were sampled in 2019. These samples were sampled in 2022 (see section below). 8.5.5.7 2022 Sayona Quebec Sampling Program In 2022, Sayona Quebec carried out a sampling program of historical core. The purpose of the program was to: • Sample intervals falling within the new 3D modelled pegmatite dykes, In most cases, the core had been described as pegmatite, but had not been sampled. • Sample pegmatite intervals to obtain a valid Fe content database for pegmatites. • Sample host rock intervals to obtain a valid Fe content database for each host rock lithologies (Granodiortie, Volcanics, Gabbro). • Sample all lithologies (Pegmatite, Granodiorite, Volcanics, Gabbro) to obtain a valid density database. Chosen core samples were invariably sawn in half, with one half of the sample interval submitted for lithium, iron and density analysis, and the remainder kept for future testing and/or reference. Lengths were adjusted as necessary to reflect geological and/or mineralization contacts. North American Lithium DFS Technical Report Summary – Quebec, Canada 114 For Li2O % and Fe %, a total of 574 core samples were collected from 129 drillholes. For density measurements, a total of 600 core samples were collected from 97 drillholes. Samples were delivered by Sayona Quebec personnel to SGS Laboratories, for sample preparation and primary analysis. Coarse rejects were returned to the mine site for storage and reference. 8.5.6 Qualified Person’s Opinion It is the QP’s opinion that the drilling and logging procedures put in place by Canada Lithium Corp., North American Lithium Corp., and Sayona Quebec met acceptable industry standards at the time of sampling and that the information can be used for geological and resource modelling. North American Lithium DFS Technical Report Summary – Quebec, Canada 115 9. DATA VERIFICATION The Mineral Resource Estimate (MRE) disclosed in this Report is based on drilling data from 2009 to 2022. The last drillholes on the Project were drilled in 2019, but additional sampling was conducted in 2022. For the purpose of this MRE, BBA, under the supervision of the QP, performed a verification on the entire Project database. All data were provided by Sayona Quebec in UTM NAD 83 zone 18N. The Project database contains 1,252 drillholes. Of these 1,252 drillholes, a subset of 247 holes, which cut across the mineralized zones, was used for geological modelling and to produce the MRE presented in this Report. The last drillhole included in the resource database is hole NAL-19-038. 9.1 SITE VISIT The QP’s for the original NI43-101 Report, upon which this Report is based, visited the Project and its existing installations on July 18 and July 25, 2022, as part of the current mandate. The 2022 site visits included a field tour of the main geological features visible in the current open pit (Figure 9-1), a tour of the core storage facility (Figure 9-2), visual inspections of drill cores (Figure 9-3), and discussions with geologists and engineers of Sayona Quebec. Selected drillhole collars in the field were also validated. The site visits also included a review of the sampling and assay procedures, QA/QC program, downhole survey methodologies, and the descriptions of lithologies, alteration and structures (Figure 9-3). Figure 9-1 – View of the open pit visited during the site tour. North American Lithium DFS Technical Report Summary – Quebec, Canada 116 Figure 9-2 – Core storage facility at the Project site. Figure 9-3 – Core review at the core storage facility.

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These site visits allowed the QP to make certain recommendations, mainly the need for a resampling program to obtain additional data (%Li_2O assays, %Fe content, density measurements) that was immediately initiated and included in the current database.

The QP's as listed in Table 2-1 are responsible for the content of this Report. The QP's for this Report reviewed all data from the Report upon which this Report is based and amended, altered or updated the data for the purposes of currency and accuracy. All listed QP's are employees of Sayona Quebec. As such they are involved in and around the property as part of their duties and therefore no specific site visit date is considered relevant

9.2 QUALITY CONTROL PROGRAM

9.2.1 Drilling and Sampling Procedure

Sayona Quebec's procedures are described in Chapter 8 of the current Report. Core review and discussions held with on-site geologists allowed to confirm said procedures were generally well applied.

The QP reviewed several sections of mineralized cores while visiting the Project. All core boxes were labelled and properly stored outside. Sample tags were present in the boxes, and it was possible to validate sample numbers and confirm the presence of mineralization in witness half-core samples from the mineralized zones (Figure 9-2).

Drilling was not underway during the QP's site visits, it was however possible to follow the entire path of the drill core, from the drill rig to the logging and sampling facility and finally to the laboratory and database by reviewing historical reports. Some historical collars were surveyed by a handheld GPS and compared to the database. No issues were noted.

9.2.2 Log and Core Box Validation

During the site visit, the author and BBA's representatives looked at 11 specific geological intervals in drillhole from 2009, 2010, 2011, 2016 and 2019 (Table 9-1). With the help of Sayona Quebec's team, core boxes were pulled out of the core rack and aligned on the ground allowing to review the selected intervals.

These specific intervals were meticulously chosen and looked at to validate and/or update the geological model, increase the knowledge of the deposit, and review sampling methodology used over the years.

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Table 9-1 – Geological intervals inspected during site visit.

BHID	Depth (m)	
	From	To
QL-S09-016	260	323
QL-S09-027	392	435
QL-S10-009	130	210
Ql-S10-048	75	170
QL-S11-06	163	177
QL-S11-08	9	86
QL-S11-45	84	126
NAL-16-045	84	160
NAL-19-034	156	216
NAL-19-037	257	345

9.3 VERIFICATION OF QC PROGRAM

9.3.1 Sample Preparation Review

Sampling procedures employed on the Project are described in Chapter 8 of this Report. Discussions held with on-site personnel confirmed that said procedures were applied.

While reviewing several sections of core boxes, the QP was able to confirm that all core boxes were labelled and properly stored. Sample tags were present in the boxes, and it was possible to validate sample numbers and visually confirm the presence of spodumene mineralization in the remaining half-core.

9.3.2 Drillhole Database Check

The current mineral resource modelling and estimation mandate prompted a database verification exercise, including revisiting and validating all drillhole intercepts. The main source of drillhole information was in the form of Excel files with multiple worksheets. The database used in the interpolation includes drillhole information from the 2009, 2010, 2011, 2016, and 2019 campaigns.

9.3.2.1 Drillhole Location

For the 2016 and 2019 surface drilling campaigns, all drill collars were surveyed by external contractors. Collars were surveyed in real time kinematic mode (RTK). The author compared the drillhole location from NAL's database with the data provided by the surveyors for 100% of both campaigns. No discrepancies were noted.

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9.3.2.2 Downhole Survey

Pierre-Luc Richard, QP, and BBA's team checked the consistency of the entire downhole survey database by visually searching for unrealistic hole traces and by automatically checking for significant variations of dip or azimuth in Excel.

Downhole surveys from the Geotic database were verified for consistency. False measurements were tagged by NAL geologists with different codes in the database. These were validated in Excel and, visually, in Leapfrog. Measurements that were either visually or statistically incorrect were removed and not used.

9.3.2.3 Assays

Access to the original assay certificates was granted directly from ActLab and the other assay certificates from SGS and ALS were provided by the client under pdf and csv format. Table 9-2 shows the percentages of certificates received.

Approximately 90% of the assay results for drillholes that were drilled since 2012 were validated. Previous data was validated in previous technical reports. The assays recorded in the database were compared to the original certificates from the different laboratories and the author noted no significant discrepancies.

In the assay table, the Li_2O calculated field gave a priority 1 to a Li_2O (%) result; in priority 2, a result of Li (%) was multiplied by 2.153 to obtain a Li_2O (%) value and in priority 3, a Li (ppm) result was multiplied by 0.0002153 to obtain the Li_2O (%) value. Following the author's recommendations, the values lower than the detection limits were set to half the detection limit.

Table 9-2 – Percentage of certificates received by drilling campaigns.

Campaign	% of received certificates
2,009	1%
2,010	6%
2,011	0%
2,016	86%
2,019	92%
Environment	14%
Géotechnique-2017	0%
Jourdan	0%
LV	0%
SB-LB-E-CL-S Divers	0%
Grand Total	**38%**
Recent data	**90%**

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Table 9-3 summarizes the drilling data that was duly recompiled and used in the generation of a new geological and resource model for the Project.

Table 9-3 – Drilling data used in the new geological model and current MRE.

Available Data				Data Used in the New Model
Drilling Type	Number of Holes	Campaign		Grade Interpolation
Underground	652	Historical	→	0
Surface	21	Historical Jourdan		0
	81	Historical (LV)	→	0
	119	Historical (SB-LB-E-CL-S)	→	0
	53	Environment and GT	→	11
	39	2,009	→	38
	51	2,010	→	51
	63	2,011	→	63
	50	2,016	→	46
	22	Geotech 2017	→	0
	59	Contour de fosse 2018	→	0
	42	2,019	→	38
Total	**1,232**		→	**247**

9.3.3 Qualified Person's Opinion

The QP is of the opinion that the drilling, sampling, and assaying protocols in place are adequate. The drillhole database provided by Sayona Quebec is of good overall quality and suitable for use in the estimation of mineral resources.

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10. MINERAL PROCESSING AND METALLURGICAL TESTING

10.1 INTRODUCTION

This chapter summarizes testwork results, plant operating data, and other relevant information that has led to the identification of process improvement opportunities and form the basis for process design for the North American Lithium (NAL) spodumene concentrator.

In recent history, the NAL concentrator operated from March 2013 to September 2014 (Québec Lithium Inc.), and June 2017 to March 2019 (North American Lithium Inc.).

Extensive metallurgical testwork has been undertaken on ore from the NAL deposit since 2008. More recent testwork has focused on the impact of host rock type and the impact of dilution on metallurgical performance.

Historical metallurgical testwork for the Authier Project was undertaken as part of feasibility studies undertaken for the mine and concentrator project in 2018 and 2019.

Recent metallurgical testing has investigated the processing of blended feed combining NAL and Authier ore.

10.2 NORTH AMERICAN LITHIUM – HISTORICAL PROCESS PLANT OPERATIONS

10.2.1 Québec Lithium Concentrator Operations 2013-2014

The Québec Lithium Project operated from March 2013 until September 2014. The concentrator never reached nameplate capacity and was unable to produce chemical grade spodumene concentrate.

The major issue encountered during operation was higher than expected dilution from the mine. The waste rock contained iron-bearing silicate minerals that could not be adequately rejected in the concentrator flowsheet. The result was the production of low-grade spodumene concentrate (ca. 3% to 4% Li_2O) with high iron concentrations (ca. 2% to 3% Fe).

Process plant design was based on testwork operated on samples with little to no dilution. During operation, typical levels of dilution in run of mine (ROM) ore were roughly 20%.

Major process plant deficiencies that limited throughput and concentrate quality included:

- Higher than anticipated dilution in ROM ore;
- Design flaws in the crushing circuit (e.g., materials handling issues, material freezing, inadequate dust collection);
- Limited buffer capacity in the crushed ore silo;

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- Inadequate iron-bearing mineral rejection in the flowsheet;
- Inadequate high-intensity conditioning ahead of flotation.

10.2.2 North American Lithium – Operations 2017-2019

Prior to NAL concentrator restart in 2017, several plant upgrades were implemented including:

- Installation of a secondary optical near-infrared (NIR) ore sorter;
- Modifications to the crushed ore silo;
- Installation of a wet high-intensity magnetic separator (WHIMS) ahead of the flotation circuit;
- Modifications to the high-intensity conditioning tank.

The NAL concentrator operated from June 2017 until March 2019. The concentrator never reached nameplate capacity and typically produced spodumene concentrate ranging in grade from 5.5% to 6.0% Li_2O.

Figure 10-1 shows monthly spodumene concentrate production. During 2018 and 2019, monthly production ranged from roughly 4,500 t to 13,250 t. At the time, nameplate capacity was roughly 15,900 t of 5.8% Li_2O concentrate.

Figure 10-2 shows monthly averages of spodumene concentrate lithia (Li_2O) and iron grades and lithium recovery. After initial plant start-up in 2017, concentrate grades ranged from 5.4% to 6.0% Li_2O and from 0.9% to 1.6% Fe. Lithium recovery ranged from roughly 55% to 70% for the same period.

Several plant improvement projects were identified which would be required to reach plant nameplate capacity and ensure production of chemical grade spodumene concentrate:

- Modifications to the primary crusher dump hopper and feeder;
- Improvements in the crushing circuit (e.g., materials handling, dust collection);
- Increased crushed ore buffer capacity;
- Installation of a third ore sorter (in parallel to the existing secondary sorter); Increased screening capacity in the ball mill circuit;
- Improved magnetic separation (installation of a low-intensity magnetic separator (LIMS) and a second WHIMS);
- Installation of a new high-intensity conditioning tank ahead of flotation;
- Increase spodumene concentrate filter capacity.

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Monthly Concentrate Production, t
14000
12000
10000
8000
6000
4000
2000
0
Jun-17
Aug-17
Oct-17
Dec-17
Feb-18
Apr-18
Jun-18
Aug-18
Oct-18
Dec-18
Feb-19
Date

Figure 10-1 – Monthly spodumene concentrate production.



Grade, % Li2O or % Fe
Lithium Recovery, %
Date
% Li2O
% Fe
Recovery
0
1
2
3
4
5
6
7
0
10
20
30
40
50
60
70
Jun-17
Aug-17
Oct-17
Dec-17
Feb-18
Apr-18
Jun-18
Aug-18
Oct-18
Dec-18
Feb-19

Figure 10-2 – Concentrate grade and lithium recovery (monthly averages).

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10.3 METALLURGICAL LABORATORY TESTWORK PROGRAM

10.3.1 North American Lithium Testwork Review

A large number of metallurgical studies have been undertaken on samples from the NAL deposit since 2008. In 2008, SGS Canada Inc., in Lakefield, Ontario operated a development testwork program which included a flotation pilot plant. Variability testwork was undertaken to evaluate the impact of head grades on performance. The testwork was used to produce engineering data for plant design and produce marketing samples.

Two composite samples were used for a series of grindability tests. Dense media separation (DMS) and batch flotation tests were undertaken. During the initial feasibility study, further batch-scale optimization tests were carried out as well as locked-cycle flotation tests and pilot-scale tests. Testwork results are documented in the NI 43-101 Prefeasibility Technical Report (2010) and the updated Feasibility Technical Report (2011). The process flowsheet was developed based on projected recoveries that were determined from the testwork program and a plant throughput of 3,800 tpd (rod mill feed).

It should be noted that all tests carried out during the prefeasibility and feasibility studies were conducted on relatively clean pegmatite ore with little ore dilution. There were indications in early testing that ore dilution may negatively impact flotation performance; however, the extent of ore dilution was not well defined, and its impact was not thoroughly tested. The use of optical ore sorting to remove waste material in the crushing circuit was investigated during the feasibility study but was not tested and was not included in the final feasibility study flowsheet.

Optical ore sorting was tested during detailed engineering and an optical ore sorter was installed after plant start-up to sort +3" material after primary crushing and screening. The ore sorter did not operate in the winter months and only operated for a short period before the plant was put on care and maintenance in 2014. A second ore sorter was installed prior to plant restart in 2017.

WHIMS tests were carried out on the final flotation concentrate during prefeasibility and feasibility study testwork. WHIMS was performed to lower iron content of the final concentrate to meet concentrate specifications. During testing, relatively clean pegmatite ore (low levels of dilution) was tested. As such, iron was present in the spodumene crystal structure and WHIMS was not effective. As a result, WHIMS was not included in the original flowsheet.

The NAL pegmatite dykes are hosted in two host rock types: granodiorite or volcanics. Mine operations since 2013 have primarily focused on the granodiorite zones. The two host rock types have differences in terms of mineralogy, specifically related to presence of iron-bearing silicate minerals. Table 10-1 and Table 10-2 show examples host rock mineralogy and elemental composition from testwork undertaken in 2022. The analyses show magnesio-hornblende concentrations to be significantly higher in the basalt sample (53.2%) as compared to the granodiorite sample (11.4%). Iron concentration in the volcanics sample was 9.72% as compared to 2.87% in the granodiorite sample.

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Table 10-1 – Example mineralogy of NAL host rock types.

Mineral	Granodiorite	Volcanics
	wt %	
Albite	50.8	23.8
Magnesio-hornblende	11.4	53.2
Quartz	14.4	1.0
Microcline	9.6	0.9
Chlorite	1.6	2.6
Muscovite	3.4	4.5
Holmquistite	4.3	5.6
Biotite	2.7	1.7
Diopside	1.7	6.2
Rutile	0.1	0.5
Total	**100**	**100**

Table 10-2 – Example assays of NAL host rock types.

Component	Granodiorite	Volcanics
	wt %	
Li	0.1	0.1
Li_2O	0.2	0.2
Al	8.7	5.8
Ca	3.3	7.3
Fe	2.9	9.7
Na	3.4	1.9
K	2.0	0.6
Mg	1.4	4.9
Mn	1.4	0.2
Si	29.7	23.7

Two process plant upgrades are being undertaken to effectively reject iron-bearing silicate minerals in the flowsheet. The first is the installation of a third ore sorter in the crushing circuit to reject host rock dilution. The second is the installation of a second WHIMS in the flowsheet to further reject iron-bearing silicate minerals prior to flotation. A LIMS will also be installed ahead of the WHIMS units to remove abraded steel from the mills, which can have a negative impact on WHIMS performance. Recent metallurgical testing has focused on controlling iron in the flowsheet using WHIMS and the effect of the quantity and type of host rock dilution.

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10.3.2 Optical Ore Sorting Test Program – 2011

In 2011, during detailed engineering, optical sorting tests were undertaken at the TOMRA (previously Commodas Ultrasort GmbH) test facility in Wedel, Germany, using commercial-scale optical sorting units.

The material provided for the test program was a mixture of pegmatite, granodiorite, and basalt. Figure 10-3 shows example images of the three rock types tested.



Figure 10-3 – Ore sorting test program material (pegmatite upper left, granodiorite upper right, basalt lower).

The material provided was screened into four size fractions: -60 mm / + 40 mm, -40 mm / +20 mm, -20 mm / +12 mm, and -12 mm / +8 mm. Each size fraction was tested with 20% and 40% waste of either granodiorite or basalt and was tested with a range of sorting parameters. The sorting parameters can be set to minimize loss of lithium or maximize rejection of waste. These tests demonstrated waste rejection rates as high as 95% with corresponding lithium loss of 6% or less. Example images of sorted products from the testwork are shown in Figure 10-4.

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Figure 10-4 – Example images of sorted products.

10.3.3 Historical Plant Operating Data – 2014

Initially, WHIMS testing was carried out at the process plant using lab scale equipment (Eriez model L-20 WHIMS). Tests were carried out on the de-sliming cyclone underflow feeding the flotation circuit and on the spodumene concentrate product. The objective was to remove amphiboles (hornblende) either from the flotation feed or the concentrate. Figure 10-5 shows the magnetic and non-magnetic fractions when the WHIMS unit was operated at 8,000 gauss (G) on the de-sliming cyclone underflow.


Non-magnetic product (8000 Gauss) (cyclone u/f)
Magnetic product (8000 Gauss) (cyclone u/f)

Figure 10-5 – Magnetic and non-magnetic fractions from test conducted at 8,000 gauss.

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The tests were also run on a range of magnetic intensities. Visually, the best results on the cyclone underflow appeared to be at about 12,000 G. Vendor testing was subsequently undertaken. A WHIMS (Eriez WHIMS SSS-I-3000 1.0-1.3 T) was installed in the NAL process plant in 2016-17. The WHIMS is located ahead of spodumene conditioning in the flowsheet.

10.4 NAL 2016 RE-START METALLURGICAL TESTING

In 2016, a testwork program was undertaken at SGS Canada Inc. in Lakefield, Ontario. The program included:

- Hardness characterization of pegmatite, granodiorite, basalt, and composite samples;
- WHIMS testing on pegmatite samples with varying levels of dilution containing granodiorite or basalt host rock;
- Flotation tests on samples processed through the WHIMS unit.

The results of the grindability tests showed that the Bond work indices of the sample mixtures and in-situ samples were all below the work indices used in the 2012 design criteria for sizing of the rod and ball mills. Therefore, the presence of mine dilution should not negatively impact the mill throughput capacity.

For the WHIMS testing, the magnetic intensity was varied between 5,000 G and 15,000 G for various mixtures of pegmatite ore with granodiorite or basalt. Results indicated that the ideal magnetic intensity to reject iron, while minimizing lithium loss, was in the range of 10,000 G to 13,000 G.

Figure 10-6 shows iron rejection and lithium loss to the magnetic concentrate at various magnetic intensities for an ore sample containing 10% granodiorite (left) and 10% basalt (right). Related to the host rock composition and mineralogy, magnetic separation performance is quite different in the two samples. At 12,000 G, both samples show roughly 4.8% lithium loss with the granodiorite sample showing 47% iron rejection and the basalt sample showing 80% rejection. The feed grades of the granodiorite and basalt samples were 1.16% Li_2O and 0.95% Fe_2O_3, and 1.20% Li_2O and 1.74% Fe_2O_3, respectively.

Batch flotation tests were undertaken on the non-magnetic fractions after magnetic separation at 15,000 G. Figure 10-7 shows the grade-recovery curves for the optimized conditions for test F3 (pegmatite with 10% basalt) and test F4 (pegmatite with 10% granodiorite). Spodumene flotation was operated at pH 8.5 using 675 g/t of FA-2 collector with a rougher-scavenger and three stages of cleaning. The final spodumene concentrates assayed between 1.05% and 1.10% Fe_2O_3. Lithium recovery at 6% Li_2O ranged from roughly 80% to 83% (interpolated).

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Iron Rejection %
Lithium Losses
Mag Intensity (G)
Iron Rejection %
Li Losses
Iron Rejection %
Lithium Losses
Mag Intensity (G)
Iron Rejection %
Li Losses

Figure 10-6 – Iron rejection and Li loss to magnetic concentrate for pegmatite with 10% granodiorite (left) and 10% basalt (right).


Li2O Grade, %
Li Recovery, %
F3
F4

Figure 10-7 – Optimized flotation test results.

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10.5 AUTHIER METALLURGICAL TESTWORK REVIEW

10.5.1 Historical Authier Testwork

Initial testwork on the Authier deposit was undertaken by the Québec Department of Natural Resources in 1969. Flotation tests were carried out on a bulk composite sample prepared from split drill core. Results confirmed the ore was amenable to concentration by flotation and the tests produced spodumene concentrates assaying between 5.13% and 5.81% Li_2O with lithium recovery ranging from 67% to 82%.

In 1991, Raymor Resources Ltd. conducted bench-scale metallurgical testing on mineralized pegmatite samples from the Property. An 18.3 kg sample grading 1.66% Li_2O was tested at the Centre de Recherche Minérale (CRM, now COREM) in Québec City. The testwork produced a spodumene concentrate grading 6.30% Li_2O with lithium recovery of 73%.

In 1997, Raymor Resources Ltd. completed testing at CRM on two samples from a pegmatite dyke on the Property:

1) 18 t sample grading 1.32% Li_2O and
2) 12 t grading 1.10% Li_2O.

Metallurgical testing on the first sample produced a concentrate grading 5.61% Li_2O with 61% lithium recovery. Magnetic separation was used in the testing to remove iron-bearing silicate minerals. The second sample returned a final concentrate grade of 5.16% Li_2O with 58% recovery.

In 1999, metallurgical testing was conducted at COREM on a 40-t mineralized pegmatite sample from the main intrusion at the Authier property. The testing program was conducted as part of a prefeasibility study. Results showed spodumene concentrate grades ranging from 5.78% to 5.89% Li_2O with lithium recoveries ranging from 68% to 70% from a sample with head grade of 1.14% Li_2O. A sample with head grade of 1.35% Li_2O produced a 5.96% Li_2O concentrate at 75% recovery.

Glen Eagle Resources Inc. undertook a testing program in 2012 on a 270 kg sample as part of a Preliminary Economic Assessment (PEA) of the Project. Batch testwork produced a concentrate grading 6.09% Li_2O with 88% lithium recovery after two stages of cleaning (without the use of mica pre-flotation). After four stages of cleaning and passing the concentrate through a WHIMS at 15,000 G a concentrate grading 6.44% Li_2O was produced at 85% recovery.

In 2016, Sayona Québec completed a metallurgical testing program using drill core from 23 historical holes totaling 430 kg, representing the entire deposit geometry (including 5% mine ore dilution). Concentrate grades varied from 5.38% to 6.05% Li_2O with a lithium recovery ranging from 71% to 79%. Results indicated that ore dilution had a negative impact on flotation performance.

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In 2017, two representative samples were prepared, and flotation testing was undertaken to examine the impact of the presence of dilution material and the use of site water. Testwork demonstrated the ability to produce concentrate grading 6.0% Li_2O with lithium recovery greater than 80%.

The majority of the testing for the Project has focused on spodumene recovery by froth flotation. Recently (2016-17), Sayona Quebec performed several heavy-liquid separation (HLS) test programs to assess the viability of producing a coarse spodumene concentrate using dense media separation. Testwork and economic analysis showed that dense media separation was not a viable process option for the Authier deposit.

Table 10-3 gives an overview of recent metallurgical testing programs operated by SGS Canada Inc. at their facilities in Lakefield, Ontario.

Figure 10-8 shows the locations in the pit from which the historical metallurgical testing samples were taken.

Table 10-3 – Recent Authier metallurgical testing programs.

Year	Owner	Sample Size	Testwork
2,012	Glen Eagle	270 kg	Flotation testing
2,016	Sayona Québec	430 kg	HLS and flotation testing
2,017		52 kg	HLS and flotation testing
		66 kg sample	HLS and flotation testing
		120 kg sample	HLS
2,018		5 t sample	Pilot plant program
2,019		Pilot plant sample	Batch optimization testing

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Looking SE
N
References
Met Test 01 – Bulk - 1999
Pre- Sayona drillholes
Sayona´s drillholes (2016 and 2017)
Met Test 02 – GER – 2012- Sample Location
Met Test 03 / 04 / 05 – 2016 & 2017 SYA Sample Location
Met Test 06 – 2017 SYA Sample Location
Met Test 07 – 2017 SYA Sample Location
Pit UPFS 2017

Figure 10-8 – Drillhole locations for the various metallurgical testing samples.

10.5.2 Feasibility-level Authier Testwork (2018)

A pilot plant testwork program was undertaken in 2018 at SGS Canada Inc. as part of the feasibility study. The aim of the testwork was to confirm the spodumene concentration flowsheet, operational parameters, efficiencies, and consumptions. Roughly 5 t of drill core was used to prepare two composite samples representing:

1) years 0-5, and
2) years 5+ of operation.

Testwork included batch, locked cycle, and continuous piloting.

10.5.2.1.1 Feed Characterization

Chemical analysis of the two composite pilot plant feed samples is shown in Table 10-4. The head grades of the two composite samples were 1.01% Li_2O and 1.03% Li_2O, respectively. The only significant differences in chemical composition were slightly elevated concentrations of iron and magnesium in Composite 1. Samples of each composite were analyzed by X-ray diffraction (XRD). Results of semi-quantitative mineralogical analysis are shown in Table 10-5. Feldspars (albite and microcline), quartz and

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spodumene are the major constituents in the samples. The presence of hornblende/ clinochlore and elevated concentrations of biotite in Composite 1 correspond to elevated concentrations of iron and magnesium in the sample Table 10-4.

Table 10-4 – Chemical compositions of the pilot plant feed samples.

Analysis	Composite 1	Composite 2
	Years 0-5	Years 5+
Li	0.5	0.5
Li_2O	1.0	1.0
SiO_2	73.5	74.9
Al_2O_3	15.6	15.6
Fe_2O_3	0.8	0.6
MgO	0.4	0.1
CaO	0.3	0.2
Na_2O	4.7	4.6
K_2O	2.7	3.0
P_2O_5	0.0	0.0
MnO	0.1	0.1
Cr_2O_3	0.0	0.0
sg	2.7	2.7

Table 10-5 – Semi-quantitative XRD results (Rietveld analysis).

Mineral	Composite 1	Composite 2
	wt %	
Albite	36.2	33.9
Quartz	31.1	34.8
Spodumene	11.3	9.7
Microcline	9.6	11.0
Muscovite	4.0	9.3
Hornblende	3.4	-
Biotite	1.6	1.2
Clinochlore	2.7	-
Total	**100**	**100**

10.5.2.1.2 Grindability

Table 10-6 summarizes the grindability testwork results obtained during the pilot plant program. Bond low-energy impact crushing work index (CWI) ranged from 12.1 kWh/t to 19.5 kWh/t (moderately soft to medium range). Bond ball mill work index (BWI) ranged from 12.7 kWh/t to 15.8 kWh/t with an average of 14.6 kWh/t, ranking the samples as moderately soft to moderately hard. The abrasion index (AI) ranged

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from 0.806 g to 1.009 g. The material tested was highly abrasive and fell in the 95-98th percentile in the SGS abrasion index database.

Table 10-6 – Summary of grindability results.

Sample	Hole no.	CWI (kWh/t)	BWI (kWh/t)	AI (g)
1	AL-17-034 47-49 m	13.0	12.7	0.912
2	AL-17-034 54-56 m	14.7	14.5	0.806
3	AL-17-037 167-171 m	12.1	15.8	0.953
4	AL-17-036 81-83 m	15.8	15.8	1.009
5	AL-17-036 102-104 m	19.5	15.2	1.005
6	AL-17-038 53-54 m	15.0	14.9	0.962
PP1	Composite 1 - Yr 0-5	-	13.7	-
PP2	Composite 2 - Yr 5+	-	14.1	-

10.5.2.1.3 Bench-scale Flotation Tests

Over forty bench-scale batch flotation tests were operated to confirm and optimize the flowsheet and reagent schemes prior to piloting. Batch tests were undertaken on each composite and included: stage-grinding, magnetic separation (5,000 G and 10,000 G), de-sliming, mica flotation, and spodumene flotation. The batch tests investigated a number of variables (e.g., feed particle size, flowsheet configuration, reagents schemes, spodumene conditioning) to optimize metallurgical performance. The optimized flowsheet that was developed, which was used in tests F37 to F43, is presented in Figure 10-9.

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1
80 Mesh
Screen
Stage-
Grinding
2
High Density
Scrubbing
De-Sliming
Cyclone 1
Mag Sep
5k and 10k Gauss
3
Mica Rougher
Flotation
Mica
Scaveneger
Flotation
5
De-Sliming
Cyclone 2
Mica
Conditioning
4
High Density
Scrubbing
High Density
Conditioning
Spod. Ro.
Flotation
High Density
Conditioning
Spod. Ro. Scav. Flotation
1st Cleaner
2nd Cleaner
3rd Cleaner
Product Legend
1 Crushed Feed
2 Slimes 1
3 WHIMS Mag Conc
4 Mica Conc.
5 Slimes 2
6 Li Ro Scav Conc
7 Li Ro Scav Tails
8 Li Cleaner Tails
9 Li Final Conc.



Figure 10-9 – Optimized batch flowsheet.

For the optimized tests, sub-samples of Composite 1 or 2 were stage-ground to 100% passing 180 µm. The stage-ground feed was scrubbed in a Denver D12 4 L flotation cell for 3 min. The scrubbed material

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was de-slimed by settling and decanting in a cylinder. De-slimed material was processed through an Eriez model L-4-20 laboratory-scale WHIMS. The material was processed sequentially at 5,000 G and 10,000 G.

The non-magnetic material was transferred to a 4 L Denver D12 flotation cell for mica conditioning. Sodium hydroxide (NaOH) was added to raise the pH to ~10.5 and Armac T (mica collector) and methyl isobutyl carbinol (MIBC) were added. Mica rougher and scavenger flotation was performed, and products were filtered and dried.

The mica scavenger tailings were scrubbed at high density (~65% w/w solids) in a Denver D12 flotation machine for ten minutes. The scrubbed material was de-slimed by settling and decanting.

The de-slimed material was conditioned in a 4 L Denver D12 flotation cell at a pulp density of roughly 65% w/w solids. Sylfat FA-2 (spodumene collector) was added and the slurry and conditioned for five minutes. Rougher and scavenger flotation were undertaken followed by three stages of cleaning. pH was controlled at 8.5 with soda ash (Na_2CO_3) addition.

Reagent dosages for the optimized batch tests operated on Composite 1 or Composite 2 are shown in Table 10-7. Armac T dosage ranged from 100 g/t to 110 g/t and FA-2 dosage ranged from 780 g/t to 1,080 g/t. The feed samples for the tests shown in Table 10-7 were stage-ground to 100% passing 180 µm.

Table 10-7 – Reagent dosages for selected batch tests.

Feed	Test	Dosage (g/t)					
		NaOH	Na_2CO_3	Armac T	F100	FA-2	Na Silicate
Composite 1	F34	250	300	110	250	1,080	0
	F37	388	150	110	250	1,080	0
	F40	312	125	110	250	780	0
Composite 2	F30	275	175	100	250	1,080	25
	F42	375	162	110	250	980	0
	F43	450	512	110	250	980	0

Figure 10-10 shows the grade-recovery curves for selected batch tests. The results show that 80% lithium recovery was achieved at a concentrate grade of 6.0% Li_2O for both composite samples. Iron concentrations in the spodumene concentrate ranged from 1.0% to 1.6% Fe_2O_3.

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7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
Li2O Assay %
70
75
80
85
90
Li Recovery %
F34 Composite 1
F37 Composite 1
F41 Composite 1
F30 Composite 2
F32 Composite 2
F43 Composite 2

Figure 10-10 – Batch test grade-recovery curves.

10.5.2.1.4 Locked Cycle Tests

A locked-cycle test was performed on each composite sample. The conditions for the tests were based on batch tests F41 and F43. The flowsheet for the locked-cycle tests in shown in Figure 10-11. Feed samples were stage-ground to 100% passing 180 µm. Reagent dosages for the tests are given in Table 10-8. The only differences in the test conditions were the slight increase in Armac T dosage from 110 g/t (Composite 1) to 120 g/t (Composite 2) and the addition of MIBC (10 g/t) ahead of mica flotation for Composite 2.

Locked-cycle flotation test results on Composite 1 and Composite 2 showed an average concentrate grade of 5.85% Li_2O at 84% lithium recovery, and 5.86% Li_2O at 83% recovery, respectively. Iron concentration in the spodumene concentrate was 1.81% Fe_2O_3 for Composite 1 and 1.09% Fe_2O_3 for Composite 2.

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Spodumene Flotation Flowsheet
1
180 mic
Screen
scrubbing
De-Sliming
Cyclone
2
Mag Sep
Mag
Mids
Non-Mag
3
pH
10.5
pH Adj Tank
Armac T
70g/t
Mica Ro.
Flotation
Armac T
30g/t
Mica Scav.
Flotation
4
4
5
De-watering
Cyclone
High Density Scrubber
F220 Dispersant 250g/t,
SodaAsh 400 g/t
PH 12, Temp 22'C
De-Sliming
Cyclone
6
High Density Cond. 70%
FA-2 1000 g/t
Temp. 30'C
Spod. Ro.
Flotation
7
1st Cleaner
25g/t FA-2
8
2nd Cleaner
5g/t FA-2
3rd Cleaner
5g/t FA-2
9
Product Legend
1 Spodumene Flot Feed
2 Slimes
3 Iron Silicate
4 Mica Concentrate
5 Water Recovery
6 Scrubbing Slimes
7 Li Ro Tail
8 1st cleaner Tail
9 Li Final Conc.

Figure 10-11 – Locked-cycle flowsheet (Composite 1).

Table 10-8 – Reagent dosages for the locked-cycle batch tests.

Feed	Dosage (g/t)					
	NaOH	Na_2CO_3	Armac T	MIBC	F100	FA-2
Composite 1	150	600	110	0	250	1,035
Composite 2	150	600	120	10	250	1,035

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10.5.2.1.5 Continuous Pilot Plant

The concentrator pilot plant was operated by SGS in a series of 13 campaigns during April 2018. Three feed samples were tested: a low-grade commissioning sample, Composite 1 and Composite 2. The commissioning sample was initially fed to the pilot plant to confirm mechanical reliability, robust operating procedures, and analytical laboratory capabilities. Once commissioning was complete, the two composite pilot plant samples were processed through the plant. The plant operated for over 100 h and processed over 5 t of feed material. The flowsheet for continuous pilot plant testing campaign PP06 is shown in Figure 10-12. The circuit was fed at a rate of 50 kg/h of crushed ore (-3.36 mm) to a rod mill in closed-circuit with a 180 µm vibrating screen. The flowsheet included: grinding, multiple stages of de-sliming, magnetic separation, mica flotation, and spodumene flotation.

Reagent dosages for the optimized pilot plant campaigns are shown in Table 10-9. For the optimized conditions, Armac T dosage ranged from 112 g/t to 220 g/t and FA-2 dosage ranged from 656 g/t to 1,106 g/t.

Pilot plant mass balance data was reconciled using Bilmat software. For the optimized flowsheets, pilot plant operation on Composite 1 produced concentrate ranging from 5.9% to 6.0% Li_2O with recoveries ranging from 67% to 71%. Fe_2O_3 content in the spodumene concentrates ranged from 1.70% to 1.89%. For Composite 2, the concentrate grade ranged from 5.8% to 6.2% Li_2O with lithium recovery from 73% to 79%. Fe_2O_3 content in the spodumene concentrates ranged from 0.96% to 1.16%. Continuous pilot plant operation produced roughly 400 kg of spodumene concentrate.

Historical Authier testwork results were used for plant design in the 2018 feasibility study and 2019 updated feasibility study for the Project.

Table 10-9 – Reagent dosages for selected pilot plant tests.

Test	Feed	P_{80} (µm)	Dosage (g/t)				
			Na_2CO_3	Armac T	MIBC	F100	FA-2
PP-11S	Composite 1	188	576	130	21	254	693
PP-11F		188	576	130	21	254	693
PP-12F		189	543	220	21	266	656
PP06	Composite 2	180	402	112	19	242	1,065
PP-07S1		182	600	121	19	264	1,106
PP-07S2		182	600	212	19	264	1,106

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Crushed Feed -3.36 mm
Screen 180 µm
Cyclone #1
LIMS
Magnetic Separation
Tails
WHIMS
50 kg/h
Rod Mill
Tails
Desliming Cyclone #2
Tails
Cyclone #3
Mica Conditioning
De-sliming Cyclone #4
Mica Flotation
Mica Conc (Tails)
High-Density Scrubbing
Thickener
Tails
65 wt% solids
High-Density
Conditioning
Rougher Tails
1st Cleaner Tails
Spodumene
Flotation
2nd Cleaner Tails
Filtration
Spodumene
Concentrate



Figure 10-12 – Pilot plant flowsheet (PP-06).

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10.6 BLENDED ORE (NAL AND AUTHIER) TESTWORK REVIEW

10.6.1 Preliminary Testwork (2019)

Initial testwork on blended NAL and Authier samples was undertaken in 2019 at SGS Canada Inc. in Lakefield, Ontario. The Authier sample tested was material from the 2018 pilot plant and was a blend of Composite 1 and Composite 2 material. The NAL samples (pegmatite, granodiorite and volcanics) were hand-picked from ROM stockpiles located at the NAL site in November 2019.

The blend ratio tested was 75% NAL ore and 25% Authier ore. Based on historical data, dilution in the NAL mine plan was expected to be roughly 18%. By contrast, and due to the nature of the deposit and the mining strategy, the Authier mine plan was expected to include less than 5% dilution in ROM ore.

Assays of the various feed samples are shown in Table 10-10. The Authier pegmatite sample had a grade of 1.05% Li_2O. The NAL pegmatite sample was high-grade at 1.57% Li_2O. The NAL granodiorite (4.1% Fe_2O_3) and the volcanics samples (13.1% Fe_2O_3) had relatively high iron content as compared to the pegmatite samples (0.82% and 0.49%, respectively). Table 10-11 shows the composition of the feed blends tested.

Test procedures included: crushing, grinding, de-sliming, WHIMS and spodumene flotation. Reagent dosages were chosen based on historical testwork and NAL operating experience.

Figure 10-13 shows the grade-recovery curves for the four tests. Figure 10-14 shows the relationship between Fe_2O_3 and Li_2O concentrations in the concentrates.

For test F3, the concentrate produced from the blended sample containing basalt was unable to achieve 6% Li_2O (5.87% Li_2O at 80% recovery). The final concentrate also contained a relatively high level of iron (1.96% Fe_2O_3). Results for test F4 showed that the concentrate produced from the blended sample containing granodiorite achieved 6% Li_2O at 85% recovery. Iron levels in the final concentrate were slightly high at 1.33% Fe_2O_3.

Test F5 on NAL pegmatite (no dilution) performed well, achieving 6% Li_2O at roughly 90% recovery. Iron in the 6% Li_2O concentrate was roughly 1.2% Fe_2O_3. Test F6 on a blend of Authier and NAL pegmatite (no dilution) performed well, achieving 6% Li_2O at roughly 90% recovery. Iron in the 6% Li_2O concentrate was roughly 1.2% Fe_2O_3.

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Table 10-10 – Assays of ore samples tested.

Analysis	Authier	NAL		
	Composite	Pegmatite	Granodiorite	Volcanics
Li	0.49	0.73	0.14	0.09
Li_2O	1.05	1.57	0.30	0.19
SiO_2	73.50	74.00	62.70	48.90
Al_2O_3	15.60	15.70	16.70	8.95
Fe_2O_3	0.82	0.49	4.10	13.10
MgO	0.26	0.02	2.30	11.80
CaO	0.21	0.24	4.59	10.50
Na_2O	4.75	3.39	4.48	1.46
K_2O	2.80	2.33	2.24	1.23


7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
Grade, Li2O %
70
75
80
85
90
95
Li Recovery, %
F3: Authier + (NAL+Basalt)
F4: Authier + (NAL+Grano.)
F5: NAL Only
F6: Authier + NAL (No Dilution)

Figure 10-13 – Grade – recovery curves.

The pegmatite sample tested from NAL was relatively high-grade compared to the expected life-of-mine average. All samples tested produced concentrate with Fe_2O_3 concentrations exceeding 1%. The sample tested containing basalt produced a concentrate of 5.87% Li_2O (slightly below 6%), which contained a relatively high concentration of iron (1.96% Fe_2O_3).

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Table 10-11 – Overview of feed samples tested.

Test	Authier	NAL		
	Composite	Pegmatite	Granodiorite	Volcanics
Composition, %				
F3	25	67.5	-	7.5
F4	25	67.5	7.5	-
F5	-	100.0	-	-
F6	25	75.0	-	-



F3: Authier + (NAL+Basalt)
F4: Authier + (NAL+Grano.)
F5: NAL Only
F6: Authier + NAL (No Dilution)
Grade, % Fe2O3
2.5
2.0
1.5
1.0
0.5
0.0
4.5
5.0
5.5
6.0
6.5
7.0
Grade, % Li2O

Figure 10-14 – Fe_2O_3 vs. Li_2O in the concentrate.

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Table 10-12 – Final spodumene concentrate grade (3-stages of cleaning).

Test	Li_2O	Fe_2O_3
	%	
F3	5.87	1.96
F4	6.05	1.33
F5	6.54	1.29
F6	6.24	1.18

10.6.1.1 Prefeasibility study testwork (2021-22)

Testwork on blended NAL and Authier ore was undertaken in 2021-22 at SGS Canada Inc. in Lakefield, Ontario. Both samples were selected from drill core. The main objectives of the testwork were:

- To test a blended feed sample (64% NAL and 36% Authier);
- Test the impact of basalt waste rock dilution on performance;
- Examine the impact of two-stages of WHIMS on concentrate quality.

Pegmatite and host rock samples were analyzed separately. Table 10-13 and Table 10-14 show assays and mineralogy of the components.

Table 10-13 – Assays of the pegmatite and host rock samples.

Component	NAL			Authier	
	Pegmatite	Basalt	Granodiorite	Pegmatite	Basalt
	Composition, wt %				
Li	0.67	0.08	0.11	0.68	0.10
Li_2O	1.44	0.17	0.24	1.46	0.22
Al	8.42	5.77	8.73	8.42	9.21
Ca	0.23	7.29	3.32	0.12	3.51
Fe	0.15	9.72	2.87	0.26	7.76
Na	3.32	1.92	3.41	3.23	3.30
K	2.16	0.62	2.00	2.40	0.59
Mg	0.02	4.94	1.39	0.04	5.62
Mn	0.10	0.16	0.05	0.09	0.22
Si	34.20	23.70	29.70	34.50	22.20

Based on previous studies and NAL operational data, the NAL testwork feed sample comprised 10% basalt dilution (to simulate feed to the mill after ore sorting). The feed samples were blended at a ratio of 64%

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NAL ore and 36% Authier ore (to simulate rod mill feed). Table 10-15 shows the assays of the blended ore sample. The feed grade of the blended sample was 1.14% Li_2O and 1.56% Fe_2O_3.

The samples were stage-crushed and stage-ground to a target P80 of 200 µm. The samples were scrubbed and de-slimed, underwent WHIMS, de-slimed and conditioned prior to spodumene rougher and scavenger flotation followed by three stages of cleaning. The testwork was designed to mimic the NAL flowsheet. Table 10-16 shows reagent dosages for the optimized tests. For the optimized tests, FA-2 fatty acid collector dosage ranged from 780 g/t to 1,080 g/t.

Figure 10-15 shows the grade-recovery curves for the three optimized tests. Final spodumene concentrate grades in the three tests were roughly 6% Li_2O. Lithium recovery ranged from 60% to 66%.

Table 10-14 – Mineralogy of the pegmatite and host rock samples.

Mineral	NAL			Authier	
	Pegmatite	Basalt	Granodiorite	Pegmatite	Basalt
	Composition, wt %				
Albite	39.50	23.80	50.80	37.40	40.00
Magnesio-hornblende	-	53.20	11.40	-	36.80
Quartz	25.10	1.00	14.40	26.70	-
Microcline	12.40	0.90	9.60	11.50	-
Chlorite	-	2.60	1.60	-	15.90
Muscovite	3.00	4.50	3.40	4.50	4.10
Holmquistite	-	5.60	4.30	-	-
Biotite	0.80	1.70	2.70	0.90	0.90
Diopside	-	6.20	1.70	-	0.40
Rutile	-	0.50	0.10	-	0.30
Calcite	0.50	-	-	0.50	-
Beryl	0.20	-	-	0.20	-
Total	**100**	**100**	**100**	**100**	**100**

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Table 10-15 – Blended ore assays.

Component	NAL/Authier Blend
	Composition, %
Li	0.53
Li_2O	1.14
Al_2O_3	15.40
CaO	0.98
Fe_2O_3	1.56
Na_2O	4.40
K_2O	2.51
MgO	0.73
MnO	0.15
SiO_2	72.50

Table 10-16 – Reagent dosages for optimized tests.

Test	P_{100} (µm)	Dosage (g/t)				
		Na_2CO_3	NaOH	F100	F220	FA-2
F6	300	225	75	250	-	780
F9	300	225	75	250	-	1,080
F16	300	201	75	-	250	780

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7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
Grade, % Li_2O
50
60
70
80
90
Lithium Recovery, %
F6
F9
F16

Figure 10-15 – Grade – recovery curves.

Table 10-17 shows the final concentrate grades which ranged from 6.01% to 6.05% Li_2O and 0.78% to 1.05% Fe_2O_3.

Table 10-17 – Final spodumene concentrate assays.

Test	Li_2O	Fe_2O_3
	%	
F6	6.01	1.05
F9	6.01	0.98
F16	6.05	0.78

Figure 10-16 compares the performance of the WHIMS when processing ore containing basalt versus granodiorite host rock (10% dilution in all tests shown). The data points are taken from several testwork programs on NAL ore and blended ore. The results show higher mass pulls, iron rejection and lithium

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losses for the basalt tests. This is due to the higher concentrations of iron-bearing silicate minerals in the basalt samples.


Fe Rejection, %
Mass pull, %
Li loss, %
Mass pull, %
25/75 10% Grano (2019)
NAL + 10% Grano (2021)
NAL 10% Basalt (2017)
25/75 10% Basalt (2019)
36/64 10% Basalt (2021)

Figure 10-16 – Comparison of WHIMS performance with basalt vs. granodiorite host rock.

10.6.1.2 Tailings Filtration

The target moisture content that forms the basis of assessment and filter sizing was 15%. During the test program, the effects of cake thickness and drying time on filter cake moisture and the production rate were examined.

In 2022, ten pressure filtration tests were conducted by Pocock Laboratories on combined tailings samples. Two pressure filtration methods were tested:

1) air blowing only and
2) membrane squeeze with air blow.

The design conditions simulated the filtration of tailings with an average 56% solids feed density.

The pressure for all ten air blow procedures was maintained at 552 kPa. However, combined tailings material in four out of ten tests were subjected to an additional pressure of 690 kPa for the initial membrane squeeze procedure, which was raised to 1,600 kPa for the final 30 seconds of air blow.

The test results and the simulations yielded the production of a tailings cake with satisfactory discharge as well as stacking properties reaching their target values in a cycle time that would require one operating and one stand-by pressure filter configuration, the specifications for which are provided in Chapter 14.

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10.6.1.3 Feasibility Study Testwork (2022-23)

Testwork on blended NAL and Authier ore was undertaken in 2022-23 at SGS Canada Inc. in Lakefield, Ontario. Two composite and five variability samples were tested. The main objectives of the testwork were to:

- Test blended feed samples (64% NAL and 36% Authier);
- Test the impact of granodiorite, gabbro, and volcanics waste rock dilution on metallurgical performance;
- Mimic the NAL flowsheet.

10.6.1.4 Composite Samples

The NAL pegmatite sample was collected in 2022 by operations geologists from run-of-mine ore remaining in the pit from previous mining operations in 2019. The material was selected to represent average-grade material. The NAL volcanics and granodiorite samples used were material remaining from the PFS testwork program. The Authier pegmatite sample was taken from a test pit onsite. The Authier host rock (ultramafic) sample was from the PFS testwork program.

Pegmatite and host rock samples were analyzed separately. Table 10-18 and Table 10-19 show assays and mineralogy of the components. The NAL and Authier pegmatite samples graded 1.12% and 1.05% Li_2O, respectively. The host rock samples contained low levels of lithium, ranging from 0.17% to 0.24% Li_2O. A major difference between the host rock samples was the varying iron concentrations which ranged from 4.10% to 13.9% Fe_2O_3.

Table 10-18 – Composite sample assays of the pegmatite and host rock samples.

Component	NAL			Authier	
	Pegmatite	Volcanics	Granodiorite	Pegmatite	Ultramafic
	Composition, wt %				
Li	0.52	0.08	0.11	0.49	0.10
Li_2O	1.12	0.17	0.24	1.05	0.22
Al_2O_3	15.60	10.90	16.49	15.60	17.40
CaO	0.37	10.20	4.65	0.14	4.91
Fe_2O_3	0.32	13.90	4.10	0.42	11.10
Na_2O	4.57	2.59	4.60	4.42	4.45
K_2O	2.61	0.75	2.41	2.86	0.71
MgO	0.05	8.19	2.31	0.05	9.32
MnO	0.10	0.21	0.06	0.13	0.28
SiO_2	74.30	50.10	63.50	74.40	47.50

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The NAL and Authier pegmatite samples contained 14.7% and 12,9% spodumene. The major difference between the host rock types was the varying amounts of magnesio-hornblende which ranged from 11.4% to 53.2%. The volcanics and granodiorite samples contained holmquistite which correlates with the presence of lithium in the samples.

Table 10-19 – Mineralogy of the pegmatite and host rock samples.

Mineral	NAL			Authier	
	Pegmatite	Volcanics	Granodiorite	Pegmatite	Ultramafic
	Composition, wt %				
Spodumene	14.7	-	-	12.9	-
Albite	38.8	23.8	50.8	38.5	40.0
Magnesio-hornblende	-	53.2	11.4	-	36.8
Quartz	27.9	1.0	14.4	29.3	-
Microcline	15.8	0.9	9.6	15.2	-
Chlorite	-	2.6	1.6	-	15.9
Muscovite	2.2	4.5	3.4	3.6	4.1
Holmquistite	-	5.6	4.3	-	-
Biotite	-	1.7	2.7	-	0.9
Diopside	-	6.2	1.7	-	0.4
Rutile	-	0.5	0.1	-	0.3
Petalite	0.4	-	-	0.5	-
Total	**100**	**100**	**100**	**100**	**100**

The samples were blended at a ratio of 64% NAL ore and 36% Authier ore (to simulate rod mill feed composition). Based on previous studies, mine plans, and NAL operational data, the NAL testwork feed samples comprised 9% dilution (medium dilution). The Authier portion of the sample contained 1.7% dilution. Two samples were prepared, one containing volcanics and one containing granodiorite. Table 10-20 shows the assays of the blended composite samples. The feed grade of composite 1 (volcanics) was 1.12% Li_2O and 1.29% Fe_2O_3, and composite 2 (granodiorite) was 1.12% Li_2O and 0.68% Fe_2O_3.

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Table 10-20 – Blended feed assays.

Component	Composite 1 (Volcanics)	Composite 2 (Granodiorite)
	Composition, %	
Li	0.5	0.5
Li_2O	1.1	1.1
Al_2O_3	15.2	15.7
CaO	0.9	0.6
Fe_2O_3	1.3	0.7
Na_2O	4.4	4.6
K_2O	2.6	2.8
MgO	0.6	0.3
MnO	0.6	0.3
SiO_2	72.5	73.4

10.6.1.5 Variability Samples

Five variability samples were selected from NAL drill core samples (quarter core). The samples were selected to represent early years of production (years 1-10) and to include each major type of host rock (i.e., granodiorite, gabbro and volcanics). Table 10-21 gives a brief description of each of the five variability samples. Pegmatite and host rock samples from each drillhole were grouped separately. Pegmatite and host rock sample composites were analyzed for chemical composition and mineralogy.

Table 10-22 shows the chemical composition of the pegmatite and host rock for each variability sample. Pegmatite grades ranged from 0.88% to 1.25% Li_2O and from 0.15% to 0.79% Fe_2O_3. Host rock sample grades ranged from 0.19% to 0.47% Li_2O and from 4.1% to 12.1% Fe_2O_3.

Spodumene content of the pegmatite samples ranged from 10.8% to 15.4%. Muscovite content ranged from 2.0% to 4.5%. Low levels of spodumene are seen in the host rock samples (1.1% to 2.4%). Holmquistite is present in all host rock samples ranging from 2.0% to 6.8%. Large variations in magnesio-hornblende content (3.3% to 63.2%) can be seen in the various host rock types.

Similar to the composite samples, NAL variability testwork feed samples comprised 9% dilution while the Authier portion (composite samples) contained 1.7% dilution. The samples were blended at a ratio of 64% NAL ore and 36% Authier ore (to simulate rod mill feed composition).

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Table 10-21 – Variability sample description.

Variability Sample	Years of Production	Host Rock Type	Hole ID	Dykes
1.0	Years 1-2	Volcanics / Granodiorite	NAL-19-008	B
			NAL-19-008	N
			NAL-19-019	B
			NAL-19-023	B2
2.0	Years 1-2	Granodiorite	NAL-16-005	CT_S-K
			NAL-16-012	CT_S-K
			NAL-16-028	CT_K
			NAL-19-010	B2
3.0	Years 3-5	Volcanics / Granodiorite	NAL-16-035	P
			NAL-16-036	N
			NAL-19-020	B
			NAL-19-026	B
4.0	Years 3-5	Gabbro	NAL-19-011	CT_V2
			NAL-19-031	N2
			NAL-19-034	CT_V2
			NAL-19-036	CT_S-K
5.0	Years 5-10	Gabbro / Granodiorite	NAL-19-021	A
			NAL-19-024	B
			NAL-19-036	CT_V

Table 10-22 – NAL Variability sample assays: pegmatite and host rock.

Component	Pegmatite Composition, wt %					Host Rock, Composition, wt %				
	Var 1	Var 2	Var 3	Var 4	Var 5	Var 1	Var 2	Var 3	Var 4	Var 5
Li	0.57	0.41	0.57	0.50	0.58	0.14	0.10	0.22	0.09	0.15
Li_2O	1.23	0.88	1.23	1.08	1.25	0.30	0.21	0.47	0.19	0.32
Al_2O_3	15.50	15.80	15.70	14.90	15.30	15.30	16.40	14.00	8.80	8.90
CaO	0.38	0.86	0.48	0.39	0.36	8.40	4.41	7.67	12.10	11.80
Fe_2O_3	0.15	0.79	0.28	0.26	0.23	8.24	4.11	9.70	11.90	11.20
Na_2O	4.79	4.85	4.79	4.50	4.38	2.54	4.45	2.99	1.51	1.62
K_2O	1.95	2.70	2.22	2.49	2.45	1.07	2.36	1.44	0.72	0.65
MgO	0.04	0.40	0.12	0.11	0.10	5.49	2.32	6.50	9.89	9.69
MnO	0.15	0.10	0.16	0.16	0.16	0.17	0.08	0.17	0.20	0.19
SiO_2	74.90	72.60	73.40	75.60	75.40	55.50	62.70	53.90	52.10	52.70

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Table 10-23 – NAL Variability sample mineralogy: pegmatite and host rock.

Mineral	Pegmatite Composition, wt %					Host Rock Composition, wt %				
	Var 1	Var 2	Var 3	Var 4	Var 5	Var 1	Var 2	Var 3	Var 4	Var 5
Spodumene	14.7	10.8	15.4	13.5	14.9	2.1	1.1	2.4	1.3	2.4
Quartz	29.3	24.1	27.6	30.4	30.3	10.0	13.4	4.5	5.2	6.1
Plagioclase	42.3	45.7	43.3	40.8	39.2	36.5	47.7	36.6	14.1	19.8
Magnesio-hornblende	-	0.8	-	-	-	24.5	3.3	26.3	63.2	47.3
K-feldspar	10.4	11.9	10.4	13.1	13.1	1.5	10.5	2.4	1.8	2.0
Phlogopite	-	-	-	-	-	7.5	6.6	9.1	3.4	3.5
Epidote	-	-	-	-	-	4.9	4.7	4.8	3.3	5.9
Holmquistite	-	0.7	-	-	-	3.8	3.9	6.8	2.0	4.5
Muscovite	2.0	4.5	3.3	2.2	2.4	-	-	-	-	-
Diopside	-	-	-	-	-	4.2	2.9	2.5	2.7	3.3
Clinochlore	-	1.3	-	-	-	1.7	3.0	1.9	0.8	1.3
Schorl	1.3	-	-	-	-	1.9	1.9	0.9	1.0	1.3
Other	-	0.2	-	-	-	1.0	0.4	1.0	1.0	1.9
Total	**100**	**100**	**100**	**100**	**100**	**100**	**100**	**100**	**100**	**100**

Table 10-24 – NAL blended variability sample assays.

Component	Composition, wt %				
	Var 1	Var 2	Var 3	Var 4	Var 5
Li	0.52	0.46	0.52	0.48	0.53
Li_2O	1.12	0.99	1.12	1.03	1.14
Al_2O_3	15.60	15.70	15.60	14.00	15.60
CaO	0.81	0.84	0.83	0.97	0.68
Fe_2O_3	0.81	0.93	1.05	1.13	0.95
Na_2O	4.51	4.67	4.56	4.32	4.54
K_2O	2.20	2.73	2.39	2.41	2.67
MgO	0.43	0.46	0.52	0.65	0.36
MnO	0.15	0.10	0.15	0.15	0.16
SiO_2	73.70	72.20	72.30	69.60	73.40

10.6.1.6 Composite Sample Testwork Results

The composite samples were stage-crushed and stage-ground to P100 values between 212 µm and 300 µm. The samples were scrubbed and de-slimed, underwent two stages of magnetic separation (WHIMS), de-slimed and conditioned prior to batch spodumene rougher and scavenger flotation followed by three stages of cleaning. The batch tests were designed to mimic the NAL flowsheet with recent 2023 circuit modifications.

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Initial testwork examined the impact of grind size on flotation performance. Samples were stage-ground and screened. Tests were operated on each composite at -300 µm (tests F2 and F5) and -250 µm (tests F7 and F8) as shown in Figure 10-17. The finer grind (-250 µm) showed improved performance. Based on the results, all further testing was undertaken at a grind size of -250 µm. Tests were operated with a 250 g/t dosage of F220 dispersant and total dosage of FA-2 collector of 780 g/t.


7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
Li2O Grade %
F2, Comp 1, -300 mic
F7, Comp 1, -250 mic
F5, Comp 2, -300 mic
F8, Comp 2, -250 mic
40
50
60
70
80
90
Lithium Recovery %

Figure 10-17 – Composite samples – Effect of grind size.

Tests were undertaken to examine the effect of collector dosage of flotation performance. Figure 10-18 shows an example for composite 1. Tests were undertaken using 680 g/t, 780 g/t and 980 g/t of FA-2 collector. There was a slight improvement in performance at the highest collector dosage.

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7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
Li2O Grade %
F3, Comp 1, 680 g/t
F2, Comp 1, 780 g/t
F1, Comp 1, 980 g/t
50
55
60
65
70
75
80
85
Lithium Recovery %

Figure 10-18 – Effect of collector (FA-2) dosage on flotation performance.

Tests were undertaken to examine the impact of host rock dilution on flotation performance. The amount of NAL volcanics (host rock) included in the feed sample was varied: low (4.5%), medium (9%), and high (11%). Figure 10-19 shows grade-recovery curves for the three batch flotation tests. The low dilution sample showed the best performance which was largely attributed to lower lithium losses during magnetic separation (5.8% lithium loss as compared to 8.5% and 8.6% for the medium and high dilution samples, respectively). Table 10-25 shows final spodumene concentrate assays for the tests. The low dilution sample showed the highest lithia grade and lowest iron content.

Table 10-25 – Final spodumene concentrate assays.

Test	Li_2O	Fe_2O_3
	%	
F22 (Low Dilution)	5.58	1.26
F11 (Medium Dilution)	5.27	1.76
F23 (High Dilution)	5.30	1.43

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Li2O Grade %
6.0
5.0
4.0
3.0
2.0
1.0
0.0
40
50
60
70
80
90
Lithium Recovery %
F22, Comp 1 - Low Dilution
F11, Comp 1 - Medium Dilution
F23, Comp 1 - High Dilution

Figure 10-19 – Example of the impact of dilution on flotation performance.

10.6.1.7 Variability Sample Testwork Results

The variability samples were tested using the same flowsheet (mimicking the NAL flowsheet) as the composite samples. All variability tests were operated under the same conditions as shown in Table 10-26. Table 10-25 shows final concentrate assays for each test. For variability samples 1, 3, 4, and 5 grades ranged from 5.47% to 6.03% Li_2O, and from 0.92% to 1.19% Fe_2O_3. Final lithium recovery for these samples ranged from 77.6% to 82.3%. Variability sample 2 performed poorly and only achieved 4.80% Li_2O and 1.87% Fe_2O_3 with lithium recovery of 72.2%. Further testing is planned for variability sample 2 to investigate the impact of finer grand sine and varying collector dosage.

Table 10-26 – Variability test conditions.

Test	P_{100} (µm)	Dosage (g/t)			
		Na_2CO_3	NaOH	F220	FA-2
Variability	250	88	200	250	780

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7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
Li_2O Grade %
65
70
75
80
85
90
Lithium Recovery %
Var 1 (grano/volcanic)
Var 2 (grano)
Var 3 (grano / volcanic)
Var 4 (gabbro)
Var 5 (gabbro)

Figure 10-20 – Example of the impact of dilution on flotation performance.

Table 10-27 – Final spodumene concentrate assays.

Variability Sample	Li_2O	Fe_2O_3
	%	
1 (grano./volcanics)	5.47	1.19
2 (grano.)	4.80	1.87
3 (grano./volcanics)	5.60	0.98
4 (gabbro)	5.73	1.05
5 (gabbro)	6.03	0.92

10.6.1.8 Testwork Analysis

Optimized testwork data was selected and analyzed to support the process mass balance. The majority of the tests selected to be used in the analysis were from the DFS testwork program (one test from the PFS testwork program was included). All tests analyzed were from testing on composite samples. Table 10-28 outlines the testwork conditions for the optimized tests. Two fatty acid collectors were tests: Sylfat

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FA-2 and Arrmaz Custofloat 7080. Custofloat 7080 is currently being employed at the NAL concentrator. All tests were operated with two stages of wet high-intensity magnetic separation at 13,000 gauss.

Table 10-28 – Testwork conditions.

Test	P_{100} (µm)	Dosage (g/t)					
		Na_2CO_3	NaOH	F100	F220	FA-2	CF 7080
F7 (DFS)	250	250	NM	0	250	780	0
F8 (DFS)	250	200	NM	0	250	780	0
F18 (DFS)	250	200	88	0	250	0	780
F19 (DFS)	250	200	88	0	250	0	780
F21 (DFS)	250	200	88	0	250	780	0
F22 (DFS)	250	200	88	0	250	780	0
F23 (DFS)	250	188	88	0	250	780	0
F24 (DFS)	250	225	100	0	250	0	780
F9 (PFS)	300	225	75	250	0	1,080	0

NM = Not Measured

Table 10-28 shows the grade-recovery data point for the selected tests. The red curve is the correlation through all the datapoints which was used to support the recovery assumptions in the process mass balance (see Chapter 14).



100
90
80
70
60
50
40
30
20
10
0
Li Recovery %
4.0
4.5
5.0
5.5
6.0
6.5
Li2O Grade %
F7 (DFS)
F8 (DFS)
F18 (DFS)
F21 (DFS)
F22 (DFS)
F23 (DFS)
F24 (DFS)
F19 (DFS)
F9 (PFS)

Figure 10-21 – Testwork analysis: grade-recovery correlation.

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10.7 QUALIFIED PERSON'S OPINION

The QP is of the opinion that the feasibility-level testwork performed and methodologies applied are relevant and of adequate nature for the treatment of both NAL and Authier ore at the NAL treatment plant.

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11. MINERAL RESOURCE ESTIMATES

During the DFS, BBA was retained by Sayona Quebec to complete a mineral resource estimate (MRE) of the North American Lithium Project (NAL Project). Mr. Pierre-Luc Richard, from PLR Resources Inc., and sub-contracted by BBA, acted as the QP and completed the MRE following the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines (CIM, 2019). For the filing of this S-K §229.1304 compliant report, the original MRE was reviewed by Ehouman N'Dah, P.Geo., whom is the responsible QP for this report.

The resource area measures approximately 1,600 m along strike, 900 m in width and 900 m depth. The current MRE covers the entire Project (Figure 11-1).


289000
290000
291000
292000
293000
294000
295000
296000
5368000
5367000
5366000
5365000
5364000
5363000
N
S
W
E
0
0.5
1
2
Km
Legend
Pegmatitic Dykes
NAL - Property

Figure 11-1 – 2023 MRE mineralized zone locations.

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11.1 DATA USED FOR ORE GRADE ESTIMATION

The Project database is current, as of December 31, 2022, and consists of 600 surface-collared and 652 underground-collared diamond drillholes (DDH) with a cumulative length of 119,328 m (Figure 11-2). A subset of 247 DDH was used to build the model.

The drillhole database was validated before proceeding to the resource estimation phase, and the validation steps are detailed in Chapter 9.

The main source of drillhole information was in the form of Excel files with multiple sheets, and includes drillhole information from the 2009, 2010, 2011, 2016 and 2019 diamond drilling programs completed on the Project. Historical underground drillholes and previous historical drilling programs were used for reference purposes only as they were missing critical information and/or the level of confidence in the data quality was insufficient.

The QP believes that the database is appropriate for the purposes of mineral resource estimation and the sample density allows a reliable estimate of the tonnage and grade of the mineralization in accordance with the level of confidence established by the mineral resource categories as defined in the CIM Guidelines.


Projet
2009
2010
2011
2016
2019
Environnement
North (Y)
Elev (Z)
+400
+200
+0
-200
0
250
500
750

Figure 11-2 – 3D view looking north of the pegmatite dykes and drillhole.

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11.2 RESOURCE ESTIMATE METHODOLOGY, ASSUMPTIONS AND PARAMETERS

The 3D geological wireframes, mineralized intercepts, composites, block modelling, interpolation, classification, and reporting were all constructed using Seequent Leapfrog Geo™ and Leapfrog Edge™ version 2022.1. Statistical studies were undertaken using Excel and Snowden Supervisor version 8.14 (Supervisor). Deswik version 2022.2 was used for the pit shell optimization and potentially mineable stopes used to constrain the mineral resources.

The methodology for the estimation of the current mineral resources involved the following steps:

- Database verification and validation;
- 3D interpretation and modelling;
- Drillholes intercept and capture of samples within domains;
- Basic statistics and composite generation for each pegmatite zone;
- Capping analysis;
- Geostatistical analysis including variography;
- Block modelling and grade interpolation using dynamic anisotropy;
- Density coding in the block model;
- Iron content coding in the block model;
- Block model validation;
- Removal of mined volumes;
- Mineral resource classification;
- Determining reasonable prospects for eventual economic extraction;
- Mineral resource statements.

11.2.1 Geological Interpretation and Modelling

The 3D interpretation of pegmatite dyke (Figure 11-3) is based on drillhole descriptions. A total of 49 pegmatitic dykes were created.

The geological model was developed by the BBA's geological team under the supervision of the QP. The main lithological units are pegmatitic dykes, granodiorite, volcanic rocks, and gabbro (Figure 11-4).

Historical mining voids from past production work are included in the model (Figure 11-5). The location, dimensions and content of the historical void shapes are not sufficiently precise, therefore their location and volume were adapted and slightly modified to fit the pegmatitic dykes.

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Elev (Z)
+400
+200
+0
+291400
+291600
+291800
East (X)
0
250
500
750

Figure 11-3 – 3D Interpretation of pegmatite dyke.


GM_Static_Litho
Air
Gabbro
Granodiorite
OVB
Unknown
Volcanics
Elev (Z)
East (X)

Figure 11-4 – Lithology model.

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Elev (Z)
North (Y)
East (X)

Figure 11-5 – Historical mining voids adjusted to fit pegmatite dykes, shown with semi-transparent pegmatite dykes.

11.2.2 Exploration Data Analysis

11.2.2.1 Raw Assays

All raw assay data intersecting the mineralized zones (dykes) were assigned individual mineralization codes using Leapfrog Geo™.

A total of 8,093 records of Li_2O assays with an average sample length of 0.88 m were used in the MRE. Grade varies from 0.001% to 3.81% Li_2O with a global average of 0.93% Li_2O. Table 11-1 summarizes the basic statistics for the raw assays for each of the 49 mineralized zones.

Table 11-1 – Basic statistics of the raw data – Li_2O.

Zone	Field	# of Samples	Minimum	Maximum	Mean	Variance	COV
A	Length (m)	611	0.01	1.50	0.90	0.10	0.35
	Li_2O (%)	611	0.00	3.06	1.24	0.40	0.61
A1	Length (m)	181	0.01	1.50	0.84	0.12	0.41
	Li_2O (%)	181	0.00	2.76	0.93	0.45	0.80
A2	Length (m)	68	0.01	3.12	0.69	0.25	0.72
	Li_2O (%)	68	0.00	2.01	0.79	0.44	0.99
A3	Length (m)	24	0.02	1.15	0.84	0.07	0.33
	Li_2O (%)	24	0.00	2.37	1.30	0.29	0.53
B	Length (m)	1,060	0.01	4.30	0.99	0.10	0.33
	Li_2O (%)	1,060	0.00	3.60	1.25	0.44	0.58
B1	Length (m)	482	0.01	1.50	1.01	0.12	0.34

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Zone	Field	# of Samples	Minimum	Maximum	Mean	Variance	COV
	Li_2O (%)	482	0.00	3.21	1.08	0.53	0.73
B2	Length (m)	68	0.01	1.50	0.82	0.13	0.44
	Li_2O (%)	68	0.00	2.69	0.81	0.46	0.97
B3	Length (m)	26	0.01	1.45	0.70	0.20	0.63
	Li_2O (%)	26	0.00	1.87	0.91	0.39	1.05
BN	Length (m)	69	0.03	1.10	0.75	0.06	0.32
	Li_2O (%)	69	0.00	2.82	0.75	0.45	0.87
C	Length (m)	348	0.01	1.70	1.08	0.11	0.31
	Li_2O (%)	348	0.00	2.95	1.45	0.36	0.48
CT_D	Length (m)	58	0.14	1.40	0.74	0.06	0.33
	Li_2O (%)	58	0.00	2.34	1.07	0.49	0.72
CT_D2	Length (m)	112	0.01	1.15	0.75	0.09	0.40
	Li_2O (%)	112	0.00	2.37	0.72	0.41	0.98
CT_D3	Length (m)	44	0.01	1.05	0.73	0.06	0.34
	Li_2O (%)	44	0.00	2.43	0.90	0.52	0.89
CT_D33	Length (m)	27	0.01	4.12	1.10	1.15	0.98
	Li_2O (%)	27	0.00	2.37	0.69	0.69	1.01
CT_DD	Length (m)	56	0.15	1.05	0.77	0.06	0.31
	Li_2O (%)	56	0.00	2.19	0.84	0.40	0.73
CT_EE	Length (m)	199	0.01	1.40	0.82	0.06	0.31
	Li_2O (%)	199	0.00	3.81	1.07	0.50	0.72
CT_EEE	Length (m)	17	0.02	4.98	1.04	1.17	1.04
	Li_2O (%)	17	0.00	2.22	0.51	0.46	1.22
CT_K	Length (m)	117	0.05	4.70	0.79	0.20	0.56
	Li_2O (%)	117	0.00	2.80	0.83	0.55	0.85
CT_NAUD	Length (m)	86	0.30	1.25	0.83	0.05	0.26
	Li_2O (%)	86	0.03	3.55	1.43	0.43	0.49
CT_S	Length (m)	114	0.01	1.56	0.67	0.13	0.55
	Li_2O (%)	114	0.00	2.37	1.00	0.56	0.99
CT_S-K	Length (m)	712	0.01	4.50	0.83	0.09	0.37
	Li_2O (%)	712	0.00	3.60	1.20	0.47	0.65
CT_T	Length (m)	123	0.01	4.80	0.76	0.25	0.65
	Li_2O (%)	123	0.00	2.40	0.82	0.39	0.87
CT_U	Length (m)	262	0.01	1.20	0.72	0.11	0.46
	Li_2O (%)	262	0.00	3.38	0.99	0.48	0.85
CT_V	Length (m)	255	0.01	7.37	0.87	0.30	0.62
	Li_2O (%)	255	0.00	2.72	0.98	0.48	0.80
CT_V2	Length (m)	149	0.01	1.50	0.91	0.11	0.37
	Li_2O (%)	149	0.00	2.76	1.24	0.43	0.63
D	Length (m)	36	0.50	1.20	0.89	0.04	0.22
	Li_2O (%)	36	0.00	1.83	0.25	0.23	1.70
D1	Length (m)	53	0.30	1.10	0.74	0.04	0.27
	Li_2O (%)	53	0.01	1.57	0.36	0.20	1.29
K	Length (m)	55	0.01	1.50	0.93	0.14	0.41
	Li_2O (%)	55	0.00	3.05	1.02	0.54	0.85
M	Length (m)	68	0.01	1.55	0.79	0.14	0.47
	Li_2O (%)	68	0.00	1.53	0.42	0.25	1.34
N	Length (m)	365	0.01	16.30	0.87	0.73	0.98
	Li_2O (%)	365	0.00	2.45	0.65	0.40	0.96
N1	Length (m)	24	0.01	1.10	0.81	0.07	0.33
	Li_2O (%)	24	0.00	1.21	0.22	0.12	1.65
N2	Length (m)	27	0.01	1.50	0.97	0.19	0.45
	Li_2O (%)	27	0.00	2.48	0.72	0.37	0.96
NAUD2	Length (m)	10	0.50	1.00	0.77	0.04	0.25
	Li_2O (%)	10	0.03	2.39	1.17	0.52	0.67
NAUD3_test	Length (m)	125	0.01	1.30	0.72	0.10	0.44
	Li_2O (%)	125	0.00	2.22	0.81	0.37	0.90
NAUD4	Length (m)	45	0.01	1.05	0.66	0.07	0.39
	Li_2O (%)	45	0.00	2.05	0.79	0.49	1.02
O	Length (m)	86	0.02	1.75	0.80	0.07	0.34

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Zone	Field	# of Samples	Minimum	Maximum	Mean	Variance	COV
	Li_2O (%)	86	0.00	2.28	0.67	0.41	1.00
P	Length (m)	243	0.01	1.50	0.90	0.10	0.36
	Li_2O (%)	243	0.00	2.80	0.91	0.49	0.84
P1	Length (m)	95	0.01	1.50	0.86	0.16	0.47
	Li_2O (%)	95	0.00	2.04	0.50	0.34	1.25
Q	Length (m)	742	0.01	1.80	1.02	0.15	0.37
	Li_2O (%)	742	0.00	3.56	1.18	0.48	0.67
Q1	Length (m)	33	0.02	1.45	1.06	0.18	0.40
	Li_2O (%)	33	0.00	2.53	1.44	0.33	0.49
Q2	Length (m)	35	0.01	1.50	0.98	0.08	0.29
	Li_2O (%)	35	0.00	2.24	0.82	0.40	0.81
Q3	Length (m)	60	0.01	1.50	1.01	0.21	0.45
	Li_2O (%)	60	0.00	2.41	1.16	0.48	0.74
Q4	Length (m)	19	0.15	1.90	1.14	0.12	0.31
	Li_2O (%)	19	0.00	2.15	1.18	0.54	0.67
R	Length (m)	248	0.01	1.50	1.17	0.10	0.27
	Li_2O (%)	248	0.00	3.02	1.23	0.44	0.58
R2	Length (m)	16	0.70	1.40	1.09	0.04	0.18
	Li_2O (%)	16	0.74	2.44	1.62	0.30	0.32
Z	Length (m)	200	0.01	1.65	1.01	0.15	0.39
	Li_2O (%)	200	0.00	2.71	1.01	0.54	0.81
Z1	Length (m)	147	0.03	7.80	1.09	0.47	0.63
	Li_2O (%)	147	0.00	2.70	1.07	0.50	0.73
Z2	Length (m)	56	0.03	1.50	1.00	0.15	0.39
	Li_2O (%)	56	0.00	2.41	0.88	0.38	0.82
Z3	Length (m)	37	0.10	1.50	0.83	0.13	0.44
	Li_2O (%)	37	0.00	2.37	0.48	0.38	1.41

11.2.2.2 Compositing

Compositing of drillhole samples was conducted to homogenize the resource database to remove any bias associated with sample length in the original database. The compositing length was determined taking into consideration the original sample length statistics and other factors, to have a reasonable length of support to estimate the NAL deposit.

A total of 5,540 composites were generated in the dykes with a length of 1.5 m, ranging from 0.003 m to 1.5 m when necessary. Figure 11-6 shows the distribution of the length before and after compositing.

Compositing was done within each zone (dyke), and composite samples do not cross domain boundaries. Table 11-2 shows composite statistics within the mineralized zones used for estimation.

11.2.2.3 Grade Capping

An outlier is an observation that appears to be inconsistent with most of the data in the same statistical population. It is common practice to statistically examine the higher grades within a population and to trim the outliers to a lower-grade value, commonly referred to as capping.

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12 000
10 000
8 000
6 000
4 000
2 000
0
Count
0-0.5
0.5-1.0
1.0-1.5
1.5-2.0
2.0-2.5
2.5-3.0
>3
Length
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
4 000
3 500
3 000
2 500
2 000
1 500
1 000
500
0
Count
0-0.5
0.5-1.0
1.0-1.5
1.5-2.0
2.0-2.5
2.5-3.0
>3
Length
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%

Figure 11-6 – Distribution of the length before (left) and after (right) compositing.

Table 11-2 – Basic statistics of composites used for estimation – Li2O.

Zone	Field	# of Samples	Minimum	Maximum	Mean	Variance	COV
A	Length (m)	394	0.02	1.50	1.39	0.10	0.23
	Li_2O (%)	394	0.00	2.65	1.19	0.33	0.48
A1	Length (m)	125	0.03	1.50	1.23	0.21	0.38
	Li_2O (%)	125	0.00	2.73	0.88	0.34	0.67
A2	Length (m)	44	0.05	1.50	1.09	0.27	0.48
	Li_2O (%)	44	0.00	1.85	0.69	0.37	0.88
A3	Length (m)	15	0.52	1.50	1.34	0.09	0.22
	Li_2O (%)	15	0.39	2.00	1.27	0.21	0.36
B	Length (m)	754	0.02	1.50	1.39	0.10	0.23
	Li_2O (%)	754	0.00	3.54	1.21	0.37	0.50
B1	Length (m)	354	0.04	1.50	1.37	0.11	0.24
	Li_2O (%)	354	0.00	3.01	1.05	0.45	0.64
B2	Length (m)	44	0.30	1.50	1.26	0.13	0.29
	Li_2O (%)	44	0.00	2.12	0.72	0.37	0.84
B3	Length (m)	16	0.25	1.50	1.15	0.23	0.41
	Li_2O (%)	16	0.01	1.87	0.93	0.33	0.62
BN	Length (m)	42	0.20	1.50	1.23	0.20	0.36
	Li_2O (%)	42	0.01	1.89	0.72	0.33	0.80
C	Length (m)	267	0.05	1.50	1.40	0.09	0.21
	Li_2O (%)	267	0.02	2.68	1.41	0.31	0.39
CT_D	Length (m)	34	0.01	1.50	1.26	0.19	0.35
	Li_2O (%)	34	0.00	1.98	1.02	0.36	0.59
CT_D2	Length (m)	65	0.15	1.50	1.29	0.13	0.28
	Li_2O (%)	65	0.02	2.10	0.71	0.32	0.80
CT_D3	Length (m)	27	0.05	1.50	1.19	0.22	0.40
	Li_2O (%)	27	0.01	2.41	0.92	0.39	0.68
CT_D33	Length (m)	33	0.15	1.50	1.31	0.14	0.29
	Li_2O (%)	33	0.01	1.79	0.81	0.35	0.73
CT_DD	Length (m)	122	0.10	1.50	1.34	0.14	0.28
	Li_2O (%)	122	0.01	3.13	1.04	0.39	0.61
CT_EE	Length (m)	14	0.15	1.50	1.08	0.24	0.45
	Li_2O (%)	14	0.00	1.63	0.62	0.38	1.00
CT_EEE	Length (m)	76	0.10	1.50	1.18	0.20	0.38
	Li_2O (%)	76	0.00	1.92	0.79	0.39	0.80
CT_K	Length (m)	52	0.40	1.50	1.38	0.10	0.23
	Li_2O (%)	52	0.14	2.66	1.38	0.26	0.37
CT_NAUD	Length (m)	68	0.02	1.50	1.12	0.22	0.42
	Li_2O (%)	68	0.00	2.23	0.91	0.48	0.76

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Zone	Field	# of Samples	Minimum	Maximum	Mean	Variance	COV
CT_S	Length (m)	434	0.08	1.50	1.36	0.11	0.25
	Li_2O (%)	434	0.00	2.48	1.17	0.38	0.53
CT_S-K	Length (m)	76	0.07	1.50	1.23	0.18	0.34
	Li_2O (%)	76	0.00	1.96	0.80	0.29	0.67
CT_T	Length (m)	152	0.03	1.50	1.28	0.17	0.33
	Li_2O (%)	152	0.00	3.38	0.97	0.38	0.64
CT_U	Length (m)	171	0.03	1.50	1.28	0.17	0.32
	Li_2O (%)	171	0.00	2.26	0.93	0.38	0.66
CT_V	Length (m)	104	0.03	1.50	1.30	0.17	0.32
	Li_2O (%)	104	0.02	2.61	1.16	0.36	0.51
CT_V2	Length (m)	14	0.06	1.50	1.27	0.22	0.37
	Li_2O (%)	14	0.01	2.06	1.09	0.49	0.64
D	Length (m)	25	0.25	1.50	1.27	0.12	0.27
	Li_2O (%)	25	0.00	1.83	0.31	0.28	1.74
D1	Length (m)	32	0.05	1.50	1.23	0.18	0.34
	Li_2O (%)	32	0.01	1.29	0.32	0.13	1.12
K	Length (m)	40	0.10	1.50	1.28	0.18	0.33
	Li_2O (%)	40	0.01	2.39	0.95	0.41	0.67
M	Length (m)	48	0.05	1.50	1.11	0.26	0.46
	Li_2O (%)	48	0.00	1.53	0.40	0.21	1.15
N	Length (m)	236	0.05	1.50	1.32	0.14	0.29
	Li_2O (%)	236	0.00	2.21	0.64	0.32	0.88
N1	Length (m)	17	0.04	1.50	1.15	0.30	0.48
	Li_2O (%)	17	0.00	0.90	0.19	0.06	1.29
N2	Length (m)	21	0.30	1.50	1.25	0.18	0.34
	Li_2O (%)	21	0.07	1.76	0.73	0.30	0.76
NAUD2	Length (m)	7	0.55	1.50	1.10	0.17	0.37
	Li_2O (%)	7	0.27	2.11	1.09	0.34	0.54
NAUD3_test	Length (m)	76	0.01	1.50	1.21	0.23	0.40
	Li_2O (%)	76	0.00	2.12	0.79	0.30	0.70
NAUD4	Length (m)	27	0.30	1.50	1.11	0.18	0.38
	Li_2O (%)	27	0.01	1.75	0.72	0.40	0.87
O	Length (m)	59	0.05	1.50	1.16	0.21	0.39
	Li_2O (%)	59	0.01	2.05	0.63	0.30	0.87
P	Length (m)	170	0.00	1.50	1.29	0.15	0.30
	Li_2O (%)	169	0.00	2.73	0.86	0.40	0.74
P1	Length (m)	69	0.10	1.50	1.18	0.22	0.40
	Li_2O (%)	69	0.00	1.88	0.46	0.29	1.17
Q	Length (m)	535	0.10	1.50	1.42	0.07	0.18
	Li_2O (%)	535	0.00	2.62	1.15	0.40	0.55
Q1	Length (m)	28	0.25	1.50	1.25	0.16	0.32
	Li_2O (%)	28	0.00	2.53	1.43	0.34	0.41
Q2	Length (m)	29	0.10	1.50	1.18	0.26	0.43
	Li_2O (%)	29	0.01	2.04	0.78	0.33	0.74
Q3	Length (m)	48	0.10	1.50	1.26	0.20	0.36
	Li_2O (%)	48	0.00	2.27	1.09	0.44	0.61
Q4	Length (m)	17	0.20	1.50	1.27	0.15	0.31
	Li_2O (%)	17	0.00	2.06	1.25	0.50	0.57
R	Length (m)	212	0.20	1.50	1.37	0.10	0.23
	Li_2O (%)	212	0.00	2.58	1.19	0.37	0.51
R2	Length (m)	14	0.15	1.50	1.25	0.23	0.38
	Li_2O (%)	14	0.74	2.32	1.55	0.19	0.28
Z	Length (m)	151	0.05	1.50	1.34	0.13	0.27
	Li_2O (%)	151	0.01	2.67	0.97	0.46	0.70
Z1	Length (m)	113	0.35	1.50	1.36	0.10	0.23
	Li_2O (%)	113	0.00	2.63	1.07	0.39	0.58
Z2	Length (m)	44	0.10	1.50	1.27	0.15	0.30
	Li_2O (%)	44	0.00	2.28	0.88	0.30	0.63
Z3	Length (m)	24	0.10	1.50	1.28	0.20	0.35
	Li_2O (%)	24	0.00	2.12	0.43	0.31	1.29

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A capping analysis was performed by searching for abnormal breaks or changes of slope on the grade distribution probability plot while making sure that the coefficient of variation (COV) of the capped data was ideally lower than, or around 2.00, and no more than 10% of the total contained metal was enclosed within the first 1% of the highest-grade samples. This analysis was performed on the six main dykes (A, B, B1, CT_S-K, Q and Z).

The study concluded that capping is warranted on the entire set of composites at 2.3 Li_2O (%), see Figure 11-7.


ZONE: A
Capping Value (Restricted) | Capped count | Capped percentage | Metal factor loss
2.3 | 3 | 0.78% | 0.14%
() | 0
Grade uncut | Grade cut | Sample length
Sample count | 384
COV | 0.47 | 0.46 | 0.22
Max | 2.65 | 2.30 | 1.50
Min | 0.01 | 0.01 | 0.02
Mean | 1.21 | 1.21 | 1.39
Median | 1.27 | 1.27 | 1.50
Std. dev. | 0.57 | 0.56 | 0.31
Applied on Composite
Element: Li2O
Grade
Probability
0.01
0.10
0.50
0.90
0.99
Capped Data
Raw Data
Cummulative metal
Amount of samples used
Count
Ln Classes

Figure 11-7 – Capping analysis for Dyke A; capping at 2.3% Li_2O.

11.2.2.4 Variography and Search Ellipsoids

A semi-variogram is a common tool used to measure the spatial variability within specific mineralized zones. Typically, samples taken far apart will vary more than samples taken close to each other. A variogram gives a measure of how much two samples taken from the same mineralized zone will vary in grade depending on the distance and spatial orientation between those samples.

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Variography was done in both Leapfrog Edge™ (Figure 11-8) and Supervisor (Figure 11-9). Well-structured variogram models were obtained for 20 pegmatite domains; these were estimated using ordinary kriging (OK), using Leapfrog Edge™. The remaining 29 pegmatite domains did not yield well-structured variograms and therefore were estimated using Inverse Distance Square (ID2), also using Leapfrog Edge™.


Direction
Dip 72.00
Dip Azimuth 229.00
Pitch 18.00
Set From Plane
View Ellipsoid
Variogram Model
Sill
Norm. sill
Type
Alpha
Major
Semi-major
Minor
Nugget: 0.03924 0.1200
Structure 1: 0.1504 0.4600 Spherical 89.0 50.0 14.0
Structure 2: 0.1373 0.4200 Spherical 172. 133.0 19.0
Total sill: 0.327 1.0
Variance: 0.327
Dip = 72.00, Dip Azimuth = 229.00
Pitch
Variogram
17 → 145 Major Axis Variogram for Li2O_pc_calc_BBA Valu
65 → 275 Semi-major Axis Variogram for Li2O_pc_calc_BBA Va
18 → 049 Minor Axis Variogram for Li2O_pc_calc_BBA Valu
Total Sill: 1.0
Distance
Semi-)Variogram

Figure 11-8 – Variography study in Edge (example from one zone).

Three oriented search ellipsoids were used to select data and interpolate Li_2O grades in successively less restrictive passes. The ellipse sizes and anisotropies were based on variography, drillhole spacing, and pegmatite geometry. The ellipsoids are 40 m x 30 m x 14 m, 80 m x 60 m x 28 m, and 160 m x 120 m x 60 m. A minimum of three and a maximum of 10 composites were selected during interpolation. A minimum of two holes were needed to interpolate during the first two passes (see Table 11-3).

Spatial anisotropy of the dykes is respected during estimation using Leapfrog Edge™ Variable Orientation tool. Variable Orientation tool uses the central reference plane from each individual pegmatite dyke to select the locally appropriate anisotropy orientation and to orient the search ellipse for selection of

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composites and determination of kriging weights. Table 11-4 shows variogram parameters used for each dyke.


Variogram for Li2O_pc
Gamma (0.330)
Sample Separation (m)
N(0.2)
Sph(0.19, 6)
Variogram for Li2O_pc
Gamma (0.330)
Sample Separation (m)
N(0.18)
Sph(0.52, 115)
Sph(0.3, 200)
Variogram for Li2O_pc
Gamma (0.330)
Sample Separation (m)
N(0.18)
Sph(0.52, 50)
Variogram for Li2O_pc
Gamma (0.330)
Sample Separation (m)
N(0.18)
Sph(0.52, 20)
Sph(0.3, 40)

Figure 11-9 – Variography study in Supervisor (example from one zone).

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Table 11-3 – Search ellipsoids.

Pass	Ellipse (m)	Composites	Max per Hole
1	40 x 30 x 14	44,995	2
2	80 x 60 x 28	44,995	2
3	160 x 120 x 60	44,995	None

Table 11-4 – Variogram parameters used for each dyke.

Dyke	Direction			Nugget	Structure 1				Structure 2			
	Dip	Dip Azimuth	Pitch		Sill	Major	Semi-Major	Minor	Sill	Major	Semi-Major	Minor
A	72	229	18	0.12	0.46	89	50	14	0.42	172	133	19
A1	59	221	173	0.15	0.52	33	34	4	0.33	110	88	15
B	50	227	72	0.10	0.66	75	75	12	0.24	162	145	20
B1	52	218	164	0.10	0.20	108	120	25	0.70	184	144	28
C	45	236	62	0.11	0.45	29	32	10	0.44	120	118	11
CT_EE	74	209	16	0.09	0.21	90	14	10	0.70	145	80	11
CT_NAUD	66	221	142	0.19	0.39	58	40	8	0.42	112	92	10
CT_S-K	58	201	117	0.08	0.48	59	91	11	0.44	175	123	12
CT_U	64	202	175	0.08	0.31	20	28	7	0.61	114	55	7
CT_V	59	236	68	0.06	0.60	22	44	11	0.34	57	55	12
D1	69	214	60	0.12	0.50	13	105	11	0.38	105	105	11
K	61	222	72	0.14	0.52	15	5	6	0.34	72	55	6
M	66	225	84	0.10	0.27	120	90	4	0.63	160	150	11
N	67	214	118	0.08	0.47	63	19	6	0.45	126	103	12
O	60	217	28	0.08	0.32	65	50	2	0.60	103	82	7
P	55	223	40	0.08	0.37	103	100	5	0.55	155	142	9
P1	56	222	17	0.12	0.47	43	30	6	0.41	81	50	11
Q	56	217	48	0.12	0.44	57	62	26	0.44	110	77	30
R	54	216	128	0.10	0.56	76	80	6	0.34	145	132	14
Z	50	219	109	0.07	0.59	73	28	14	0.34	76	74	20

11.3 MINERAL GRADE ESTIMATION

11.3.1 Block Model

Block models were generated and estimated in Leapfrog Edge™ for each of the wireframed dykes. Parent cells of 5 m x 5 m x 5 m were sub-blocked four times in each direction (minimum sub-block of 1.25 m in each direction). Sub-blocks are triggered by both the geological model and mining voids, for precise depletion.

This model has proportional sub-blocks to cover the spaces inside the solid boundaries and to honour the wireframe volumes. The size of the sub-blocking was chosen to best match the thickness of the

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mineralized dykes and the complexity of the geological model. The block model parameters are shown in Table 11-5.

Table 11-5 – Block model parameters used in Leapfrog Edge™.

Properties	X (column)	Y (row)	Z (level)
Origin of coordinates	293,200	5,363,800	600
Number of blocks	325	650	150
Block size (m)	5	5	5
Minimum sub-block size(m)	1	1	3
Rotation		-50	

11.3.2 Estimation Methodology

The block model was estimated using OK and Variable Orientation search algorithm fully implemented in Leapfrog Edge™. Variable Orientation allows the orientation of the ellipsoid and variograms to be used for each block individually based on local characteristics. The remaining XX domains were estimated using Inverse Distance Squared (ID2), also using the Variable Orientation search tool. ID2 and nearest neighbor (NN) were used for validation and comparison purposes.

Kriging neighborhood analysis (KNA) was performed to assist with the selection of the estimation parameters. KNA provides a quantitative method of testing different estimation parameters, such as block size, number of samples, optimum search radius, and discretization by assessing their impact on the quality of the resultant estimates in terms of kriging efficiency and slope of regression. This study is dependent on several factors, including the inherent deposit variability, the grade continuity, anisotropy, and the data spacing. The variogram mathematically represents these factors and is critical for a KNA. Table 11-6 summarizes all the suggested parameters of the KNA analysis.

Table 11-6 – Summary of the suggested parameters from the KNA analysis.

Properties	Global Optimum
Block sizes (m)	5x5x5
Sample ranges	45,061
Search ranges (m)	180, 60, 60
Discretization	3, 3, 3

The interpolation was performed with three search passes. For instance, the first pass is interpolated using one-time variogram ranges(1x) while two times(2x) is for pass 2 and three times(3x) for pass 3. A minimum and a maximum number of composites were required in each pass, as well as a maximum number of composites by drillhole to satisfy the estimation criteria, as shown in Table 11-7.

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Table 11-7 – Summary of parameters used for Li2O grade interpolation.

Dyke	Interpolation Method	Pass	Ellipsoid Ranges (m)			Number of Samples		Drillhole Limit
			Max	Inter-mediate	Min	Max	Min	Max Samples/Hole
A	OK	P1	40	30	14	3	10	3
A	OK	P2	80	60	28	3	10	3
A	OK	P3	160	120	60	3	10	-
A1	ID2	P1	40	30	14	3	10	3
A1	ID2	P2	80	60	28	3	10	3
A1	ID2	P3	160	120	60	3	10	-
A1	OK	P1	40	30	14	3	10	3
A1	OK	P2	80	60	28	3	10	3
A1	OK	P3	160	120	60	3	10	-
A2	ID2	P1	40	30	14	3	10	2
A2	ID2	P2	80	60	28	3	10	2
A2	ID2	P3	160	120	60	3	10	-
A2	OK	P1	40	30	14	3	10	2
A2	OK	P2	80	60	28	3	10	2
A2	OK	P3	160	120	60	3	10	-
A3	ID2	P1	40	30	14	3	10	3
A3	ID2	P2	80	60	28	3	10	2
A3	ID2	P3	160	120	60	3	10	-
A3	OK	P1	40	30	14	3	10	2
A3	OK	P2	80	60	28	3	10	2
A3	OK	P3	160	120	60	3	10	-
B	ID2	P1	40	30	14	3	10	3
B	ID2	P2	80	60	28	3	10	3
B	ID2	P3	160	120	60	3	10	-
B	OK	P1	40	30	14	3	10	3
B	OK	P2	80	60	28	3	10	3
B	OK	P3	160	120	60	3	10	-
B1	ID2	P1	40	30	14	3	10	3
B1	ID2	P2	80	60	28	3	10	3
B1	ID2	P3	160	120	60	3	10	-
B1	OK	P1	40	30	14	3	10	3
B1	OK	P2	80	60	28	3	10	3
B1	OK	P3	160	120	60	3	10	-
B2	ID2	P1	40	30	14	3	10	3
B2	ID2	P2	80	60	28	3	10	2
B2	ID2	P3	160	120	60	3	10	-
B2	OK	P1	40	30	14	3	10	2
B2	OK	P2	80	60	28	3	10	2
B2	OK	P3	160	120	60	3	10	-
B3	ID2	P1	40	30	14	3	10	3
B3	ID2	P2	80	60	28	3	10	2
B3	ID2	P3	160	120	60	3	10	-
B3	OK	P1	40	30	14	3	10	2
B3	OK	P2	80	60	28	3	10	2
B3	OK	P3	160	120	60	3	10	-
C	ID2	P1	40	30	14	3	10	3
C	ID2	P2	80	60	28	3	10	3
C	ID2	P3	160	120	60	3	10	-
C	OK	P1	40	30	14	3	10	3
C	OK	P2	80	60	28	3	10	3
C	OK	P3	160	120	60	3	10	-
CT_D	ID2	P1	40	30	14	3	10	3
CT_D	ID2	P2	80	60	28	3	10	2
CT_D	ID2	P3	160	120	60	3	10	-
CT_D	OK	P1	40	30	14	3	10	2
CT_D	OK	P2	80	60	28	3	10	2

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Dyke	Interpolation Method	Pass	Ellipsoid Ranges (m)			Number of Samples		Drillhole Limit
			Max	Inter-mediate	Min	Max	Min	Max Samples/Hole
CT_D	OK	P3	160	120	60	3	10	-
CT_D2	ID2	P1	40	30	14	3	10	3
CT_D2	ID2	P2	80	60	28	3	10	2
CT_D2	ID2	P3	160	120	60	3	10	-
CT_D2	OK	P1	40	30	14	3	10	2
CT_D2	OK	P2	80	60	28	3	10	2
CT_D2	OK	P3	160	120	60	3	10	-
CT_D3	ID2	P1	40	30	14	3	10	3
CT_D3	ID2	P2	80	60	28	3	10	2
CT_D3	ID2	P3	160	120	60	3	10	-
CT_D3	OK	P1	40	30	14	3	10	2
CT_D3	OK	P2	80	60	28	3	10	2
CT_D3	OK	P3	160	120	60	3	10	-
CT_DD	ID2	P1	40	30	14	3	10	2
CT_DD	ID2	P2	80	60	28	3	10	2
CT_DD	ID2	P3	160	120	60	3	10	-
CT_DD	OK	P1	40	30	14	3	10	2
CT_DD	OK	P2	80	60	28	3	10	2
CT_DD	OK	P3	160	120	60	3	10	-
CT_EE	ID2	P1	40	30	14	3	10	3
CT_EE	ID2	P2	80	60	28	3	10	3
CT_EE	ID2	P3	160	120	60	3	10	-
CT_EE	OK	P1	40	30	14	3	10	3
CT_EE	OK	P2	80	60	28	3	10	3
CT_EE	OK	P3	160	120	60	3	10	-
CT_K	ID2	P1	40	30	14	3	10	2
CT_K	ID2	P2	80	60	28	3	10	2
CT_K	ID2	P3	160	120	60	3	10	-
CT_K	OK	P1	40	30	14	3	10	2
CT_K	OK	P2	80	60	28	3	10	2
CT_K	OK	P3	160	120	60	3	10	-
CT_NAUD	ID2	P1	40	30	14	3	10	3
CT_NAUD	ID2	P2	80	60	28	3	10	3
CT_NAUD	ID2	P3	160	120	60	3	10	-
CT_NAUD	OK	P1	40	30	14	3	10	3
CT_NAUD	OK	P2	80	60	28	3	10	3
CT_NAUD	OK	P3	160	120	60	3	10	-
CT_S	ID2	P1	40	30	14	3	10	2
CT_S	ID2	P2	80	60	28	3	10	2
CT_S	ID2	P3	160	120	60	3	10	-
CT_S	OK	P1	40	30	14	3	10	2
CT_S	OK	P2	80	60	28	3	10	2
CT_S	OK	P3	160	120	60	3	10	-
CT_S-K	OK	P1	40	30	14	3	10	3
CT_S-K	OK	P2	80	60	28	3	10	3
CT_S-K	OK	P3	160	120	60	3	10	-
CT_T	ID2	P1	40	30	14	3	10	2
CT_T	ID2	P2	80	60	28	3	10	2
CT_T	ID2	P3	160	120	60	3	10	-
CT_T	OK	P1	40	30	14	3	10	2
CT_T	OK	P2	80	60	28	3	10	2
CT_T	OK	P3	160	120	60	3	12	-
CT_U	OK	P1	40	30	14	3	10	3
CT_U	OK	P2	80	60	28	3	10	3
CT_U	OK	P3	160	120	60	3	10	-
CT_V	ID2	P1	40	30	14	3	10	3
CT_V	ID2	P2	80	60	28	3	10	3
CT_V	ID2	P3	160	120	60	3	10	-

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Dyke	Interpolation Method	Pass	Ellipsoid Ranges (m)			Number of Samples		Drillhole Limit
			Max	Inter-mediate	Min	Max	Min	Max Samples/Hole
CT_V	OK	P1	40	30	14	3	10	3
CT_V	OK	P2	80	60	28	3	10	3
CT_V	OK	P3	160	120	60	3	10	-
CT_V2	ID2	P1	40	30	14	3	10	2
CT_V2	ID2	P2	80	60	28	3	10	2
CT_V2	ID2	P3	160	120	60	3	10	-
CT_V2	OK	P1	40	30	14	3	10	2
CT_V2	OK	P2	80	60	28	3	10	2
CT_V2	OK	P3	160	120	60	3	10	-
D	ID2	P1	40	30	14	3	10	2
D	ID2	P2	80	60	28	3	10	2
D	ID2	P3	160	120	60	3	10	-
D	OK	P1	40	30	14	3	10	2
D	OK	P2	80	60	28	3	10	2
D	OK	P3	160	120	60	3	10	-
K	OK	P1	40	30	14	3	10	3
K	OK	P2	80	60	28	3	10	3
K	OK	P3	160	120	60	3	10	-
M	ID2	P1	40	30	14	3	10	3
M	ID2	P2	80	60	28	3	10	3
M	ID2	P3	160	120	60	3	10	-
M	OK	P1	40	30	14	3	10	3
M	OK	P2	80	60	28	3	10	3
M	OK	P3	160	120	60	3	10	-
N	ID2	P1	40	30	14	3	10	3
N	ID2	P2	80	60	28	3	10	3
N	ID2	P3	160	120	60	3	10	-
N	OK	P1	40	30	14	3	10	3
N	OK	P2	80	60	28	3	10	3
N	OK	P3	160	120	60	3	10	-
N1	ID2	P1	40	30	14	3	10	2
N1	ID2	P2	80	60	28	3	10	2
N1	ID2	P3	160	120	60	3	10	-
N1	OK	P1	40	30	14	3	10	2
N1	OK	P2	80	60	28	3	10	2
N1	OK	P3	160	120	60	3	10	-
N2	ID2	P1	40	30	14	3	10	2
N2	ID2	P2	80	60	28	3	10	2
N2	ID2	P3	160	120	60	3	10	-
N2	OK	P1	40	30	14	3	10	2
N2	OK	P2	80	60	28	3	10	2
N2	OK	P3	160	120	60	3	10	-
NAUD2	ID2	P1	40	30	14	3	10	2
NAUD2	ID2	P2	80	60	28	3	10	2
NAUD2	ID2	P3	160	120	60	3	10	-
NAUD2	OK	P1	40	30	14	3	10	2
NAUD2	OK	P2	80	60	28	3	10	2
NAUD2	OK	P3	160	120	60	3	10	-
NAUD3_test	ID2	P1	40	30	14	3	10	2
NAUD3_test	ID2	P2	80	60	28	3	10	2
NAUD3_test	ID2	P3	160	120	60	3	10	-
NAUD3_test	OK	P1	40	30	14	3	10	2
NAUD3_test	OK	P2	80	60	28	3	10	2
NAUD3_test	OK	P3	160	120	60	3	10	-
NAUD4	ID2	P1	40	30	14	3	10	2
NAUD4	ID2	P2	80	60	28	3	10	2
NAUD4	ID2	P3	160	120	60	3	10	-
NAUD4	OK	P1	40	30	14	3	10	2

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Dyke	Interpolation Method	Pass	Ellipsoid Ranges (m)			Number of Samples		Drillhole Limit
			Max	Inter-mediate	Min	Max	Min	Max Samples/Hole
NAUD4	OK	P2	80	60	28	3	10	2
NAUD4	OK	P3	160	120	60	3	10	-
O	ID2	P1	40	30	14	3	10	3
O	ID2	P2	80	60	28	3	10	3
O	ID2	P3	160	120	60	3	10	-
O	OK	P1	40	30	14	3	10	3
O	OK	P2	80	60	28	3	10	3
O	OK	P3	160	120	60	3	10	-
P	ID2	P1	40	30	14	3	10	3
P	ID2	P2	80	60	28	3	10	3
P	ID2	P3	160	120	60	3	10	-
P	OK	P1	40	30	14	3	10	3
P	OK	P2	80	60	28	3	10	3
P	OK	P3	160	120	60	3	10	-
P1	ID2	P1	40	30	14	3	10	3
P1	ID2	P2	80	60	28	3	10	3
P1	ID2	P3	160	120	60	3	10	-
P1	OK	P1	40	30	14	3	10	3
P1	OK	P2	80	60	28	3	10	3
P1	OK	P3	160	120	60	3	10	-
Q	ID2	P1	40	30	14	3	10	3
Q	ID2	P2	80	60	28	3	10	3
Q	ID2	P3	160	120	60	3	10	-
Q	OK	P1	40	30	14	3	10	3
Q	OK	P2	80	60	28	3	10	3
Q	OK	P3	160	120	60	3	10	-
Q1	ID2	P1	40	30	14	3	10	2
Q1	ID2	P2	80	60	28	3	10	2
Q1	ID2	P3	160	120	60	3	10	-
Q1	OK	P1	40	30	14	3	10	2
Q1	OK	P2	80	60	28	3	10	2
Q1	OK	P3	160	120	60	3	10	-
Q2	ID2	P1	40	30	14	3	10	2
Q2	ID2	P2	80	60	28	3	10	2
Q2	ID2	P3	160	120	60	3	10	-
Q2	OK	P1	40	30	14	3	10	2
Q2	OK	P2	80	60	28	3	10	2
Q2	OK	P3	160	120	60	3	10	-
Q3	ID2	P1	40	30	14	3	10	2
Q3	ID2	P2	80	60	28	3	10	2
Q3	ID2	P3	160	120	60	3	10	-
Q3	OK	P1	40	30	14	3	10	2
Q3	OK	P2	80	60	28	3	10	2
Q3	OK	P3	160	120	60	3	10	-
Q4	ID2	P1	40	30	14	3	10	2
Q4	ID2	P2	80	60	28	3	10	2
Q4	ID2	P3	160	120	60	3	10	-
Q4	OK	P1	40	30	14	3	10	2
Q4	OK	P2	80	60	28	3	10	2
Q4	OK	P3	160	120	60	3	10	-
R	ID2	P1	40	30	14	3	10	3
R	ID2	P2	80	60	28	3	10	3
R	ID2	P3	160	120	60	3	10	-
R	OK	P1	40	30	14	3	10	3
R	OK	P2	80	60	28	3	10	3
R	OK	P3	160	120	60	3	10	-
R2	ID2	P1	40	30	14	3	10	2
R2	ID2	P2	80	60	28	3	10	2

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Dyke	Interpolation Method	Pass	Ellipsoid Ranges (m)			Number of Samples		Drillhole Limit
			Max	Inter-mediate	Min	Max	Min	Max Samples/Hole
R2	ID2	P3	160	120	60	3	10	-
R2	OK	P1	40	30	14	3	10	2
R2	OK	P2	80	60	28	3	10	2
R2	OK	P3	160	120	60	3	10	-
Z	ID2	P1	40	30	14	3	10	3
Z	ID2	P2	80	60	28	3	10	3
Z	ID2	P3	160	120	71	3	10	-
Z	OK	P1	40	30	14	3	10	3
Z	OK	P2	80	60	28	3	10	3
Z	OK	P3	160	120	60	3	10	-
Z1	ID2	P1	40	30	14	3	10	2
Z1	ID2	P2	80	60	28	3	10	2
Z1	ID2	P3	160	120	60	3	10	-
Z1	OK	P1	40	30	14	3	10	2
Z1	OK	P2	80	60	28	3	10	2
Z1	OK	P3	160	120	60	3	10	-
Z2	ID2	P1	40	30	14	3	10	2
Z2	ID2	P2	80	60	28	3	10	2
Z2	ID2	P3	160	120	60	3	10	-
Z2	OK	P1	40	30	14	3	10	2
Z2	OK	P2	80	60	28	3	10	2
Z2	OK	P3	160	120	60	3	10	-
Z3	ID2	P1	40	30	14	3	10	2
Z3	ID2	P2	80	60	28	3	10	2
Z3	ID2	P3	160	120	60	3	10	-
Z3	OK	P1	40	30	14	3	10	2
Z3	OK	P2	80	60	28	3	10	2
Z3	OK	P3	160	120	60	3	10	-

Hard boundaries between the mineralized zones were used to prevent grades from adjacent zones being used during interpolation. As a block was estimated, it was tagged with the corresponding pass number. The interpolation was made sequentially, dyke by dyke, and restricted by composites uniquely coded for each dyke.

11.3.3 Block Model Statistical Validation

Validation of the block model was performed using Swath Plots in each of the three block model axes, ID2 and NN grade estimations, global means comparisons, and visual inspection in 3D and along plan views and cross-sections. Every step of the block modelling process was revised to ensure fair representation and consistency of the primary data.

11.3.3.1 Visual Inspection

Block model grades were visually compared against drillhole composite grades in cross-section and 3D views. This visual validation process also included confirming that the proper parameters were selected for the various domains and checks for global and local bias.

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The visual comparison shows that the block model is reasonably consistent and correlates well with the primary data without excessive smoothing, as shown in Figure 11-10.


500
300
100
0m
300m
Li2O (%)
Block Model
< 0.6
≤ 1
> 1
Assays
0.5
0.9
1.2
1.6
2
x: 291922
y: 5365284
x: 292126
y: 5365504
x: 292331
y: 5365723
x: 292536
y: 5365943

Figure 11-10 – Visual inspection on a cross-section looking to the west. Note that discrepancy between drillholes intercepts and modelled dykes are due to the 50 m clipping of the section view; all intercepts are snapped to drillholes.

11.3.3.2 Swath Plots

Swath plots were generated as part of the block model validation process. A swath plot is a graphical display of the grade distribution derived from a series of bands (or swaths) generated in several directions throughout the deposit. Using swath plots, grade variations from the Li2OO_OK model are compared to the distribution of grades interpolated with the Li2O_NN and Li2O_ID2 methods and the composites. This validation method also works as a visual means to identify possible interpolation bias.

Figure 11-11 illustrates a swath plot through a single pegmatite domain. Generally, the grades estimated in the blocks are close to the average grades provided by the data source. No bias was found in the resource estimate.

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Swathplot in Y, 20 block spacing
Nearest Neighbor_Li2O% _ Dyke A
Composites Li2O% _Dyke A
Ordinary Kriging Li2O% _ Dyke A
Cubic meters _ Dyke A
Li2O % Average
Cubic Meters (x10⁶)
Swath
1e6

Figure 11-11 – Swath plot for mineralized dyke A - direction Y.

11.3.3.3 Global Comparison

Additional estimations were completed using the NN method to compare with the OK and ID2 block model estimation.

Grade averages for the OK, NN and the ID2 models are tabulated in Table 11-8. This comparison did not identify significant issues. As expected, the average grades generated by the NN interpolation methods are very close to those reported from the OK/ID2 interpolation.

Block grade averages with OK and ID2 estimates are slightly lower than the composites in some dykes. It is expected in areas where high-grade composites are clustered, but block estimates receive information from lower grade composites farther away in the search ellipse.

180

North American Lithium DFS Technical Report Summary – Quebec, Canada 181 Table 11-8 – Comparison of global grades for estimation method by mineralized zones. Zone Li2O_Composite Li2O_ID Li2O_OK Li2O_NN Final Grade Estimator Method (%) (%) (%) (%) A 1.19 1.22 1.17 1.12 OK A1 0.88 1.01 0.99 0.96 OK A2 0.69 0.73 - 0.80 ID2 A3 1.27 1.27 - 1.28 ID2 B 1.21 1.07 1.23 1.20 OK B1 1.05 1.01 1.00 1.00 OK B2 0.72 0.70 - 0.58 ID2 B3 0.93 0.95 - 0.87 ID2 BN 0.72 0.61 - 0.48 ID2 C 1.41 1.45 1.42 1.29 OK CT_D 1.02 0.87 - 0.83 ID2 Ct_D2 0.71 0.66 - 0.58 ID2 CT_D3 0.92 0.62 - 0.75 ID2 CT_D33 1.09 1.11 - 1.05 ID2 CT_DD 0.81 0.63 - 0.54 ID2 CT_EE 1.04 0.86 0.87 0.88 OK CT_EEE 0.62 0.83 - 0.85 ID2 CT_K 0.79 0.81 - 0.73 ID2 CT_T 1.38 1.34 1.26 1.10 OK CT_U 0.91 0.87 - 0.78 ID2 CT_V 1.17 1.20 1.18 1.10 OK CT_V2 0.80 0.66 - 0.55 ID2 D 0.97 1.00 0.98 0.91 OK D1 0.93 0.75 0.74 0.71 OK K 1.16 1.11 - 1.11 ID2 M 0.31 0.20 - - ID2 N 0.32 0.24 0.21 0.22 OK N1 0.95 1.15 0.92 1.00 OK N2 0.40 0.45 0.43 0.42 OK N2 0.64 0.51 0.53 0.47 OK NAUD2 0.19 0.14 - 0.16 ID2 NAUD3_test 0.73 0.81 - 0.84 ID2 NAUD4 1.09 1.01 - 0.95 ID2 O 0.79 0.70 - 0.73 ID2 P 0.72 0.68 - 0.76 ID2 P1 0.63 0.61 0.62 0.57 OK Q 0.86 0.81 0.79 0.83 OK Q1 0.46 0.42 0.38 0.38 OK Q2 1.15 1.08 1.07 1.08 OK Q3 1.43 1.26 - 1.34 ID2 Q4 0.78 0.90 - 0.75 ID2 R 1.09 1.10 - 1.04 ID2 R2 1.25 1.33 - 1.13 ID2 Z 1.19 1.20 1.19 1.05 OK Z1 1.55 1.66 - 1.44 ID2 Z2 0.97 0.93 0.89 0.85 OK Z3 1.07 0.96 - 0.96 ID2 North American Lithium DFS Technical Report Summary – Quebec, Canada 182 11.4 MINERAL RESOURCE CLASSIFICATION The classification was based on drill spacing, grade continuity, geological interpretation, and the QP’s judgment and experience on similar projects. The final classification is assigned to blocks from a manually smoothed solid designed along the longitudinal section of each pegmatite dyke. • Blocks were classified as Inferred when the drill spacing was 150 m or better. • Blocks were classified as Indicated when the drill spacing was 80 m or better inside the conceptual resources pit shell. • Blocks were classified as Measured if they fell within 10 m of the bottom of the current pit surface. • A 10 m buffer zone was implemented around historical underground voids. All material inside this buffer zone was at best Inferred even if the drill spacing allowed for Indicated. This is to account for the uncertainty associated with the accuracy of historical underground mining voids. • Smaller pegmatite dykes defined by limited data were entirely classified as Inferred, given that they also met the minimum drillhole spacing of 150 m or better. Figure 11-12 shows a longitudinal section view of classification for one of the 49 dykes. Figure 11-12 – Classification distribution on a longitudinal section looking northwest. Connecting blue and red blocks mathematically meet 80 m and 150 m drill spacings, respectively. The blue and red outlines represent the manual classification. North American Lithium DFS Technical Report Summary – Quebec, Canada 183 11.5 CLASSIFIED MINERAL RESOURCE ESTIMATES By definition, a Mineral Resource must have “reasonable prospects for eventual economic extraction”. Factors significant to technical feasibility and potential economic viability include such items as: • The size and legal conditions of the land tenure sufficient to fully enclose the Mineral Resource; • The extraction selectivity for the mining methods under consideration relative to the size and geometries of the mineralization interpretations; • The processing method under consideration, the expected recovery from the mined material to a commercially marketable product and the proposed production volume; • The price/value of the product and the market for the product at that price; and • The factors significant to cut-off grades or values (e.g., process recovery, treatment charges, operating costs, royalties, etc.) used for reporting of Mineral Resource estimates. For an MRE, factors significant to technical feasibility and economic viability should be current, reasonably developed, and based on generally accepted industry practice and experience. The factors and parameters used to determine the MRE on the Project are based on the actual factors and parameters applied to the material planned to be extracted. All identified aspects are typical for this type of project and can be resolved with further work. The MRE has been tabulated using a cut-off grade of 0.6% Li2O for an open-pit mining scenario and 0.6% Li2O for an underground mining scenario based on 5.4% spodumene concentrate selling price of $1,273 USD/t and with mining costs and metallurgical recoveries used to develop the mineral reserves estimate cut-off grades disclosed in Chapter 12. Table 11-9 summarizes the values used to determine the cut-off grades for the MRE. The reasonable underground mining shapes were based on minimum width and/or the geometry of the mineralization. The solids representing the reasonable mining shapes are around contiguous blocks above the cut-off grade. These solids were created to remove any “orphaned” blocks located too far from the existing mining fronts or blocks in the model with no prospect for eventual economic extraction. The solids are queried to include blocks below cut-off. The calculated open pit cut-off grade is 0.15% Li2O, but due to metallurgical limitations and in order to achieve a saleable spodumene concentrate, a cut-off grade of 0.60% was established (see Chapter 10 for details). Table 11-9 – Reasonable extraction factors. Cost Unit Open Pit Underground Mining CAD/t mined 5.12 100.00 Processing CAD/t milled 23.44 23.44 Water Treatment CAD/ t milled 0.18 0.18 Tailings Management Cost CAD/t milled 2.86 2.86 North American Lithium DFS Technical Report Summary – Quebec, Canada 184 Cost Unit Open Pit Underground G&A CAD/t milled 6.00 6.00 6% Li2O concentrate price USD/t conc. 1,273 1,273 Concentrate transport USD/t conc. 118.39 118.39 Exchange rate USD/CAD 1.32 1.32 Recovery % 73.60 73.60 Break-even grade % 0.15 0.62 Cut-off grade applied % 0.60 0.60 11.5.1 Mineral Resource Statement The Mineral Resource Statement, effective as of December 31, 2022, has been tabulated in terms of cut- off grade at 0.6% Li2O and is summarized in Table 11-10. The MRE is inclusive of Mineral Reserves. Table 11-10 – NAL Mineral Resource statement at effective date of December 31, 2022 based on USD $1,273/t Li₂O, inclusive of Mineral Reserves. NAL – Open-pit Constrained Mineral Resource Statement Category Tonnes (MT) Grade (% Li2O) Cut-Off Grade % Li2O Met Recovery % Measured 1 1.19 0.60 73.6 Indicated 24 1.23 0.60 73.6 Measured and Indicated 25 1.23 0.60 73.6 Inferred 22 1.2 0.60 73.6 NAL – Underground Constrained Mineral Resource Statement Category Tonnes (Mt) Grade (% Li2O) Cut-Off Grade % Li2O Met Recovery % Measured - - 0.60 73.6 Indicated - - 0.60 73.6 Measured and Indicated - - 0.60 73.6 Inferred 11 1.3 0.80 73.6 NAL – Total Open Pit and Underground Constrained Mineral Resource Statement Category Tonnes (Mt) Grade (% Li2O) Cut-Off Grade % Li2O Met Recovery % Measured 1 1.19 0.6 73.6 Indicated 24 1.23 0.6 73.6 Measured and Indicated 25 1.23 0.6 73.6 Inferred 33 1.2 0.67 73.6

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1. The Mineral Resource was originally estimated by Pierre-Luc Richard, P.Geo., and subsequently reviewed by Ehouman N'Dah, P.Geo., who serves as the Qualified Person under S-K §229.1304 and assumes responsibility. The effective date of the estimate in the report remains December 31, 2022.
2. The Mineral Resource Estimate is inclusive of Mineral Reserves.
3. Mineral Resources are 100% attributable to the property. Sayona Quebec has 100% interest in North American Lithium.
4. These mineral resources are not mineral reserves as they do not have demonstrated economic viability. The quantity and grade of reported Inferred resources in this MRE are uncertain in nature and there has been insufficient exploration to define these resources as Indicated or Measured; however, it is reasonably expected that the majority of Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration.
5. Resources are presented undiluted, pit constrained and within stope shapes, and are considered to have reasonable prospects for eventual economic extraction. Although the calculated cut-off grade is 0.15% Li_2O for open pit, a cut-off grade of 0.60% Li_2O was used for the MRE due to processing limitations. The pit optimization was done using Deswik mining software. The constraining pit shell was developed using pit slopes of 46 to 53 degrees. The open-pit cut-off grade and pit optimization were calculated using the following parameters (amongst others): 5.40% Li_2O concentrate price = $1,273 USD per tonne; CAD:USD exchange rate = 1.32; Hard Rock and Overburden Mining cost = $5.12/t mined; Mill Recovery of 73.6%; Processing cost = $23.44/t processed; G&A = $6.00/t processed; Transportation cost = $118.39/t conc; Tailing Management Cost = $2.86/t processed, and Water treatment $0.18/t processed. The cut-off grade for underground resources was calculated at 0.62% Li_2O but rounded to 0.60% Li_2O; it used identical costs and recoveries, except for mining costs being at $100/t. Cut-off grades will be re-evaluated in light of future prevailing market conditions and costs.
6. The MRE was prepared using Leapfrog Edge™ and is based on 247 surface drillholes. The resource database was validated before proceeding to the resource estimation. Grade model resource estimation was interpolated from drillhole data using OK and ID2 interpolation methods within blocks measuring 5 m x 5 m x 5 m in size and subblocks of 1.25 m.
7. The model comprises 49 mineralized dykes (which have a minimum thickness of 2 m, with rare exceptions between 1.5 m and 2 m).
8. High-grade capping was done on the composited assay data. Capping grades was fixed at 2.3% Li_2O. A value of zero grade was applied in cases where core was not assayed.
9. Fixed density values were established on a per unit basis, corresponding to the median of the SG data of each unit ranging from 2.70 g/cm^3 to 3.11 g/cm^3. A fixed density of 2.00 t/m^3 was assigned to the overburden.
10. The MRE presented herein is categorized as Measured, Indicated and Inferred Resources. The Measured Mineral Resource is limited to 10 m below the current exposed pit. The Indicated Mineral Resource is defined for blocks that are informed by a minimum of two drillholes where drill spacing is less than 80 m. The Inferred Mineral Resource is defined where drill spacing is less than 150 m. Where needed, some materials have been either upgraded or downgraded to avoid isolated blocks and spotted-dog effects.
11. The number of tonnes (metric) and contained Li_2O tonnes were rounded to the nearest hundred thousand.

*Rounded to the nearest thousand.

Table 11-11 is presented to display the NAL Mineral Resource Statement exclusive of Mineral Reserves.

Table 11-11 – NAL Mineral Resource statement at effective date of December 31, 2023 based on USD $1,273/t Li_2O exclusive of Mineral Reserves.

NAL – Total Open Pit and Underground Constrained Mineral Resource Statement				
Category	Tonnes (Mt)	Grade (% Li_2O)	Cut-Off Grade % Li2O	Met Recovery %
Measured	0.7	1.00	0.6	73.6
Indicated	6.5	1.15	0.6	73.6
Measured and Indicated	7.3	1.14	0.6	73.6
Inferred	33.0	1.23	0.6	73.6

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11.6 POTENTIAL RISKS IN DEVELOPING THE MINERAL RESOURCE

A potential risk for the mineral resource is the distribution of iron in the country rock that could be improved in the block model as currently averages of a limited number of samples is applied for each lithological units without taking into consideration possible local variations.

A strategic resampling of existing core throughout the deposit could be performed, complete with mineralogical studies.

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12. MINERAL RESERVES ESTIMATES

12.1 RESERVE ESTIMATE METHODOLOGY, ASSUMPTIONS, AND PARAMETERS

As described in Chapter 11 of this Report, the structural geology of the Project is quite complex and resembles a narrow vein-style orebody. A key consideration is the variable width nature of individual dykes. Structures may vary from less than 2 m in width to over 25 m in width in the span of 10 m or less. This will lead to considerable changes in the dilution and ore losses both over short and long-term planning horizons.

As an industrial mineral, the specification of the final product must meet relatively tight tolerances for lithium content, i.e., Li_2O for concentrate, as well as contaminants, such as iron. The contaminant grade in the final product is directly linked to the quantity of diluting waste in the Ore feed. This is precisely why understanding the impacts of the variable dyke geometry on dilution and ore losses is critical.

Dilution is the quantity of non-economically viable material that will be sent to the mill during mining activities. Ore losses are the quantity of economically viable material that will be sent to the waste rock stockpiles. Typical causes for dilution and ore losses include blast movement, improper identification of ore and waste zone limits, i.e., grade control, and selectivity limitations of loading equipment.

A detailed dilution model was developed by BBA and coded into the mining block model. This was then used throughout the mine planning process. This section provides a summary of the methodology used.

Mining operations must deal with practical limitations regarding minimum ore selectivity as well as minimum waste separation widths. Modelling these factors manually is not a practical exercise, given the scale of the deposit. Therefore, BBA borrowed from underground mine design techniques; utilizing Deswik's Stope Optimizer tool (Deswik.SO) to generate shapes of continuous mineralization with a minimum lithium content. This approach provided an automated method of evaluating on a local scale, whether the combination of a particular dyke width, pegmatite grade and distance to the next dyke, i.e., waste separation, could result in producing a mill feed above a diluted COG of 0.60% Li_2O. Mineable shapes were created by the tool. Mineralized material that did not pass this selectivity test was considered as geological ore loss. The resulting ROM feed is subject to an average LOM dilution of 16%. It is important to note that these are the LOM averages and will vary over life of mine. More details are presented in Chapter 13 of this Report. To account for operational errors, an additional mining ore loss factor of 3% was applied.

Table 12-1 summarizes the main shape design criteria used as inputs in Deswik.SO. Figure 12-1 1illustrates a cross-section of the sub-blocked resource model and the resulting stope shape created in Deswik. From this, the diluting material along the hanging wall and footwall of the dyke is clearly visible.

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Table 12-1 – Deswik.SO input parameters.

Parameter	Units	Value
Maximum shape width	m	n/a
Minimum shape width	m	2
Shape height	m	10
Shape length	m	10
Minimum waste pillar width	m	3
Footwall dilution	m	1
Hanging wall dilution	m	1
Minimum diluted grade to produce shape	(% Li_2O)	1


Li2O in situ grade (%)
0
0.1 - 0.6
0.6 - 0.8
0.8 - 1.0
1.0 - 1.2
1.2 - 100
Stope created with 0.5 dilution skin
Below minimum mining width, results in too high dilution
Grade is below Cut-off (0.6 %)
Dyke contour

Figure 12-1 – Cross section illustrating stope solids in various geological settings.

Iron oxides, present in both the host (waste) rock and pegmatite dykes are an important consideration for the final product specification. To make sure to have reliable iron content values in all future mining areas for operational purposes, additional sampling was recommended on existing cores.

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12.2 MINE AND PLANT PRODUCTION SCENARIOS

12.2.1 Pit Optimization Methodology

The purpose of pit optimization is to determine the ultimate pit limits that satisfy one or a range of business objectives. For NAL, the overall objective was to maximize the net present value (NPV) of the Project. Pit optimization was carried out on the diluted mining block model described in Section 12.1 of this chapter. This ensured that the mining selectivity criteria were accounted for in determining the ultimate pit shape. Pit optimization for the PFS was completed using the Pseudoflow command with the Deswik mining software. Inferred resources were not considered as potential ROM ore feed. This approach produces mathematically identical results to the traditional Lerchs-Grossmann algorithm, but in a fraction of the computing time since it is fundamentally a more efficient technique.

12.2.2 Pit Optimization Parameters

The inputs for the pit optimization are presented in Table 12-2and detailed in the Mine Design Criteria document (6015049-02200-4M-EDC-0002-R00.pdf). Overall pit slopes were based on the parameters developed by Golder Associates (Golder) – refer to Chapter 13 for more details – and adjusted after preliminary runs to include allowances for haulage ramps and geotechnical berms. Revenue factors were applied to evaluate the sensitivity of the pit size versus selling prices, varying from 0.3 to 1.0. Note that the selling prices, costs, and technical parameters used were based on the best available information at this early stage of the study.

Within a 10 m envelope of the old underground workings, the mining costs were inflated by 30% for the pit optimization. This accounts for the additional operational delays that result in higher operating costs for mining near and through these areas. More details with regards to operations in the vicinity of the underground workings can be found in Chapter 13. Figure 12-2 illustrates the envelope described above.

A technical memorandum was produced by WSP-Golder on February 8th, 2023, to issue recommendations for the DFS study pit design parameters as well as the minimum setback distance between the edge of the ultimate pit and the Lake Lortie. (ref: 22515754-166-MTF-RevB)

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Table 12-2 – Open pit optimization parameters (base case).

Parameters	Unit	Value	Comments
Revenue			
Concentrate price	USD/t of conc.	1,273	Preliminary market study from PwC
Concentrate grade	% Li_2O	5.4	
Transportation cost	CAD/t of conc.	118	Preliminary budgetary quotes
Royalty	N/A		
Economics			
Currency	CAD	-	
Exchange rate	USD/CAD	0.76	
Discount rate	%	8	
Cost basis			
Mining			
Mining cost	CAD/t mined	5.12	2022 PFS mining cost and mining contractor costs price-weighted average
Processing & G&A			
Cost	CAD/t milled	32.48	
Operating Parameters			
Ore production	Mtpy	1.0	Average ore production sent to crusher
Overall recovery	%	73.6	
Geotechnical parameters			
Overburden (IRA)	degree	26.6	Golder-WSP Memo Feb. 2023
Rock (OSA)	degree	45.7, 49.1, 52.6	Golder-WSP Memo Feb. 2023
Limits and constraints			
Lease or Claim	Claim		NAL_claims_2023.dxf
Setback from watercourse	m	60	Setback from Lac Lortie limit [1] (Lac_Lortie_offset_60m.dxf)

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+450
+450
+300
+300
Plunge 00
Azimuth 309
0
50
100
150

Figure 12-2 – Cross-section view – 10 m envelope surrounding underground workings for pit optimization. Topography shown as green line, stopes and workings as dark shaded area, 10 m offset as yellow polylines.

12.2.3 Analysis of Pit Optimization Results

As described above, the pit optimization will determine the pit shape based on given economic parameters, surface boundaries and pit slopes that results in maximum undiscounted value. This result, however, is not satisfactory, since it is not practical to assume that mining activities will occur instantaneously. Furthermore, due to the practical development sequence of open-pit mining, i.e., top down, it is likely that certain waste development costs may be incurred some time before the underlying economic material can be reached. To assess a more realistic value for a given pit shell, a discounted cash flow analysis is carried out. At this stage, it is important to note that the cash flows are indicative only and serve for relative comparison of value between various pits. Table 12-3 presents the results of the pit optimization in table form, while Table 12-4 presents the DCF ranges examined. Figure 12-3 presents a portion of this data graphically. A discount rate of 8% and ROM feed rate of 1.0 Mtpy have been used for the analysis. The values returned by the optimizer do not include capital investments and are only used as a relative indicator of the sensitivity of the Project to changes in costs.

The revenue factor 0.60 pit shell was selected as a guide for the final pit limits. This selection was based on maximizing project reserves while respecting a relatively high NPV. This pit shell contained approximately 23.2 Mt of ROM ore feed and is within 10% of the highest discounted cash flow pit shell.

It is clear that changes to the selling price, evaluated with the revenue factors are the dominant driver of the overall pit size.

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The chosen optimized pit shell (red highlight) does not necessarily correspond with the final pit design used in the DFS. In the case of this specific project, physical and geotechnical limitations due to the old underground workings resulted in a final design with a higher strip ratio and lower ROM ore feed than the optimized shell.

With the exception of the revenue factors, BBA did not perform a sensitivity analysis on other parameters. It is recommended that pit optimization sensitivity be conducted on the following parameters:

1) Metallurgical recovery.
2) Overall pit slopes.
3) Dilution and ore losses.

The Mineral Reserves are based on an updated concentrator feed strategy that includes ore coming from Sayona's Authier Project. Ore coming from the Authier site will be combined with the NAL ore and fed to the crusher. The life-of-mine (LOM) production plan has been prepared to reflect the new blending strategy. The Project LOM plan and subsequent Mineral Reserves are based on a spodumene concentrate selling price of $1,352 USD/t of concentrate. The effective date of the Mineral Reserves estimate is December 31, 2023, and based on an exchange rate of $0.75 USD:$1.00 CAD.

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Table 12-3 – Pit optimization results (blue line is maximum NPV pit, brown line is RF=1.0 pit).

	ROM Ore						Financial Analysis							
Revenue Factor	Tonnes (Mt)	Li_2O including dilution (%)	Li_2O (kt)	Concentrate (Mt) @ 5.4%	Waste Rock (Mt)	Strip Ratio	Mining Cost (M$)	Processing Cost (M$)	Tailing Cost (M$)	G&A (M$)	Revenue (M$)	Mine Life (y)	Un-discounted Value (M$)	NPV (M$)
0.100	0.0	1.87	0	0.0	0.0	0.0	0	0	0	0	1	0	1	1
0.125	0.1	1.66	1	0.0	0.0	0.2	0	1	0	0	16	0	14	14
0.150	0.3	1.49	4	0.1	0.2	0.7	2	6	1	2	69	0	58	57
0.175	0.8	1.36	11	0.1	0.8	1.0	8	18	2	5	183	1	150	146
0.200	1.4	1.30	18	0.2	2.0	1.4	17	33	4	8	314	1	252	241
0.225	2.6	1.26	32	0.4	5.9	2.3	43	60	7	15	561	3	435	399
0.250	3.6	1.24	45	0.6	10.0	2.7	70	85	10	22	783	4	596	525
0.275	4.6	1.21	56	0.8	14.3	3.1	97	109	13	28	975	5	728	621
0.300	9.7	1.18	115	1.6	43.3	4.5	272	228	28	58	1 990	10	1,404	1,003
0.325	15.1	1.15	174	2.4	77.9	5.2	477	355	43	91	3 021	15	2,056	1,233
0.350	16.6	1.15	191	2.6	89.2	5.4	542	390	48	100	3 312	17	2,233	1,279
0.375	17.3	1.14	198	2.7	94.5	5.5	573	406	50	104	3 436	18	2,304	1,293
0.400	17.9	1.14	204	2.8	100.0	5.6	604	421	51	108	3 548	18	2,365	1,302
0.425	18.5	1.14	210	2.9	105.2	5.7	633	433	53	111	3 643	19	2,413	1,309
0.450	19.0	1.13	215	2.9	110.3	5.8	662	445	54	114	3 732	19	2,456	1,312
0.475	**20.2**	**1.12**	**226**	**3.1**	**121.7**	**6**	**726**	**472**	**58**	**121**	**3 915**	**21**	**2,538**	**1,313**
0.500	21.4	1.11	237	3.2	135.7	6.3	804	501	61	128	4,119	22	2,625	1,313
0.525	22.0	1.11	243	3.3	143.1	6.5	845	516	63	132	4,222	22	2,666	1,310
0.550	22.3	1.10	246	3.4	147.3	6.6	868	523	64	134	4,273	23	2,684	1,308
0.575	22.6	1.10	249	3.4	150.7	6.7	887	529	65	135	4,315	23	2,698	1,306
0.600	**23.2**	**1.09**	**254**	**3.5**	**159.1**	**6.8**	**934**	**545**	**66**	**139**	**4,413**	**24**	**2,728**	**1,298**
0.625	23.5	1.09	257	3.5	163.4	6.9	957	551	67	141	4,458	24	2,741	1,295
0.650	24.0	1.09	261	3.6	170.1	7.1	994	562	69	144	4,525	24	2,758	1,288
0.675	24.2	1.09	263	3.6	173.5	7.2	1,012	566	69	145	4,557	25	2,765	1,285
0.700	24.3	1.09	264	3.6	176.3	7.2	1,027	570	70	146	4,581	25	2,769	1,282
0.725	24.4	1.09	265	3.6	178.5	7.3	1,039	573	70	147	4,601	25	2,772	1,279
0.750	24.6	1.08	267	3.6	181.5	7.4	1,055	576	70	148	4,625	25	2,775	1,276
0.775	24.7	1.08	267	3.6	183.2	7.4	1,065	578	71	148	4,638	25	2,777	1,274
0.800	24.8	1.08	269	3.7	186.7	7.5	1,083	582	71	149	4,664	25	2,778	1,269
0.825	25.0	1.08	270	3.7	189.0	7.6	1,096	585	71	150	4,680	25	2,779	1,266
0.850	25.1	1.08	271	3.7	192.9	7.7	1,116	589	72	151	4,707	26	2,779	1,261
0.875	25.4	1.08	273	3.7	198.2	7.8	1,145	595	73	152	4,743	26	2,779	1,254
0.900	25.4	1.08	274	3.7	200.1	7.9	1,155	597	73	153	4,755	26	2,779	1,251
0.925	25.5	1.08	275	3.7	201.9	7.9	1,164	598	73	153	4,766	26	2,778	1,248
0.950	25.6	1.08	275	3.7	202.7	7.9	1,169	599	73	153	4,772	26	2,777	1,247
0.975	25.6	1.08	275	3.8	204.1	8.0	1,176	600	73	154	4,780	26	2,776	1,245
1.000	**25.7**	**1.07**	**276**	**3.8**	**206.4**	**8.0**	**1,188**	**602**	**74**	**154**	**4,793**	**26**	**2,774**	**1,242**

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Revenue Factor	ROM Ore				Waste Rock (Mt)	Strip Ratio	Financial Analysis							
	Tonnes (Mt)	Li_2O including dilution (%)	Li_2O (kt)	Concentrate (Mt) @ 5.4%			Mining Cost (M$)	Processing Cost (M$)	Tailing Cost (M$)	G&A (M$)	Revenue (M$)	Mine Life (y)	Un-discounted Value (M$)	NPV (M$)
1.025	25.7	1.07	277	3.8	207.7	8.1	1,195	603	74	154	4,800	26	2,773	1,240
1.050	25.8	1.07	277	3.8	208.8	8.1	1,201	605	74	155	4,806	26	2,771	1,238
1.075	25.8	1.07	277	3.8	210.0	8.1	1,207	606	74	155	4,812	26	2,770	1,236
1.100	25.9	1.07	277	3.8	210.5	8.1	1,210	606	74	155	4,815	26	2,769	1,235

Table 12-4 – Discounted Cash Flows.

Revenue Factor	ROM Feed (Mt)	Li_2O Grade (% Li_2O)	Waste (Mt)	Overall Stripping Ratio	Best Case DCF (M$)	Worst Case DCF (M$)	Average Case DCF (M$)
0.30	838,894	1.2	560,441	0.7	80,253,966	80,253,966	80,253,966
0.35	1,612,680	1.1	1,594,893	1.0	136,552,113	135,717,199	136,134,656
0.40	3,998,847	1.0	5,597,980	1.4	266,249,048	260,248,729	263,248,889
0.45	6,923,504	1.0	13,150,179	1.9	382,476,806	364,731,378	373,604,092
0.50	9,713,012	1.0	23,515,529	2.4	465,632,281	429,379,945	447,506,113
0.55	20,322,425	1.0	74,712,172	3.7	606,177,791	498,024,835	552,101,313
0.60	**30,208,728**	**1.0**	**128,895,550**	**4.3**	**659,839,788**	**450,558,671**	**555,199,229**
0.65	33,257,469	1.0	148,349,031	4.5	669,922,463	421,905,915	545,914,189
0.70	34,379,116	1.0	155,936,311	4.5	672,595,760	409,202,802	540,899,281
0.75	35,648,029	1.0	165,593,166	4.6	674,871,968	391,308,014	533,089,991
0.80	37,265,777	1.0	177,881,792	4.8	676,777,819	366,428,378	521,603,098
0.85	38,438,705	0.9	187,022,825	4.9	677,781,193	347,275,422	512,528,307
0.90	39,351,962	0.9	196,497,022	5.0	678,299,028	330,042,716	504,170,872
0.95	39,901,148	0.9	202,277,375	5.1	678,475,377	320,017,684	499,246,530
1.00	**40,490,685**	**0.9**	**209,022,845**	**5.2**	**678,518,112**	**306,478,365**	**492,498,238**

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250
225
200
175
150
125
100
75
50
25
0
1,000
0
0.100
0.150
0.200
0.250
0.300
0.350
0.400
0.450
0.500
0.550
0.600
0.650
0.700
0.750
0.800
0.850
0.900
0.950
1.000
1.050
1.100
Revenue Factor
Waste Rock (Mt)
Ore (Mt)
Selected Pit Shell
NPV (M$)

Figure 12-3 – Pit optimization results.

12.2.4 Mine Design and Production

12.2.4.1 Resource Block Model

The basis for the Mineral Reserves estimation is the resource block model prepared by BBA and Mr. Pierre-Luc Richard, from PLR Resources Inc., sub-contracted by BBA, who acted as the QP and completed the MRE with an effective date of December 31, 2022. The MRE was reviewed by Mr. Ehouman N'Dah, P.Geo. Block models were established in Leapfrog Edge™ for each of the wireframed dykes. Parent cells of 5 m x 5 m x 5 m were sub-blocked four times in each direction (minimum sub-block of 1.25 m in each direction). Sub-blocks are triggered by both the geological model and mining voids, for precise depletion.

This model has proportional sub-blocks to cover the spaces inside the solid boundaries. The size of the sub-blocking was chosen to best match the thickness of the mineralized dykes and the complexity of the geological model.

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12.2.4.2 Mining Block Model

A mining block model was created from the resource block model described above. The purpose of this was to include additional items required for mining engineering activities, and for the application of modifying factors.

The resource model was loaded into Deswik software. The model was supplied with the 3D wireframes used to define the different lithological zones. The overburden surface was also provided.

A detailed dilution model was developed and coded into a sub-celled mining block model for mine planning use, as described in more detail in Section 12.1. This sub-celled model was then regularized to the parent block size of 5 m x 5 m x 5 m with tonnages and grades coded for each material type. This final regularized mining block model was then exported to MineSight for mine planning purposes.

12.2.4.3 Pit Slope Geotechnical and Hydrogeological Work

12.2.4.3.1 Geotechnical and hydrogeological Study

Geotechnical and hydrogeological studies were carried out by Golder Associates in 2010. Geotechnical investigations that were performed by Golder in late 2018 and early 2019 have now been completed (now by WSP-Golder) and final updated geotechnical study will be issued in Q2-2023. An updated hydrogeology study has also been issued in November 2022 (ref: 152-22513708-RF-RevA).

For the DFS study, WSP-Golder produced a technical memorandum that includes geotechnical and hydrogeological recommendations regarding the design criteria required for the pit shell distance to be maintained with Lac Lortie (22515754-166-MTF-RevB.pdf).

For the technical memorandum mentioned in the previous paragraph, the reference pit shell is the same optimized pit shell used to guide the ultimate pit design for this study.

12.2.4.3.2 Planning Around Underground Workings

Based on the current understanding of the geometries and locations of the existing underground openings in relation to the pit shell, all of these underground openings will be within the pit shell, i.e., will not intercept the final pit wall. Local modifications to the slope design might be required for safe and stable excavations in areas where stopes intersect the pit wall or floor, or drifts that run parallel to the pit wall. Slopes in these areas should be developed with care to ensure the safety of personnel and prevent equipment damage due to collapsing stopes and drifts.

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Historical underground openings will represent an operating hazard, a risk to local bench-scale and multi-bench stability and a potential rockfall hazard, depending on the character of the openings and any backfill. Systematic investigation and mitigation design will be required to manage these risks for both interim and final pit walls. Investigation and evaluation of these hazards, and design of mitigation, are currently underway by WSP-Golder for Sayona and will be continued through the operating life of the mine. A technical memorandum was issued by WSP-Golder on December 2, 2022, regarding the surface pillars for the underground opening (ref: 221515754-159-R-Rev0).

12.2.4.3.3 Operational Considerations

Good quality operational practices will be essential for the safe development of stable and steep slopes. The slope design recommendations based on pre-split blasting assume that a workforce and supervisors skilled in implementing effective, controlled blasting and excavation procedures will be available throughout the mining operations. Optimized controlled blasting designs should be developed early in the mine life for use on long-term and final slopes. Blasting experience and trials should be developed and optimized in the interior of the open pit prior to applying it to the final slopes.

12.2.4.4 Pit Design Parameters

The detailed mine design was carried out using the selected pit shell as a guide. The pit design parameters are detailed on Table 12-5. The proposed pit design includes the practical geometry required in a mine, including pit access and haulage ramps to all pit benches, pit slope designs, benching configurations, smoothed pit walls and catch benches.

It was recommended in 2017 that a feasibility-level hydrogeology study be completed to validate designs and to support mine operations. As mentioned in the previous section, Golder-WSP completed that study in November 2022. An update of Golder Feasibility Pit Slope Design Report (2010 – ref: 10-1221-0017-3000-Rev0) is currently ongoing and is to be completed in Q2-2023. For FS design considerations while waiting for the final study update, a preliminary technical memorandum was submitted to Sayona in February 2023 including pit design parameters recommendations which consider the FS updated pit shell. A review of the preliminary pit design issued by BBA was also done by WSP-Golder.

The haulage fleet operated by the mining contractor is using 90 t capacity haul trucks in the first four years. This truck size was used as well for the owner-operated fleet starting in Year 5. As a result, the haulage ramps and access roads for the ultimate pit have been designed with this in mind. Table 12-6 presents the haul road design parameters. This is also shown graphically in Figure 12-4 and Figure 12-5 for in-pit single- and dual-lane haul ramps, respectively.

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Table 12-5 – Ultimate pit design parameters.

Design Sector	Wall Dip Direction		Bench	Catch Bench	Bench Face	Inter-Ramp	Geotechnical
	From	To	Height (m)	Width (m)	Angle (deg)	Angle (deg)	berm interval (m)
Overburden [(1)]	0	360	NA	9	26.6	NA	NA
South	355	35	20	16	60.0	45.7	120
Northeast	195	270	20	10	65.0	49.1	120
Northwest	35	195	20	10	70.0	52.6	120
Southeast	270	355	20	10	70.0	52.6	120

(1) A 7 to 9 m setback considered at bedrock contact, depending on various factors listed in section 2.4.2 of the WSP-Golder memorandum (22515754-166-MTF-RevB).

Table 12-6 – Haul Road design criteria.

Parameters	Units	Dual Lane	Single Lane	Comments
Reference Haul Truck	-	90T-class	90T-class	Largest haul truck expected for the NAL project
Operating Width	(m)	6.7	6.7	Includes clearance for mirrors and accessories
Running Surface Multiplier	(factor)	3.0	1.9	Minimum value for adequate clearance
Running Surface Width	(m)	20.0	12.5	For temporary and permanent roads
Tire Diameter	(m)	2.7	2.7	For 27.00 R49 tires
Berm Height : Tire Ratio	(ratio)	0.5	0.5	Minimum recommended value
Berm Height	(m)	1.3	1.3	For temporary and permanent roads
Berm slope xH:1V Ratio	(ratio)	1.3H:1.0V	1.3H:1.0V	Angle of Repose 37.5
Berm Width (Top)	(m)	0.5	0.5	Minimum recommended value
Berm Width (Bottom)	(m)	4.0	4.0	For temporary and permanent roads
No. of Berms - Surface Road	(#)	2.0	2.0	Industry standard practice
No. of Berms - Pit Ramp	(#)	1.0	1.0	Industry standard practice
No. of Berms - Pit Slot	(#)	0.0	0.0	Industry standard practice
Ditch Depth	(m)	0.8	0.5	For temporary and permanent roads
Ditch slope xH:1V Ratio	(ratio)	1.0H:1.0V	1.0H:1.0V	Maximum recommended value
Ditch Width (Bottom)	(m)	0.5	0.5	Minimum recommended value
Ditch Width (Top)	(m)	2.0	1.5	For temporary and permanent roads
No. of Ditches - Surface Road	(#)	0.0	0.0	Industry standard practice
No. of Ditches - Pit Ramp	(#)	1.0	1.0	Industry standard practice
No. of Ditches - Pit Slot	(#)	2.0	2.0	Industry standard practice
Overall Width - Surface Road	**(m)**	**28.0**	**20.5**	**For temporary and permanent roads**
Overall Width - Pit Ramp	**(m)**	**26.0**	**18.5**	**For temporary and permanent roads**
Overall Width - Pit Slot	**(m)**	**24.0**	**15.5**	**For temporary and permanent roads**
Maximum Grade - Permanent Road	(%)	10.0	10.0	Maximum recommended value
Maximum Grade - Temporary Road	(%)	12.0	12.0	Maximum recommended value
Haul Road Drainage Crossfall	(%)	2.0	2.0	For temporary and permanent roads

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TOTAL ROAD WIDTH
18.5 m
6.7 m
PIT WALL
0.75 m
BERM
RUNNING SURFACE
12.5 m
4.0 m
DITCH
2.0 m
1.35 m
PIT WALL

Figure 12-4 – Single-lane in-pit haul ramp design.


TOTAL ROAD WIDTH
26 m
6.7 m
PIT WALL
0.75 m
BERM
RUNNING SURFACE
20.0 m
4.0 m
DITCH
2.0 m
1.35 m
PIT WALL

Figure 12-5 – Dual-lane in-pit haul ramp design.

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A minimum mining width of 40 m has been applied in most areas and 20 m in some specific areas. Working widths are reduced in select instances, such as the final pit benches. A 60 m layback has been considered between the final pit and Lac Lortie. The pit design is not limited to the existing mining lease boundary. During the first three years of the LOM, mining will occur within the existing mining lease. Figure 12-6 present the final pit design in plan view. The in-pit haul road has been designed on the hanging wall side of the deposit to maximize ore recovery within the pit shell and to provide access for the final mining pushback. See Chapter 13 for more details regarding phases design within the ultimate pit.


N
0
100
200
300

Figure 12-6 – Ultimate pit – plan view.

12.2.5 Plant Production

For the conversion of mineral resources to Ore Reserves, it is necessary to consider and apply a variety of modifying factors. Those applicable to the Project are discussed in detail below.

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12.2.5.1 Metallurgical Recoveries

ROM ore is subject to a variety of metallurgical recovery factors, once feed material enters the crusher. Metallurgical recovery varies according to the spodumene concentrate grade produced. Refer to Chapter 10 of this Report for additional details regarding these parameters.

12.2.5.2 Cut-Off Grade

The breakeven cut-off grade (COG) is calculated considering costs for processing, G&A, and other costs related to concentrate production and transport. Table 12-7 presents the parameters used to determine the mill COG. Based on a 5.4% Li_2O concentrate selling price of $1,273 USD/t, the COG would be 0.15% Li_2O. However, due to metallurgical recovery limitations, a metallurgical COG of 0.60% Li_2O was selected based on iterative analysis and to assure a feed grade that allows a sufficient metallurgical recovery to produce the required spodumene concentrate grade.

Future mine planning work should evaluate the possibility of implementing a variable cut-off grade. This may prove beneficial with regards to the trade-off between stockpiling / wasting marginal ROM feed, versus blending this with higher-grade ore feed, which could potentially reduce the total material movement required to maximize processing capacity.

Table 12-7 – COG calculation parameters.

Parameter	Units	Value
Recovery	%	73.60
Gross 5.4% Li_2O Price	USD/t conc.	1,273.00
Concentrate Transportation Cost	USD/t conc.	88.80
Royalties	USD/t conc.	0.00
Net 6% Li_2O Selling Price	USD/t conc.	1,184.20
Concentrate Grade	%	5.40
Exchange Rate	USD/CAD	0.76
Processing Cost	CAD/t milled	32.48
G&A Cost	CAD/t milled	6.00
Calculated Cut-Off Grade	% Li_2O	0.15
Metallurgical Cut-Off Grade	% Li_2O	0.60

12.3 MINERAL RESERVE ESTIMATE

The Mineral Reserves estimate was completed by BBA inc. (BBA) in March 2023, and is based on the block model prepared by BBA and used to report the Mineral Resources presented in Chapter 11 of this Report.

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For the filing of this S-K §229.1304 compliant report, the original MRE was reviewed by Philippe Chabot, P.Eng., whom is the responsible QP for this section of the report.

The North American Lithium (NAL) Mineral Reserves have been estimated for a total of 20.4 Mt of Proven and Probable Mineral Reserves at an average grade of 1.10% Li2O, which is comprised of 0.3 Mt of Proven Mineral Reserves at an average grade of 1.40% Li2O and 20.2 Mt of Probable Mineral Reserves at an average grade of 1.08% Li2O.

Table 12-8 summarizes the Proven and Probable Mineral Reserves for the Project. The table shows the Li_2O grade as well as the iron content, which is considered a contaminant at the processing plant.

Table 12-8 – NAL Mineral Reserve Statement at effective date of December 31, 2023 based on USD $1,352/t Li_2O.

North American Lithium Project Ore Reserve Estimate (0.60% Li_2O cut-off grade)				
Category	Tonnes (Mt)	Grades (%Li_2O)	Cut-off Grade % Li_2O	Met Recovery %
Proven Ore Reserves	0.3	1.40	0.60	73.6
Probable Ore Reserves	20.2	1.08	0.60	73.6
Total Ore Reserves	**20.4**	**1.10**	**0.60**	**73.6**

1. Ore Reserves are measured as dry tonnes at the crusher above a diluted cut-off grade of 0.60% Li2O.
2. Mineral Reserves result from a positive pre-tax financial analysis based on a variable 5.4% to 5.82% Li2O spodumene concentrate average selling price of US$1,352/t and an exchange rate of 0.75 US$:1.00 C$. The selected optimized pit shell is based on a revenue factor of 0.6 applied to a base case selling price of US$1,352/tonne of concentrate.
3. Topographic surface as of December 31, 2022, and mining forecast and ramp-up data was used to adjust for December 31, 2023.
4. The reference point of the Mineral Reserves Estimate is the NAL crusher feed.
5. In-situ mineral resources are converted to Mineral Reserves based on pit optimization, pit design, mine scheduling and the application of modifying factors, all of which support a positive LOM cash flow model. According to SEC Definition Standards on Mineral Resources and Reserves, Inferred Resources cannot be converted to Mineral Reserves.
6. The waste and overburden to ore ratio (strip ratio) is 8.3.
7. The Mineral Reserves for the Project was originally estimated by Mélissa Jarry, P.Eng. OIQ #5020768, and subsequently reviewed by Philippe Chabot, P.Eng., who serves as the QP under S-K §229.1304.
8. Mineral Reserves are valid as of December 31, 2023.
9. Totals may not add up due to the rounding of significant figures.

The Mineral Reserves are based on an updated concentrator feed strategy that includes ore coming from Sayona Quebec's Authier Project. Ore coming from the Authier site will be combined with the NAL ore and fed to the crusher. The life-of-mine (LOM) production plan has been prepared to reflect the new blending strategy. The Project LOM plan and subsequent Mineral Reserves are based on a spodumene concentrate selling price of $1,352 USD/t of concentrate. The effective date of the Mineral Reserves estimate is December 31, 2023, and based on an exchange rate of $0.75 USD:$1.00 CAD.

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Development of the LOM plan included pit optimization, pit design, mine scheduling and the application of modifying factors to the Measured and Indicated portion of the in-situ mineral resource. Tonnages and grades are reported as run of mine (ROM) feed at the crusher and are inclusive of mining dilution, geological losses, and operational mining loss factors.

12.4 PERMITTING & ENVIRONMENTAL CONSTRAINTS

As a brownfield site, it was necessary to consider a range of existing permitting and environmental constraints already in place. This is necessary to ensure consistency with permit applications currently at the review / approval stage with government agencies.

A list of the main permitting and environmental constraints considered for mine planning are presented in Table 12-9. Note that this list is not exhaustive; however, it presents those items of greatest potential impact.

Table 12-9 – Environmental and/or permitting constraints affecting mineral reserves.

Constraint	Type	Description / constraint
Mining lease	Permitting	The mining operation footprint stays inside the mining lease for the first 3 years of the LOM plan only. It is assumed that a new mining lease will be obtained by 2026.
ROM ore throughput	Permitting	3,800 tpd measured at the entrance to the rod mill until July 2023 and then a ramp-up to 4,200 tpd in October 2023
Open pit offset from Lac Lortie	Environmental/ Geotechnical	Minimum 60 m set-back from Lac Lortie

12.5 ASSUMPTIONS AND RESERVE ESTIMATE RISKS

The Mineral Reserve estimate has changed since the previous estimate published in the 2022 Prefeasibility Study, prepared by BBA. The previous estimate totaled 29.2 Mt. The model refinement for the NAL deposit enabled a more precise segregation between the spodumene-bearing pegmatites, and the high-Fe waste rock. This, in turn, has the combined effect of reducing the overall in-pit resource tonnage of Measured and Indicated tonnes (-54%), with a corresponding increase in Li_2O grade (+22%). Overall, the resource pit shell contained Li_2O metal for Measured, Indicated, and Inferred Resources decreased by 16%, which explains why the Mineral Reserves decreased to a total of 21.7 Mt.

The site is a brownfield project since the open pit has been operated from 2012 to 2014 and then from 2017 to 2019. The site was then under care and maintenance until the operations restarted in Fall 2022 for mining operations and Q1-2023 for the processing activities.

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The author is of the opinion that no other known risks, including legal, political, or environmental, would materially affect potential development of the Ore Reserves, except for those already discussed in this Report.

12.6 MATERIAL DEVELOPMENT AND OPERATIONS

NAL's mining site restarted the pit operations with a first mass blasting in November 2022. The process plant did start-up in March 2023. As of December 31, 2023. production targets have been met.

A drilling campaign was carried out in 2023 inside of the current pit with the aim of transferring the resources from the Inferred Category to the Indicated one. This zone has the potential to upgrade the current mineral resource estimate, however, with assay results still pending at the effective date of this report, this is not affecting the current mineral resource estimate.

However, ramp-up mining operations have affected the mineral reserve estimate and this is reflected in the updated mineral reserve estimate presented in this Report in comparison with the one in the DFS.

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13. MINING METHODS

The Project will be mined using a conventional open-pit drill-blast-load-haul cycle, with a 10 m bench height, for delivery of run-of-mine (ROM) ore from the open pit to the crusher. The Project was most recently operated from 2017 to early 2019 using a similar methodology. Historical underground openings are within the proposed open pit and mining in these areas will take place in the near term, necessitating particular consideration in detailed mine planning and operations.

13.1 MINE DESIGN

13.1.1 Pit Phasing Strategy

To maximize the Project net present value (NPV), a series of six mining phases were developed, including the ultimate pit design. A set of pit shells were obtained from the optimization process inside the ultimate pit design, and they were used as a basis to guide the designs of the phases. Special attention was given to the historical underground openings when setting the physical limits for every phase, resulting in phase limits not precisely following the pit optimization shells. Additional care was taken to ensure that phase walls do not intersect these old workings. These phase designs were developed to define the mining sequence. The following criteria were used in the mine phase designs:

- Minimum mining width of 60 m considered between phases on the surface and 40 m at the phase bottoms;
- The Phase 1 design corresponds to the continuation of the previous mining operations in the southeastern part of the pit. In 2019, that area had already been mined to elevation 360 m;
- Ease of access to different mining areas;
- Mining and processing production rate;
- Physical constraints posed by historical underground workings.

Interne pit walls (i.e., pit walls that do not correspond to the ultimate pit) have been designed with single 20 m bench heights and 15 m catch bench widths, which will allow for shallower interim slopes.

The mining phases are presented in Figure 13-1 to Figure 13-6. Phase 1 is located in the South-East area of the ultimate pit and aligns with the actual mined out limits of previous mining operations, which is already mined down to 360 m elevation. The final elevation for Phase 1 is 310 m. Phase 2 is located in the Northwest area of the pit, and the final elevation is 340 m. Phase 3 will connect Phases 1 and 2 in the central area of the ultimate pit, with the final elevation for this phase being 370 m. Phase 4 will mine through the historical underground openings and in the western part of the ultimate pit. In Phase 5, the Eastern area of the ultimate pit will be mined to the 350 m elevation. Phase 6 corresponds to the ultimate pit design and all remaining material. The material quantities for each phase are presented in Table 13-1.

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Table 13-1 – Material quantities by phase[1].

Quantities	Units	Total	Phase 1	Phase 2	Phase 3	Phase 4	Phase 5	Phase 6
Total In-Pit	(Mt)	201.00	8.00	8.80	10.30	58.90	20.80	94.20
Waste Rock	(Mt)	172.30	6.60	5.60	8.90	51.80	18.70	80.70
Overburden	(Mt)	7.10	0.30	1.70	0.50	3.00	1.50	0.10
ROM Ore	(Mt)	21.60	1.10	1.40	0.90	4.20	0.60	13.40
Lithium Grade	(% Li_2O)	1.08	1.10	1.14	0.99	1.09	0.82	1.09
Iron Grade	(% Fe)	0.79	0.64	1.07	0.88	1.03	1.15	0.67
Strip Ratio	(t_{waste} : t_{ore})	8.30	6.40	5.10	10.70	13.00	36.70	6.00

[1] Totals may not add up due to rounding.


N

Figure 13-1 – Isometric view of Phase 1.

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N

Figure 13-2 – Isometric view of Phase 2.


N

Figure 13-3 – Isometric view of Phase 3.

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N

Figure 13-4 – Isometric view of Phase 4.


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Figure 13-5 – Isometric view of Phase 5.

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N

Figure 13-6 – Isometric view of Phase 6.

13.1.2 LOM Production Plan

The key highlights of the LOM plan are summarized as follows:

- Mine life of 20 years ending in 2042,
- An overall strip ratio of 8.3, evolving over the years.
- Total material movement peaking at 19.5 Mt in 2025 and then decreasing gradually until 2049,
- At the beginning of March 2023, a total of 120 000 tonnes at an average grade of 1.16% Li_2O was stockpiled on the crusher pad,
- Crusher feed grade fluctuates from 0.96% Li_2O to 1.25% Li_2O on a yearly basis over the LOM (except last year), reaching its maximum value in Year 2038.

A summary of the LOM plan is presented in Table 13-2 and Figure 13-7 below. This summary details the LOM plan for the NAL operation only and excludes the crusher feed portion from the Authier Lithium operation that will start in July 2025. The Authier Lithium ore will be delivered to the NAL ROM Pad.

Views representing the zones mined per period are presented in Figure 13-8 to Figure 13-14, with the areas being mined during that period shown in blue. The elevations of main work areas are also visible on the figures.

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Table 13-2 – LOM production plan and material movement.

Physicals	Units	Production											LOM
		2023	2024	2025	2026	2027	2028	2029	2030	2031-2035	2036-2040	2041-2042	
Total moved (Expit + Rehandle)	**(Mt)**	**13.3**	**18.3**	**19.5**	**17.2**	**15.7**	**15.9**	**15.2**	**15.9**	**46.5**	**25.4**	**3.7**	**207.5**
Total Expit	**(Mt)**	**13.3**	**18.2**	**19.2**	**15.0**	**15.6**	**15.8**	**15.0**	**15.9**	**46.1**	**24.4**	**2.5**	**201.0**
Expit waste rock	(Mt)	9.2	15.3	17.5	13.4	13.5	13.3	14.1	14.8	40.3	19.2	1.6	172.3
Expit overburden	(Mt)	2.7	1.0	0.6	0.6	0.6	1.6	0.0	0.0	0.0	0.0	0.0	7.1
Expit ore to ROMPad	(Mt)	1.1	1.6	1.0	0.9	1.1	0.9	0.8	1.1	4.8	4.2	0.7	18.2
Expit ore to stockpile	(Mt)	0.3	0.3	0.1	0.0	0.4	0.0	0.1	0.1	1.0	1.0	0.1	3.4
Stripping Ratio	$(t_{waste}:t_{RoM})$	8.7	8.8	15.8	14.5	9.5	16.6	16.0	12.5	7.0	3.7	1.9	8.3
Total expit ore	**(Mt)**	**1.4**	**1.9**	**1.1**	**1.0**	**1.5**	**0.9**	**0.9**	**1.2**	**5.8**	**5.2**	**0.8**	**21.6**
Expit ore lithium grade	(% Li_2O)	1.1	1.1	1.0	1.0	1.1	1.2	1.0	1.0	1.0	1.1	1.3	1.1
Expit ore iron grade	(% Fe)	1.1	0.8	1.0	1.0	1.0	1.0	0.9	0.7	0.7	0.7	0.5	0.8
Rehandle													
Reclaim from stockpile	(Mt)	0	78,153	315,015	134,182	165	154,668	211,885	1,458	399,621	971,876	1,236,951	3,503,975
Reclaim lithium grade	(% Li_2O)	0.00%	0.78%	0.70%	0.59%	0.68%	1.06%	0.91%	0.57%	0.76%	1.01%	0.76%	0.84%
Reclaim iron grade	(%Fe)	0.00%	0.55%	0.67%	0.86%	1.49%	0.82%	0.91%	1.07%	0.75%	0.58%	0.67%	0.71%
Processing													
Total crusher feed [1]	(Mt)	1.1	1.6	1.4	1.1	1.1	1.1	1.1	1.1	5.2	5.2	2.0	21.7
Crusher feed lithium grade	(% Li_2O)	1.2	1.1	1.0	1.0	1.2	1.2	1.0	1.0	1.1	1.1	0.9	1.1
Crusher feed iron grade	(% Fe)	1.0	0.8	0.9	0.9	1.0	1.0	0.9	0.7	0.7	0.7	0.6	0.8
Total rod mill feed	**(Mt)**	**944,691**	**1,425,690**	**1,173,601**	**912,442**	**912,442**	**912,442**	**912,442**	**912,442**	**4,562,210**	**4,542,210**	**1,761,757**	**18,972,369**
Rod mill lithium grade	(% Li_2O)	1.26	1.22	1.05	1.06	1.33	1.27	1.05	1.13	1.15	1.22	0.99	1.16

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Total Material Expit
Tonnage (t)
Stripping ratio
Expit Waste Rock
Expit Overburden
Expit Ore to Crusher
Expit Ore to Stockpile
Stripping Ratio
Crusher and Rod Mill Feed
Tonnage (t)
Grade (%)
Total Ore to Crusher
Total Ore to Rod Mill
Ore Grade to Crusher
Ore Grade to Rod Mill
Total Material by phase
Tonnage (t)
Phase 1
Phase 2
Phase 3
Phase 4
Phase 5
Phase 6
Expit Ore by Phase
Tonnage (t)
Phase 1
Phase 2
Phase 3
Phase 4
Phase 5
Phase 6

Figure 13-7 – LOM Summary.

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TOP
FRONT
W
E
S

Figure 13-8 – 2023 mined area isometric view.



Figure 13-9 – 2024 mined areas isometric view.

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Figure 13-10 – 2025 mined areas isometric view.



Figure 13-11 – 2030 mined areas isometric view.

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TOP
FRONT
W
E
S

Figure 13-12 – 2035 mined areas isometric view.


TOP
FRONT
W
E
S

Figure 13-13 – 2040 mined areas isometric view.

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Figure 13-14 – Ultimate Pit isometric view.

Storage piles have been designed to contain the waste rock and overburden material that will be mined over the LOM. These facilities are described in further detail in Chapter 15.

13.2 GEOTECHNICAL AND HYDROLOGICAL CONSIDERATIONS

Geotechnical studies are currently ongoing with WSP-Golder to support mine operations.

Water inflow and pumping requirements are only developed to a conceptual level and need to be updated according to the Hydrogeology Study update completed by WSP-Golder in December 2022. Operating costs may increase if additional mine pumping is needed.

13.3 MINE OPERATING STRATEGY

Value engineering was carried out during previous operations and identified a need for smaller, more selective mining equipment. This will ensure that mining dilution and ore losses remain within acceptable limits for final product specifications.

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To achieve minimal mining dilution and ore losses, mining operations must follow specific procedures, depending on the dyke width and physical properties. Some details are provided below.

Typical blast patterns for pre-split, ore material and waste rock material that were developed during the 2017-2019 operations are described in Table 13-3 and were assumed for the current study. Blasting parameters will be adjusted as mining progresses in the pit according to the rock's geo-mechanical properties and dyke configuration. Pre-split will be done on ultimate pit walls, using prepackaged emulsion. Pre-split holes will be drilled on double bench height (20 m) and have 89 mm diameter.

Chapter 15 (Section 15.10.2) describes how explosives products and accessories will be brought on site and stored in the explosives magazines. The explosives will be loaded in the holes by the blasting contractor. Approximately 3.1 kt of explosives will be used on average every year.

Blast patterns must be designed and sequenced to blast in a direction parallel to the dykes. The methodology used in the previous operations (2017-2019) is presented in Figure 13-15 and Table 13-4.

Waste rock material will be excavated on 10 m benches, while ore will be mined on 5 m flitches or less, where operational considerations allow.

Table 13-3 – Typical blast patterns.

Description	Units	Pre-Split	Ore pattern	Waste pattern
Bench Height	m	20.0	10.0	10.0
Hole Diameter	mm	89.0	114.0	171.0
Hole length	m	22.0	11.0	11.0
Burden	m	-	3.3	4.8
Spacing	m	1.5	3.3	4.8
Collar	m	-	2.5	3.5
Sub-drilling	m	0.0	1.0	1.0
Powder Factor	kg/m^3	-	0.4	0.3

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2-3m heave
Elev. 430m
Elev. 420m
Dip direction
Mining direction

Figure 13-15 – Section view of mining method.

13.4 MINING FLEET AND MANNING

13.4.1 Mine Equipment and Operations

Mining will be conducted by a mining contractor for the first four (4) years of operation, and then by Sayona Quebec's operations team and equipment fleet. The mining contractor is responsible for providing and maintaining all equipment required to supply ROM ore to the crusher.

Table 13-4 describes the main mining equipment types and sizes that are planned, with their peak requirements. An additional fleet may be added or modified by the contractor, as needed, to support operations. As there are no power infrastructures in the pit actually, pumping will be carried out using diesel pumps, HDPE piping and generators in the first periods of operation, but mining costs include installation of electrical infrastructure to carry out the pit dewatering starting in the second half of 2023.

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Table 13-4 – Mining equipment description and maximum number of units.

Equipment Type	Description	Peak Requirement
Mining truck	Payload 92 t	16.0
Hydraulic excavator	Bucket payload – 5 m^3	1.0
Hydraulic excavator	Bucket payload – 6.7 m^3	5.0
Hydraulic excavator	Bucket payload – 11 m^3	1.0
Production drill	DTH – 4" to 7" hole size	3.0
Track Dozer	Net Power – 197 kW	1.0
Track Dozer	Net Power – 265 kW	2.0
Road grader	Net Power – 216 kW	1.0
Utility Excavator	Net Power – 308 kW	1.0
Wheel Dozer	Net Power – 249 HP	1.0
Water Truck/Sand spreader	Capacity – 80 000L	1.0
Wheel Loader	Bucket payload – 7.8 m^3	1.0
Fuel & Lube Truck	n/a	1.0
Service Truck	n/a	1.0
Pick-Up Trucks	n/a	12.0
Tower Lights	n/a	8.0

13.4.2 Mine Personnel Requirements

The mining contractor is responsible for providing all personnel required to carry out mining activities such as drilling, blasting, loading, and hauling material, for the four-year duration of its contract with the mine. Mining contractor personnel will include superintendents, mine supervisors, operators, drill-and-blast personnel, maintenance supervisors and mechanics. Starting in 2027, these positions will be filled by Sayona Quebec's team.

Sayona Quebec's team will consist of technical services and management personnel for the duration of the entire operation. Key positions for the geology, mine engineering and administrative staff positions have already been filled. As of 2027, Sayona will hire the entire mining operations staff and personnel to operate the open pit, Including the maintenance and supervisory roles.

During the LOM, the mine personnel requirement is estimated to reach a peak of 121 employees in the years 2027 to 2030, including 65 employees for operations, 36 for maintenance and 20 for technical services.

13.5 MINE PLAN AND SCHEDULE

AS presented in Table 13-2, BBA has developed during the DFS a life-of-mine (LOM) mining schedule for the Project using the phases, stockpiles, and waste dumps designs. The LOM plan was developed using MinePlan Schedule Optimizer (MPSO). The key constraints and objectives considered for the LOM are summarized as follows:

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- Starting date of LOM plan: January 1, 2023;
- Rod mill feed supply start at 1,600 tpd in March 2023 and gradually increased to reach 3,900 tpd in December 2023;
- In January 2024, the ROM supply from NAL will be 4,200 tpd until the Authier Lithium project starts producing and transporting ROM;
- Maximum annual mining capacity of 20 Mt;
- Maximum bench sinking rate of eight (6) 10-m benches per phase per year;
- Maximum ore stockpiling capacity:
  - Low grade (LG, 0.6% Li_2O to 0.8% Li_2O) stockpile: 700,000 tonnes;
  - ROM pad (ROMPad) area (>0.8% Li_2O): 300,000 tonnes.
- It is considered that all ore is either:
  - dumped on the ROM Pad and rehandled for blending purposes to feed to the crusher, or;
  - stockpiled on the LG stockpile to be reclaimed later.

As of December 31, 2023, there are no substantial changes to these constraints and objectives.

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14. PROCESSING AND RECOVERY METHODS

The recovery methods for the Project were established based on the existing plant, historical operational data, metallurgical testwork as described in Chapter 10, and equipment information from suppliers. Process improvements to the North American Lithium (NAL) flowsheet are based on the operational and metallurgical reviews of the past process plant operation and testwork data. The work completed established the design basis of the plant, capital costs, and operating costs that were developed in this Feasibility Study.

14.1 PROCESS DESIGN CRITERIA

After having been placed on care and maintenance in early 2019, NAL recently restarted concentrator operations in Q1 2023. The plant will initially process lithium-bearing pegmatite ore from the NAL mine. When the Authier mine comes into operation in 2025, the NAL concentrator will process a blend of ore from the NAL deposit and the Authier mine to produce a spodumene concentrate ranging in grade from 5.40 to 5.82% Li_2O.

The run of mine (ROM) ore from Authier will be transported to NAL and processed through the NAL mill during the 18 years of Authier mine operation. During the Authier life of mine (LOM), the NAL crushing plant will be fed based on a 33% Authier / 67% NAL blend ratio.

Several process improvements were incorporated into the crushing plant and concentrator flowsheets in the past year with the objectives of increasing throughput and ensuring production of high quality spodumene concentrate. Modifications to the plant include:

- Modifications to the dump pocket and installation of an apron feeder ahead of the primary crusher;
- The addition of an optical sorter in parallel to the existing secondary sorter;
- The installation of two additional stack sizer screens;
- The addition of a low-intensity magnetic separator (LIMS) prior to wet high-intensity magnetic separation (WHIMS);
- The addition of a second WHIMS in series with the existing unit prior to flotation;
- Upgrading the existing high-density/intensity conditioning tank;
- Installing a higher capacity spodumene concentrate filter.

Other modifications to the process are still being developed such as:

- The addition of a crushed ore storage dome to increase ore retention capacity. The crushed ore pile will feed the rod mill feed conveyor during periods of crushing circuit maintenance.

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The concentrator will have a 6-month ramp-up period to achieve the initial targeted throughput of 3,800 tpd (rod mill feed). During this period only material from NAL will be processed in the mill. The concentrator already has the operation permits for a throughput of 3,800 tpd and procedures for increasing their mill throughput operating authorization to a maximum of 4,500 tpd is underway.

The current mass balance is based on nominal rod mill feed of 175 tph or 4,200 tpd. This will lead to a design production of 184,511 tpy (dry) of spodumene concentrate at 5.82% Li_2O.

In the first four years of operation, the plant will target a concentrate grade of 5.40% Li_2O and then, in 2027, it will reach the design grade of 5.82%. Table 14-1 presents the summary of concentrate grades and recoveries over the LOM:

Table 14-1 – Grade and recoveries over LOM.

Year	Concentrate Grade (% Li_2O)	Recovery (% Li_2O)
2023-2026 (Avg. NAL only and NAL/Authier blend)	5.4	72.0
2027-2042	5.8	66.3
Total (avg.)	5.7	67.4

Concentrate will be trucked to Val-d'Or and then transloaded onto rail cars. From Val-d'Or, concentrate will be railed to the Port of Québec, where it will be off-loaded and stored prior to being loaded into sea vessels.

At design condition, the crushing plant will process 1.557 Mtpy of ROM ore and the concentrator will process 1.426 Mtpy of ore, or the equivalent of a daily maximum throughput of 4,200 tpd rod mill feed at 93% availability. The optical sorters will reject approximately 131,707 tpy of material. The crushing circuit availability is 65%. At an average design crusher feed head grade of 1.04% Li_2O, concentrate production is estimated at 184,511 tpy at 5.82 % Li_2O, equivalent to 22.65 tph. The lithium recovery is estimated at 66.3%.

14.2 PROCESS FLOWSHEET AND DESCRIPTION

14.2.1 Concentrator Production Schedule

The mines are scheduled to produce an average rate of 4,588 tpd of blended ore, composed of 33% Authier ore and 67% NAL ore. The crushing and sorting area of the plant, which includes primary, secondary, and tertiary crushing and screening, as well as ore sorting, is designed to operate with an availability of 65%. From the crushed ore storage silo, 4,200 tpd at 93% plant availability are then fed to the concentrator, which includes grinding mills (one rod mill and one ball mill), desliming, magnetic

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separation and flotation circuits, which make up the concentrator portion of the plant. The concentrator will operate on a 24-hour per day and 7 days per week basis.

For the crushing plant and concentrator, operation crews will work on the basis of 12-hour shifts. There will be four shift crews rotating on a 7-day (on/off) schedule. The remaining process plant maintenance personnel will work 8-hour shifts on a 5 2 (on/off) basis.

14.2.2 Concentrator Operating Design Parameters

Table 14-2 presents an overview of the main design criteria factors employed.

Table 14-2 – General process design criteria – concentrator.

Criterion	Unit	Value
General Design Data		
Process Plant Operating Lifetime	y	20
Crushing Plant Availability	%	65
Crushing Operating Hours Per Year	h	5,694
Concentrator Availability	%	93
Concentrator Operating Hours Per Year	h	8,147
Total ROM Mine Feed	tpy	1,557,397
Total Concentrate Production	tpy	184,511
Concentrate Design Grade	% Li_2O	5.82
Lithium Recovery Data		
Overall Crushing and Sorting Lithium Recovery (A)	%	96.5
Ore Sorting Waste Rejection	%	50.0
Desliming and WHIMS Lithium Recovery (B)	%	88.5
Flotation Lithium Recovery (C)	%	77.6
Overall Lithium Recovery (Concentrator) (A×B×C)	%	66.3
Crushing Plant Feed		
ROM Dilution	%	10.1
ROM Mine Grade (excluding dilution)	% Li_2O	1.15
ROM Mine Grade (including dilution)	% Li_2O	1.04
Feed Tonnage	tph	274
Concentrator Feed		
Ore Feed to Rod Mill	tph	175
Ore Feed to Rod Mill Per Year	tpy	1,425,690
Rod Mill Feed Grade	% Li_2O	1.10
Concentrate Production		
Concentrate Production	tph	22.65
Concentrate Grade (target)	% Li_2O	5.82
Concentrate Iron Content (target)	% Fe	< 1.00
Concentrate Humidity	% H_2O	8

14.2.3 Concentrator Facilities Description

The NAL process facilities are comprised of:

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- A crushing circuit, incorporating primary, secondary, and tertiary crushers with primary and secondary screens and ore sorting;
- A grinding circuit, combining a rod mill in open circuit and a ball mill in closed circuit.
- Attrition scrubbing and desliming;
- Magnetic separation, combining a LIMS and two WHIMS in series;
- A flotation circuit, which is comprised of rougher and scavenger cells, followed by three stages of cleaning.

Figure 14-1 is a simplified process flow diagram of the concentrator facilities. The following sections describe the flowsheet in more detail.


CRUSHING AND ORE SORTING
APRON FEEDER
PRIMARY CRUSHER
DOUBLE DECK SCREEN
SECONDARY ORE SORTER x 2
PRIMARY ORE SORTER
SECONDARY CONE CRUSHER
TRIPLE DECK SCREEN
TERTIARY CONE CRUSHER
Silo
1067 m³
2000 t
CRUSHED ORE STORAGE DOME
GRINDING
DERRICK SCREEN X 6
ROD MILL
BALL MILL
ATTRITION SCRUBBING AND DESLIMING
DESLIMING CYCLONE #1
DESLIMING CYCLONE #2
ATTRITION SCRUBBERS
LIMS
WHIMS x 2
FLOTATION
HIGH DENSITY CONDITIONING TANK
ROUGHER DILUTION TANK
ROUGHERS
SCAVENGER DILUTION TANK
SCAVENGERS
1st CLEANER
1st CLEANER
2nd CLEANER
3rd CLEANER
TAILINGS DEWATERING
TAILINGS CYCLONE
TO PROCESS WATER TANK
TAILINGS THICKENER
CONCENTRATE DEWATERING
CONCENTRATE BELT FILTER
CONCENTRATE TANK
Silo
TO PROCESS WATER TANK
TAILINGS MANAGEMENT
FILTER PLANT (FUTURE)
FINAL TAILINGS TANK
TO TAILINGS POND
TO PROCESS WATER TANK
TO TAILINGS DRY STACK
REJECTS x 3

Figure 14-1 – Simplified process flowsheet – concentrator.

14.2.3.1 Primary Crushing

The primary crushing system includes an apron feeder to the jaw crusher. The apron feeder is sized at 6,100 mm × 1,219 mm for a daily throughput of 4,588 tpd. The crusher selection is based upon a feed

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size of 309 mm and a product (P_{80}) of 94 mm, with an expected utilization of 65%. The jaw crusher is equipped with a 149 kW motor.

14.2.3.2 Secondary Crushing

A two-deck vibrating screen, with a nominal feed size (F_{80}) of 94 mm, receives the jaw crusher product. The top deck opening is 75 mm, and the bottom deck opening is 20 mm. The top deck oversize, with P80 of 119 mm, is directed to the primary ore sorter and the bottom deck oversize, with P_{80} of 59 mm, is directed to the two secondary ore sorters. The screen undersize, with P80 of 13 mm, will go directly to the tertiary crusher; the accepted material from the primary and secondary sorting will report to the secondary crusher.

The primary and secondary ore sorters receive feed with a Li_2O grade of 1.04%. All three sorters have a waste rejection estimated at 50% and will upgrade the ore to approximately 1.10% Li_2O. The reject grade is estimated at 0.43% Li_2O.

The secondary cone crusher product (P80 of 24 mm) is fed to the secondary vibrating screen. The screen has three decks and divides the feed into an oversize that reports to the tertiary crusher, and undersize that is sent to the fine ore storage silo that supplies the grinding circuit.

The tertiary short-head cone crusher reduces the feed from the screen oversize to a product size P80 of approximately 9 mm that is then sent to the fine ore storage silo.

The crushing circuit lithium recovery, including sorting, is 95.6%.

14.2.3.3 Grinding

The grinding circuit consists of an open-circuit rod mill followed by a ball mill in closed circuit with stack sizer screens. The rod mill has an installed power of 970 kW, reducing the feed from a P_{80} of 13,000 µm to 1,050 µm, with a nominal feed rate of 4,200 tpd. The product of the rod mill is sent to six stack sizer screens, which divide the stream into an oversized product having a P_{80} of 970 µm, which is discharged to the ball mill, and an undersized product having a P_{80} of 200 µm, which is discharged to desliming. The ball mill reduces the screen oversize and then sends the product back to the screens for classification.

14.2.3.4 Desliming and WHIMS Circuit

The undersize from the grinding area screens is sent to the first stage of desliming, which consists of 17 operating cyclones plus two on stand-by. The overflow cut size (D_{50}) of the cyclones is 10 µm. The cyclone

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underflow passes through an intermediate stage of attrition scrubbers to clean the mineral surfaces, before the second stage of desliming cyclones. There are six attrition scrubbers, each with a volume of 13 m^3; the retention time is approximately 16 minutes with a nominal flowrate of 206 m^3/h. The attrition scrubber discharge is processed in a LIMS unit to remove ball mill chips. By removing the ball mill chips, the risk of clogging the two WHIMS downstream is mitigated. A density meter is included to control the process water addition to the pump box feeding the LIMS. Slurry density is adjusted based on the incoming flow to ensure the LIMS is operated at its most efficient volumetric capacity. The feed will be diluted to a slurry density of approximately 29% (w/w). One double-drum counter-rotation wet LIMS will be required to handle the throughput. Each unit will provide a magnetic field strength of 950 gauss. The non-magnetic slurry stream from the LIMS will report to two identical 13,000 gauss WHIMS units in series, where iron-bearing silicate minerals will be rejected to the magnetics stream. The magnetic waste stream from each WHIMS is sent directly to the tailings thickener. The non-magnetic concentrate is sent towards the second stage of desliming cyclones, which consists of eight operating cyclones plus two kept on stand-by. The cyclone overflow, at a target density of 2.85%, is returned to the first stage of desliming. The cyclone underflow proceeds to the flotation circuit at a solids density of approximately 55%. The lithium recovery is 88.5% from the desliming and WHIMS circuit.

14.2.3.5 Flotation Circuit

The deslimed stream is conditioned in a high-density conditioning tank through intense mixing and the addition of chemical reagents. The retention time is 16.4 minutes with a nominal slurry flowrate of 176 m^3/h. The conditioned ore is floated to produce a spodumene concentrate containing at least 5.82% Li_2O after three stages of cleaning.

A rougher dilution tank is used after the high-density conditioning tank dilutes the slurry to a solids density of 32% prior to entering the rougher cell bank, which consists of three 30 m^3 tank cells.

Rougher flotation is followed by scavenger flotation, consisting of three 30 m^3 tanks. The concentrate is sent to a 3-stage flotation cleaning circuit. The rougher scavenger tailings will be collected in a pump box and pumped to the tailings cyclone.

The first cleaners consist of 18 conventional, flotation cells, each with a capacity of 8.5 m^3. A nominal slurry feed rate of 200 m^3/h is fed through the first cleaners. The first cleaner concentrate will report to the second stage of the cleaning circuit. The first cleaner tailings will be collected in a pump box and pumped to the tailings cyclone.

The second cleaners consist of 13 conventional, flotation cells, each with a capacity of 5.1 m^3. The tailings from the second stage cleaner circuit are recirculated to the first cleaners.

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The third cleaners consist of 19 conventional cells, each with a capacity of 2.8 m^3. The tailings from the third bank are recycled to the second cleaner circuit. The concentrate grade is expected to be 5.82% Li_2O. The recovery of lithium in the flotation circuit is estimated to be 78.4%.

The third cleaner concentrate is sent to a concentrate storage tank, equipped with an agitator, where it is stored before it is dewatered using a belt filter, recovering a concentrate with a moisture content of approximately 8% by weight. The spodumene concentrate is sent to a concentrate storage dome prior to being loaded onto trucks and transported for sale.

14.2.3.6 Tailings Disposal and Management

The tailings from the spodumene concentrator will be collected in the final tailings tank prior to reporting to the tailings pond. The scavenger and first cleaner tailings are pumped to a dewatering cyclone. The dewatering cyclone underflow, containing 117 tph solids at a solids density of 48.9%, reports directly to the final tailings tank at a flow rate of 167 m^3/h. The dewatering tailings cyclone overflow is combined with the first desliming cyclone residue, LIMS rejects and WHIMS rejects, and is pumped to an 18.3 m diameter, steel-constructed thickener. The thickener underflow, containing 34.8 tph solids at a solids density of 50%, will be pumped to the final tailings tank at a flow rate of 47.7 m^3/h. The tailings thickener overflow is returned to the process water tank.

14.2.3.7 Tailings Filtration (2025)

Tailings from the final tailings tank are pumped to the agitated filter feed tank, which acts as a buffer between the lithium recovery process and the tailings filtration circuit. The slurry is then pumped to the tailings filter presses. The filtration plant consists of two recessed plate filter presses (one in operation, one on standby). The presses operate in a cycle consisting of filter closing and clamping, filter feed and compacting, blowing of the cake, cake discharge, and finally filter cleaning.

The filters bring the moisture content of the filter cake below 15%. Filtrate and wash water are collected and pumped to a clarifier. Part of the clarifier overflow is sent to a buffer tank that feeds a multi-media filter to be re-used as filter wash water and gland seal water in a closed loop, while the excess is sent to the process water tank.

The filter cake is dropped onto an underlying conveyor, sending the material to the tailings discharge conveyor. The discharge conveyor extends outside the plant building to stockpile the tailings. Tailings are then loaded onto trucks and transported to the dry tailings facility.

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14.2.4 Concentrator Consumables

The main consumables for the concentrator are the grinding media and liners for the two mills as well as the reagents used in the flotation circuit and thickener.

All process reagents are contained in a separate area within the process plant building to prevent any contamination of any surrounding areas in case of a spill. Safety showers are provided in the different reagent mixing and utilization areas in case of contact with the reagents. Grinding media will be stored in pits located indoors and near their points of use.

The primary reagents used in the process include collector, dispersant, soda ash and flocculant. Consumption rates are mostly based upon results from flotation testwork.

Table 14-3 and Table 14-4 list all reagents, media, areas of usage and their purpose.

Table 14-3 – Concentrator reagents.

Reagent	Area	Use	Consumption (tpy)
Collector (Custofloat 7080)	Rougher and Scavenger Flotation	Collecting agent	1,118
Dispersant (F220)	Attrition scrubber cleaner flotation (1st, 2nd, 3rd stages)	Prevent fine particle aggregation	354
Soda ash (Na2CO3)	High density conditioning tank	pH control	181
Flocculant (Flomin 920)	Thickener	Flocculate solids to assist in solid/liquid separation	61

Table 14-4 – Grinding media.

Media	Area	Consumption (tpy)
Rods (75 mm diameter)	Rod mill	949
Balls (50 mm diameter)	Ball mill	849

The collector reagent (Custofloat 7080) is delivered in 20 t tanker trucks. The collector is added to the high-density conditioning tank, the scavenger dilution tank and the third cleaners for use in the rougher and scavenger flotation circuits.

The dispersant reagent (F220) is delivered in solid form in bulk bags of 600 kg. The dispersant is put in solution in the dispersant mixing tank. It is primarily added to the attrition scrubber and the second and third cleaners.

The soda ash is delivered bulk in a powder form, unloaded to a storage silo. Two mixing tanks (one operating, one stand-by in alternance) produce a soda ash solution to be used for pH control in the high-density conditioning tank.

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The flocculant is received in solid form in 25 kg bags. The flocculant is first pre-mixed with fresh water in the flocculant mixing tank. The mixing tank is paired with a distribution tank that holds the pre-mixed solution. An in-line mixer is used to further dilute the flocculant solution prior to reaching the addition point. It is added to the tailings thickener feed box.

14.2.5 Concentrator Process Water

The tailings thickener overflow is recovered and used as process water. Make-up water will be required to ensure the process plant requirement. For this study, the make-up water source is assumed to be returning from the tailings pond.

14.2.6 Concentrator Personnel

A total of 86 employees are required in the concentrator (28 salaried staff and 58 hourly workers) assuming management, operations, and maintenance functions.

Table 14-5 and Table 14-6 present the salaried and the hourly manpower requirements, respectively, for the concentrator. These values are specified by NAL as their staffing plan for the plant restart.

Table 14-5 – Concentrator salaried manpower.

Position	Number of Employees
General Manager	1
Chief Metallurgist	1
General Foreman	1
General Operations Foreman	1
Administrative Assistant	1
Supervisor – Operation	4
Supervisor – Mechanical	1
Supervisor – Electrical	1
Engineering and Operations Director	1
Optimization Director	1
Project and Improvement Coordinator	1
Engineering Coordinator	1
Technician – Metallurgy	1
Technician – Process	2
Engineer – Mechanical	1
Engineer – Electrical	1
Medium term Planning Engineer	1
Senior Mechanical Engineer	1
Senior Metallurgist	3
Plant Planner	1
Junior Engineer	1
Plant Technical Expert	1
Total – Salaried	**28**

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Table 14-6 – Concentrator hourly manpower.

Position	Number of Employees
Control Room Operator	4
Crushing Operator	4
Crushing Operator Assistant	7
Grinding Operator	4
Grinding Utilities Operator	3
Flotation Operator	4
Flotation Operator Assistant	4
Concentrator Samplers	3
Mechanical Maintenance Lead	2
Mechanic	15
Electrical Technician	6
Building Maintenance Operator	1
Piping Operator	1
Total – Hourly	**58**

14.2.7 Utilities

14.2.7.1 Electricity

The electricity to the concentrator will be supplied by Hydro-Québec.

14.2.7.2 Fuel – Natural Gas

The plant is currently heated with natural gas supplied by Énergir. The supply pipeline to the plant site was installed in 2014.

The nominal natural gas consumption for heating the crusher building is 52,470 m^3/month. NAL has confirmed it has concluded a contract with Énergir, a natural gas distributor in Québec, for an assured supply of 3,400 m^3/h. This is the maximum that can be secured due to limitations in the regional distribution network.

Peak winter loads are expected to exceed the assured supply. Énergir has indicated that they are investigating ways to expand the network's capacity. Should the network expansion not materialize, peak loads could be satisfied by adding a LNG make-up system or by segregating loads and running part of the plant, especially heating, off the existing propane supply.

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14.3 PRODUCTS AND RECOVERIES

The concentrator will have a 6-month ramp-up period to achieve the initial targeted throughput of 3,800 tpd (rod mill feed). During this period only material from NAL will be processed in the mill. The concentrator already has the operation permits for a throughput of 3,800 tpd and procedures for increasing their mill throughput operating authorization to a maximum of 4,500 tpd is underway.

The current mass balance is based on nominal rod mill feed of 175 tph or 4,200 tpd. This will lead to a design production of 184,511 tpy (dry) of spodumene concentrate at 5.82% Li_2O.

In the first four years of operation, the plant will target a concentrate grade of 5.40% Li_2O and then, in 2027, it will reach the design grade of 5.82%. Table 14-7 presents the summary of concentrate grades and recoveries over the LOM:

Table 14-7 – Grade and recoveries over LOM.

Year	Concentrate Grade (% Li_2O)	Recovery (% Li_2O)
2023-2026 (Avg. NAL only and NAL/Authier blend)	5.4	72.0
2027-2042	5.8	66.3
Total (avg.)	5.7	67.4

Concentrate will be trucked to Val-d'Or and then transloaded onto rail cars. From Val-d'Or, concentrate will be railed to the Port of Québec, where it will be off-loaded and stored prior to being loaded into sea vessels.

At design condition, the crushing plant will process 1.557 Mtpy of ROM ore and the concentrator will process 1.426 Mtpy of ore, or the equivalent of a daily maximum throughput of 4,200 tpd rod mill feed at 93% availability. The optical sorters will reject approximately 131,707 tpy of material. The crushing circuit availability is 65%. At an average design crusher feed head grade of 1.04% Li_2O, concentrate production is estimated at 184,511 tpy at 5.82 % Li_2O, equivalent to 22.65 tph. The lithium recovery is estimated at 66.3%.

14.4 RECOMMENDATIONS

Testwork on blended composite and variability samples was undertaken to support the DFS process design. Testwork has shown that metallurgical performance is strongly influenced by grind size, host rock type, and lithia and iron grades in the run-of-mine ore. For this reason, attention should be made to manage ROM feed grade fluctuations to allow stable operation of the process plant. The following should be considered:

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- Further metallurgical testwork are recommended such as:
  - Assessment of the impact of dilution and head grade on metallurgical performance. More detailed variability (Authier and NAL ore) testwork should be performed to produce a recovery model based on feed characteristics.
  - Mineralogy and liberation analysis should be completed around the flotation circuit to investigate potential optimization opportunities.
- Testwork showed metallurgical performance is strongly sensitive to grind size. High attention should be given to the operation of crushing and grinding circuits to ensure optimal grind size is achieved.
- The mine plan showed variability in iron content of the ROM material. An operational strategy should be developed for ore sorter and WHIMS operation to minimize lithium losses while attaining the desired concentrate quality.
- Continue filtration testing to confirm the design of the tailings filtration plant. Optimize the filter plant layout based on the selected technology.

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15. INFRASTRUCTURE

The North American Lithium (NAL) property is located 60 km to the north of the city of Val-d'Or and 35 km to the southeast of the city of Amos. The Project is readily accessible by the national highway and a high-quality rural road network.

The current site infrastructures include:

- Open pit.
- Processing plant and ROM ore pad.
- Waste rock (1) and Overburden (1) piles.
- Conventional tailings pond (TSF-1).
- Administration facility, including offices and personnel changing area (dry).
- Workshop, tire change, warehouse, and storage areas.
- Fuel, lube, and oil storage facility; and
- Reticulated services, including power, lighting and communications, raw water and clean water for fire protection, process water and potable water, potable water treatment plant, sewage collection, treatment, and disposal.

Proposed new site infrastructure includes:

- Expansion of the open pit.
- Expansion of the current mine garage.
- Crushed ore dome.
- Dam raise of the current tailings storage facility.
- Upgrade to the processing plant, including additional ore sorter, crushed ore dome, crushing circuit upgrade, dedusting, additional wet high-intensity magnetic separator (WHIMS), additional low-intensity magnetic separator (LIMS), new high intensity conditioning tank, new concentrate belt filter and new tailings filtration plant.
- Additional tailings management facilities, including dry-stacked tailings area (TSF-2), tailings filter plant, access roads, and associated water management infrastructure.
- Additional waste pile area, access roads and associated water management infrastructures; and
- Relocation of the fuel, lube, and oil storage facility.

A preliminary site layout has been prepared that considers the operational requirements for the site, light and heavy vehicle traffic flows, site access, pit access, water management, environment infrastructure locations, and stockpiles. Figure 15-1 shows the overall site layout and offers a general overhead view of existing and new infrastructure required to manage mine waste and impacted water.

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N
PROPOSED POND BO-12
PROPOSED EFFLUENT BO-12-EF
EXISTING EFFLUENT BO-11-EF
EXISTING POND BO-11
QUEBEC LITHIUM ROAD
PROPOSED POND BO-11A
PROPOSED TOPSOIL PILE 2
EXISTING HAUL ROAD
PROPOSED DITCH
PROPOSED DITCH
EXISTING WASTE PILE 2
PROPOSED TOPSOIL PILE 1
EXISTING LAYDOWN AREA
PROPOSED FUEL PAD POND AND PUMPING STATION
EXISTING ACCESS ROAD
PROPOSED FUEL PAD
PROPOSED WASTE PILE 3
FINAL PIT
PROPOSED FINE ORE BIN BYPASS STORAGE SYSTEM
EXISTING CRUSHER PLANT
EXISTING POND HMT2 (WEST)
PROPOSED NORTH-EAST DITCH
PROPOSED POND BO-13
PROPOSED BO-HMT2
EXISTING PROCESS PLANT
EXISTING HIGH GRADE ORE PILE
EXISTING OVERBURDEN PILE 1
PROPOSED SOUTH HAUL ROAD TO WASTE PILE #3
EXISTING POND BO-380-A
EXISTING POND BO-09
PROPOSED OVERBURDEN PILE #2
EXISTING PROCESS WATER POND
PROPOSED NORTH-WEST BERM
EXISTING POND BO-18
EXISTING POND BO-17
EXISTING TAILINGS MANAGEMENT FACILITY # 1
EXISTING POND BO-01
PROPOSED SOUTH-EAST DITCH AND BERM
EXISTING POND BO-380-B
PROPOSED SOUTH-EAST POND AND PUMPING STATION
PROPOSED FILTER PLANT
PROPOSED ACCESS ROAD TO FILTER PLANT
EXISTING POND BO-03
PROPOSED SOUTH DITCH
EXISTING POWER LINE RIGH-OF-WAY

Figure 15-1 – NAL Projected project site layout at end of life of mine.

15.1 ACCESS ROADS

15.1.1 Public Roads

The site can be accessed by existing public roads, Route 111, and Route du Lithium from the municipality of Barraute, 17.2 km away, via chemin du Mont-Vidéo and Route du Lithium.

From Route du Lithium, there are multiple small access roads that can lead into the pit area. These access roads have been blocked and their access will be controlled during blasting operations.

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15.1.2 Site Roads

Existing roads connect the various site service buildings and provide passage for heavy trucks between the pit, the crusher, the waste rock dumps, and the truck maintenance shop. New haul roads will be built to link the following:

- Pit to the south side of WRP-3, passing south of the concentrator and the new Overburden Pile No. 2 (OBP-2).
- Concentrator area to the new filter plant, located southeast of TSF-2; and
- Site Preparation and Pads

General site preparation will consist of clearing, grubbing, topsoil and overburden removal, rock excavation, backfilling, and surface leveling for all new site infrastructures. The existing site topography was based on past LiDAR information and orthophotos from 2017 and 2018, respectively.

A general overview of the NAL site, showing the general location of site infrastructures, can be found in the general arrangement plan in Figure 15-1. Site drainage will be realized with the construction of drainage ditches, ponds, and pumping stations, as described in Section 15.7.3.

Since most of the site is already developed, new gravel pads will only be built to accommodate the mine refueling station, laydown area, and the filter plant.

15.1.3 Private Radio Antenna

A private radio antenna (telecom tower) is currently operated on an adjacent property (lot 6,242,657), located along and south of the Route du Lithium and northwest of the NAL mine site. The antenna is owned by Radio Nord Communications Inc. (RNC Media), which has legal surface rights for industrial activities through a public land lease contract with Ministry of Energy and Natural Resources (MERN, now MRNF).

An agreement has been concluded between NAL and RNC Media in regard to the construction of infrastructures related to WRP-3. A segment of the peripheral drainage ditch, northwest of WRP-3, and a short access trail to basin BO-12, will encroach on the RNC Media site. The terms and conditions of the agreement include site access protocols, health and safety aspects, maintenance of infrastructures, and site restoration at the end of the life of mine (LOM).

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15.1.4 Rail

The main Canadian National (CN) railway line runs through Barraute, a CN section town, and passes approximately 11 km to the north of the Property. A spur line serviced the Property during the period of historic production, but all tracks were removed after Québec Lithium Corporation ceased operations in 1965. The rail right-of-way has since become overgrown, but the rail bed is still in excellent shape.

15.2 ELECTRICAL POWER SUPPLY AND DISTRIBUTION

15.2.1 Site Electrical Utility Supply

Power for the Project is taken at 120 kV from transmission line No. 1301, running between the Figuery and Val-d'Or substations, which is owned by the provincial utility company, Hydro Québec. This transmission line runs on the west side of the Project site and the spur feeding the plant is approximately 600 m long.

15.2.2 Site Electrical Distribution

The electrical power demand of the Project is approximately 11.4 MW. The plant's outdoor substation steps down the incoming voltage to 13.8 kV, which is used to power up the different transformers, all located indoors, further stepping down the voltage to 4.16 kV and 600 V, two voltage levels at which process equipment is operated. Sayona Quebec is in the process of purchasing a new larger 120/13.8 kV transformer to meet future needs and improve reliability.

The power distribution to the process equipment is through armored cables installed in cable trays.

15.2.3 Emergency Power Supply

In the event of a power failure, emergency power for operating critical equipment is provided by a single 4.16 kV, 1,400 kW emergency stand-by generator. The generator is connected to the main 4.16 kV switchgear to back feed the 13.8 kV switchgear during emergency operations. This configuration allows emergency power to be routed to any load in the plant. All switching is done manually, with interlocks in place to prevent unsafe operations.

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15.3 FUEL STORAGE

There are two fuel stations at the site:

- A gasoline station near the garage with a 2,359 L capacity tank dedicated to light vehicles.
- A three-tank diesel station for heavy equipment located near the pit operations. The capacity of each tank is 50,000 L. For security purposes this station will be moved to the intersection of the road to the crusher and the road to WRP-2.

15.4 NATURAL GAS AND PROPANE

Propane tanks are located in two areas on the site:

- A station near the plant at the south side with two tanks of 2,000 L each. This station is used to heat a part of the plant.
- A station on the west side of the plant with two tanks of 50,000 L each. This station is used to heat a part of the plant and the kiln when running.

A 30 km natural gas line was built while the Project was under CLQ; natural gas would be supplied from Énergir's Abitibi network. The line runs to the site and the connection will be completed for the operations restart. The expected annual supply is 25.4 Mm^3 at a delivery pressure of 490 kPa with the maximum flow limited to 3,400 m^3/h in the wintertime. Only the distribution substation must be built to completely connect to the regional natural gas distribution network.

15.5 WATER SUPPLY

15.5.1 Water Reclaim System and TSF Level Control

The Project has no infrastructures in place to draw water from any external source for processing purposes. Groundwater and run-off from the mine pit will be recovered for use as fresh water in the process plant. Water from rain or other sources is recovered and sent to the TSF-1. Surface runoff from WRP-2 is sent to a distinct sedimentation basin. All water used in the concentrator is recycled internally or is reclaimed from the TSF-1, whose levels must be managed seasonally.

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15.5.2 Water for Fire Protection

Water for fire protection is stored in the lower section of the process water tank. Water pumps feed the process plant fire water ring main and also supply fire water hydrants at the mine garage and at the administration building. Exterior sections of the fire water piping are buried below the frost line to prevent freezing.

Supplementary hand-held fire extinguishers, each suited for its own specific area, are mounted throughout all buildings. No sprinkler system is installed in the prefabricated wood frame administration building.

15.5.3 Potable Water

Potable water is supplied by a contractor who is responsible for managing bottled water supplies.

15.5.4 Sewage and Waste

A complete sewage water plant with two septic tanks (20 m^3 and 10 m^3) were installed at the west end of the main building in the summer of 2022. These units will treat the wastewater from the concentrator, the new dry house, the main building, and the garage. The drain water is being discharged into a septic field.

15.6 ON/OFF AND ROM PADS

BBA has developed a life-of-mine (LOM) mining schedule for the Project using the phases, stockpiles, and waste dumps designs. The LOM plan was developed using MinePlan Schedule Optimizer (MPSO). The key constraints and objectives considered for the LOM are summarized as follows:

- Starting date of LOM plan: January 1, 2023.
- Rod mill feed supply start at 1,600 tpd in March 2023 and gradually increases to reach 3,900 tpd in December 2023.
- In January 2024, the ROM supply from NAL is 4,200 tpd until the Authier Lithium project starts producing and transporting ROM in July 2025.
- Maximum annual mining capacity of 20 Mt.
- Maximum bench sinking rate of eight (6) 10-m benches per phase per year.
- Maximum ore stockpiling capacity:
  - Low grade (LG, 0.6% Li_2O to 0.8% Li_2O) stockpile: 700,000 tonnes.

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    - ROM pad (ROMPad) area (>0.8% Li_2O): 300,000 tonnes.
- It is considered that all ore is either:
    - Dumped on the ROMPad and rehandled for blending purposes to feed to the crusher, or.
    - Stockpiled on the LG stockpile to be reclaimed later.

15.7 TAILINGS STORAGE/DISPOSAL

The following standards and regulations were used for the design of the new TSF-2 and WRP-3, as well as all their related water management structures:

- Directive 019 specific to the mining industry in Québec.
- Metal and Diamond Mining Effluent Regulations (MDMER) in Canada.
- Loi sur la sécurité des barrages (The Dam Safety Law applied in Québec) (LSB) and the associated regulation (RSB).
- The Dam Safety Guideline produced by the Canadian Dam Association (2007).
- Manuel de conception des ponceaux (MTQ, 2004).
- Règlement sur la santé et la sécurité du travail dans les mines, Loi sur la santé et la sécurité du travail – Québec (2014) (Québec health and safety regulations).
- The Québec and/or the Canadian Legal framework applied to the environment and water sectors.

15.7.1 Tailings Storage Facility No. 2 (TSF-2)

15.7.1.1 TSF-2 Facility Location

The new facility will be located to the west of the current TSF-1. The chosen location was optimized by BBA to respect the maximum elevation constraints of 479 m, which required a slight modification to the original footprint proposed by Sayona Quebec. The volume of waste rock to be stored in the facility needed to be adjusted in consideration of the optimization of the pit shell and the maximum capacity of WRP-3.

The proposed final layout of TSF-2 is shown in Figure 15-2, which also shows the original footprint overlain onto the final configuration. The original selection of the proposed location has been defined as per the following steps:

- Analysis of site characteristics based on aerial photos, LIDAR information, and regional land use information, which includes the identification of existing infrastructure such as electric lines, roads, forestry domains, and natural water bodies.

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- Volumetric compliance for tailings and waste rock placement; the targeted volume from the PFS was around 19.2 Mm³ of tailings and 25.4 Mm³ of waste rock; and
- Preliminary analysis of the environmental and social constraints of the selected deposition storage facility footprints.


North water management berm
Basin B013
Northeast water management ditch
North water pumping basin
Access road to WRS3
TSF2
Southwest water pumping basin
Access road to filter plant
Tailings filtration area
Southwest water management ditch and berm
Southeast water management ditch
South water management ditch and berm
Southeast water pumping basin
0 m
250 m
500 m
750 m

Figure 15-2 – Tailings Storage Facility No. 2 (TSF-2) layout.

15.7.1.2 Tailings Management Strategy

The restart of operations at the NAL site by Sayona Quebec includes the existing TSF-1 that has some residual and potential future capacity. Also, the previous NAL operators included a secondary transformation process to make lithium carbonate, which generated additional residues.

BBA first evaluated the volume remaining in TSF-1 and then the authorized capacity with the completion of the raise, which was started prior to the most recent closure of the NAL operations.

Going forward, the operational assumption was that no secondary transformation is envisioned at this time, however the strategy proposed allows for possible secondary transformation should it be required in the future. Furthermore, ramp-up to 4,200 tpd mill production was ignored, providing some buffer

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capacity for the TSFs. The assumed operational construct is illustrated in Figure 15-3 and Table 15-1, assuming that 546.5 tpd of concentrate and 3,653.5 tpd of residues will be produced.

For TSF-2, Sayona Quebec has looked for a facility that can manage tailings produced at the concentrator and the possibility to store waste rock from the mine as well. The disposal strategy consists of using waste rock to construct peripheral berms and peripheral roads, thus confining filtered tailings within the waste rock cell.

During the 20-year LOM, 78.3 Mm^3 (loose volume) of waste rock and 19.2 Mm^3 of tailings will be generated from which a total of 44.6 Mm^3 is to be stored in TSF-2 (25.4 Mm3 of waste rock inside the TSF-2 peripheral berms). The remainder of waste rock is destined to WRP-3, WRP-2 and various roads and pads. The quantity of tailings has been calculated by subtracting the average yearly spodumene production; data obtained from the new tests from the FS, from the concentrator's direct ore feed, which is based on the new life of the mine.

At the outset of start-up, conventional slurry may be deposited into TSF-1 without needing to complete the current raise. The TSF-2 operation starts at Year 1 and tailings will be contained within the entire facility footprint, never being more than 10 m below the rock perimeter berm. A new water management basin to the northeast of the facility will also be required. Deposition plans for each phase of deposition were not fully developed at the time of writing of this document.


TAILINGS PRODUCTION (t/d)
*Daily production considering a 90% availability that represents 21.6h per day
YEAR 0 TO 2
YEAR 2 TO 25
TSF2
546.5t/d
TSF1
0t/d
4200t/d
3653.5t/d
4200t/d
Mill
TSF2
Lithium Carbonate
TSF1
3653.5t/d
546.5t/d
535.7t/d
4200t/d
Mill
Dry-stack deposition
Spodume Tailings Conventional deposition
Tailings from second transformation – Conventional deposition
Concentrate

Figure 15-3 – Illustration of tailings production assumptions.

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Table 15-1 – Tailings yearly production and filling rate.

Mine Plan - Updated										
Period	Tonnages						Volume			
	Concentrate (to Transport)		Produced Tailings (to TSF-1)		Produced Tailings (to TSF-2)		TSF-1	TSF-1 Cum.	TSF-2	TSF-2 Cum.
	(tpd)	(tpy)	(tpd)	(tpy)	(tpd)	(tpy)	Tailings (m^3)	Tailings (m^3)	Tailings (m^3)	Tailings (m^3)
1	546.5	199,473	3,654	1,333,528	0	0	1,025,790	2,325,790	0	0
2	546.2	199,363	3,654	1.333.528	0	0	1,025,790	3,351,581	0	0
3	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	3,501,983	833,459	833,459
4	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	3,652,386	833,459	1,666,919
5	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	3,802,788	833,459	2,500,378
6	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	3,953,191	833,459	3,333,837
7	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	4,103,593	833,459	4,167,296
8	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	4,253,996	833,459	5,000,756
9	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	4,404,398	833,459	5,834,215
10	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	4,554,800	833,459	6,667,674
11	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	4,705,203	833,459	7,501,133
12	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	4,855,605	833,459	8,334,593
13	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	5,006,008	833,459	9,168,052
14	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	5,156,410	833,459	10,001,511
15	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	5,306,813	833,459	10,834,970
16	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	5,457,215	833,459	11,668,430
17	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	5,607,618	833,459	12,501,889
18	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	5,758,020	833,459	13,335,348
19	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	5,908,423	833,459	14,168,807
20	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	6,058,825	833,459	15,002,267
21	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	6,209,228	833,459	15,835,762
22	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	6,359,630	833,459	16,669,185
23	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	6,510,032	833,459	17,502,644
24	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	6,660,435	833,459	18,336,104
25	10.8	3,942	535.7	195,523	3,653.5	1,333,535	150,402	6,810,837	833,459	19,169,563
LOM		**489,502**		**7,164,089**		**30,671,300**	**5,510,837**		**19,169,563**	

Legend colour	Meaning
Light yellow	2nd Transformation Tailings
Orange	Total tailings production for 1st and 2nd year will go in TSF-1 while permitting for TSF-2 is settled.
Yellow	The final capacity is 5.5 Mm^3 + current deposited tailings (1.3 Mm^3) = 6.8 Mm^3

A total of 19.2M m^3 of tailings and 25.4M m^3 of waste rock will be disposed in the facility over its lifetime. Even if the current DFS LOM plan has a 20-year mine life, the TSF-2 capacity can accommodate 25 years of production.

Optimization of this facility remains possible and should be considered in detailed engineering.

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15.7.1.3 Tailings Storage Facility Design

The typical cross-section of tailings and waste rock is presented in Figure 15-4. Berms will be built to confine tailings within the surrounding waste rock.

The deposition strategy for waste rock is planned to have sufficient available space in the cells to manage future tailings. Tailings will be transported by truck from the filter plant to the co-disposal storage facility.


7
1
Waste rock
2.5
1
1.3
1
Tailings
1.3
1
2.5
1
Waste rock

Figure 15-4 – General cross-section of the tailings and waste rock facility.

All the waste rock and filtered tailings will be contained in this co-disposal storage facility, which was designed with the following parameters:

- Rock perimeter berm final crest (7 m).
- Final overall slope angle (2.5H:1V).
- Height difference between tailings and waste rock (10 m).
- Ramp width, 12.0 m, or 20.1 m, depending on the mining truck to be used. This is to be defined at a later stage of the Project.
- Access ramp maximum slope (10%).
- Dry tailings density (1.6 t/m^3).
- Waste rock and tailings are considered NPAG and non-leachable.
- In-place waste rock density in the waste pile (2.3 t/m^3).
- This pile has a footprint of approximately 90 ha and a maximum height of ±85 m.

Table 15-2 summarizes the total volumes of waste rock and filtered tailings to manage and the associated capacity of the co-disposal storage facility for the 20-year LOM. Waste rock quantities were obtained from information based on the LOM and mining plans.

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Table 15-2 – Summary of the tailings storage facility capacity (tailings and waste rock).

Parameter	Units	Quantity
Total tailings tonnage to manage	Mt	31.8
Total tailings volume to manage	Mm^3	19.2
Total tailings storage capacity	Mm^3	20.3
Total waste rock storage capacity in TSF-2	Mm^3	25.4
Total TSF-2 storage capacity	Mm^3	45.7

15.7.1.4 Stability Analysis for TSF-2 and Related Infrastructure

Stability analysis has been performed in both static and pseudo-static conditions for three critical sections selected for the NAL facility, as illustrated in Figure 15-5, Table 15-5 and Table 15-6, including:

- Critical TSF-2 sections (Profile 1 to profile 6).
- Waste rock and both tailings storage facilities water management basins BO-13 (Profile 2) and BO-12 (Profile 7 and 8) for both critical cut and dyke sections.

A geotechnical campaign has been ongoing in Q3 and Q4 of 2022 and Q1 of 2023 for all new waste rock, tailings, and water management infrastructures for the NAL site.

Based on the geotechnical campaign results completed in Q4 of 2022 and Q1 of 2023, the previously designed waste rock and overburden piles were analyzed, necessary modifications have been made to conform with the regulatory regulations. Waste pile 2 has been analyzed based on some limited geotechnical data based on some assumption. It should be noted that the validity of these assumptions needs to be addressed by ongoing geotechnical tests. The results of the slope stability analysis will be given in a separate technical note.

The parameters given in Table 15-3 were used to calculate slope stability. The shear strength parameters for dry stack tailings, waste rock, and dykes were selected from available literature and considering conservative values for slope stability analysis. The foundation soils and their properties were determined based on the ongoing geotechnical campaign data by BBA. Based on the geotechnical data, no clayey soils were identified in the foundation soils.

The methodology, design criteria, seismicity of the site, geotechnical data, assumptions, and optimization results have been detailed in a separate technical note.

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Profile 1
Profile 1
Profile 2
Profile 3
Profile 4
Profile 5
South berm
Profile 6
North berm
BH-03-22
TP-22-19
TP-22-08
BH-04-22
BH-06-22
TP-22-06
TP-22-05
BH-07-22
TP-22-09
TP-22-07
TP-22-12
TP-22-11
TP-22-22
TP-22-04
BH-05-22
TP-22-10
TP-22-17
TP-22-21
BH-02-22
TP-22-20
TP-22-15
TP-22-18
BH-01-22
TP-22-03
TP-22-13
BH-08-22
TP-22-14
TP-22-02
BH-09-22
TP-22-16
TP-22-01

Figure 15-5 – Critical section for slope stability analysis – Profile 1 (TSF-2).

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Profile 7
BH-03-22
TP-22-19
TP-22-08
4-22
Profile 8
BH-06-22
TP-22-06
TP-22-05
TP-22-07
TP-22-12
22-22
TP-22-04
BH-05-22

Figure 15-6 – Critical section for slope stability analysis – Profile 2 (Basin BO-13).

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Figure 15-7 – Critical section for slope stability analysis – Profile 3 (Basin BO-12).

Table 15-3 – Shear strength parameters used in slope stability analysis.

Description	γ (kN/m³)	C' (kPa)	Φ' (˚)
Waste rock	22	0	37
Tailings (undrained)	17	0	28
Tailings (drained)	17	0	30
Organic mixtures (loose)	15	0	22
Non-clay deposits (compact)	17	0	32
Till (very dense)	18	0	37
Gravels	22	0	40
Sand	17	0	34
Mass backfill (dyke)	18	0	35

The results of slope stability analysis under different loading conditions are presented in Table 15-4 for both global and local stability. The obtained factors of safety show that the stability of TSF-2 and basins BO-12 and BO-13 in the proposed configurations meet the design criteria specified in MERN (2017), now MRNF and Directive 019 (MDDEP 2012), now MELCCFP, within the context of this study.

15.7.1.5 Waste and Tailings Handling Methodology

Based upon BBA's experience with projects of this size and the transportation distance of the waste rock and tailings, the handling of all waste material is to be conducted using trucks. Filtered tailings will be transported from the filter plant to the TSF-2. The CAPEX and OPEX related to the transportation and disposal of waste rock and tailings have been included in the mining cost estimate of this report.

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Table 15-4 – Factor of safety of slope stability analysis.

Sections		Static (short term)	Static (long term)	Pseudo-static
Profile1	TSF-2	1,9	1,9	1,6
Profile 2		1,9	1,9	1,6
Profile 3		1,9	1,9	1,6
Profile 4		1,9	1,9	1,6
Profile 5	TSF-2	1,9	1,9	1,6
	South Berm	2,2	2,2	1,8
Profile 6	TSF-2	1,8	1,8	1,6
	North Berm	2,1	2,1	1,8
Profile 7 (slope 1)	Basin B013	1,6	2,1	1
Profile 7 (slope 2)		2,2	2,3	1,9
Profile 7 (slope 3)		2	2	1,7
Profile 8		2,1	2,1	1,8

15.7.2 Waste rock pile 3 and Overburden Stockpiles

The mining site currently includes one existing waste rock storage area named Waste Rock Pile 2 (WRP-2) and will include an additional waste rock disposal area in the future (WRP-3). In the short term WRP-2 will need to be expanded to meet the LOM needs. The permitting process is currently ongoing for this expansion while the WRP-3 is in final approval.

For overburden piles, the situation is similar. There is an existing pile nearby the open pit area named Overburden Pile 1 (OBP-1) and an additional pile (OBP-2) will be located near TSF-1. The Overburden Pile 1 will need to be expanded as well as the overburden quantity has increased with the DFS pit design. . An issue of ferrous water leaching has emerged since its creation. More investigations are being carried out to control this water. This issue is included in the OBP-2 project.

Geotechnical slope stability recommendations were provided by Golder in the technical memorandum "005-1671082-Rev0.pdf". Current pile designs were adjusted according to the recommendations included in this report and the ongoing geotechnical campaign data by BBA. This report recommended subsequent additional site characterization to validate geotechnical parameters for waste rock pile 2 which are being addressed by the ongoing geotechnical campaign. The geometry of the piles and design parameters could be modified according to the final results of this campaign.

A swell factor of 30% was considered for waste rock and 20% for overburden material to calculate pile storage requirements. Note that these swell factors represent material once placed and consolidated on the pile.

The waste rock material not used for construction will mainly be stored in two separate piles as well as in the TSF-2 dykes. The final raise for the actual TSF-1 will also use waste material for its construction. Plan

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views of the waste rock and overburden piles are presented in Figure 15-8. The overburden material will be contained in the pile shown to the South-West of the pit in Figure 15-1.

Table 15-5 below details waste rock and overburden volumes mined.

Overburden material will be stored in the actual pile located southwest of the pit (OBP-1) and in a second pile (OBP-2) which will be located on the north side of TSF-1. OBP-1 has been partially filled during previous operations and was adjusted to have 3 m high benches and 3 m berms, peaking at a maximum elevation of 445 m, which results in a remaining storage capacity of 0.8 Mm^3 (considering end of March 2023 survey). The second overburden pile has a capacity of approximately 0.15 Mm^3. As the total volume of overburden to be mined from the pit is approximately 3.9 Mm^3 according to the geological model (including a swell factor of 20%), the exceeding volume will be used for progressive reclamation purposes or stored in WRP-3, in the case where there would be material left. Another option actually being considered is to expand the current OBP-1. Permitting requirements are currently being assessed for this expansion. The geological contact between rock and overburden precision does not allow for precise volume calculation which means the total overburden volume might be over-estimated.

Table 15-5 – Waste storage capacity.

Volume	In-situ Volume (m^3)	Loose Volume (m^3)	Swell Factor
Waste Rock Volume	60,191,000	78,248,300	1.3
Overburden Volume	3,903,000	4,683,600	1.2
Total storage capacity needed for overburden and waste rock (loose)	**82,931,900**		

Table 15-6 – Storage capacity detailed per waste dump.

Waste Dump	Capacity (Mm^3)
Overburden Pile 1	0.5
Overburden Pile 2	0.2
Waste Rock Pile 2	0.3
Waste Rock Pile 2 extension	15.8
Tailings Storage Facility 1	1.3
Tailings Storage Facility 2	25.4
Mine Roads and pads	0.8
Waste Rock Pile #3	31.3
Waste Rock Pile #3 extension	10.9

Whereas the required total storage capacity of approximately 83 Mm^3 is required, permitting efforts continue to allow for the required storage. Table 15-6 presents the maximum capacity for each of the waste dumps. As per the storage capacities shown in Table 15-5, many possibilities are currently being evaluated and permitted to increase the total waste storage capacity, notably a possible extension to WRP-2 and WRP-3, depending on the environmental constraints.

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North American Lithium DFS Technical Report Summary – Quebec, Canada 249 15.7.3 Site Water Management 15.7.3.1 Basins and Ditches Design Criteria The design criteria applying to the storage capacity of the BO-13 water retention basin is the following: this basin must be capable of managing a 24 h rainfall with a recurrence of 100-year, combined with a 100-year recurrence snowmelt, as per Directive 019 (MDDELCC, 2012), given that the waste and tailings are not acid generating and not leachable. For basin BO-12, as it has been designed as a sedimentation basin, the design criteria are related to the residence time. The only contaminant targeted is the Total Suspended Solids (TSS) parameter. BO-12 should be capable of decanting soil particles of 0.1 mm diameter or higher for the 100-year, 24-hour, runoff event. The minimum hydraulic retention time has been established at 12 h. . BO-13 and BO-12 are related to WRP#3. In all cases, for water management basins where retaining structures are considered, an emergency spillway and exit channel must be able to safely discharge the most severe flooding event. This is the Probable Maximum Flood (PMF) as specified in Directive 019. Furthermore, freeboard requirements are as stipulated by Directive 019 (section 2.9.3.1) and the CDA guidelines (section 6.4). At this stage of the Project, it is proposed that the dykes must be designed to have a freeboard of at least 1.0 m, measured between the impermeable dam crest, i.e. elevation of the membrane anchor and not that of the running course, and the maximum water level during the Environmental Design Flood (EDF) event. The design criteria applying to the ditches of TSF-2 and WRP-3 are presented below and are based on a design rainfall of a 100-year recurrence as per Directive 019. The discharge was increased by 18% to consider the impact of climate change: • Minimum depth (1.0 m). • Minimum base width (1.0 m). • Minimum freeboard (0.3 m). • Minimum longitudinal slope (0.001 m/m). • Minimum velocity (0.5 m/s). • Lateral slopes are defined according to the natural terrain. • Riprap was defined according to water velocities observed at each ditch. 15.7.3.2 Water Management Strategy The general water management strategy developed for the Project aims to: • Divert off-site, all non-contact water from non-perturbed areas surrounding the site. North American Lithium DFS Technical Report Summary – Quebec, Canada 250 • Manage by draining, conveying, and containing runoff from surface infrastructure from the mill and waste (tailings and waste rock) management areas as well as underground water. • Recycle a maximum of the mine site water from runoff, process, and groundwater for water supply purposes. • For TSS sedimentation, retain water in ponds prior to treatment for release to the environment. • Treat all contaminated water before releasing it to the environment. Given that the mine was previously operating, the water management infrastructure that was in place will be reused. The additions to the Water Management Plan (WMP) address the management of runoff water that has been in contact with the mine site as well as the clean water that flows through the Project site. The WMP update includes the tailings and waste rock storage facility runoff water, which represents a major addition in impacted surface area to the Project. Runoff water and underground water from the open pit are also collected. The domestic water is collected, and an appropriate treatment system is to be provided. In preparing the WMP, priority was given to minimizing the impacted areas that generate contact water, to reduce the water volumes that will be managed. On the other hand, reclaim of contact water is prioritized to maximize the re-utilization ratio. Particular consideration was given to water management based on watersheds. The WMP mitigates the volume of contact water inflows to be managed on-site by diverting clean water to the environment. 15.7.3.3 Project Watersheds The Project’s watersheds have been delineated to perform the design of ditches and basins. Figure 15-8 and Figure 15-9 show the watersheds of the mine site in their current and updated conditions. Topographic information was gathered from Données Québec, which gives access to LiDAR information at a resolution of 1 m. North American Lithium DFS Technical Report Summary – Quebec, Canada 251 Figure 15-8 – Project watersheds under present conditions. 15.7.3.4 Basins Sizing and Design Based on the design criteria and the water management approach previously described, the environmental design flood was established. Two new basins, BO-12 and BO-13 will be required to manage runoff water from TSF-2 and WRP-3 areas; BO-13 has been designed with a storage capacity of 100,000 m³, while BO-12 has a capacity of 74,000 m³. As designed, these two additional basins will ensure compliance for the LOM of the newly developed areas. The BO-13 basin capacity has taken into consideration that during the spring melt period, 0.15 m³/s of water will be pumped from the basin to the process water basin for further management and treatment if required. Otherwise, water can be released to an associated effluent to the basin BO-13 if environmental criteria are met without additional chemical treatment than physical settling. Basin volumes will be attained partially through excavation and partially through the construction of dams. Dam height has been limited to roughly 6.0 m. Table 15-7 provides crest elevations for each basin as well as elevation for each associated spillway. North American Lithium DFS Technical Report Summary – Quebec, Canada 252 Figure 15-9 – Project watersheds in updated conditions. Table 15-7 – Crest elevations. Basin designation Basin volume (m3) Geomembrane elevation (m) Spillway elevation (m) Crest elevation (m) Freeboard (m) BO-12 74,000 371 370 372 1 BO-13 100,000 395 394 396 1 15.7.3.5 Design of TSF-2 and WRP-3 Drainage Ditches Two new series of ditches are required for this project. The first for the WRP-3 with water collected at BO-12 and the second for TSF-2 with water brought to BO-13. The hydrotechnical parameters of the ditches are presented in Table 15-8 and Table 15-9. Several cross-sections are used for the WRP-3 ditches depending upon the flow discharge and the slopes. A total of three cross-sections are used for ditch 1 for a distance of 500 m, 1,500 m, and 300 m,

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respectively, and two cross-sections are used for ditch 2, for a distance of 350 and 2,400 m, respectively. The following table shows the cross section located at the entrance of BO12 basin, which has the most important parameters.

Table 15-8 – Typical cross-section to be used for the TSF-2 ditches.

Section	Average slope [m/m]	Discharge [m³/s]	Roughness coefficient [s/m$^{1/3}$]	Base width [m]	Lateral slope [H:1V]	Water depth [m]	Average velocity [m/s]	Total depth [(1)] [m]
1	0.005	3.35	0.035	1	2	0.92	1.29	1.5
2	0.010	2.04	0.035	1	2	0.64	1.41	1
3	0.030	2.26	0.035	1	2	0.51	2.22	1

Table 15-9 – Typical cross-section to be used for the WRP-3 ditches.

Ditch	Average slope [m/m]	Discharge [m³/s]	Roughness coefficient [s/m$^{1/3}$]	Base width [m]	Lateral slope [H:1V]	Water depth [m]	Velocity [m/s]	Total depth [(1)]	
								From	To
1	0.002	9.58	0.035	1	2	1.77	1.19	1.0	2.5
2	0.012	9.64	0.035	1	2	1.21	2.34	1.5	2.0

15.7.3.6 Miscellaneous ditches

Two miscellaneous ditches will be designed to evacuate water from WRP-2 and OBP-2. The WRP 2 ditches will collect water from WRP-2 and send it to the BO-11 basin and then on to the BO-11 effluent. The OBP-2 ditches are used to collect the water from OBP-2, sending it to the OBP-2 basin.

Table 15-10 shows conceptual cross-sections dimensions proposed for the WRP-2 and OBP 2 ditches. The detailed design is still in progress.

Table 15-10 – Typical cross-section to be used for WRP-2 and OBP-2 (in progress).

Ditch	Lateral slope [H:1V]	Roughness coefficient [s/m$^{1/3}$]	Base width [m]	Max depths [m]
WRP-2	2	0.035	1	1
OBP-2	2	0.035	1	1

15.7.3.7 Future Fuel Pad

The future fuel pad will be moved in the future. Its location must be determined. It will be occupied by several infrastructures, including the petroleum equipment, pick-up parking, a trailer area, and mine

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equipment parking. The perimeter of the fuel pad will have a berm that helps to collect water by gravity to a pumping basin that will be located on the north side of the fuel pad.

The pumping basin will have a geomembrane lining. The planned discharge pipe is made of high-density polyethylene (HDPE), will be above ground, and will pump the water along the west side of the future fuel pad into another basin (380A) and then into TSF-1.

15.7.3.8 Pumping System

A total of three new pumping stations around TSF-2 are required over the life of the Project for runoff and exfiltration management: two at the south end and one at the north end of the facility. At each pumping point, a surge pump basin has been designed. All pumped water will be transferred to the BO-13 basin. The hydrotechnical parameters of the pumping basins are presented in Table 15-11.

Table 15-11 – Typical dimensions of pumping basins.

Basin designation	Basin volume (m^3)	Freeboard (m)	Pumping Requirement (m^3/s)	Pumping Line Length (m)
North	4,000	1	0.050	310
Southwest	7,200	1	0.080	1,270
Southeast	6,600	1	0.080	1,470

15.7.3.9 Wastewater Treatment

All solid waste coming from the NAL mine and mill are considered to be non-acid generating and non-leaching. As such, a conventional sedimentation and physical-chemical treatment approach can be considered for the treatment of TSS. A water treatment facility may be required for this Project depending upon the availability of spare capacity of the reverse-osmosis treatment system that is currently installed. An additional design capacity of 0.15 m^3/s, assuming 24-h operation, with 90% availability has been estimated in the design of basin BO-13. This capacity is assumed to be available with the reverse osmosis (RO) unit currently in place. The reverse-osmosis treatment system was not evaluated as part of this study.

BO-12 has been designed as a sedimentation basin for water management of WRP-3. As such, no additional treatment has been planned. However, in the event that the water quality does not meet the required effluent criteria, additional water treatment infrastructure would be required.

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Legend
TSF: Tailings Storage Facility
MMF: MultiMedia Filter
ROS Reverse Osmosis System
RO: Reverse Osmosis
Environment
BO-380A
BO-380B
BO-01
TSF 1
Polishing Pond
(Process water)
Process Water
6980-TNK 1 à 10
FMM
6980-SAF-1
FMM
6980-SAF-2
FMM
6980-SAF-3
FMM
6980-SAF-4
Filtered
Water
6990-TNK-
003
Crushing/
Flotation
Residue Tank
6810-TNK-
001
Concentrate
6990-
ROS-001
6990-
ROS-002
6990-
ROS-003
RO Water Tank
6990-TNK-002
RO Water Tank
6990-TNK-004
Remineralising
Tank
6440-TNK-007
Other Consumers
Building

Figure 15-10 – Flow Diagram at NAL site – current operating conditions.

15.7.3.10 Assessment of the Risk of Climate Change

In general, the consequences of climate change represent a new risk that needs to be addressed in water management plans and for the design of the water management infrastructure, e.g., basins and ditches; mitigation and adaptation measures must be considered.

The climate change risk was analyzed based on available scientific data, including recommendations put forward by the OURANOS consortium for the province of Québec. According to the simulations performed by OURANOS for the Abitibi region (www.ouranos.ca/portraitsclimatiques), assuming Val d'Or as a reference station, the projections (2041-2070 horizons) for climate change in terms of temperature increase and precipitation are based on a 'high level of greenhouse gas emissions' scenario (50th percentile) and shown in Table 15-12.

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Table 15-12 – OURANOS projections for temperature and precipitation.

Mean Temperature	Projected variation (ºC)	Relative variation in Temperature	Mean Precipitation	Projected variation (mm)	Relative variation (%)
Annual	+3.2 (02.0)	260	Annual	+85 (900)	9.4
Winter	+3.8 (-14.0)	73	Winter	+30 (161)	18.6
Spring	+2.6 (01.4)	285	Spring	+32 (188)	17.1
Summer	+3.1 (16.3)	119	Summer	-05 (295)	-15.3
Autumn	+2.9 (04.2)	169	Autumn	+25 (261)	9.6

Note: variation is relative to the reference period 1981-2010

For the Project, the design for water collecting ditches has assumed an increase of 18% of the Intensity Duration-Frequency values that are available for the Amos weather station (Environment Canada). To manage the risk of an increase in runoff water volumes, the water treatment design capacity was increased by 10%. Also, to manage the risk, the mine pit was considered as a buffer in case of an extreme precipitation event beyond the design criteria. It is understood that during extreme events, the operations (in the pit) will be temporarily suspended.

15.8 COMMUNICATIONS

On-site communications consist of interconnected, pole-mounted fiber optic cables linking the various infrastructure buildings.

The plant is equipped with communication fire wall protection, Ethernet switches and telephone server, Internet web server for the personnel's computer network, and a camera server for monitoring the plant and operations.

15.9 SECURITY AND ACCESS POINT

Site access is through a guard/security house located at the entrance to the site on the main access road. The guard house is a prefabricated building with separate entrance and exit doors. Parking bays for trucks and visitors' reception are provided next to the guard house.

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15.10 ON-SITE INFRASTRUCTURE

15.10.1 General, Green, And Regulated Waste Management

General, green, and regulated waste will be sorted, stored, and disposed of according to the regulations and good practices. Bins are labelled for sorting. Two categories are defined: hazardous waste and non-hazardous waste.

For the non-hazardous waste, recyclable materials are collected and sent to a subcontractor for recycling, while non-recyclable materials are sent to the landfill site.

All categories of hazardous waste are collected by a licensed contractor and managed according to the regulations.

15.10.2 Explosives Magazines

Two explosives magazines will be brought on-site by the explosives provider. The first is the cap magazine that will house priming explosives such as detonators, and the second explosive magazine will contain boosters and pre-shear explosives.

The magazines are to be strategically located in a fenced and gated area just outside of the mine site. As the proposed main supplier of explosives is located in close proximity to the mine, magazine capacities will be kept at a minimum.

15.10.3 Administration Office

The administration building accommodates senior staff, including the general manager, human resources, health & safety, environment, geology, mining, procurement, and accounting, but excludes process plant personnel. In addition to the offices, the prefabricated wood frame building includes facilities such as lunchrooms, toilets, print rooms, conference rooms, etc. All workstations are provided with basic furnishings, internet, and telephone connections. Potable water is supplied to the kitchen and drinking fountains. Power outlets are provided in all rooms.

15.10.4 Mine Garage

The mine garage is attached to the administration building and is a prefabricated structure, constructed of light steel, that was brought to site and erected. The garage has two service bays and a warehouse

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area, all of which are currently used by the mining contractor. The DFS Capital costs estimate includes an expansion for the actual mine garage.

15.10.5 Process Plant Building

The crushing building is a steel structure with an approximate surface of 300 m^2 that houses a three-stage crushing circuit.

The process plant building is a steel structured building with aluminum siding with an approximate surface area of just under 8,000 m^2. The building, which has a height of about 26 m, houses the concentrator, including ball mill and rod mill, ore sorters, flotation, and WHIMS. There are dedicated areas for offices, a control room, and electrical room, as well as the analytical laboratory. The building has some overhead cranes for service and maintenance. A tailings filtration plant is located close to the tailings management facility (TMF).

15.10.6 Assay Lab

The plant laboratories, metallurgical and analytical, are located inside the concentrator building. The metallurgical lab is fully equipped to operate bench scale flotation tests. The analytical laboratory is split into three sections, comprising a sample preparation room, a wet lab, and an instrument lab. The approximate surface area of each section is 49 m2. The analytical laboratory includes sample preparation equipment and analytical equipment, including ICP-EOS and Flame AA for elemental analyses. The analytical lab treats geological, grade control, and plant metallurgical samples.

NAL owns the laboratories and all installed equipment. As described in Chapter 18, NAL sub-contracts the operation of the analytical lab to a specialized and certified contractor.

15.10.7 Filtration building

The new filter plant will be located adjacent to the TSF-2. The filter plant will be designed to have the capacity to treat 164 tph of pegmatite ore tailings. A pipeline will connect the spodumene concentrator to the tailings filtration plant. The filter plant will include the following major equipment: one tailings filter feed tank, two 23.5 m x 4.2 m x 5.3 m recessed plate filter presses, one filtrate tank, one filtrate clarifier, and one multimedia filter.

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15.11 RISKS AND UNCERTAINTIES

15.11.1 Tailings

- The terrain conditions associated with the tailings facilities may necessitate revisions to the structure of the pile, e.g., a softer slope, requiring more fill material. The stratigraphy of the soils present in the footprint of the adjacent site, particularly along the embankments, should be investigated and better defined. Based on survey observations, excavation of existing soils and surface drainage measurements may be important.
- A change in the storage quantities or the properties of the tailings to be disposed of could modify the footprint required to store them. Resolution of this risk is currently being evaluated.

15.11.2 Site Water Management

The existing water treatment capacity (Reverse Osmosis) could be limited given that for the design of the new basins BO-12, BO-13, it was assumed that only TSS are the only potential contaminant. If the settlement capacities of BO-12 and BO-13 basins are not appropriate for finer TSS or for additional contaminants, use of some adds to enhance the settlement or use of auxiliary treatment units is recommended. Exfiltration of ferrous water coming from OBP-1 could require technological adjustments in order to control this water.

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16. MARKET STUDIES AND CONTRACTS

Portions of this section have been adapted from the "Lithium Market Study" prepared by PWC for Sayona Quebec dated March 2023.

16.1 MARKET BALANCE

According to BMI, the market balance for battery grade lithium chemicals is expected to be in a deficit from 2021 to 2024. From 2025 to 2027, a slight surplus is expected as new production is brought online more rapidly than demand. However, from 2028 to 2040, a growing deficit is projected and is expected to reach 2,289 thousand tons (short tons = 2,000 lb/ton) of LCE in 2040 as demand for electric vehicles (EV) grows faster than supplier production.

Several new supply projects are expected to start in the next few years. These projects have been discounted based on the current stage of development. For example, an operating facility will be 100% captured in the supply forecast. The scenario includes theoretical brines and conversion projects that have not been discovered as of Q4 2022. In all cases, the lithium chemicals market enters a deficit in 2028, even when including all potential projects forecasted by BMI.

In May 2022, BMI projected that the industry would require more than 42 billion U.S. dollars of investment to meet market demand, a figure that has likely increased since then with the increasing demand projections (Figure 16-1).


Net Balance (Supply vs Demand) for Battery Grade Lithium (2020-2040)
kt (LCE)
Net Balance (Base)
Net Supply (Base)
Total Converter Demand (Base)

Figure 16-1 – et balance (supply vs demand) for battery grade lithium, 2020-2040 (Source: Lithium-Price-Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis).

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16.2 PRODUCT PRICING

In 2021 Sayona Quebec and Piedmont Lithium entered into an offtake agreement where Piedmont holds the right to purchase the greater of 50% of spodumene concentrate for 113,000 tpy from North American Lithium at a floor price of $500 /t and a ceiling price of $900 /t (6.0% Li_2O equivalent) on a life-of-mine basis.

For purposes of financial modeling and the Technical Report Summary sales from 2023 to 2026 are based on the greater of 113 kt of spodumene concentrate or 50% of spodumene concentrate sales at the Piedmont Lithium contract price and the remaining concentrate sales at BMI Q4 2022 spodumene market prices. From 2027 onwards, the entire concentrate sales are settled at BMI Q4 2022 spodumene market prices.

For the contracted volume to Piedmont Lithium, a price of $810 USD/t (from the reference of $900 USD/t @ 6.0% Li_2O to adjusted value of $810 USD/t assuming 5.4% Li_2O and applied 10% price discount from $900 USD/t for lower grade) assumed over 2023-26, while the remainder of the concentrate production uses market prices. From 2027 and beyond, Sayona Quebec is reverting back to market prices for the entire production as it seeks to pursue a lithium transformation project on-site, leveraging prior investments, in line with its commitments with the Government of Québec related to its acquisition of NAL.

The construction or completion of conversion facilities owned by Sayona Quebec remains subject to the approval of both Sayona and Piedmont and therefore the associated pricing assumptions used in this TRS for Piedmont's allocation of spodumene concentrate should be considered illustrative only .

16.2.1 Spodumene Price Forecast

The prices for spodumene concentrate and battery-grade lithium are expected to remain high relative to historic prices, driven mainly by the demand for lithium for EV batteries.

According to BMI, the price of spodumene concentrate (6%) is expected to increase significantly from 2020 to 2024, reaching a peak of $5,525 USD/t. However, by 2026, the market price of spodumene is expected to decrease to below $2,000 USD/t, and gradually stabilize at a long-term price of $1,050 USD/t from 2033 onwards (Figure 16-2).

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Chemical-grade Spodumene Concentrate (6%) Price Forecast 2020-2040
US $/t
6,000
5,500
5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040
Spodumene 6%

Figure 16-2 – Spodumene concentrate price forecast 2020-2040.

16.2.2 Carbonate Price Forecast

According to BMI, the price for battery grade carbonate is expected to jump in 2023, driven by the fast growth of the EV industry. BMI price expectations imply a peak of $75,475 USD/t in 2024. After 2025, supply increase is projected to meet market demand, bringing down prices gradually through to 2032. From 2033 onwards, BMI projects an average carbonate price of $20,750 USD/t (Figure 16-3).

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Battery-grade Lithium Carbonate Price Forecast 2020-2040
US $/t
80,000
75,000
70,000
65,000
60,000
55,000
50,000
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040
Lithium Carbonate

Figure 16-3 – Battery-Grade Lithium Carbonate Price Forecast 2022-2040.

16.2.3 Spodumene Price forecast – Relatively to carbonate price

When we analyze the variations in price for spodumene (6%) as a percentage of lithium carbonate, prices are observed to vary from 3.1% to 7.3% depending on the period. According to BMI, the price of spodumene is expected to ratio against lithium products in 2024. In the long-term, BMI projects the spodumene to lithium ratio to stabilize between 4% to 5% (Figure 16-4).

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Spodumene Price Forecast (as % of Carbonate Price) 2020-2040
%
7.4
7.2
7.0
6.8
6.6
6.4
6.2
6.0
5.8
5.6
5.4
5.2
5.0
4.8
4.6
4.4
4.2
4.0
3.8
3.6
3.4
3.2
2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040
As a % of carbonate

Figure 16-4 – Spodumene price forecast (as % of carbonate price) 2020-2040.

16.3 CONTRACT SALES

Piedmont entered into a purchase agreement with Sayona Québec for the purchase of 50% of the production or 113,000 t (dry) of spodumene concentrate per year, containing 6.0% Li_2O grade with less than 1.5% Fe_2O_3 (dry basis) and less than 12.0% total moisture.

With regards to the remaining spodumene volume projected at 113,000 t (dry), Sayona Québec is currently exploring the most advantageous commercial options to commercialize its share of the spodumene production. The projected start-of-production date for commercial shipments is July 2023.

In June 2022, a formal agreement was announced by Sayona Québec and Piedmont to restart spodumene production at NAL. Subject to further agreement between the joint-venture partners this may ultimately include the development of a spodumene conversion facility at NAL to produce lithium hydroxide or lithium carbonate, as per the Company's agreement with the Québec Government to develop a local downstream processing capability in proximity to the North American battery market. A prefeasibility study for lithium chemical operation is currently underway to transform spodumene into lithium carbonate. The results are expected in the second quarter of 2023.

If Sayona Québec commences lithium chemical operations, then Piedmont and Sayona Québec have agreed that the spodumene from the Piedmont offtake agreement will first be delivered to a jointly owned chemical plant and then to Piedmont Lithium, and lastly to third parties.

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16.3.1 Other Contracts

As of the effective date of this Report, the company is in discussions for several services and material supply contracts as part of the operating activities of the Project. The significant contracts are summarized here:

- Fuel: Multi-Years contract executed with Shell.
- Laboratories and Surveying: Multi-Years contract executed with SGS.
- Reagents: Short-term agreement in place with Univar.
- Grinding Media: Yearly supply agreement executed with Mc Mines.
- Land transport and trans boarding: Advance discussions with Solurail Logistics (SL) to execute long term contract.
- Railway: Advance discussions with Canadian National (CN) to execute long term contract.
- Port handling and storage: Long term contract with Quebec Stevedoring Limited (QSL) executed.
- Electrical power: Different additional power requests to Hydro Québec (HQ) in preparation.

16.4 MARKET ANALYSIS

16.4.1 Refined Lithium Demand by Product

According to Wood Mackenzie's analysis, changing consumer preferences, government policies facilitating lower emissions as well as EV manufacturers increasing the number of models which provides more options to consumers are the key drivers for this demand growth. Also, recent investments in battery recharge infrastructure support aggressive growth in demand for the different lithium products.

When observing demand for lithium by product, battery-grade lithium hydroxide (LiOH) and battery-grade lithium carbonate (Li_2CO_3) are the two most significant segments based on BMI's forecasts. Lithium hydroxide demand is expected to reach a 58% market share by 2040 compared to 42% for lithium carbonate (Figure 16-5).

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Distribution of the market share – Demand (Adjusted) - 2020-2040
Cumulative %
LiOH
Li2CO3

Figure 16-5 – Refined demand by product, 2020-2040 (Source: Lithium-Price-Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis).

16.4.2 Refined Lithium Demand by End Use Segment

According to Benchmark Minerals Intelligence (BMI), market demand is expected to reach 5,814 thousand tons (short tons = 2,000 lb/ton) of lithium carbonate equivalent (LCE) in 2040, which is 17.4 times higher than the demand for lithium in 2020, which was 362 thousand tons (short tons = 2,000 lb/ton) of LCE.

On that basis, aggregate lithium demand will grow at a compound annual growth rate (CAGR) of 15% from 2020 to 2040. From 2020 to 2030, demand is expected to grow 1.5x faster than 2020-2040, with a CAGR of 22%. The rechargeable battery segment is the most important segment for lithium demand, making up more than 95% of total demand on a 20-year average and growing at a 17% CAGR over the period (Figure 16-6).

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Lithium Demand by End-Use 2020-2040
Kt (LCE)
6,000
5,500
5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
362
232
531
399
712
581
910
779
1,132
989
1,360
1,204
1,575
1,409
1,789
1,618
2,093
1,917
2,386
2,205
2,671
2,485
2,928
2,736
3,206
3,008
3,529
3,325
3,885
3,675
4,270
4,054
4,552
4,330
4,812
4,583
5,145
4,909
5,476
5,233
5,814
5,564
+22.1 %
+14.9 %
17.2 %
2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040
Glass & Ceramics
Air treatment
Battery
Lubricant/Grease
Medical
Metallurgy
Other

Figure 16-6 – Lithium demand by end use, 2020-2040 (Sources: Lithium-Price-Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis).

16.4.3 Type of Ore Processed from Hard Rock to Supply Lithium

According to Wood Mackenzie, the total supply is projected to grow at a CAGR of 14% from 2020 to 2030. Although lepidolite production will increase from 2020 to 2025 and new processes such as jadarite, clay and zinnwaldite will be introduced starting in 2023, spodumene concentrate will remain the dominant mineral concentrate output. Depending on the period, spodumene concentrate is expected to account for 73% to 87% of the total capacity of the mine. Significant exploration, necessary to support the growth of the demand, is underway to identify and then qualify resources and reserves to bring to production over the next years. Successful explorations and entry into service of new mines will be required to meet the growing lithium market demand by 2030, and more substantially by 2040, and replace mine capacity who reach end of life (Figure 16-7).

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Mine Capacity by Type 2020-2040
Kt (LCE)
2,600
2,400
2,200
2,000
1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
+14.1 %
682
691
820
1,164
1,489
2,112
2,195
2,419
2,464
2,544
2,544
2,446
2,444
2,440
2,408
2,378
2,366
2,260
2,148
2,160
2,145
2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040
Spodumene
Lepidolite
Petalite
Jadarite
Zinnwaldite
Clay

Figure 16-7 – Mine capacity by type, 2020-2040 (kt LCE) (Sources: Lithium-Price-Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis).

16.4.4 Refined Production Capacity by Final Product

Lithium carbonate and lithium hydroxide will dominate refined production for lithium products. From 2020 to 2040, lithium hydroxide and lithium carbonate are projected to grow at a CAGR of 16% and 11% respectively. The production, based on the current in production or planned projects per the BMI forecast, is insufficient to meet market demand by 2040 (Figure 16-8).

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Refined Production by Final Product 2020-2040
Lithium Carbonate
Lithium Hydroxide
Lithium Chloride
Lithium Sulfate
Kt (LCE)
372
494
740
1,005
1,210
1,563
2,022
2,563
2,967
3,330
3,667
3,871
4,017
4,090
4,192
4,240
4,254
4,276
4,279
4,284
4,289
258
101
656
1,712
1,845
1,988
2,087
2,012
2,102
10.8%
16.4%
2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040

Figure 16-8 – Refined production capacity by product, 2020-2040 (kt LCE) (Sources: Lithium-Price-Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis).

16.4.5 Refined Production by Raw Materials

Based on the current spodumene operating plants and advanced projects by BMI, spodumene is projected to remain an important source of raw material from 2020 to 2040, and further projects will be required to meet market demand. From 2020 to 2030, the CAGR of spodumene is projected to grow at an 18% CAGR whereas over refined production is projected to grow at a 20% CAGR, supported strong brine growth and the acceleration of recycled lithium. Even when accounting for the recycled lithium volume, significant growth of refined production capacity is required to meet BMI's projected market demand, particularly from 2030 to 2040 (Figure 16-9).

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Refined Production by Raw Material 2020-2040
Kt (LCE)
+20.5 %
+11.9 %
370
178
118
461
635
900
1,124
1,394
660
329
1,654
1,828
2,039
2,198
2,381
964
463
175
2,542
2,665
2,726
2,788
2,858
959
516
161
479
2,990
3,100
3,219
3,341
3,525
905
516
158
1,176
2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040
Spodumene
Brine
Brine/DLE
Clay
Lepidolite
Pegmatite
Other
Recycling

Figure 16-9 – Refined Production by Raw Material, 2020-2040 (kt LCE) (Sources: Lithium-Price-Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis).

16.5 PACKAGING AND TRANSPORTATION

Spodumene concentrate will be bulked transported by truck from mill to a rail trans boarding facility in Val-d'Or were concentrated will be transferred into mineral covered railcar gondolas and then shipped on CN's mainline to the Québec City port.

The transport and logistics total cost were evaluated based on firm executed service contract, budgetary quotations & assumptions. The total LOM transport and logistics costs are at $133.92 CAD/t transported (wet basis).

Once the lithium carbonate plant is in operation, the supply chain will be re-engineered to handle product conditioned into big bags. Different mode of transportation has been investigated (rail, intermodal, land) in regards of cost, destination, and carbon footprint reduction.

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16.6 RISKS AND UNCERTAINTIES

According to BMI, starting in 2028, lithium supply is projected to fall short of demand.

16.7 OPPORTUNITIES

Lithium market demand is expected to grow largely due to the increase in battery production from a global standpoint. Lithium hydroxide demand is expected to increase at a more robust growth rate than lithium carbonate to reach 58% of aggregate demand by 2040. Raw material supply is projected to be led by spodumene (hard rock) and brine while recycling will gradually occupy a significant market share of supply by 2040 (33%). Spodumene and lithium carbonate prices are expected to reach their highest price in 2024 and decline gradually to reach a steady state by 2033 of $1,050 USD/t of spodumene and $20,750 USD/t of lithium carbonate.

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17. ENVIRONMENTAL STUDIES, PERMITTING, SOCIAL OR COMMUNITY IMPACTS

The Project is already operational and all steps for obtaining the necessary permits and provincial regulatory authorizations have been completed to accommodate actual operations.

Submissions for some necessary permits and provincial regulatory authorizations have also been sent to the concerned agencies for new infrastructure, which will be required in the short and medium term. Finally, other submissions for permits and authorization will be sent to concerned agencies in the coming months.

While the mine site was under care and maintenance, a skeleton staff remained to ensure integrity of the assets and protection of the environment. Over the past few years, environmental studies were conducted, and regulatory monitoring of operations was instituted.

17.1 ENVIRONMENTAL BASELINE AND IMPACT STUDIES

17.1.1 Physical Environment

17.1.1.1 Climate

The Abitibi-Témiscamingue region enjoys a temperate, cold, continental climate with long, cold, and dry winters, and short, yet warm summers. Data obtained from the Val-d'Or weather station, located 40 km to the south, indicates that the average temperature is 17.2 °C in July and 17.2 °C in January. The average yearly daily temperature is 1.2 °C. The region has an average of 635.2 mm of rain and 300.4 cm of snow, for total precipitation (rain equivalent) of 914 mm.

17.1.1.2 Topography

The regional study zone is located in the physical geography unit of the region's lower plateau, called the Bas-Plateau de l'Abitibi. The slightly hilly relief was molded and smoothed out somewhat by the introduction of thick clay deposits from the Ojibway-Barlow Lake vestiges. The site also has a few broken-up strips of rocky cliffs that cut across the clay plain, including Mont Vidéo, a hill that rises to 470 m (m.a.s.l.). The other hills are between 420 m and 450 m high, and the lowlands have an average altitude of around 360 m.

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North American Lithium DFS Technical Report Summary – Quebec, Canada 273 17.1.1.3 Geology The study zone lies within the Superior Province of the Canadian Shield. The rocks in this zone date back to the Archean era. The batholith consists of several parallel dykes, ranging from pegmatite to spodumene, feldspar and quartz. These dykes are nearly 3 km long and run northwest/southeast. They are present to a maximum depth of 260 m, are very continuous and contain a uniformly distributed spodumene mineralization. 17.1.1.4 Geomorphology The glacial footprint of the existing landscape is the one left by the last glacier in the region, nearly 9,000 years ago. A key feature of the last deglaciation in Abitibi-Témiscamingue is the development of the Harricana till. This till delineates the convergence of the Hudson and the Nouveau-Québec glaciers. Several major fluvio-glacial deposits, e.g., eskers and spreads, emerged during the glacial retreat. The local study zone is essentially characterized by the presence of a continuous cover till, generally over 1 m in thickness, over the pit and the mining complex. The existing till has an average permeability and can be considered a discontinuous aquifer, enabling the flow of groundwater. 17.1.1.5 Hydrography Three lakes – Roy, Legendre and Lortie – are the main bodies of water near the Project. Lac Lortie, located north of the planned pit, is an isolated lake with no surface outlet. The Hydrological Atlas of Canada indicates that it drains northwest, into the Landrienne River basin. The Harricana till is located at the Continental Divide, between the waters flowing towards the Landrienne River, a Harricana River tributary, and the Barraute Stream, a Laflamme River tributary. The Project is located at the head of the sub-watersheds of the Laflamme, Fiedmont and Landrienne Rivers. The concentrator and tailings site are in the Fiedmont River sub-basin, the area of waste rock accumulation is in the Landrienne River basin, and the pit is at the intersection of the three sub- watersheds. 17.1.1.6 Background Surface Water Quality As part of the Environmental and Social Impact Assessment (ESIA), two characterization campaigns of the surface water and sediment quality were conducted in 2009 and 2010. The quality of the surface water of three lakes and three nameless streams was analyzed and compared to known quality criteria. Globally, North American Lithium DFS Technical Report Summary – Quebec, Canada 274 the environmental protection criteria for the analyzed substances were rarely exceeded. Some exceedances have been observed for fluoride, total phosphorus, pH, aluminum, iron, manganese, and mercury. 17.1.1.7 Background Sediment Quality The stations for which a sediment quality analysis was performed are the same ones whose water quality was measured. The substances analyzed in the sediments include metals and organic compounds, such as oils, greases, and aliphatic hydrocarbons (C10–C50). The second campaign also included an analysis of polychlorinated biphenyls (PCBs). The Lac Lortie station contains more aluminum, lithium, potassium, sodium, and zinc than other stations. Petroleum hydrocarbons were detected but no PCBs were detected. Some exceedances of criteria have been observed for cadmium, arsenic, mercury, lead, and zinc. 17.1.1.8 Hydrogeology Twenty or so borings were initially used to identify the hydrogeological properties of the rock and establish the site piezometry. Two surveys were also conducted in the superficial deposits north of Lac Lortie. The surveys performed on the site identified different hydrogeological units, based on sectors. A horizon of waste matter, i.e., tailings and waste rock, from prior mining activities lies north of the pit. The flow of groundwater into the superficial deposits and the rock occurs in several directions, i.e., following the topography. Hence, in the mining complex zone, groundwater flows east and south, but the flow is south at the tailings site. In the pit area, which is at a higher level, the water flows in all directions. No hydraulic connection was identified between Lac Lortie and the aquifers in the pit zone. There is no overall catchment structure near the study zone. Moreover, there are no reported shafts over a 1 km radius around the local study zone. There are individual catchment structures at the edge of Lac Legendre as well as in the Mont Vidéo sector. However, the planned mining facilities are located beyond the minimum regulatory distances that must be complied with to ensure the protection of existing catchment structures. 17.1.1.9 Groundwater Quality The quality of the groundwater is very good and only two exceedances of criteria for iron and nickel have been observed in ESIA baseline studies. North American Lithium DFS Technical Report Summary – Quebec, Canada 275 17.1.2 Biological Environment 17.1.2.1 Vegetation The regional study zone is located within the western balsam fir-yellow birch bioclimatic domain. The forest landscape is dominated by stands of pine and white spruce, intermingling with white birch trees. The regional study zone includes several open environments, e.g., farmer’s fields, non-forest wetlands, recent logging areas, etc., but is nonetheless primarily comprised of forest. Conifer stands predominate, followed by mixed stands. Hardwood or deciduous stands are less frequent and consist almost solely of young stands or trees undergoing regeneration. The numerous disturbances of the late ‘70s, e.g., epidemics, logging, plantations, and windfall, all resulted in major occurrences of these types of stands. According to the Centre de données sur le patrimoine naturel du Québec (CDPNQ), the sector concerned by the Project does not include any plant species designated as threatened, vulnerable or likely to be thus designated. Any special-status species have been observed in the ESIA baseline studies. The sector contains no exceptional forest ecosystems (EFEs), forest stands with a phytosociological interest or biological refuges. Furthermore, the past few years have seen considerable logging activity. 17.1.2.2 Wetlands There are numerous forest wetlands in the deciduous or mixed stands, or in areas where trees were recently felled. These zones are characterized by hydric and sub-hydric drainage. The area also has non- forest wetlands consisting of alder groves and stripped wetlands. 17.1.2.3 Aquatic Fauna 17.1.2.3.1 Fish fauna and aquatic habitats Overall, the quality of the fish habitats is very poor, which is due to the homogeneity of the aquatic habitats, very low flow rates, flow that is sometimes intermittent or below ground and numerous obstacles preventing fish. According to the Ministère des Resources naturelles et des Forêts (MRNF formerly MERN), there may be up to 49 fish species in the Abitibi-Témiscamingue watercourses; 15 of these species, in fact, have already been identified in the sectors surrounding the Project. Through samplings, nine species of fish were confirmed as present in the inventoried bodies of water, specifically lake cisco, brook stickleback, lake whitefish, goldeye, monkfish, white sucker, pearl dace, brook trout and yellow perch. In addition to the species identified, the MRNF noted the presence of three North American Lithium DFS Technical Report Summary – Quebec, Canada 276 other species in the area’s lakes; they are the brown bullhead (Ameiurus nebulosus), the northern pike (Esox lucius) and the walleye (Sander vitreus), which are all found in Lac Legendre. None of these species has a special status, be it provincial or federal. 17.1.2.3.2 Herpetofauna The various inventories conducted made it possible to confirm the presence of three amphibian species: the green frog (Lithobates clamitans), wood frog (Lithobates sylvaticus) and American toad (Anaxyrus americanus). However, two of the reptiles have a special status: the wood turtle (Glyptemys insculpta) and the common snapping turtle (Chelydra serpentina) have not been observed. 17.1.2.3.3 Avian fauna Avian fauna inventories were conducted as part of the ESIA to specifically establish the possible presence of special-status species. The data gathered allowed for identifying 71 bird species in the study zone. While the targeted special-status species were not observed (the short-eared owl (Asio flammeus), the olive-sided flycatcher (Contopus borealis), the rusty blackbird (Euphagus carolinus) and the bobolink (Dolichonyx oryzivorus)), other such species were identified in the study zone. These species, which could be designated threatened or vulnerable, are the Canada warbler (Wilsonia canadensis) and the common nighthawk (Chordeiles minor). 17.1.2.3.4 Mammals The local study zone could be a habitat for a wide variety of mammals. The large animals most likely to be found are the moose (Alces americanus) and the brown bear (Ursus americanus). The presence of white-tailed deer (Odocoileus virginianus) is unlikely. The site zone potentially includes 13 species of small mammals and five species of bats, five of which could be designated threatened or vulnerable. The small mammals in this latter group are the rock vole (Microtus chrotorrhinus) and the southern bog lemming (Synaptomys cooperi), while the bats are the silver-haired bat (Lasionycteris noctivagans), the eastern red bat (Lasiurus borealis) and the hoary bat (Lasiurus cinereus). While the sub-sections for the different animal groups indicate the possible presence of a few special- status species, the information obtained from the CDPNQ reveals that no threatened or vulnerable faunal species, or faunal species likely to be designated as such, were identified in the site zone.

North American Lithium DFS Technical Report Summary – Quebec, Canada 277 17.1.3 Social Considerations 17.1.3.1 Territory Use The Project is situated in the administrative region of Abitibi Témiscamingue (08), within the boundaries of the Abitibi RCM. All planned mining infrastructure for the Project are located in the municipality of La Corne. The lands included in the regional study zone mostly comprise Crown land, hence a territory under the administrative responsibility of the MRNF. In addition, the public territory of the regional study zone is comprised of Category III lands under the James Bay and Northern Québec Agreement (JBNQA). This means that the First Nations people in the territory retain fishing, hunting, and trapping rights, without being subject to permitting requirements, catch limits or specific periods, during which these activities are allowed, all contingent on any potential conservation principles. Of the nine major land uses for the territory identified in the Abitibi RCM’s territory development and activities plan (SAD), eight concern the regional study zone. These eight uses are agriculture, forestry, agroforestry, agricultural, urban, recreational, conservation and resorts, i.e., development and consolidation. Most of the territory in the regional and local study zones are part of a zone designated for forestry use. In the local study zone, there is a recreational use zone around Lac Roy and Lac Lortie as well as Mont Vidéo. Noteworthy, a zone for resorts is located on the shores of Lac Legendre. 17.1.3.2 Development and Activities As regards the major activities included in the SAD, the Abitibi RCM wants to ensure available space for the development of various types of industries, while protecting the existing environment and activities. The need to minimize the impact of mining activities on nearby sectors, protect the aquifers, including those of the Harricana till, ensure adequate protection for the various natural environments and their elements of interest, and promote the integrated enhancement of forest resources should be underscored. 17.1.3.3 Land Use The three municipalities included in the regional study zone are characterized by a low land use density. The residential environment is concentrated in urban sectors, all of which are less than 15 km from the Project site. There are no landholdings on the planned site of the Project infrastructure. However, two groupings of private, resort-type homes are located nearby Lac Legendre and Mont Vidéo. North American Lithium DFS Technical Report Summary – Quebec, Canada 278 17.1.3.4 Public Utilities Infrastructure As regards to transport infrastructure, the regional sector includes a section of provincial route 111, which links Val-d’Or and Amos, and runs through La Corne. Two regional routes also pass through the zone: route 386, between Landrienne and Amos, and route 397, between Barraute and Val-d’Or. The recreational or leisure network includes numerous snowmobile trails and a few quad trails, which are currently being developed. The Abitibi RCM’s electricity network is managed by Hydro-Québec and a 120 kV power line crosses the site. 17.1.3.5 Recreation and Tourism Activities The Centre de plein air du Mont-Vidéo, an outdoor recreation center, is located about 2 km from the Project. This complex includes a downhill skiing center, snowshoe, and cross-country ski trails, hiking and mountain bike trails, a campsite with a beach on the shore of Lac Roy and a number of summer camps. Fishing and hunting, in turn, are regularly practiced throughout the region. Forestry and Agricultural Activities Some of the Crown lands in the regional study zone are subject to forest logging rights, i.e., guarantee of supply. The study zone is included in the common area of UAF 084-51 and 086-51. The primary holders of forest rights in these areas are two companies: Matériaux Blanchet Inc. and Scierie Landrienne Inc. As for the agricultural activities in the study zone, these are mainly concentrated in the urban regions near Landrienne, La Corne and Barraute. There are no agricultural zones designated as protected under the Act respecting the preservation of agricultural land and agricultural activities on the site dedicated to Project infrastructure. 17.1.3.6 Aboriginal Populations The Project site is situated at the boundary of the First Nations communities of Lac Simon and Pikogan. 17.1.3.7 Archeological and Heritage Potential While there are no known archeological sites within the boundaries of the regional study zone, two studies on the area’s archeological potential have been carried out, the goal being to adequately evaluate the probability of prehistorical and historical human occupation. These studies indicated the presence of two North American Lithium DFS Technical Report Summary – Quebec, Canada 279 25 m shorelines encircling Lac Roy and Lac Lortie having a strong archeological potential. Current plans do not include any structures in these particular zones. There is no specific potential in any other part of the site. 17.2 PROJECT PERMITTING Sayona plans to restart NAL mining and ore treatment operations in accordance with existing approvals by provincial and federal authorities. The concentrator has approval for throughput of 3,800 tpd. A planned increase to 4,500 tpd has been submitted to the authorities for approval in January 2023. Increase will not trigger federal or provincial environmental examination procedures. At the provincial level, permits have been obtained for most project components. Some original permits were transferred to North American Lithium following acquisition of the site in 2017 and transferred again to Sayona following acquisition in 2021. 17.2.1 Ministry of Environment, Fight Against Climate Change, Fauna, and Parks (MELCCFP) Existing permits: • Open pit mine. • Spodumene concentrate mill. • Lithium carbonate refinery. • Tailings management area no. 1. • Process water pond. • Industrial wastewater treatment plant. • Waste rock dump no. 2. • Waste rock dump no. 3. • Overburden dump no. 1. • Overburden dump no. 2. Ongoing permitting activities: The permitting process is well advanced for additional Project components or modification of existing authorizations: • Waste rock dump no. 3, including modification to water management and access road; North American Lithium DFS Technical Report Summary – Quebec, Canada 280 • Access road to waste rock dump no. 3 and tailings management area no. 2. • Extension of waste rock dump no. 2 and construction of water pond BO-11A. • These permits are expected to be obtained in 2024. Storage on authorized waste dumps will be carried out until obtainment of new waste dump permit. • The permitting process is ongoing for additional Project components or modification of existing authorization, including: • Tailings management area no. 2, including filter press and water management installations (BO- 13 pond). The permit is not required before the end of 2025 and final approval is expected in 2025. • The permitting process is about to start for the low-grade pile and the topsoil pile. The final approval is expected for 2024. 17.2.2 Ministry of Natural Resources and Forests (MRNF) - Lands Sector Various land occupation leases have been obtained from MRNF. Various requests of land occupation leases have also been submitted to MRNF and leases are expected to be obtained in 2022. Requests for less urgent land occupation leases will be submitted in summer 2022. 17.2.3 Ministry of Natural Resources and Forests (MRNF) - Forestry Sector Permits for tree cutting have been obtained for urgent works, e.g., geotechnical surveys. A global permit for tree cutting, establishment of haulage roads for waste rock dump no. 3, culverts and water pond BO- 12 are obtained or expected be obtained in 2023. 17.2.4 Department of Fisheries and Oceans of Canada (DFO) Due to federal regulation changes, request for approval by the Department of Fisheries and Oceans of Canada (DFO) has been approved in December 2022. Any changes to the Project that could increase the total impact on fish habitats will require a modification to existing DFO approval.

North American Lithium DFS Technical Report Summary – Quebec, Canada 281 17.3 OTHER ENVIRONMENTAL CONCERNS 17.3.1 Waste Rock, Tailings and Water Management In 2012, a geochemical characterization of a combined tailings sample, i.e., tailings from spodumene concentrate production and tailings from lithium carbonate production, was carried out by Golder Associates. Metals content measurements, static Acid Rock Drainage (ARD) testing and Metals Leaching (ML) static testing have been carried out on solid samples and the liquid fraction of tailings pulp. The results showed that combined tailings are not ARD. However, leaching tests and liquid fraction analysis showed that low pH as well as copper, lithium, zinc, sodium, and sulphate concentrations could be a concern. Therefore, a liner has been installed under tailings management area no. 1. At the end of 2017 and the beginning of 2018, only seven samples of tailings produced from spodumene concentrate production had been analyzed. The results showed that tailings from spodumene concentrate production are neither ARD, nor ML. Whereas the geochemical test was previously relevant, it no longer represents the tailings management approach going forward. The current plan is to have only spodumene tailings. The geochemical characteristics of these tailings need to be evaluated on their own. This would remain consistent, going forward, even if carbonate tailings are to be produced at some point. The plan would be to keep such tailings separate from the spodumene tailings. Tests on waste rock were conducted as part of a geochemical study performed by Golder Consulting. A total of 65 samples from six different overburden areas were analyzed for their metal contents, ARD potential, and ML potential. A complementary geochemical study was conducted at Unité de Recherche et de Service en Technologie Minérales (URSTM) in 2013. Column testing was also carried out on four samples representing the main waste rock lithologies. Results from the geochemical studies showed that waste rock is neither ARD, nor ML; therefore, no special requirements are required by the Ministère de l’Environnement, de la Lutte contre les changements climatiques, de la Faune et des Parcs (MELCCFP formerly MELCC) for stockpiling and water management. In fact, the MELCCFP also allows use of waste rock for construction purposes, e.g., road, lay-down areas, etc. 17.3.2 Regulatory Context 17.3.2.1 Provincial Procedure for Environmental Impact Assessment The Project is subject to Québec’s Environment Quality Act (EQA, c. Q-2). Under this act, projects requiring environmental impact studies are identified in the Regulation Respecting Environmental Impact North American Lithium DFS Technical Report Summary – Quebec, Canada 282 Assessment and Review (Q-2, r. 23). At the time that the Project was authorized, only mining projects having an ore processing capacity of over 7,000 tpd were subject to the provincial impact assessment procedure. Although this regulation has since been revised and stipulates that mining projects at an ore processing capacity at or above 2,000 tpd (section no. 8) are now subject to this procedure, the Project has already been authorized by the Québec government and its expansion does not make it subject to the environmental impact assessment procedure, but other new permits will be required (see Section 17.2). 17.3.2.2 Federal Procedure for Environmental Impact Assessment The impact study of the initial project was submitted in February 2013 to the Canadian Environment Assessment Agency (CEAA) under the Canadian Environmental Assessment Act (S.C. 1992, c. 37). The CEAA issued a Study Report in February 2018 presenting the Agency requirements for atmospheric environment, water quality, fish and fish habitats, birds, and birds habitats as well as traditional land and resources use. As per the Physical Activities Regulations (SOR/2019-285), the Project would be subjected to the new Impact Assessment Act (S.C. 2019, c. 28, s. 1) procedure if the expansion of the Project results in an increase in the area of mining operations of 50% or more and the total ore input capacity reaches 5,000 t/day or more after the expansion. Both conditions have to be trigger to be subjected to this procedure 17.3.2.3 Laws and Regulations for Environmental Impact Assessment The Project is subject to a number of provincial, federal and, in some cases, municipal regulations. Main laws and regulations that are applicable are listed in Table 17-1: Table 17-1 – Provincial and federal acts and regulations. Acts and Regulations Provincial Environment Quality Act (c. Q-2) Regulation respecting the application of section 32 of the Environmental Quality Act (Q-2, r. 2) Regulation respecting the application of the Environment Quality Act (Q-2, r. 3) Regulation respecting the regulatory scheme applying to activities on the basis of their environmental impact (Q-2, r.23.1) Design code of a storm water management system eligible for a declaration of compliance (Q-2, r.9.01) Clean Air Regulation (Q-2, r. 4.1) Regulation respecting the operation of industrial establishments (Q-2, r. 26.1) Snow, Road Salt and Abrasives Management Regulation (Q-2, r. 28.2) Regulation respecting pits and quarries (Q-2, r. 7) North American Lithium DFS Technical Report Summary – Quebec, Canada 283 Acts and Regulations Regulation respecting the declaration of water withdrawals (Q-2, r. 14) Regulation respecting mandatory reporting of certain emissions of contaminants into the atmosphere (Q-2, r. 15) Regulation respecting halocarbons (Q-2, r. 29) Regulation respecting hazardous materials (Q-2, r. 32) Regulation respecting the reclamation of residual materials (Q-2, r.49) Regulation respecting activities in wetlands, bodies of water and sensitive areas (Q-2, r.0.1) Protection policy for lakeshores, riverbanks, littoral Zones and floodplains (Q-2, r. 35) Water withdrawal and protection regulation (Q-2, r. 35.2) Land protection and rehabilitation regulation (Q-2, r. 37) Regulation respecting the charges payable for the use of water (Q-2, r. 42.1) Directive 019 sur l’industrie minière (2012) Protection and rehabilitation of contaminated sites policy (1998) Mining Act (c. M-13.1) Regulation respecting mineral substances other than petroleum, natural gas and brine (M-13.1, r. 2) Threatened or Vulnerable Species Act (c. E-12.01) Regulation respecting threatened or vulnerable wildlife species and their habitats (E-12.01, r. 2) Regulation respecting threatened or vulnerable plant species and their habitats (E-12.01, r. 3) Compensation Measures for the Carrying out of Projects Affecting Wetlands or Bodies of Water Act (M-11.4) Act respecting the conservation of wetlands and bodies of water (2017, chapter 14; Bill 132) Watercourses Act (c. R-13) Regulation respecting the water property in the domain of the State (R-13, r. 1) Conservation and Development of Wildlife Act (c. C-61.1) Regulation respecting wildlife habitats (C-61.1, r. 18) Act respecting the lands in the domain of the state (c. T-8.1) Regulation respecting the sale, lease and granting of immovable rights on lands in the domain of the State (c. T-8.1, r. 7) Sustainable Forest Development Act (c. A-18.1) Regulation respecting the sustainable development of forests in the domain of the State (c. A-18.1, r. 0.01) Regulation respecting forestry permits (c. A-18.1, r. 8.) Building Act (c. B-1.1) Safety Code (B-1.1, r. 3) Construction Code (B-1.1, r. 2) Explosives Act (c. E-22) Regulation under the Act respecting explosives (E-22, r. 1) Cultural Heritage Act (c. P-9.002) Occupational Health and Safety Act (c. S-2.1) Regulation respecting occupational health and safety in mines (S-2.1, r. 14) Highway Safety Code (c. C-24.2) Transportation of Dangerous Substances Regulation (c. 24.2, r. 43) Federal Impact Assessment Act (S.C. 2019, c. 28, s. 1) Physical Activities Regulations (SOR/2019-285) Designated Classes of Projects Order (SOR/2019-323) Information and Management of Time Limits Regulations (SOR/2019-283) Fisheries Act (R.S.C., 1985, c. F-14) Authorizations Concerning Fish and Fish Habitat Protection Regulations (SOR/2019-286); Metal Mining Effluent Regulations (SOR/2002-222) Canadian Environmental Protection Act (S.C. 1999, c. 33) PCB Regulations (SOR/2008-273) Environmental Emergency Regulations, 2019 (SOR/2019-51); Federal Halocarbon Regulations (SOR/2003-289) National Pollutant Release Inventory Species at Risk Act (S.C. 2002, c. 29) Canadian Wildlife Act (R.S.C., 1985, c. W-9) North American Lithium DFS Technical Report Summary – Quebec, Canada 284 Acts and Regulations Wildlife Area Regulations (C.R.C., c. 1609) Migratory Birds Convention Act, 1994 (S.C. 1994, c. 22) Migratory Birds Regulations (C.R.C., c. 1035) Nuclear Safety and Control Act (S.C., 1997, c. 9) General Nuclear Safety and Control Regulations (SOR/2000-202) Nuclear Substances and Radiation Devices Regulations (SOR/2000-207) Hazardous Products Act (R.S.C., 1985, c. H-3) Explosives Act (R.S.C., 1985, c. E-17) Transportation of Dangerous Goods Act (1992) Transportation of Dangerous Goods Regulations (SOR/2001-286) 17.4 SOCIAL AND COMMUNITY IMPACTS 17.4.1 Consultation Activities A public communication and consultation program was developed by the Project at the onset of exploration in 2009. The consultation component consisted of two separate phases; the first one being to provide regional representatives, as well as the general population, with information on the Project, and to invite them to share their concerns and expectations. The next step, which took place from January to May 2010, consisted of 18 meetings with stakeholders from various groups, i.e., representatives from the government, municipalities, the Council of the Abitibiwinni First Nation of Pikogan, recreational and tourism groups, and the general public. The second phase of the consultation program was held to notify stakeholders of the Project’s progress and to learn more about regional concerns and expectations. This second phase was carried out between October 2010 and March 2011. Thirty or so meetings were held with 27 stakeholder groups and, more specifically, representatives from governments, municipalities, the councils of the Abitibiwinni First Nation of Pikogan and the Anishnabe First Nation of Lac Simon, recreational and tourism groups, local and regional development agencies, environmental groups, and the general public. The stakeholders’ concerns were considered during Project planning. 17.4.2 Monitoring Committee The consultation process notably prompted various changes in the Project. It also resulted in the creation, in 2011, of a permanent monitoring committee comprised of Abitibi RCM citizens, regional representatives and representatives from the First Nation communities concerned; this committee aimed to ensure follow-up during the Project’s construction, operations and closing phases. The committee held its first meeting on November 15, 2011, and met regularly thereafter. Its mission was to act as a liaison between the population and the Project, and thereby favor the maximization of local spin-offs, prevent any possible problems and resolve any emerging issues. The committee also sought to promote a discussion of all questions or problems regarding the Project and its operations with an actual or potential

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major impact on the community or the living environment. In this regard, it has served as a tool for easily identifying possible social issues associated with the Project. It also encourages community members, interest groups and other stakeholders to ask questions, discuss their concerns and share their preoccupations as these arise. Over 15 meetings have been held since 2012.

Discussions resumed in 2017 with the Lac-Simon and Pikogan communities for the ratification of an Impact Benefit Agreement (IBA). Several initiatives are planned in 2023 to maximize socioeconomic benefits for all stakeholders.

17.5 MINE CLOSURE AND RECLAMATION PLAN

As per the provisions of Section 232.1 of the Mining Act (R.S.Q., c.M-13.1), any entity that engages in mining exploration activities must submit a restoration plan for its mining site. This restoration plan must be prepared according to the specific requirements of the MRNF’s document Guidelines for preparing a mining site rehabilitation plan and general mining site rehabilitation requirements. Since then, there have been amendments to the Regulation respecting mineral substances other than petroleum, natural gas, and brine (R.S.R.Q. section M-13.1, r.2). This regulation, which came into force on July 23, 2013, has a direct impact on the calculations for the financial guarantee and payment of the contribution to this guarantee for site restoration once the mining activities have ceased.

The mining company must foresee the costs of restoring the entire site, as well as the costs associated with the closing and rehabilitation of the mining site, necessary for securing the area and returning it to a condition that is deemed compatible with its environment and that satisfies the expectations of the community and the government departments involved.

A closure plan has been sent to MRNF at the beginning of December 2022. By the beginning of April 2023, MRNF had not provided Sayona Quebec with questions regarding the submitted closure plan. The main measures for restoring the mining site will include:

- Stabilizing the natural water level, following the end of the pumping activities in the pit, at an elevation of around 410 m, which will transform the pit into a body of water.
- Seeding the slope of the overburden over the entire perimeter of the pit.
- Building a raised trench to prevent access to the pit.
- Dismantling the infrastructure of the tailings site, e.g., power line, barge, conduits.
- Reconfiguring the tailings site spillway so as to accommodate a freshet of 1:1,000 as well as the progressive flow of the runoff, based on the capacity, for receiving this flow, of the watercourses.
- Comprehensive revegetation of the accumulation sites, i.e., tailings and waste rock, by spreading a layer of overburden and then covering it with topsoil before seeding.
- Revegetation of the overburden dumps by covering them with topsoil before seeding.
- For all ponds, breaching the dam and then filling with topsoil before seeding.

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- Demolition and removal of all buildings and other surface infrastructure, including power lines, pipelines, etc.
- Levelling of the process plant area and landscaping to restore the natural drainage system.
- Revegetation of the process plant area by scarification, then covering it with topsoil before seeding.
- Management of the matter generated during the dismantling of the facilities, by applying the principles of reduction, reuse, recycling, and reclamation and, if necessary, elimination of matter at authorized sites, according to the degree of contamination.
- Execution of a land characterization study to identify the presence of contaminants with concentrations in excess of regulatory values and taking the necessary measures, in compliance with the provisions of the Environment Quality Act and the Land Protection and Rehabilitation Regulation.
- Scarification of the roads built by NAL as part of the mining activities, restoring of the natural drainage and seeding.

Some of the restoration works will be carried out during the mining operations, with the balance done at the end of the mine's life.

Lastly, the implementation of the proposed environmental monitoring program will allow for demonstrating that the restoration works have achieved their goals.

17.5.1 Financial Commitment for Mine Closure

As part of approvals for the site restoration plan, the MRNF issued to the previous owners of the Project a schedule for providing the financial guarantees, i.e., closure bond, needed to cover the cost of closure. As of June 20, 2014, the total commitment was estimated by MRNF at $25,608,740. Sayona Quebec has already filled the guarantee fund for the total estimated cost. For the FS, BBA has estimated the closure and reclamation activities at $28.8M.

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18. CAPITAL AND OPERATING COSTS

The Project capital and operating costs in this study center around the addition of new infrastructure such as additional dry stack tailings facilities, basins, ditches, and various roads to the existing North American Lithium (NAL) facilities. These additions are required to achieve the production of approximately 190,000 tpy of spodumene concentrate. This chapter summarizes the capital and operating cost estimates related to the Project installations.

18.1 SUMMARY OF CAPITAL COST ESTIMATE

For the original DFS, Sayona Quebec engaged BBA to provide estimates supporting various cost portions of the Project and integrate those prepared by Sayona Quebec. Contributions are listed below (Table 18-1). All costs in Canadian dollar (CAD or $).

Table 18-1 – Capital cost estimate contributors.

Scope / Responsibility	Contributor(s)
Concentrator – Incurred and Forecasted CAPEX	BBA
Infrastructure – Estimated CAPEX	BBA
Water Management and Treatment Facilities	BBA
Tailings Management Facilities (TMF)	BBA
Owner's Costs	Sayona Quebec

The total estimated capital cost (-20% / +20%) of the Project facilities is estimated at $363.5M of which includes $35M for closure and rehabilitation activities. These costs are stated in constant dollars as of February 2023. This section describes the methodologies and basis for the preparation of the capital cost estimate for the pre-production cost expenditures (CAPEX). A breakdown of the capital expenditures is shown in Table 18-2 with capital expenditures over the LOM in annual increments shown in Table 18-3.

Table 18-2 – Capital costs summary by major area ($M CAD).

Cost Item	CapEx ($M)
Mining Equipment	105.6
Dry Stack Mobile Equipment	19.6
Pre-Approved Projects	26.9
Tailings Filtration Plant and Access Roads	80.6
Various Civil Infrastructure	37.6
Tailings Storage Facilities	53.4
Truck Shop Expansion	4.9
Reclamation & Closure	34.9
Total CAPEX	**363.5**

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Table 18-3 – Capital costs over LOM ($M CAD).

CAPEX in $M CAD	Total	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042
Mine	109,9	6,3	4,4	0,0	0,4	70,4	2,0	0,0	0,2	0,3	2,3	1,5	8,3	8,2	0,3	0,3	3,0	0,8	1,1	0,0	
Concentrator	218,7	72,0	51,3	31,5	11,8	6,0	8,0	0,1	9,8	2,3	6,1	5,7	0,0	2,4	0,0	3,7	1,9	2,3	3,7	0,1	
Closure Cost	34,9	0,0																			34,9
Total	363,5	78,3	55,7	31,5	12,1	76,5	10,0	0,1	10,0	2,7	8,4	7,1	8,3	10,6	0,3	4,0	4,9	3,2	4,8	0,1	34,9

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North American Lithium DFS Technical Report Summary – Quebec, Canada 289 18.2 MINE CAPITAL EXPENDITURE 18.2.1 Mine Equipment Capital Cost Since the operation of the mine will be contracted out for the first 4 years, the majority of the mining equipment will be bought in the fifth year. The capital costs incurred within the first 4 years amount to $6.9M and consist of a wheel loader for ore re-handling at crusher, a hydraulic excavator for waste stripping, clearing, and grubbing as well as spare parts. The remaining capital costs amount to $98.8M and consist of mine equipment purchase and replacement, mine dewatering and other minor expenses. In addition to the mining fleet, the dry stacked tailings require transportation of dry tailings using a fleet consisting of: • Two articulated trucks. • One wheel loader. • One track type tractor. • Other: skid steer, pick-up truck, and tower lights. 18.2.2 Mine Development Capital There is no capital expenditure expected for mine development given that all the preproduction costs for mine development have already been spent prior to the publication of this Technical Report. The open pit mine has been rehabilitated. 18.3 PLANT CAPITAL EXPENDITURE There is no capital expenditure expected for the processing plant given that all the preproduction costs for processing have already been spent prior to the publication of this Technical Report. The processing plant has been rehabilitated. 18.4 INFRASTRUCTURE CAPITAL COST 18.4.1 Pre-Approved Projects At the time of publication, the plant commissioning is completed and ramp-up is underway. As planned, some elements of the Project approved by Sayona Quebec as part of the NAL restart continue beyond the start of operations. These projects include the following: • Construction and commissioning of the crushed ore dome. • Additional main substation transformer. • Miscellaneous refurbishing activities. North American Lithium DFS Technical Report Summary – Quebec, Canada 290 The estimated value for these projects corresponds to the approved budget used to control them. It is inclusive of direct, indirect, related owner’s costs, pre-operational verification, commissioning, operational readiness, and contingencies. 18.4.2 Estimated Projects A class 3 capital cost estimate according to AACE International was prepared for the tailings filtration plant as well as for the tailings and waste rock storage facilities additions and expansions. The estimating methodology applied for the development of these cost estimates is described herein. The truck shop expansion capital cost estimate is based on a reference project for a similar facility. 18.4.3 Direct Costs Direct costs include all of the equipment, material and labor costs associated with the physical construction of the permanent facilities, and include: • Purchase and installation of bulk materials. • Construction labor. • Scaffolding. • Contractors’ temporary construction facilities, power, and water. • General construction equipment, e.g., cranes, excavators, man lifts, tools, etc. • Contractors’ labor, including overhead and profit. 18.4.3.1 Mechanical Equipment Budgetary pricing was obtained for all major mechanical equipment supply. Installation hours were estimated based on estimator experience from previous projects and input from engineering. 18.4.3.2 Bulk Materials Bulk material estimates were developed from commodity descriptions and engineering generated material take-offs (MTOs). 18.4.3.3 Site Preparation, Earthworks, Roadworks, and Drainage The estimates for earthworks and roadworks were prepared on the following basis: • The existing site drainage system is assumed to have adequate capacity to handle any increases in flow rates resulting from the actual planned work. Other drainage infrastructure is to be constructed to account for additional waste dumps, pads, and haul roads. Their construction will be sequenced in phases. • Site soils are assumed to be non-contaminated. North American Lithium DFS Technical Report Summary – Quebec, Canada 291 18.4.3.4 Concrete The estimates for concrete works were prepared on the following basis: • The foundation quantities were calculated based on current knowledge of loads and layout information. • Equipment foundations were estimated based on descriptions from loads and dimensions supplied by engineering. • Quantities were grouped by foundation elements such as piers, footings, slabs, walls, etc. • The unit cost of all concrete includes costs for rebar, formwork installation/stripping, embedded metals, and finishing. Man-hours for placement and formation of concrete elements were based on quotes and database information for projects of a similar nature and concrete structure, i.e., slab on grade, footing, elevated slab, etc. 18.4.3.5 Steel work The estimates for structural steel and miscellaneous steel work and rework were prepared on the following basis: • Steel quantities were grouped by steel member density classifications, i.e., industry standard light, medium and heavy categories, as well as quantities for handrail, grating, stairs, etc. • Steel quantities include an allowance for connection to structural members, i.e., bolts, lifting lugs, etc. The structural steel unit costs include material supply, connection design, detailing, fabrication, surface treatment, painting, coating, and delivery to site. Steel work erection man-hours were based on quotes and historical data from projects of a similar nature. 18.4.3.6 Architectural The estimates for architectural components were prepared on the following basis: • Architectural quantities were grouped by commodity, (i.e.: roofing, siding, partitions, door counts, heating, and lighting, etc.). • Architectural quantities include costs for flashing, joint sealing, wall/roof openings, etc. Quantities for siding and roofing were based on engineering calculations. Costs of all architectural elements were priced using a database of recent historical costs and recent budgetary quotes. North American Lithium DFS Technical Report Summary – Quebec, Canada 292 18.4.3.7 Piping The estimates for piping works were prepared on the following basis: • Pricing was based on recent budgetary quotations for supply of pipe and estimator experience for field installation man-hours. • Pricing and installation man-hours were based on medium complexity piping lines, which included an average number of fittings per length of pipe. • Estimators provided allowances for valves, painting, tie-ins, flushing and testing of lines. • Pipe insulation was priced using a database of recent historical costs as well as recent budgetary quotes. 18.4.3.8 Electrical The estimates for electrical works were prepared on the following basis: • Pricing was based on recent budgetary prices for the supply of electrical equipment as well as all cables. • Cable tray pricing was based on recent budgetary prices and historical installation man-hours. • Field installation man-hours were estimated from recent projects in Québec and compared against recognized industry standards. 18.4.3.9 Instrumentation and Controls The estimates for instrumentation and controls were prepared on the following basis: • Pricing was based on recent budgetary prices for the supply of instrumentation equipment as well as all cables. • Field installation man-hours were estimated from recent projects in Québec and compared against recognized industry standards. 18.4.3.10 Pricing Sources Pricing came from one of the following categories: • Bid contract proposals. • Fixed price quotations for equipment. • Budgetary quotations from reputable sellers. • Database of historical data. • Allowance: estimator-generated with engineering feedback.

North American Lithium DFS Technical Report Summary – Quebec, Canada 293 18.4.3.11 Design Growth Design growth is development in engineering quantities in the detailed engineering (FEL-4) phase of a project and is seen in virtually every project during execution. Table 18-4 shows the quantity growth factors applied to the engineered quantities. Table 18-4 – Design growth. Discipline Design Growth Excavation volumes 15% Backfill volumes 20% Concrete 7.5% Structural Steel 10% Piping 10% Instrument Wire and Cable 15% 18.4.3.12 Labor Direct field labor is the skilled and unskilled labor required to install permanent equipment and bulk materials at the Project site. Direct field installation man-hours were developed using estimated unit man-hours for each commodity, multiplied by the final quantity. Adjustments to standard man-hours were made using productivity factors to reflect the specific conditions at the Project site, such as climate, physical extent of the site, working schedule, industrial environment, etc. Two different labor rates per discipline were considered in response to the mix of greenfield and brownfield works at the site. The ‘all-in’ labor rates used in the estimate were calculated from first principles based on Québec collective agreements ending in 2025. The base labor rates reflect 50 working hours per week, based on 10 hours per day and 5 days per week. The base labor rates included the following wage-related components: • Base wage rates. • Medical, vacation benefits. • Pension. In addition, the following contractor overhead costs were included in the all-inclusive labor rate: • Small tools and consumables. • General construction equipment (man lifts, boom trucks). • Safety. • Travel costs. • Contractor’s home office costs. • Site office operations. North American Lithium DFS Technical Report Summary – Quebec, Canada 294 • Contractors’ site supervision. • Contractors’ overhead and profit. A combined crew rate was developed to account for a 50-hour work week: 10 h/d and 5 d/wk. The all- inclusive construction labor rates are listed in Table 18-5. 18.4.3.1 Labor Productivity The Project was considered to have both a greenfield and a brownfield component, with the greenfield man-hours being reflective of typical northeastern Canada productivity. The brownfield man-hours were a result of the baseline hours multiplied by a corresponding productivity loss factor reflecting the increased complexity. Contractor non-direct labor, such as site supervisory and field support staff, is included in the indirect portion of the all-inclusive labor rate. Table 18-6 summarizes the greenfield and brownfield labor productivities used for the estimate. Table 18-5 – Labor rate summary (Phase 2). Discipline Rates ($) Civil Works $205.20 Concrete Works = Formworks + Reinforcement + Concrete $135.90 Structural Works = Unload + Shake out / Erect + Plumb $173.15 Architectural $134.80 Mechanical $163.45 Piping $154.70 Insulation $127.90 Electrical $143.70 Automation and Telecommunications $138.05 Average $154.20 Table 18-6 – Labor productivity factors (Phase 2). Activity Productivity loss factor Site Development 1.2 Concrete Works 1.3 Structural Elements 1.3 Architectural Finishes 1.3 Mechanical Components 1.3 Piping and Fittings 1.4 Electrical 1.3 Process Control 1.3 Multidisciplinary 1.3 North American Lithium DFS Technical Report Summary – Quebec, Canada 295 18.4.4 Indirect Costs 18.4.4.1 EPCM Costs for EPCM services were factored, a value of 18% was applied for the filtration plant while a value of 10% was applied for the tailings, waste stockpile and water management infrastructure. 18.4.4.2 Temporary Site Costs Construction infrastructure requirements are considered mostly already existing on-site and, as such, a minimal allowance of 2% of direct costs was applied for temporary site installations. 18.4.4.3 Commissioning Services Commissioning services include the costs for testing the quality and conformance of final product deliverables. An allowance was made for the personnel required for this activity and was estimated at 3.5% of equipment supply cost. 18.4.4.4 Vendor Representatives / Technical Assistance A vendor representation and technical assistance cost allowance, to provide technical support during the commissioning of major equipment, was based on 1.5% of equipment supply costs. 18.4.4.5 Commissioning Spare Parts Commissioning spare parts are usually included in a list from the client. In this case, no list was provided; therefore, an allowance of 1.5% of equipment costs. 18.4.4.6 First Fills An allowance for the first fills was made for all major and secondary equipment. This includes costs for reagents, oils, and consumables to achieve inventory levels for start-up operations. This cost was estimated at 1% of equipment costs. 18.4.4.7 Freight The freight costs for all equipment from a vendor’s warehouse to site are included as a percentage of the total equipment cost. This was evaluated at 12% of equipment costs, based on the remote location of the site. North American Lithium DFS Technical Report Summary – Quebec, Canada 296 18.4.4.8 Owner’s Costs Owner’s costs are normally provided by the Owner. In the absence of this information, these costs have been estimated as being 2% of direct costs, which is meant to cover the Owner’s project management team, plus their expenses during the execution phase. 18.4.4.9 Project Contingency An allowance of 15% of direct and indirect costs was applied for contingency. For the filtration plant this represents $9.6M, while it represents $2.5M for the tailings, waste rock and water management infrastructure. 18.4.4.10 Exclusions The following items are considered excluded from the capital cost estimate: • Escalation beyond estimate base date. • Taxes and duties. • Schedule acceleration or schedule extension costs. • Schedule delays and associated costs, such as those caused by: o Unexpected site conditions. o Unidentified ground conditions. • Development fees and approval costs of statutory authorities. • Cost of any disruption to normal operations. • Foreign currency changes from Project exchange rates. • Working and sustaining capital. • Force majeure. • Permits, i.e., construction and environmental. • Event risk. • Operator management fees. • Costs associated with third party delays. • Changes in laws and regulations. • Soil decontamination and disposal costs. • Technology fees, if any. 18.4.5 Closure and Rehabilitation Closure and reclamation costs include a post-closure monitoring/inspection program, engineering, contracts, supervision, reporting, removal of Project infrastructure, (i.e., ponds, buildings, electrical poles,

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tanks, roads, etc.), and site restoration activities as per the Project site restoration plan submitted to governmental agencies. Reclamation and closure costs for the Project have been evaluated to be $34.9M.

18.5 SUMMARY OF OPERATING COST ESTIMATE

The operating cost estimate was based on Q1 2023 assumptions. The estimate has an accuracy of ±15-15% and does not include any contingency. Mining, process, and tailings management are generally itemized in detail; however, General and Administration (G&A) items, such as training, are calculated estimates and have been included as an allowance. Many items of the operating cost estimate are based on firm supply quotations, budgetary quotations, NAL supplied costs and allowances based on in-house data. The overall estimate combined inputs from BBA and Sayona Quebec.

Costs are based on the Ore Reserve Estimate and LOM plan, presented in chapters 15 and 16 respectively.

All mine site staff and administration personnel will work 10-hour shifts on a 4 days (on) / 3 days (off) basis. Contracted mine operations will work 12-hour shifts. For the process plant (concentrator), operations crews will work on the basis of two 12-hour shifts. There will be four shift crews rotating on a 7 days on) / 7 days (off) schedule. The most process plant maintenance personnel will work 8-hour shifts on a 5 days (on) / 2 days (off) basis.

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Table 18-7 – NAL Operating Costs per year ($M CAD)

Operating Costs - $M CAD	Total	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042
Ore from Authier	1120,0			30,3	63,1	71,0	64,8	64,6	64,6	64,7	63,6	62,8	63,5	63,2	62,8	65,2	63,4	62,9	63,0	62,8	63,5
Mining Costs	956,1	79,1	86,0	95,9	71,5	67,8	52,7	52,5	57,5	53,6	37,8	42,4	39,7	33,6	33,0	34,9	25,8	30,4	29,7	21,0	11,0
Processing Costs	829,2	26,6	43,9	42,2	42,3	47,2	42,1	42,4	42,7	42,6	42,5	41,7	42,2	41,7	41,4	42,6	41,4	41,8	41,2	41,1	39,5
SG&A	394,7	17,4	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9
Water Treatment	8,6	0,2	0,5	0,4	0,4	0,5	0,4	0,4	0,4	0,4	0,4	0,4	0,4	0,4	0,4	0,4	0,4	0,4	0,4	0,4	0,4
Tailing	79,1	0,0	0,0	2,2	4,4	5,0	4,5	4,5	4,5	4,5	4,5	4,5	4,5	4,5	4,5	4,5	4,5	4,5	4,5	4,5	4,5
Total	**3387,8**	**123,3**	**150,2**	**190,9**	**201,6**	**211,4**	**184,4**	**184,2**	**189,6**	**185,7**	**168,7**	**171,8**	**170,1**	**163,4**	**162,1**	**167,6**	**155,5**	**159,9**	**158,8**	**149,7**	**138,8**

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18.6 MINE OPERATING COST

The mine operating costs are based on the Ore Reserves Estimate and LOM plan, presented respectively in Chapters 12 and 13. General rates used in the estimate are summarized in Table 18-8. The mine operating expenditures (OPEX) are estimated based on current contract mining costs at the site for the first 4 years of operations. In 2027, Sayona Quebec will purchase a mining fleet to begin an owner-operated operation for the remaining mine life.

The remaining LOM operating expenditures were estimated on suppliers' quotes and/or an internal database. Table 18-9 presents the unit mine OPEX over the LOM.

Table 18-8 – General rate assumptions.

Factor	Unit	Value
Mining (Tonnes Ex-pit) – LOM	Mt	201.0
Mining (Ore Tonnes Ex-pit) – LOM	Mt	21.6
Plant Initial Capacity (Rod Mill Feed)	tpd	3,800
Plant Final Capacity (rod mill feed)	tpd	4,200
Mine Life	year	20
Total Mill Feed Tonnage Including Authier	Mt	31.0
LOM Concentrate Production	Mt	3.8
Exchange Rate	US:CAD	0.75
Electricity	$/kWh	0.053
Diesel Fuel	$/L	1.16

Table 18-9 – Mine operating costs.

OPEX	$/t Ex-Pit (CAD)
Mining Contractor *	1.52
Reclaim (ROM Pad only)	0.20
Equipment (parts, repairs, tires and GET tools)	0.84
Fuel	0.56
Salaries	0.97
Blasting	0.34
Services (dewatering, road maintenance, rentals, etc.)	0.32
Total Mine Operating Cost	**$4.75**

*Cost per tonne provided on total LOM Ex-Pit tonne

The mine operating costs are presented in 2023 constant dollars. Over the LOM it is anticipated that approximately 116.6 ML of diesel fuel, 6.9 ML/y on average, will be consumed by the mining fleet.

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The mining contractor is responsible for providing all personnel for mine operations, maintenance, and related supervision. The mine personnel will peak at around 121 employees in Year 2030 with an owner-operated fleet, due to longer haulage distances, which increases the number of trucks.

18.7 PLANT OPERATING COST

The operating cost estimate for the concentrator includes all expenses incurred to operate the processing plant from Year 1 through Year 20 at a design crusher throughput of 4,588 tpd, which is the estimated capacity for operation. The design feed to the concentrator rod mill is 4,200 tpd or 175 tph at 93% plant availability. The concentrator operating costs are based on the mine plan, as described in Chapter 13, and are estimated to be $837.2M over a mine life of approximately 20 years. It is expected that 31 Mt of ore (21.7 Mt of ore from NAL and 9.3 Mt ore from Authier) will be processed; producing approximately 3.8 Mt of spodumene concentrate (5.40 to 5.82.0% Li_2O). The average operating cost of the concentrator over the life of the mine is estimated to be 27$/t of ore crushed (220.27$/t concentrate).

A breakdown of the concentrator operating costs is shown in Table 18-10 and represented by a pie chart in Figure 18-1. Water treatment costs include only the treatment of process water done by multimedia filters. Treatment costs for water released to the environment are not included in the concentrator operating costs.

Table 18-10 – Concentrator operating costs.

Sector	LOM ($M)	Average Annual ($M)	Cost per Tonne Crushed ($/t)	Cost per Tonne Concentrate ($/t)	Concentrator OPEX (%)
Reagents	156.5	7.9	5.05	41.16	18.7
Consumables	126.3	6.4	4.07	33.23	15.1
Grinding Media	89.6	4.5	2.89	23.57	10.7
Personnel	283.6	14.3	9.15	74.63	33.9
Staff and Labour	269.2	13.6	8.68	70.82	32.2
Contractors	14.5	0.7	0.47	3.81	1.7
Water Treatment	8.8	0.4	0.28	2.31	1.1
Utilities	120.9	6.1	3.90	31.80	14.4
Power	119.3	6.0	3.85	31.39	14.3
Fuel (Natural Gas)	1.6	0.1	0.05	0.41	0.2
Laboratory	51.5	2.6	1.66	13.56	6.2
Total	**837.2**	**42.2**	**27.00**	**220.27**	**100%**

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18.7%
15.1%
10.7%
32.2%
1.7%
1.1%
14.3%
0.2%
6.2%
Reagents
Equipment Consumables
Grinding Media
§ Staff and Labour
§ Contractors
Water Treatment
§ Power
§ Fuel (Natural Gas)
Laboratory

Figure 18-1 – Concentrator operating costs.

18.7.1 Personnel

A total of 86 employees, 28 salaried and 58 hourly, divided into management, operations and maintenance departments are required in the concentrator. These employees make up the personnel list as presented in Chapter 14. Salaries, benefits, and bonuses were provided by NAL. Some salaried personal costs are included in G&A costs. The estimated personnel cost (salaried and hourly combined), excluding the portion attributed to G&A, represents approximately 34% of the total concentrator operating cost at 9.15$/t crushed (74.63$/t concentrate).

18.7.2 Power

The power demand estimate for the concentrator is based on historic values from site operation plus power demand determined for additional equipment required for the NAL process plant. The power demand for the concentrator is approximately 15.56 MW and the estimated annual energy consumption is 111.46 GWh. The electrical power of the process plant represents approximately 14% of the total operating costs for the concentrator at 3.85$/t crushed (31.39$/t concentrate). The largest power consumers within the concentrator are the crushers, rod, and ball mills.

18.7.3 Grinding Media

The consumption rates for the grinding media were calculated using Bond's correlations, which give the wear rate in pounds of metal wear per kilowatt-hour (lb/kWh) of energy used in the comminution process.

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The input data considered the abrasion index, which was determined from testwork, the nominal throughput and the nominal power draw of each mill. The wear and annual media consumption rates for each type are presented in Table 18-11.

Table 18-11 – Average LOM media wear and consumption rates.

Media Type	Wear Rate (lb/kWh)	Annual Consumption (tonnes)
Rod Mill – steel rods	0.306	949
Ball Mill – steel balls	0.282	849

Grinding media represents approximately 10.7% of the total operating cost for the concentrator at 2.89$/t crushed (23.57$/t concentrate).

18.7.3.1 Reagents

The reagent consumptions were estimated based on testwork, industrial references and historical plant consumptions from 2023.

The reagent unit costs ($/t reagent) were established through recent vendor quotations and comparison to prices at reference sites and include delivery to site. The reagents represent approximately 18.7% of the total concentrator operating costs at 5.05$/t crushed (41.16$/t concentrate).

18.7.3.2 Equipment consumables

The replacement costs for major equipment consumables, such as crushing and grinding equipment's wear parts and liners, screen decks, filter cloths and ore sorter spares, were calculated based on recommended change-out schedules, budgetary quotations, and BBA's internal database. A 5% allocation for other maintenance costs is also included.

Equipment consumables represent approximately 15.1% of the total concentrator operating costs at 4.07$/t crushed (33.23$/t concentrate).

18.7.3.3 Laboratory

Laboratory costs include a fixed price for labor as well as a variable cost for analytical tests and testwork to be completed. The laboratory cost represents approximately 6.2% of the total concentrator operating costs at 1.66$/t crushed (13.56$/t concentrate).

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18.7.3.4 Contractors

Contractor assistance will be required to support NAL during operations of the concentrator. Contractor costs were provided by NAL. Contractors represent 1.7% of the total operating cost for the concentrator at 0.47$/t crushed (3.81$/t concentrate).

18.7.3.5 Fuel

Initially the Project will use propane and natural gas, when the conversion plant is in operation, to heat the crusher and concentrator buildings. The total fuel costs for the concentrator are estimated at approximately 0.2% of the total operating costs at 0.05$/t crushed (0.41$/t concentrate).

18.7.3.6 Water Treatment and Tailings Management

Part of the process water will be treated by multimedia filters and will service the requirements for reagents preparation and equipment gland seals. Water treatment costs for the concentrator do not cover the treatment of water rejected to the environment nor tailings pond water. Water treatment represents 1.1% of the total operating cost for the concentrator at 0.28$/t crushed (2.31$/t concentrate).

The environmental discharge water treatment operating costs were estimated and are based on operating a rented water treatment plant, which can be expanded as required to meet annual water treatment requirements. This area includes the costs to rent, operate and maintain a reverse osmosis water treatment plant. Based on the preliminary water balance, it is expected that approximately 1.3M m^3 of clean water will be discharged from the TMF water treatment plant to the environment at the peak of Project operations. The tailings operating cost is presented in Table 18-12 and its breakdown in Figure 18-2.

Table 18-12 – Tailings operating costs.

Tailings OPEX	$M (LOM)	$/t (wet) tailings
Parts & Repair	33.8	0.9
Fluids and Fuel	23.7	0.6
Labour (Maintenance)	15.5	0.4
Labour (Operator)	42.8	1.1
Total	**115.8**	**3.09**

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29.2%
37.0%
13.4%
20.5%
Parts & Repair
Fluids and Fuel
Labour (Maintenance)
Labour (Operator)

Figure 18-2 – Tailings operating cost breakdown.

18.8 G&A

G&A costs are expenses not directly related to the production of goods and encompass items not included in the mining, processing, refining, water treatment and transportation costs of the Project. G&A costs for the operations phase were established by Sayona Quebec based on their current knowledge of the site costs and the proposed operational structure. Costs were estimated by area and include provisions for business sustainability, finance, environment and permitting, human resources, procurement, training, health, safety, security, technology, supply chain, site administration and general management. The G&A costs are estimated to be $22.4M annually over the mine's planned 20 years of operation.

18.9 PRODUCT TRANSPORT AND LOGISTICS

The transport and logistics costs for shipping the primary products, i.e., spodumene concentrate over the LOM were estimated. Spodumene concentrate will be bulked transported by truck from the mill to a rail trans boarding facility in Val-d'Or were concentrated will be transferred into a mineral covered railcar gondolas and then shipped on CN's mainline to the Québec City port.

The transport and logistics fees were evaluated based on typical industry bulk transport terms, budgetary quotations, BBA's in-house database and information provided by NAL. Total LOM transport costs are estimated to be $135.3M or approximately $30M/y for the first 4 years. Since Sayona Quebec plans to transform spodumene at its on-site carbonate plant from 2027, supply chain will be re-engineered to transport carbonate in big bags.

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19. ECONOMIC ANALYSIS

The economic/financial assessment of the Project was carried out using a discounted cash flow approach on a pre-tax and after-tax basis, based on lithium forecasts in U.S. currency and cost estimates in Canadian currency. An exchange rate of $0.75 USD to $1.00 CAD was assumed to convert USD market price projections and particular components of the initial capital cost estimates into CAD. No provision was made for the effects of inflation as real prices and costs were used in the financial projections. Current Canadian tax regulations were applied to assess the corporate tax liabilities, while the most recent provincial regulations were applied to assess the Québec mining tax liabilities.

The Project has been evaluated using a discounted cash flow (DCF) analysis. Cash inflows consist of annual revenue projections. Cash outflows consist of capital expenditures, including sustaining capital costs, operating costs, and taxes. These are subtracted from the inflows to arrive at the annual cash flow projections. To reflect the time value of money, unlevered free cash flow (UFCF) projections are discounted back to January 2023 using a discount rate. For this evaluation, a base case discount rate of 8% has been assumed. The discounted present values of the cash flows are summed to arrive at the Project's net present value (NPV).

The internal rate of return (IRR) on total investment was calculated based on 100% equity financing. The IRR is defined as the discount rate that results in a NPV equal to zero. The Project's payback period, which does not consider the time value of money, is calculated as the time required to achieve positive cumulative cash flow. Furthermore, an after-tax sensitivity analysis has been performed to assess the impact of variations in spodumene concentrate prices, USD:CAD exchange rate, operating costs, project capital costs and sustaining costs on IRR and NPV at different discount rates, i.e. 0%, 5%, 8%, 10%, and 12%.

The economic analysis presented in this section contains forward-looking information regarding the Mineral Resource estimates, commodity prices, exchange rates, proposed mine production plan, projected recovery rates, operating costs, construction costs and the project schedule. The results of the economic analysis are subject to several known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those presented here.

19.1 ECONOMIC INPUTS, ASSUMPTIONS & KEY METRICS

The financial analysis was performed using the following assumptions and basis:

- The economic analysis has been done on a Project basis and does not take into consideration the timing of capital outlays that were completed prior to the date of this Report.
- The financial analysis was based on the Mineral Reserves presented in Chapter 12, the mine and process plan and assumptions detailed in Chapters 13 and 14, the marketing assumptions in

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Chapter 16, the capital and operating costs estimated in Chapter 18 and by taking into consideration key Project milestones as detailed in Chapter 21.

- The analysis was performed based on fiscal years (FYs) as opposed to calendar years, unless specified otherwise. The fiscal years begin on July 1st and end on June 30th.
- Commercial production of spodumene concentrate is scheduled to begin in the second quarter (Q2) of 2023 model Year 1.
- Exchange rates: An exchange rate of $0.75 USD to $1.00 CAD was used to convert the USD market price projections into Canadian currency. The sensitivity of the base case financial results to variations in the exchange rate was examined. Those cost components, which include U.S. content originally converted to Canadian currency using the base case exchange rate, were adjusted accordingly.
- Discount rate: A discount rate of 8% has been applied for the NPV calculation.
- The long-term prices of spodumene concentrate were estimated based on market studies, discussions with experts and recent lithium price forecasts (Chapter 16) and Piedmont contract prices. Revenue up to fiscal year 2026 is based on 50% of the concentrate sales at average benchmarked spodumene market prices and the remaining 50% of concentrate sales to the Piedmont Lithium contract price.
- Selling costs are the transport and logistics costs of the concentrate to the Quebec City port facility.
- The products are sold in batches of 30 kt. The 30-kt shipment intervals were used for Sayona Quebec to accumulate sufficient inventory to achieve a full boatload for shipping cost efficiency.
- Class specific capital cost allowance rates are used for the purpose of determining the allowable taxable income.
- The financial analysis was performed on Proven and Probable Mineral Reserves as outlined in this Report.
- Tonnes of concentrate are presented as dry tonnes.
- Discounting starts on January 1st, 2023.
- Authier ore is purchased at $120 CAD/t.
- All costs and sales are presented in constant Q1-2023 CAD, with no inflation or escalation factors considered.
- All related payments and disbursements incurred prior to the end of Q2-2023 are considered as sunk costs.
- Royalties: North American Lithium (NAL) is not subject to royalty payments.
- The accuracy of this CAPEX estimate has been assessed at ±20%.

This financial analysis was performed on both a pre-tax basis and an after-tax basis with the assistance of an external tax consultant. The general assumptions and key outcomes of the financial model are summarized in Table 19-1.

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Table 19-1 – NAL operation including Authier ore supply – Financial analysis summary.

Metrics	Unit	Value
Life of Mine	year	20
Processing: Average Annual Ore Feed to Plant	Mtpa	1.4
Mining: Total Material Mined	Mt	201.1
LOM - Mill daily throughput	tonne/day	4,200
Years 1-4 average[1] concentrate production	tonne	226,000
After year 5 to end of LOM average[2] concentrate production	tonne	185,814
LOM average annual concentrate production	tonne	190,039
Years 1-4 recovery[3]	%	70.2
Years 5-20 recovery[3]	%	66.3
Average LOM recovery	%	67.4
Average Blended Crusher Feed Grade	% Li_2O	1.0
Average LOM strip ratio	waste:ore	8.3
LOM Spodumene Concentrate Market Price	USD/t	1,352
CAD / US$ assumption	CAD / USD	0.75
5 years Cumulative FCF	$ million	1,005
Project Total LOM Capital Cost	$ million	363.5
Total Net Revenue	$ million	6,818
Project EBITDA	$ million	3,318
Mining cost	$/t mined	4.75
Milling cost	$/t milled	27.00
AISC	$/t conc	987
Total Cash Cost	$/t conc	817
Pre-Tax Net Present Value (NPV)	$ million	2,001
Pre-Tax Internal Rate of Return (IRR)	%	4,701
Discount Rate	%	8
Pre-Tax Project payback period	year	N/A
After-tax NPV	$ million	1,367
After-tax payback period	year	N/A
After-tax IRR	%	2,545

Notes:

1. Excluding ramp up time of 6 months. Producing spodumene concentrate @ 5.4%
2. Feed for Sayona Quebec carbonate plant.
3. Carbonate plant project start-up by fourth year.

Key outcomes of the North American Lithium (NAL) Definitive Feasibility Study (DFS) include an estimated pre-tax NPV of $2,001 million (8% discount rate) and a pre-tax IRR of 4,701%. Life of mine is now 20 years, based on an estimated Proven and Probable Mineral Reserves of 21.7 Mt @ 1.08% Li_2O (Proven Reserve 0.7 Mt @ 1.24% Li_2O and Probable Reserve 21.0 Mt @ 1.08% Li_2O) for NAL and the inclusion of the Authier Lithium Project's Proven and Probable Mineral Reserves. Table 19-2shows cashflows over the LOM for the NAL Project.

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Table 19-2 – NAL operation including Authier ore supply – Cashflow over LOM.

Detailed Period	Total	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042
NAL - Production Summary																					
Waste Rock (Mt)	172,3	9,2	15,3	17,5	13,4	13,5	13,3	14,1	14,8	12,2	7,1	8,8	7,2	5,1	4,7	5,2	2,4	3,8	3,2	1,6	0,1
Overburden (Mt)	4,4	1,0	0,6	0,7	0,6	1,6	0,0	0,0	0,0	0,0	0,0	0,0	0,0	0,0	0,0	0,0	0,0	0,0	0,0	0,0	0,0
ROM (Ore to Plant (Mt)	21,7	1,1	1,6	1,4	1,1	1,1	1,0	1,0	1,1	1,1	1,1	1,0	1,0	1,0	1,0	1,1	1,0	1,0	1,0	1,0	0,9
Stripping Ratio	8,1	9,4	9,7	13,3	13,1	14,2	12,8	13,5	13,9	11,5	6,7	8,5	6,9	4,9	4,6	4,9	2,4	3,6	3,1	1,5	0,1
Ore From Authier (Mt)	8,5				0,5	0,5	0,5	0,5	0,5	0,5	0,5	0,5	0,5	0,5	0,5	0,5	0,5	0,5	0,5	0,5	0,5
Operating Costs - CAD $ M																					
Ore from Authier	1120,0			30,3	63,1	71,0	64,8	64,6	64,6	64,7	63,6	62,8	63,5	63,2	62,8	65,2	63,4	62,9	63,0	62,8	63,5
Mining Costs	956,1	79,1	86,0	95,9	71,5	67,8	52,7	52,5	57,5	53,6	37,8	42,4	39,7	33,6	33,0	34,9	25,8	30,4	29,7	21,0	11,0
Processing Costs	829,2	26,6	43,9	42,2	42,3	47,2	42,1	42,4	42,7	42,6	42,5	41,7	42,2	41,7	41,4	42,6	41,4	41,8	41,2	41,1	39,5
SG&A	394,7	17,4	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9	19,9
Water Treatment	8,6	0,2	0,5	0,4	0,4	0,5	0,4	0,4	0,4	0,4	0,4	0,4	0,4	0,4	0,4	0,4	0,4	0,4	0,4	0,4	0,4
Tailing	79,1	0,0	0,0	2,2	4,4	5,0	4,5	4,5	4,5	4,5	4,5	4,5	4,5	4,5	4,5	4,5	4,5	4,5	4,5	4,5	4,5
Total	**3387,8**	**123,3**	**150,2**	**190,9**	**201,6**	**211,4**	**184,4**	**184,2**	**189,6**	**185,7**	**168,7**	**171,8**	**170,1**	**163,4**	**162,1**	**167,6**	**155,5**	**159,9**	**158,8**	**149,7**	**138,8**
Capital - CAD $M																					
Mine	109,9	6,30	4,43	0,00	0,37	70,45	1,96	0,00	0,20	0,34	2,30	1,47	8,30	8,17	0,34	0,34	2,97	0,83	1,10	0,00	
Concentrator	218,7	72,04	51,30	31,51	11,78	6,03	8,01	0,07	9,80	2,33	6,10	5,67	0,00	2,39	0,00	3,70	1,91	2,33	3,70	0,07	
Closure Cost	34,9																				34,90
Total	363,5	78,34	55,74	31,51	12,14	76,48	9,97	0,07	10,00	2,67	8,40	7,13	8,30	10,57	0,34	4,04	4,87	3,16	4,80	0,07	34,90
Revenues - CAD $M																					
Net Revenues	6817,7	**552,97**	**918,19**	**401,66**	**340,40**	**450,19**	**405,29**	**325,73**	**323,39**	**298,97**	**297,56**	**245,45**	**244,98**	**249,48**	**236,34**	**258,33**	**271,14**	**257,20**	**277,05**	**254,80**	**208,56**

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19.2 PRODUCTS CONSIDERED IN THE CASH FLOW ANALYSIS

19.2.1 Spodumene Concentrate Production

The run-of-mine ore from Authier will be transported to the NAL site where it will be blended with the NAL ore material using a ratio of 33% Authier / 67% NAL, and then fed to the primary crusher.

NAL and Authier mines will produce a total of 3.8 Mt of spodumene concentrate, which is approximately 190 kt per year over the life of mine (LOM). Figure 19-1 presents the expected concentrate production of the NAL concentrator. The production levels and mill feed by source are detailed in Figure 19-2.


NAL Spodumene Concentrate
Thousands
Tonnes (t)
Li2O Grade (%)
Spodumene Concentrate (Dry)
Blended Crusher Feed Grade (%)

Figure 19-1 – Production of spodumene concentrate of the LOM.


NAL Open Pit Production Profile and Authier Ore Supply
Millions
Tonnes (t)
Li2O Grade (%)
Overburden
Waste Rock
LAN Ore to Crusher
Authier Ore to Crusher
LAN Crusher Feed Grade (%)
Authier Crusher grade (%)

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Figure 19-2 – NAL open pit production profile and Authier ore supply.

19.3 TAXES, ROYALTIES AND OTHER FEES

19.3.1 Royalties

There are no royalties associated with the Project.

19.3.2 Working Capital

The change in working capital is included in the calculation of both the pre-tax and post-tax cashflow. The major categories of working capital are:

- Accounts receivable.
- Accounts payable.
- Deferred revenue.
- Inventory.

Net Cash Flow (NCF) projections presume that NAL sells spodumene in batches of 30,000 dry tonnes, which impacts working capital and, by extension, the timing of cash flows.

19.3.3 Salvage Value

Salvage value has not been applied in the financial model.

19.3.4 Taxation

The Project is subject to three levels of taxation: federal corporate income tax, provincial corporate income tax, and provincial mining taxes. NAL compiled the taxation calculations for the Project with assistance from third-party taxation experts; however, this information was not verified by the authors.

The current Canadian tax system applicable to Mineral Resource income was used to assess the annual tax liabilities for the Project. This consists of federal and provincial corporate income taxes, as well as provincial mining taxes. The federal and provincial (Québec) corporate income tax rates currently applicable over the operating life of the Project are 15.0% and 11.5% of taxable corporate income, respectively. The marginal tax rates applicable under the Mining Tax Act in Québec are 16%, 22% and

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28% of taxable income and are dependent on the profit margin. It has been assumed that the 20% processing allowance rate associated with transformation of the mine product to a more advanced stage within the province would be applicable in this instance.

The tax calculations are based on the following key assumptions:

- The Project is held 100% by a corporate entity carrying on its activities solely in La Corne, Québec, and the after-tax analysis does not attempt to reflect any future changes in corporate structure or property ownership.
- Financing is with 100% equity and, therefore, does not consider interest and financing expenses.
- Tax legislation, i.e., federal, provincial, and mining, will apply up to the end of the period covered by the calculations as currently enacted and considering currently proposed legislation.
- NAL is entitled to claim the full amount of $80 million for the purpose of the provincial reduced minimum mining tax rate of 1%.
- Actual taxes payable will be affected by corporate activities, including tax loss carryforwards from prior investment losses at NAL.

19.4 CONTRACTS

According to BMI, starting in 2028, lithium supply is projected to fall short of demand. Lithium market demand is expected to grow largely due to the increase in battery production on a global standpoint. Lithium hydroxide demand is expected to increase at a more robust growth rate than lithium carbonate to reach 58% of aggregate demand by 2040. Raw material supply is projected to be led by spodumene (hard rock) and brine while recycling will gradually occupy a significant market share of supply by 2040 (33%). Spodumene and lithium carbonate prices are expected to reach their highest price in 2024 and decline gradually to reach a steady state by 2033 of $1,050 USD/t of spodumene and $20,750 USD/t of lithium carbonate.

In 2021 Sayona Quebec and Piedmont Lithium entered into an offtake agreement where Piedmont holds the right to purchase the greater of 50% of spodumene concentrate for 113,000 tpy from North American Lithium at a floor price of $500 /t and a ceiling price of $900 /t (6.0% Li2O equivalent) on a life-of-mine basis.

For purposes of financial modeling and the Technical Report Summary sales from 2023 to 2026 are based on the greater of 113 kt of spodumene concentrate or 50% of spodumene concentrate sales at the Piedmont Lithium contract price and the remaining concentrate sales at BMI Q4 2022 spodumene market prices. From 2027 onwards, the entire concentrate sales are settled at BMI Q4 2022 spodumene market prices .

For the contracted volume to Piedmont Lithium, a price of $810 USD/t (from the reference of $900 USD/t @ 6.0% Li2O to adjusted value of $810 USD/t assuming 5.4% Li2O and applied 10% price discount from

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$900 USD/t for lower grade) assumed over 2023-26, while the remainder of the concentrate production uses market prices. From 2027 and beyond, Sayona Quebec is reverting back to market prices for the entire production as it seeks to pursue a lithium transformation project on-site, leveraging prior investments, in line with its commitments with the Government of Québec related to its acquisition of NAL.

The construction or completion of conversion facilities owned by Sayona Quebec remains subject to the approval of both Sayona and Piedmont and therefore the associated pricing assumptions used in this TRS for Piedmont's allocation of spodumene concentrate should be considered illustrative only .

19.5 INDICATIVE ECONOMICS, BASE CASE SENSITIVITY ANALYSIS

19.5.1 Positive Financials

The DFS financial analysis has demonstrated that the NAL project is financially robust. The DFS' NPV and IRR were calculated based on the production of spodumene concentrate at a grade of 5.4% Li_2O over the first four years, then at 5.82% for the following 16 years, for a 20-year life-of-mine. Table 19-1 provides a summary of the financial analysis, which demonstrates that the NAL project is economically viable. Key outcomes of the DFS include an estimated pre-tax 100% equity NPV of $2,001 million (8% discount rate), a pre-tax IRR of 4,701%.

19.5.2 Sensitivity Analysis

The results of the sensitivity analyses are detailed in Figure 19-3 and Figure 19-4. The key outcome is the sensitivity to revenue (spodumene ore price) which is greater than both OPEX and CAPEX. Open pit mining operations such as the NAL operation is generally more susceptible to fluctuations in ore prices, therefore the result is not unusual. The upside however is that the project is very robust regarding pricing, providing a long-term stable platform to deliver strong cashflows and shareholder returns. The spodumene grade is also a significant factor of the project as the grade is directly tied to the revenue.

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Post-Tax NPV at 8% (C$ mil)
$2,500
$2,000
$1,500
$1,000
$500
$0
$628
$889
$1,132
$1,367
$1,601
$1,832
$2,061
$1,301
$1,468
$1,636
$1,803
$1,970
$2,137
$2,304
Average Spodumene Price (C$/t)

Figure 19-3 – Average annual spodumene price sensitivities.


Post-Tax NPV @ 8% (CA$ mil)
CA$ 3,000
CA$ 2,500
CA$ 2,000
CA$ 1,500
CA$ 1,000
CA$ 500
CA$ 0
-30%
-20%
-10%
0%
10%
20%
30%
% Variation
Ore Transfer Price
Spodumene Price
Exchange Rate
Blended Li2O Grade
Opex
Project Capex
Sustaining Capex

Figure 19-4 – DFS Sensitivity analysis on NPV @ 8%.

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Post-Tax NPV sensitivities range from -30% to +30% to show the impact of the NPV outputs at an 8% discount rate. Complementing the Post-Tax NPV sensitivities is the Post-Tax IRR graph, which shows the overall project impact at these sensitivity ranges.

The Post-Tax sensitivity analysis shows that spodumene price, spodumene concentrate volume and exchange rates have the largest NPV variation. The operating expenditure is also showing a significant NPV variation and can be an opportunity to improve in the next steps of the NAL engineering study.

19.6 ALTERNATIVE CASES / SENSITIVITY MODELS

No alternative financial cases have been considered for this study.

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20. ADJACENT PROPERTIES

The North American Lithium Property is surrounded by active claims that cover more than a dozen known lithium occurrences located between Lac La Motte and Lac Roy. Figure 20-1 shows the location of metallic deposits and showings in the area. The green dots are occurrences of lithium (from the Québec MRNF Sigeom Interactive database, 2012). It should be noted that the following information is not necessarily indicative of the mineralization on the Property that is the subject of this Technical Report.


Canadian Shield
Randall-Fisher
R-90-5
Alta
82-Ld-D-6
Lac Suite
Saint-Marc-de-Figuery
Projet 70-Landome
Oregon
Tri-Cor
D-4
Bouvier
Landrienne Sud
Lithanium
New Athona-2
Lac Vendôme
Martin-McNeely
Lacome Lithium
Lithium Amérique du Nord
Projet Laflamme
Route 386
Buffalo Canadian-Abitibi
Vallée Lithium
Route 111
Canadian Shield
Valor Lithium
La Motte
Lac La Motte-NE
Lac La Corne
La Corne
McKenzie No 1 (A) : Green Zone
Goyette-Sup
C2-B
La Tour
Route 397
Baillarge-Ouest
Lac Baillarge-Est
Lac Fiedmont-Sud
Chubb
Mazarin-Fiedmont
Malartic
RQ-08-03
GI-09-12
GI-09-08
2 km
2 mi
1 : 272 989
UTM 719013, 5359683 Zone:17
GEO 48.3523 N, 78.0437
Ruisseau Lusignan
Gustave Cere
© Gouvernement du Québec SIGÉOM © Gouvernement du Québec
Tous les éléments chimiques
Statut de la substance : principale
Antimoine (Sb)
Argent (Ag)
Arsenic (As)
Autres
Béryllium (Be)
Chrome (Cr)
Cobalt (Co)
Cuivre (Cu)
Éléments du groupe de platine (EGP)
Éléments du groupe des terres rares (ETR)
Fer (Fe)
Lithium (Li)
Manganèse (Mn)
Molybdène (Mo)
Nickel (Ni)
Niobium (Nb)
Or (Au)
Plomb (Pb)
Tantale (Ta)
Thorium (Th)
Titane (Ti)
Tungstène (W)
Uranium (U)
Vanadium (V)
Zinc (Zn)
Zirconium (Zr)
Substances métalliques
Mines fermées
N

Figure 20-1 – Local metallic deposits and showings.

There are also past producing mines in addition to that of the Project, as listed below:

- Preissac Moly: operated an underground mine and produced 2,235,880 t grading 0.19% Mo and 0.03% Bi from 1943 to 1944 and 1962 to 1971 (MRNFQ Report DPV 619).

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- Cadillac Moly: operated an underground mine and produced 1,761,000 t grading 0.83% Mo, 0.04% Bi and 0.45 g/t Ag from 1965 to 1970 (MRNFQ Report DV-85-08).
- Lacorne Moly: operated an underground mine and produced 3,828,844 t grading 0.33% Mo and 0.04% Bi from 1954 to 1972 (MRNFQ Report GM 28882).

Figure 20-2 shows a map of adjacent claims to NAL. Several of the companies are exploring for lithium. Owners of adjacent properties include Entreprises Minières Globex Inc, First Energy Metals Limited, Glenn Griesbach, Frédéric Bergeron, Musk Metals Corp., Mine Abcourt Inc., and Ressources Jourdan Inc.


N
32 C/05
1 km
Claim LAN
Adjacent properties
Entreprises Minières Globex 100 %
First Energy Metals limited 100 %
Glenn Griesbach 100 %
Frédéric Bergeron 100 %
Musk Metals Corp. 100 %
Mines Abcourt inc. 100 %
Ressources Jourdan inc. 100 %

Figure 20-2 – Claim map of adjacent properties (Supplied by Sayona, March 27, 2023).

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21. OTHER RELEVANT DATA AND INFORMATION

In 2021, Sayona Quebec acquired the former North American Lithium (NAL) Project, including a concentrator and facilities for making lithium carbonate. The previous owner(s) had ceased their operations following bankruptcy in 2019. From 2019 to September 2022, the mine and process plant were under care and maintenance. Then, from October 2022 up to March 2023, improvements aiming to increase processing capacity have been completed, the mining operation restarted, and the plant recommissioned. The preliminary Project execution strategy for the remaining activities is described herein.

21.1 EXECUTION PLAN

The execution plan and strategy herein described focuses on the main remaining Project components which are:

- Crushed ore dome and ore reclaim system.
- Dry stacking tailings management facilities, including tailings filtration plant with studies on-going.

Table 21-1 shows the dates of the Project's major milestones:

Table 21-1 – Major activities for the Project.

Activity	Completion Date
Complete Crushed Ore Dome	Mar, 2024
TSF 1 raise Completed	Jan, 2024
Start Engineering Tailings Filter Plant	On going Studies
Start Construction Tailings Filter Plant	On going Studies
Start Depositing Waste at Rock Stockpile #2	Oct, 2024
Start TSF 2 Construction	On going Studies
Tailings Filters Delivered to Site	On going Studies
Start-up and Ramp-up Tailings Filter Plant	On going Studies

21.1.1 Completion of Crushed Ore Dome

This step sees the completion of the material handling bypass of the fine ore storage silo. Contracting is underway and construction is scheduled for completion in March 2024.

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21.1.2 Additional Waste and Tailings Management Facilities

The work to be undertaken to move from a wet tailings concept to a dry stacking tailings storage for the second tailings facility is broken down as per the following items:

- Raise of the wet tailings area (TSF-1).
- Waste rock stockpile #2.
- Dry-stacked tailings area (TSF-2).
- Tailings filter plant.
- Access roads.
- Associated water management infrastructures.

21.1.2.1 Raise of the TSF-1

TSF-1 containment capacity will be increased by raising its berms in 2023 to allow storage of concentrator tailings until the filtration plant comes online in 2025.

21.1.2.2 Waste Rock Stockpile #2

The permits for the waste rock stockpile #2 and related water management infrastructure have been requested and are expected in Q3 2023. Water management ditches required to start using the waste stockpile #2 will be completed in 2024.

21.1.2.3 Dry-stacked Tailings Management Facility (TSF-2)

The existing tailings management facility, designed to receive wet tailings, will be used to store the tailings produced by the process plant until the tailings filter plant and TSF-2 are commissioned. Permitting for TSF-2 will be launched in 2024 and the construction is expected to be completed for the initial requirement from April to October 2025.

21.1.2.4 Tailings Filter Plant

If dry stacking is choose (under review), detailed engineering for the filter plant will be launched in December 2024.

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21.1.2.5 Roads

Roads linking the TSF-2 and the open pit will be built in parallel with the TSF-2 once the permit is obtained. Construction of these roads will ensure that mine trucks can deliver waste rock to the TSF-2 to build up its dykes.

21.1.2.6 Water Management

The design of the network of ditches, basins and ponds required to control water on the mine site will be updated to incorporate the new facilities and roads.

21.1.3 Project Organization Going Forward

The selected execution model for the Project is an integrated team of engineering and project management consultants led by Sayona Quebec.

21.1.3.1 Engineering & Procurement

Specialized firms have been, and will be, selected based on their expertise. They will develop their design under Sayona Quebec's supervision. The procurement process will have engineering firms issue bid requests, analyze the received bids, technically and commercially, and issue a recommendation for purchase to Sayona Quebec, which will place the purchase orders and contracts.

21.1.3.2 Project Controls

An independent project control team has been mobilized to monitor the budget, schedule, change control and prepare monthly status reports. This information is essential in decision-making by project leaders.

21.1.3.3 Construction Management

A construction management team is responsible for the technical and administrative management of contractors and contracts on-site. This team's primary mission will be to ensure the correctness of the work carried out in relation to the plans and specifications, as well as a harmonious and safe coordination

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with the operations activities of the plant. The management of the material received at site is their responsibility.

21.1.3.4 POV and Commissioning

Pre-operational verification (POV), or cold commissioning, will begin as soon as some systems are mechanically complete.

21.1.3.5 Operations

While completing the filtration plant, Sayona Quebec will hire and train additional operators and maintenance personnel to take over these systems upon transfer from construction to operation.

21.2 PROJECT RISKS

The most significant internal project risks, potential impacts and possible mitigation approaches that could affect the technical and economic outcome of the Project are summarized in Table 21-2.

External risks are, to a certain extent, beyond the control of the project proponents and are much more difficult to anticipate and mitigate, although, in many instances, some risk reduction can be achieved. External risks are things such as the political situation in the project region, product prices, exchange rates and government legislation. These external risks are generally applicable to all mining projects. Negative variance to these items from the assumptions made in the economic model would reduce the profitability of the mine and the mineral resource/reserve estimates.

Table 21-2 – Project risks.

Area	Risk and Potential Impact	Possible Mitigation Approach
Geology, Resources	1. The distribution of iron in the country rock could be improved in the block model as currently averages of a limited number of samples is applied for each lithological units without tacking into consideration possible local variations.	A strategic resampling of existing core throughout the deposit could be performed, complete with mineralogical studies.
Open Pit Mining	2. Historical underground openings will represent an operating hazard, a risk to local bench-scale and multi-bench stability and a potential rockfall hazard, depending on the character of the openings and any backfill. Systematic investigation and mitigation design will be required to manage these risks for both interim and final pit walls.	Investigation, analysis, and recommendations are currently being prepared by WSP-Golder for Sayona Quebec and a technical memorandum was issued during Q4-2022. SOP development specifically to address mining in these zones. Progressive scans to prevent advancing in unknown conditions.

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North American Lithium DFS Technical Report Summary – Quebec, Canada 321 Area Risk and Potential Impact Possible Mitigation Approach 3. Storage locations for waste rock and overburden piles for the life of mine plan follow the current permitting process, but not all physical permits have been obtained for designed storage location . Also, the current waste storage piles footprint does not cover all waste material storage needs. Required extensions have been designed and are currently starting the permitting process. Accelerate process to enlarge the footprints of surface rights and obtain permission to enlarge waste rock and overburden storage facilities. Waste rock pile 2 and 3 footprint can be extended depending on environmental regulations and compensation, respectively. The overburden pile 1 (OBP-1) can also be extended to the West. Expansion of this overburden pile is currently in design to proceed with permitting process. 4. Mine geotechnical studies for the open pit are currently being completed. Water inflow and pumping requirements are only developed to a conceptual level and need to be updated according to the Hydrogeology Study update completed by WSP-Golder in December 2022. Operating costs may increase if additional mine pumping is needed. Hydrogeological study was completed, and the geotechnical studies are currently ongoing with WSP-Golder to support mine operations. 5. The size of the reserve is sensitive to pit slopes, although to a lesser extent than selling prices. 6. Mining contractor will need to have sufficient equipment and personnel to follow the LOM plan tonnage in 2024 and 2025 , where tonnage increases to 19Mt moved. Meet with the contractor representatives to ensure they adjust the mining equipment fleet and personnel to the new LOM plan. Tailings 7. The terrain conditions may necessitate revisions to the structure of the pile, e.g., a softer slope, requiring more fill material. The stratigraphy of the soils presents in the footprint of the adjacent site, particularly along the embankments, should be investigated and better defined. Based on survey observations, excavation of existing soils and surface drainage measurements may be important. Management 8. Sequential deposition optimized for short periods could lead to a revision of the stages of pile elevation. To be evaluated. Facility 9. A change in the storage quantities or the properties of the tailings to be disposed of could modify the footprint required to store them. To be evaluated. 10. The existing water treatment capacity (Reverse Osmosis) could be limited given that for the design of the new basins BO-12, BO-13, it was assumed that only TSS are the only potential contaminant. If the settlement capacities of BO-12 and BO-13 basins are not appropriate for finer TSS or for additional contaminants, use of some adds to enhance the settlement or use of auxiliary treatment units is recommended. Permitting 11. Inability to start production due to a missing CA approval or renewal. Various permits are currently being authorized and could impact production sequence. Discussions with governmental instances are ongoing. Critical permits are to be obtained in Q3-Q4 2022. 12. The TSF-2 site is located within a zone including water streams. A request for a special environment certification approval to the Ministry of Environment. Concentrator 13. Limited metallurgical testing on blended feed containing volcanics host rock (ore sorting, magnetic separation, flotation), metallurgical performance may not be achieved. More detailed variability testing is recommended for the blended ore to better assess the impact of dilution and grade on the metallurgical performance. 14. High variability in the head grades (lithia and iron content in the run-of-mine ore, resulting in poor product quality. Implementing an ore stockpiling strategy to ensure a concentrator feed characteristic are understood prior to processing. 15. Testwork showed that the process performance is sensitive to grind size (ore sorting, magnetic separation, and flotation), under or over crushing and grinding could lead to poor product quality and low recoveries. Implementing proper procedures and monitoring to operate crushing and grinding circuits in optimum conditions. 16. The potential presence of silica and beryllium in some production areas, due to dust emissions, is identified as a health & safety risk. All dust collection systems and extraction points are being reviewed and upgraded; must ensure that adequate SOPs, guidelines, and ambient air sampling procedures are in place for ongoing production. Dust collection improvements will be completed, when needed, according to testing results. 17. Low feed density to tailings thickener leading to insufficient capacity of the equipment. Implement a water management strategy in operation. 18. Level of lithium in filtering water requiring additional filters due to increased wash cycle time Investigate alternate water treatment upstream and downstream of filters. North American Lithium DFS Technical Report Summary – Quebec, Canada 322 Area Risk and Potential Impact Possible Mitigation Approach General 19. A low unemployment rate in the region will increase the difficulty of recruiting qualified personnel; a loss of productivity may result. NAL has put in place a hiring program to recruit experienced and qualified personnel. A human resources manager is leading the program with the help of an outside firm. 20. The Abitibi-Temiscamingue region is impacted by low electrical power availability. For the first phase of the NAL plant, Hydro-Québec (HQ) has an available block of power of 12 MVA for the plant (8.4 to 11.4 MW depending on plant’s power factor). Beyond this value, a power increase request must be filed with HQ; this will be required for later phases of the Project. Discussions with Hydro-Québec are ongoing to ensure that electrical requirements are met. Given the low electrical power availability in the region, capacitor banks will be purchased in 2023 to improve the plant’s power factor. 21.3 PROJECT OPPORTUNITIES Over the years, the Project has undergone several operational and ownership changes and improvements have been made since being put on care and maintenance in 2014. Based on the current recommissioning plans, a number of significant opportunities have been identified. The major opportunities that have been identified at this time are summarized in Table 21-3 excluding those typical to all mining projects, such as changes in product prices, exchange rates, etc. Further information and assessments are needed before these opportunities should be included in the project economics. Table 21-3 – Project opportunities. Area Opportunity Explanation Benefit Geology and Resource Model 1. A lot of material within the pit-constrained and underground resources have been classified as inferred and has a chance of being upgraded to indicated. Additional drilling is likely to upgrade inferred resources to indicated. 2. The calculated open-pit cut-off grade is 0.15% Li2O whereas the Mineral Resource Estimate cut-off grade is 0.60%. Metallurgists requested the cut-off grade to be 0.60% at a minimum due to metallurgical constraints, Additional discussions with Metallurgists and mine site geologists and engineers could potentially identify additional materials to be included in a future mineral resource estimate update. 3. The interpretation of pegmatitic dykes rests on a limited number of intercepts in some areas. These areas were classified as inferred resources. Infill drilling should be completed to convert inferred resources to indicated in those zones. 4. The deposit is open in both NW and SE directions as well as at depth. Additional drilling is warranted to explore the full extent of the mineralization. Additional drilling might add mineral resources. Open Pit Mining and Reserves 5. The current LOM plan could be further improved with a grade optimization and ore stockpiling strategy, especially with the feed portion coming from Authier. This strategy will help to optimize the stripping ratio versus ore feed grades. 6. Based on current modelling efforts, some dykes are too small or narrow to be mined selectively and will be sent directly to waste due to their potential high dilution. There is an opportunity of including these deposits in the actual mining plan by executing offline sorting. Higher project revenues due to an increase of available mineral resources 7. Steeper slope angles may be feasible by optimizing designs based on the documented geological conditions and performance achieved in the field. Excellent field performance may warrant increasing the design bench face angle (BFA). Map the mining faces and keep a log of rock mechanics considerations to validate if steeper angles could be achievable in specific geotechnical sectors. Concentrator 8. Optimize iron to lithia ratio and limit fluctuation in the ROM to ensure stable operation and allow process optimization. Increase overall concentrator recovery which would help increase overall project revenues North American Lithium DFS Technical Report Summary – Quebec, Canada 323 Area Opportunity Explanation Benefit 9. Investigate alternative tailings treatment strategies (Coarse and fine tailings separately) and technologies (other dewatering systems) to identify the optimum and cost-effective solution. Reduction in CAPEX and potential savings in OPEX. Increase plant flexibility for operation and maintenance. Water Management 10. There is an opportunity to combine the existing process plant water treatment area and the proposed site water treatment facilities together. Simplified and improved operational flexibility. Potential reductions in OPEX/CAPEX. 11. There is an opportunity to delay the implementation of WRP-3 by as much as 5 years by using the produced waste rock for site construction activities and for construction of the tailings facility retention berms as soon as permits are obtained for those infrastructures. Delay the construction of BO-12 and associated ditches. 12. A distance of less than ten kilometers would be necessary to connect the plant operations to an existing rail infrastructure. Feasibility of this option should be further analyzed. Lower operational costs due to a potential decrease of transport costs. North American Lithium DFS Technical Report Summary – Quebec, Canada 324 22. INTERPRETATION AND CONCLUSIONS 22.1 PROJECT SUMMARY The original DFS Report was prepared and compiled by BBA under the supervision of the authors at the request of Sayona Quebec. From the outcome of the DFS, this S-K §229.1304 compliant Technical Report Summary provides a summary of the results and findings from each major area of investigation to a level that is equivalent and normally expected for a Definitive Feasibility Study (DFS) of a resource development project. Standard industry practices, equipment and process were used within this study. This Report is based on an updated mineral reserve estimate effective as of Dec 31, 2023, as well as Sayona Quebec’s restart of the spodumene concentrator processing facilities, which commenced operation in 2023-Q1. 22.1.1 Key Outcomes Working with its consultants, Sayona Quebec has planned a number of improvements and changes to the Project since it was put on care and maintenance in 2019. The authors note the following interpretations and conclusions in their respective areas of expertise, based on the review of data available for this Report. 22.2 GEOLOGY AND RESOURCES 22.2.1 Geology • The geology and geochemistry of LCT pegmatites is well understood. • The geology units on the project are well understood, including the various types of pegmatite dykes; and • Over 49 spodumene-bearing pegmatite dykes have been identified on the Project. o Drilling • Sayona Quebec conducted a diamond drilling program between April and November 2023. Results from this program are still pending and where not incorporated in this Report. In addition, Sayona Quebec conducted a resampling program in 2022 to improve the geological model, Li2O and Fe grade distribution, and density; and • Drilling completed on the project by previous operators followed industry best practices.

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22.3 MINING AND RESERVES

22.3.1 Reserves

- The open pit constrained mineral resources estimate, effective as of December 31, 2022, using a cut-off grade of 0.60% Li_2O, is reported as 1.0 Mt at 1.19% Li_2O (Measured), 24.0 Mt at 1,23% Li_2O (Indicated), and 22 Mt at 1.2% Li_2O (Inferred). Additionally, underground mineral resources using a cut-off grade of 0.60% Li_2O of 11 Mt at 1.3% Li_2O (Inferred) is also reported.
- The geological model that underpins the NAL Mineral Resource Estimate was significantly improved since the previous Mineral Resource Estimate (McCracken et al, 2022) to reflect the host rock lithologies and the thickness, orientation, as well as lateral and down-dip continuity of the pegmatite dyke swarm. The enhancements were made possible by the integration of new sampling data, a detailed review of relationships between pegmatites and diluting host rock, and through discussions with internal and external experts. The model accuracy was also validated against historical mining voids, past production average grades and trends observed in historical grade control data. The previous geological model, prepared for the NAL Pre-Feasibility Study, used a more generalized approach, modelling "corridors containing pegmatites" rather than pegmatitic dykes, with consideration for up to 20% internal waste. These corridors are understood to encompass multiple stacked, and/or cross-cutting dykes, intermingled with high-Fe country-rock, devoid of spodumene. The updated interpretation better reflects the QP's understanding of the local variation of the dyke swarm. Internal dilution now represents less than 3% of the Mineral Resource estimate. The model refinement for the NAL deposit enabled a more precise segregation between the spodumene-bearing pegmatites, and the high-Fe waste rock. This, in turn, has the combined effect of reducing the overall in-pit resource tonnage of Measured and Indicated tonnes (-54%), with a corresponding increase in Li_2O grade (+22%). Importantly, the increased accuracy of model permits greater mining selectivity to be applied, thereby reducing the quantity of waste, and improving metal recovery at the plant.
- Updates to the geological model and understanding of the mineralized system are critical to the upcoming drilling programs targeted at both resource conversion and exploration. The QP is confident that the majority of the inferred mineral resources will be upgraded to indicated resources with additional drilling.

22.3.2 Mining

- Mineral Reserves have been estimated for a total of 21.7 Mt of Proven and Probable Mineral Reserves at an average grade of 1.08% Li_2O, which is comprised of 0.7 Mt of Proven Mineral Reserves at an average grade of 1.24% Li_2O and 21.0 Mt of Probable Mineral Reserves at an average grade of 1.08% Li_2O.

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- Development of a mine plan that provides sufficient ore to support an annual feed rate of approximately 1,100,000 tonnes at the crusher coming from NAL (the remaining portion coming from Authier at approximately 530,000 tonnes of ore per year).
- Updated detailed mine designs, including pit phasing.
- Development of a dilution model to ensure that potential ROM ore feed respects final product specifications.
- Development of a life of mine (LOM) plan that results in a positive cash flow for the Project, which permits conversion of resources to reserves.

22.4 METALLURGY AND PROCESSING

North American Lithium (NAL) has restarted in Q1-2023 concentrator operations, which had been on care and maintenance since 2019. The concentrator plant will first process ore form the NAL deposit and then, when the Authier Lithium mine comes into operation in 2025, a blend of ore from both deposits will be processed. The LOM average spodumene concentrate grade is 5.74% Li_2O with a 67.4% lithium recovery.

Several upgrades were made to the crushing circuit and concentrator to achieve nameplate capacity and the targeted metallurgical performance. Those modifications are presented in Table 22-1.

Table 22-1 – Major plant upgrades.

Major Upgrades	Results
Modifications to the dump pocket and installation of an apron feeder ahead of the primary crusher.	To ensure a stable feed to the primary crusher and to avoid blockage, which frequently occurred in previous operation.
Addition of an optical sorter in parallel to the existing secondary sorter.	Optical sorting is critical to remove waste from the pegmatite ore. In addition to meeting capacity requirements, the addition of a third sorter should allow for higher separation efficiency.
Installation of two additional stack sizer screens.	Testwork showed metallurgical performance is strongly sensitive to grind size. Historical data showed low rod mill power draws and screen overloading, resulting in high bypass of fines to the ball mill, which leads to a reduction in grinding rates. The addition of the two new screens will provide better separation.
Addition of a low-intensity magnetic separator (LIMS) prior to wet high-intensity magnetic separation (WHIMS). There was no LIMS in the previous flowsheet.	The LIMS removes grinding media chips to protect the downstream WHIMS.
Addition of a second WHIMS in series with the existing unit prior to flotation.	Magnetic separation is a critical step in the process to reject iron-bearing silicate minerals. A second WHIMS will allow for higher removal of iron-bearing minerals prior to flotation.
Upgrade of the existing high-density conditioning tank.	Improve conditioning, thus flotation efficiency.
Installation of a higher capacity spodumene concentrate filter.	Increased concentrate filtration capacity to meet throughput requirements.

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Other modifications to the process are still being developed such as:

- The addition of a crushed ore storage dome to increase ore retention capacity. The crushed ore pile will feed the rod mill feed conveyor during periods of crushing circuit maintenance.
- The addition of a tailings filter plant as a future tailings management option (dry stack). The tailings filter plant is scheduled for start-up in 2025.

Based on the testwork and proposed flowsheet, the design Project metallurgical recoveries at 5.82% Li_2O concentrate grade are as presented in Table 22-2.

Table 22-2 – Projected metallurgical recoveries.

Lithium Recovery Data		
Criterion	Unit	Value
Overall Crushing and Sorting Lithium Recovery (A)	%	96.5
Ore Sorting Waste Rejection	%	50.0
Desliming and WHIMS Lithium Recovery (B)	%	88.5
Flotation Lithium Recovery (C)	%	77.6
Overall Lithium Recovery (Concentrator) (AxBxC)	%	66.3

22.5 INFRASTRUCTURE AND WATER MANAGEMENT

- The tailings and water management are based on a strategy of placing conventional Spodumene tailings in Tailings Storage Facility 1 (TSF-1) for the first two years of operation. In Year 2 the plan would be to convert to a dry stack facility to the West of TSF1 (TSF-2). The TSF-2 site still needs to be permitted. It will be built as a co-deposition facility whereby compacted tailings are confined within a waste rock confinement berm.
- Water management focused on water diversion, where possible. Water management infrastructure will be phased in as required.

22.6 MARKET STUDIES

According to BMI, starting in 2028, lithium supply is projected to fall short of demand. Lithium market demand is expected to grow largely due to the increase in battery production from a global standpoint. Lithium hydroxide demand is expected to increase at a more robust growth rate than lithium carbonate to reach 58% of aggregate demand by 2040. Raw material supply is projected to be led by spodumene (hard rock) and brine while recycling will gradually occupy a significant market share of supply by 2040 (33%). Spodumene and lithium carbonate prices are expected to reach their highest price in 2024 and

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decline gradually to reach a steady state by 2033 of $1,050 USD/t of spodumene and $20,750 USD/t of lithium carbonate.

For the purpose of this Project, sales from 2023 to 2026 are based on the greater of 113 kt of spodumene concentrate or 50% of spodumene concentrate sales at the Piedmont Lithium contract price and the remaining concentrate sales at BMI Q4 2022 spodumene market prices. From 2027 onwards, the entire concentrate sales are settled at BMI Q4 2022 spodumene market prices.

For the contracted volume to Piedmont Lithium Inc, a price of $810 USD/t (from the reference of $900 USD/t @ 6.0% Li_2O to adjusted value of $810 USD/t assuming 5.4% Li_2O and applied 10% price discount from $900 USD/T for lower grade) assumed over 2023-26, while the remainder of the concentrate production uses market prices. From 2027 and beyond, Sayona Quebe is reverting back to market prices for the entire production as it seeks to pursue a lithium transformation project on-site, leveraging prior investments, in line with its commitments with the Government of Québec related to its acquisition of NAL.

22.7 PROJECT COSTS AND FINANCIAL EVALUATION

22.7.1 Capital Costs

The total capital expenditure (CAPEX) proposed for the project is estimated at $363.5M CAD, inclusive of owners' costs, indirects costs and contingencies. The present costs estimate pertaining to this study qualifies as Class 3 –feasibility Study Estimate, as per AACE recommended practice R.P.47R-11. The accuracy of this CAPEX estimate has been assessed at ±20%.

The CAPEX estimate includes all the direct and indirect project costs, complete with the associated contingency. The estimating methods include quotations from vendors and suppliers specifically sought for this project, approximate quantities and unit rates sourced from quotations and historic projects and allowances based on past projects. A summary of the capital expenditure distribution is shown in Table 22-3 below, in Canadian dollars.

22.7.2 Operating Costs

Table 22-4 and Table 22-5 are in Canadian dollars.

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Table 22-3 – NAL CAPEX Summary.

Cost Item	Capital Expenditures ($M)
Mining Equipment	105.6
Dry Stack Mobile Equipment	19.6
Pre-Approved Projects	26.9
Tailings Filtration Plant and access Roads	80.6
Various Civil Infrastructures	37.6
Tailings Storage Facilities	53.4
Truck Shop Expansion	4.9
Reclamation & Closure	34.9
Total CAPEX	**363.5**

Table 22-4 – Operating cost summary by area.

Cost Area	LOM (M CAD)	CAD/t Ore	USD/t Ore
Mining	955.73	44.25	33.19
Mineral processing	828.54	38.36	28.77
Water treatment	8.68	0.40	0.30
Tailings management	78.79	3.65	2.74
General and administrative (G&A)	394.65	18.27	13.70
Reclamation bond insurance payment	5.53	0.26	0.19
Total operating costs	**2,271.92**	**105.19**	**78.90**
Ore Transport and Logistics Costs	135.33	6.27	4.70
Total on-site and off-site costs	**2,407.25**	**111.46**	**83.60**
Authier Lithium Ore Purchase	1,114.88	51.62	38.72
Reclamation and closure costs	34.91	1.62	1.21
Total Operating and Other Costs	**3,557.04**	**164.70**	**123.52**

Table 22-5 – NAL operation including Authier ore supply - Financial analysis summary.

Item	Unit	Value (US$)	Value (C$)
Mine life	year	20	
Strip Ratio	waste t: ore t	8.3	
Total NAL Mined Tonnage	Mt	201	
Total Crusher Feed Tonnage, including Authier	Mt	31	
Total Crusher Feed Grade, including Authier	%	1.04	
Revenue			
Average Concentrate Selling Price	$/t conc.	1,352	1,803
Exchange Rate	C$:US$	0.75	
Selling Cost			
Product Transport and Logistic Costs	$/t conc.	26	34
Project Costs			
Open Pit Mining	$/t conc.	189	252
Mineral Processing	$/t conc.	164	218
Water Treatment, Management and Tailings	$/t conc.	2	2
General and Administration (G&A)	$/t conc.	78	104

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Item	Unit	Value (US$)	Value (C$)
Authier Ore Purchase	$/t conc.	220	293
Project Economics			
Gross Revenue	$M	5,114	6,818
Authier Ore Purchased Cost	$M	834	1,114
Total Selling Cost Estimate	$M	98	130
Total Operating Cost Estimate	$M	1,701	2,268
Total Sustaining Capital Cost	$M	281	375
Undiscounted Pre-Tax Cash Flow	$M	2,225	2,966
Discount Rate	%	8	8
Pre-tax NPV @ 8%	$M	1,500	2,001
Pre-tax Internal Rate of Return (IRR)	%	4,701	4,701
After-tax NPV @ 8%	$M	1,026	1,367
After-tax IRR	%	2,545	2,545
Cash Cost, including Authier ore purchase	$/t conc.	691	817
All-In Sustaining Costs, excluding Authier	$/t conc.	740	987

22.7.3 Project Economics

Table 22-5 provides a summary of the financial analysis, which demonstrates that the NAL project is economically viable.

Key outcomes of the North American Lithium (NAL) Definitive Feasibility Study (DFS) include an estimated pre-tax NPV of $2,001 million (8% discount rate) and a pre-tax IRR of 4,701%. Life of mine is now 20 years, based on an estimated Proven and Probable Mineral Reserves of 21.7 Mt @ 1.08% Li_2O (Proven Reserve 0.7 Mt @ 1.24% Li_2O and Probable Reserve 21.0 Mt @ 1.08% Li_2O) for NAL and the inclusion of the Authier Lithium Project's Proven and Probable Mineral Reserves.

Note: All-In Sustaining Costs = Cash Costs + Sustaining Capital + Exploration expenses + G & A expenses.

Summary of the main assumptions:

- The economic analysis has been done on a Project basis and does not take into consideration the timing of capital outlays that have been completed prior to the date of this Report.
- The financial analysis was based on the Mineral Reserves presented in Chapter 12, the mine and process plan and assumptions detailed in Chapters 13 and 14, the marketing assumptions in Chapter 16, the capital and operating costs estimated in Chapter 18 and by taking into consideration key Project milestones as detailed in Chapter 21.
- The analysis was performed based on fiscal years (FYs) as opposed to calendar years, unless specified otherwise. The fiscal year begins on July 1st and end on June 30th.
- Commercial production of spodumene concentrate is scheduled to begin in the second quarter (Q2) of 2023 model Year 1.
- Exchange rates: An exchange rate of $0.75 USD per $1.00 CAD was used to convert the USD market price projections into Canadian currency. The sensitivity of the base case financial results

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to variations in the exchange rate was examined. Those cost components, which include U.S. content originally converted to Canadian currency using the base case exchange rate, were adjusted accordingly.

- Discount rate: A discount rate of 8% has been applied for the NPV calculation.
- The long-term prices of spodumene concentrate were estimated based on market studies, discussions with experts, recent lithium price forecasts (Chapter 16) and Piedmont contract prices. Revenue up to fiscal year 2026 is based on 50% of the concentrate sales at average benchmarked spodumene market prices and the remaining 50% of concentrate sales to the Piedmont Lithium contract price.
- Selling costs are the transport and logistics costs of the concentrate to the Quebec City port facility.
- The products are sold in batches of 30 kt. The 30-kt shipment intervals were used for Sayona Quebec to accumulate sufficient inventory to achieve a full boatload for shipping cost efficiency.
- Class specific capital cost allowance rates are used for the purpose of determining the allowable taxable income.
- The financial analysis was performed on Proven and Probable Mineral Reserves as outlined in this Report.
- Tonnes of concentrate are presented as dry tonnes.
- Discounting starts on January 1, 2023.
- Authier ore is purchased at $120 CAD/t.
- All costs and sales are presented in constant Q1-2023 CAD, with no inflation or escalation factors considered.
- All related payments and disbursements incurred prior to the end of Q2-2023 are considered as sunk costs.
- Royalties: North American Lithium (NAL) is not subject to royalty payments.
- The accuracy of this CAPEX estimate has been assessed at ±20%.

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23. RECOMMENDATIONS

23.1 PROJECT SUMMARY

This Report was prepared by Sayona Quebec for the registrant, Piedmont. This Report provides a summary of the results and findings from each major area of investigation to a level that is equivalent and normally expected for a Definitive Feasibility Study (DFS) of a resource development project. Standard industry practices, equipment and process were used within this study.

This Report is based on an updated mineral resource estimate effective as of December 31, 2022, as well as Sayona's restart of the spodumene concentrator processing facilities, which commenced operation in 2023-Q1.

23.2 GEOLOGY AND RESOURCES

The following activities were recommended in the DFS to improve geology and mineral resource estimation.

- Additional drilling is warranted:
  - Approximately 16,250m to convert material currently classified as inferred resources in the resource pit shell to the indicated category.
  - Approximately 17,500m to explore lateral plausible extensions NW and SE of the current deposit.
- Shoulder samples and internal samples of waste (granodiorite and volcanics) should be collected and assayed on all future drill programs.
- Continue to collect bulk density measurements in all rock types, particularly the volcanics and granodiorites.
- Surface mapping of the pegmatite dykes, particularly in the volcanics, will improve the understanding of the dyke geometry.
- Where possible, channel samples across the pegmatites in the volcanics should be collected and assayed to support the near surface grade estimation.
- A thorough grade control program must be implemented and applied during future mine operation.

In fact, Sayona carried out a surface drilling campaign on NAL property during 2023. In total 172 holes have been drilled, totaling over 45,535 meters. The objective of this drilling campaign was to increase the resources on the entire NAL property and more particularly to convert the inferred mineral resources into indicated mineral resources. The results of this campaign have not been incorporated into the resources model as of the effective date of this report.

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North American Lithium DFS Technical Report Summary – Quebec, Canada 333 Sayona's objective is to continue exploration on the entire NAL property (including the mining lease) with the aim of increasing the resource and mineral reserve. 23.3 MINING AND RESERVES Conducting the following geotechnical work in the next stage of the Project was recommended in the DFS (and are currently ongoing by WSP-Golder): • Preparation of a drawing containing the geology draped on the planned pit walls, using the updated pit shell with the angles presented in this Report, to better define the rock mass that will likely be exposed on the walls. • Continue updating the limits of the design sectors and define the application of the proposed rock slopes for the updated pit shell. • Start to develop a 3D structural model containing the interpretation of the fault intervals from the geotechnical and exploration holes, as well as the mineralized pegmatite dykes. • Update the engineering geology model as additional data becomes available prior to mining. • Carry out additional direct shear tests on the identified major discontinuity sets, particularly those labelled G_CO1 or M_CO1. • Continue to read the installed vibrating wire piezometers to obtain the seasonal variation of groundwater elevations. • Installation of additional piezometers may be required for this monitoring to supplement the data from the three units installed during the 2010 geotechnical investigation. • Carry out test works and analysis to confirm the actual in-place density of the waste material once deposited on the waste rock piles. This is to ensure the planned waste rock areas have sufficient capacity. As the mine re-starts operation, the risks associated with the uncertainties related to geological structures should be managed by a program of ongoing geotechnical documentation and monitoring, including: • Pit documentation during pit development, including geotechnical wall mapping of the exposed rock faces. • Slope monitoring, including: o Visual inspection. o Surface displacement monitoring. o Subsurface displacement monitoring. o Water-level monitoring and monitoring of piezometric pressures in the NW, N and NE sectors, due to Lac Lortie, settling pond and former tailings basin. o Blasting-related monitoring. Other recommendations as the mine re-starts operations: North American Lithium DFS Technical Report Summary – Quebec, Canada 334 • Further optimize the mine plan and detail the mining sequence to mine efficiently around old underground workings. • Optimize the crusher feed and adjust mine planning sequence accordingly to maximize the average grade feed with ROM feed coming from Authier and to minimize the iron content in the feed. Validations with the Processing team on the timeframe within which the feed grade must be constant. • Detail the waste deposition sequence to various waste rock piles as well as for site infrastructure construction (site roads, haul roads, pads, and tailings storage facilities). 23.4 METALLURGY AND PROCESSING Testwork on blended composite and variability samples was undertaken to support the DFS process design. Testwork has shown that metallurgical performance is strongly influenced by grind size, host rock type, and lithia and iron grades in the run-of-mine ore. For this reason, attention should be made to manage ROM feed grade fluctuations to allow stable operation of the process plant. The following should be considered: • Further metallurgical testwork are recommended such as: o Assessment of the impact of dilution and head grade on metallurgical performance. More detailed variability (Authier and NAL ore) testwork should be performed to produce a recovery model based on feed characteristics. o Mineralogy and liberation analysis should be completed around the flotation circuit to investigate potential optimization opportunities. • Testwork showed metallurgical performance is strongly sensitive to grind size. High attention should be given to the operation of crushing and grinding circuits to ensure optimal grind size is achieved. • The mine plan showed variability in iron content of the ROM material. An operational strategy should be developed for ore sorter and WHIMS operation to minimize lithium losses while attaining the desired concentrate quality. • Continue filtration testing to confirm the design of the tailings filtration plant. Optimize the filter plant layout based on the selected technology. 23.5 INFRASTRUCTURE • It is recommended that the current water management approach to the East of the site (pre- existing) be reviewed and optimized, considering the new footprint to the West of the powerline. North American Lithium DFS Technical Report Summary – Quebec, Canada 335 • It is recommended that the current water treatment system (reverse-osmosis) be evaluated as to its capacity and efficiency of the current water treatment system for use over the larger footprint of the new project. • The entrance to the site should be upgraded to allow for a larger turn radius for the vehicles transporting the ore and concentrate. There will be a considerable increased amount of traffic at this entrance. Additionally, it is recommended that the existing public gravel road should be upgraded and paved to support the added traffic. • Geotechnical investigations should continue and be completed in all proposed infrastructure areas to validate geotechnical assumptions taken during this study. This will also support detailed engineering. 23.6 MARKET STUDIES For North American Lithium, the ore processed is processed into lithium spodumene. The spodumene is then sold in part to Piedmont Lithium through the existing offtake agreement, and in part sold to market participants, for transformation in lithium carbonate or hydroxide. The spodumene can be sold directly to customers, or through an intermediary commodity trader. 23.7 ENVIRONMENTAL AND SOCIAL RECOMMENDATIONS • It is recommended that geotechnical investigations continue in the area of the waste rock pile no. 2 extension (WRP-2) in support of detailed engineering. • Samples (3 minimum) of the hydromet tailings should be tested to determine the optimal degree for compaction and required moisture content (Proctor tests). • Samples of hydromet tailings (liquid portion and solid portion) should be subjected to a comprehensive environmental geochemical characterization program. • The geochemical characterization of the spodumene tailings should be further explored. • Progressive restoration of waste pile #2 should be started soon. • . • Potential areas for waste storage closer to the open-pit location should be reassessed according to environmental constraints since a shorter haul distance for waste and overburden would have a positive impact on costs and greenhouse gas (GHG) emissions. • It would be relevant to carry out a complementary geochemical characterization of the tailings generated from the milling of NAL ore for spodumene concentrate production. Available geochemical characterization has been produced on a combined tailings sample representing a mixed tailings from spodumene concentrate production and lithium carbonate production. It is understood that the new tailings management area will only be used for storage of tailings from North American Lithium DFS Technical Report Summary – Quebec, Canada 336 spodumene concentrate production. Geochemical characterization carried out on tailings from processing of Authier ore have demonstrated that those tailings showed no Acid Rock Drainage or Metal Leaching potentials. • It would be relevant to carry out a comprehensive environmental characterization of the existing tailings storage facility (TSF-1) in order to develop optimized concepts for its reclamation. Special attention must be given to the requirements for treatment of contaminated waters still present at the end of operation of the TSF-1. • A global water balance must be developed for the entire site, including the new tailings storage facility (TSF-2). In order to optimize the water management, special attention must be given to the source of waters used for processing (mine water, water from existing TSF and/or from future TSF). • It would be relevant to begin revegetation tests on waste rock pile no. 2 (WRP-2) in order to confirm the feasibility of the concept presented in the closure plan for the restoration of waste rock piles. 23.8 PROJECT COSTS AND FINANCIAL EVALUATION There are currently no recommendations on project costs or financial evaluations.

North American Lithium DFS Technical Report Summary – Quebec, Canada 337 24. REFERENCES 24.1 GENERAL PROJECT Agence Canadienne d’Évaluation Environnementale. 2018. Projet de mine de spodumène North American Lithium. Rapport d’étude approfondie. 107 p. BBA, 2023. Leblanc, I, Piciacchia, L, Quinn, J., Dupéré, M. Updated Definitive Feasibility Study Report for the Authier Lithium Project prepared for Sayona Mining Limited, dated April 14, 2023. Benchmark Minerals, 2022, Lithium Forecast | Q1 2022 | Benchmark Mineral Intelligence. Canada Lithium Corp., 2012, Feasibility Study Update – NI 43-101 Technical Report, Québec Lithium Project, La Corne Township, Québec, October, 2012. Canadian Dam Association, 2013, Application of Dam Safety Guidelines to Mining Dams. Canadian Dam Association, 2014, Application of Dam Safety Guidelines to Mining Dams. Environment Canada, 2016, Guidelines for the Assessment of Alternatives for Mine Waste Disposal. Golder Associates. 2012. Caractérisation géochimique d’échantillons de stériles miniers du projet Québec Lithium. Québec Lithium inc. 9 p. + appendices. Golder Associates. 2012. Caractérisation géochimique d’échantillons de résidu combiné du projet Québec Lithium. 13 p. + appendices. Golder, 2017b, Niveau Maximum d’Opération du Parc à Résidus #1 – Phase 1B+. Hawley, M., Cunning, J., 2017, Guidelines for Mine Waste Dump and Stockpile Design, CRC Press/Balkema. Kramer, S.L., 1996, Geotechnical Earthquake Engineering, Prentice Hall Inc., Englewood Cliffs, NJ. Ministère de l’Énergie et des Ressources Naturelles, Direction de la restauration des sites miniers, 2016, Guide de préparation du plan de réaménagement et de restauration des sites miniers au Québec. Ministère du Développement durable, de l’Environnement et des Parcs, 2012, Directive 019 sur l’industrie minière. Ministère des Ressources Naturelles, Direction de la restauration des sites miniers, 2014, Approbation de la mise à jour du plan de restauration du site minier Québec Lithium. SNC, 1974. Surveyer, Nenniger and Chênevert Inc (SNC). Report of Lithium Property, Barraute, Quebec for Sullivan Mining Group, Montreal, Quebec. 63 pp. North American Lithium DFS Technical Report Summary – Quebec, Canada 338 URSTM. 2015. Essais cinétiques sur quatre lithologies du projet Québec Lithium. 54 p. Wood Mackenzie, 2022, Global lithium strategic planning outlook – Q1 2022. 24.2 GEOLOGY AND RESOURCES Asselin, R., Chief Geologist, 2016, Final – Procédures Forages de Surface 2016, Internal North American Lithium report (in French). Blanchet, D., Hardie, C., Lavery, M.E., Lemieux, M., Nussipakynova, D., Shannon, J.M., Woodhouse, P., 2011, Feasibility Study Update, NI 43-101 Technical Report, Québec Lithium Project, La Corne Township, Québec, Prepared for Canada Lithium Corp., (pp.164). Breaks, F.W. and Tindle, A.G,1997, Rare-Metal Exploration Potential of the Separation Lake Area: An Emerging Target for Bikita-Type Mineralization in Superior Province, Northwestern Ontario, Ministry of Energy, Northern Development and Mines Publication OFR5966. Carrier, A., Kerr-Gilespis, F., 2016, Note technique préliminaire de diligence raisonnable sur la campagne de forage de surface et d’échantillonnage, InnovExplo due diligence report, 10 p. (in French). Černý, P., 1991, Rare Element Granitic Pegmatites. Part I: Anatomy and Internal Evolution of Pegmatite Deposits, Geoscience Canada, v.18, (pp. 46-67). Corfu, F.,1993, The evolution of the southern Abitibi greenstone belt in light of precise U-Pb geochronology, Economic Geology (1993) 88 (6): 1323–1340. Dawson, K.R., 1966, A Comprehensive Study of the Preissac-La Corne Batholith, Abitibi Country, Québec, Geological Survey of Canada, Bulletin 142. Derry, D.R., 1950, Lithium-bearing Pegmatites in Northern Québec, Economic Geology, v. 45(2), (pp. 95- 104). Feng, R. and Kerrich, R., 1991, Single zircon age constraints on the tectonic juxtaposition of the Archean Abitibi greenstone belt and Pontiac Subprovince, Québec, Canada, Geochimica et Cosmochimica Acta, volume 55 Issue 11. Gariépy, C. and Allègre, C., 1985, The lead isotope geochemistry and geochronology of late-kinematic intrusives from the Abitibi greenstone belt, and the implications for late Archaean crustal evolution, Geochimica et Cosmochimica Acta, volume 49 Issue 11. Hardie, C., Live, P., Palumbo, E., 2016, Technical Report 43-101 on the Pre-Feasibility Study for the Québec Lithium Project, Prepared for Canada Lithium Corp., (pp. 135). North American Lithium DFS Technical Report Summary – Quebec, Canada 339 Hardie, C., Stone, M., Lavery M.E., Lemieux, M., Blanchet, D., Woodhouse, P., January 2011, Technical Report NI 43-101 on the Feasibility Study for the Québec Lithium Project, La Corne Township, Québec, Prepared for Canada Lithium Corp., (pp. 146). Karpoff, B.S., 1955, Pegmatitic Lithium Deposit of the Québec Lithium Corporation, Internal Report of Québec Lithium Corporation. Karpoff, B.S., 1993, Évaluation Technique de la Propriété Minière Québec Lithium, Internal Report for Cambior Inc. (in French). Lavery, M.E., Stone, M., November 2010, Technical Report, Québec Lithium Property, La Corne Township, Québec, Prepared for Canada Lithium Corp., (pp. 146). London, D. 2008, Pegmatites, The Canadian Mineralogist Special Publication 10. McCracken, T., et al., 2022, Prefeasibility Study Report for the North American Lithium Project, Québec Lithium Property, La Corne, Québec, Canada, Prepared for Sayona Mining Limited. Mulja, T., Williams-Jones, A.E., Wood, S.A., Boily, M., 1995, The Rare-Element enriched Monzogranite- Pegmatite-Quartz Vein System in the Preissac-La Corne Batholith, Québec, Geology and Mineralogy, Canadian Mineralogist, v. 33, (pp. 793-815). Rowe, R.B., 1953, Pegmatitic Beryllium and Lithium Deposits, Preissac-La Corne region, Abitibi County, Québec, Geological Survey of Canada, Paper 53-3. Selway, J.B., Breaks, F.W., Tindle, A.G., 2005, A Review of Rare-Element (Li-Cs-Ta) Pegmatite Exploration Techniques for the Superior Province, Canada, and Large Worldwide Tantalum Deposits, Exploration and Mining Geology (2005) 14 (1-4): 1–30. Shannon, J.M., Nussipakynova, D., Pitman, C., 2011, Québec Lithium Property, La Corne Township, Québec, Technical Report for Canada Lithium Corp., Prepared by AMC Mining Consultants (Canada) Ltd., December 5, 2011, (pp. 115). Steiger, R.H. and Wasserburg, G.J., 1969, Comparative U-Th-Pb systematics in 2.7 × 109yr plutons of different geologic histories, Geochimica et Cosmochimica Acta, Volume 33, Issue 10, Pages 1213- 1232. Stone, M., Ilieva, T., April 2010, Independent Technical Report, Québec Lithium Property, La Corne Township, Québec, Prepared for Canada Lithium Corp. by Caracle Creek International Consulting Inc., (pp. 227). Stone, M., Selway, J., December 2009, Independent Technical Report, Québec Lithium Property, La Corne Township, Québec, Prepared for Canada Lithium Corp. by Caracle Creek International Consulting Inc., (pp. 132, plus appendices). North American Lithium DFS Technical Report Summary – Quebec, Canada 340 Tremblay, L.P., 1950, Fiedmont Map Area, Abitibi County, Québec, Geological Survey of Canada, Memoir 253. 24.3 MINING Castro, L., El Madani, F., 2010, Feasibility Pit Slope Design – Québec Lithium Open Pit Project - report no. 10-1221-0017-3000-Rev0. Poniewierski, J., 2017, Pseudoflow Explained - A discussion of Deswik Pseudoflow Pit Optimization in comparison to Whittle LG Pit Optimization, (pp. 4). Golder Associés Ltée, 2010, Investigation hydrogéologique - Exploitation à ciel ouvert, Québec Lithium - Secteur du Lac Lortie. Golder Associés Ltée, 2017, Investigation hydrogéologique - Exploitation à ciel ouvert, Québec Lithium - Secteur du Lac Lortie. Golder Associés Ltée, 2018, Memorandum Technique, TMF Chapter for NI-43101 Update – June 17 Golder Associés Ltée, 2022, Avis Technique – Critères de Conception pour l’Enveloppe de Fosse de Niveau Pré-faisabilité – Site Minier Lithium Amérique du Nord, La Corne, Québec. WSP Golder, November 2022, Étude hydrogéologique du secteur de la fosse au site minier de Lithium Amérique du Nord, La Corne, Québec WSP Golder, 2 december 2022, Mise à jour de l’évaluation des piliers de surface de la mine Lithium Amérique du Nord WSP Golder, february 23, 2023, Revue sommaire de l’enveloppe de fosse du 21 février 2023 WSP Golder, 2023, Memorandum Technique, Préliminaire - Recommandations pour les angles de pentes pour l’étude de faisabilité de la réouverture de la fosse Lithium Amérique du Nord - Lacorne, Québec, Canada 24.4 MINERAL RESOURCES AND METALLURGY North American Lithium, Rapport de Production (Internal document), June 2017 to March 2019. Palumbo, E., Hardie, C., 2016, Technical Report on Laboratory Testwork and Operational Issues, Prepared for North American Lithium Inc. by BBA Inc. (Technical Report No. 5939017-000000-49-ERA-0002, Rev 00, December 12, 2016), (pp. 112).

North American Lithium DFS Technical Report Summary – Quebec, Canada 341 Primero, 2022, North American Lithium Mine - Concentrate Belt Filter Upgrade Study - 24003-REP-PR-001 Rev. C, February 8th, 2022. SGS Canada Inc., 2010, A Pilot Plant Investigation into the Flotation Recovery of Lithium, Québec Lithium Project, Final Report prepared for Canada Lithium Corp., October 25, 2010. SGS Canada Inc., 2019, 15818-004A Flot Test NAL-Sayona. SGS Canada Inc., 2021, 15818-05A Flot Test-Nov. 18. SGS Canada Inc., 2022, 15818-05A/MI4537-NOV21, Semi-Quantitative X-Ray Diffraction. SGS Canada Inc., 2022, 15818-05A Flot Test-March 13. SGS Canada Inc., 2023, 15818-05A Flot Testwork-March 05 Woodhouse, P. et al., 2011, Updated Feasibility Study for the Quebec Lithium Project – Process Section, Prepared for Canada Lithium Corp. by Technology Management Group, (pp. 66). North American Lithium DFS Technical Report Summary – Quebec, Canada 342 25. RELIANCE ON INFORMATION SUPPLIED BY REGISTRANT 25.1 GENERAL The authors of the Definitive Feasibility Study (DFS) relied upon information provided by experts who were not authors of the Report. The authors of the various sections of the Report believe that it is reasonable to rely upon these experts, based on the assertion that the experts have the necessary education, professional designation, and related experience on matters relevant to the technical report. The authors have assumed, and relied on the fact, that all the information and existing technical documents listed in Chapter 24 (References) of this Report are accurate and complete in all material aspects. While the authors reviewed all the available information presented, we cannot guarantee its accuracy and completeness. The authors reserve the right, but will not be obligated, to revise the Report and conclusions, if additional information becomes known subsequent to the date of this Report. The statements and opinions expressed in this document are given in good faith and in the belief that such statements and opinions are neither false, nor misleading at the date of this Report. A draft copy of the Report has been reviewed for factual errors by Sayona Quebec. Any changes made because of these reviews did not involve any alteration to the conclusions made. 25.2 MINERAL CLAIMS AND SURFACE RIGHTS The authors have not independently reviewed ownership of the Project area and any underlying property agreements, mineral claims, surface rights or royalties. The authors have fully relied upon, and disclaimed responsibility for, information derived from Sayona Quebec. Refer to Chapter 3 (Property Description and Location) for further information on property ownership and agreements.